Use these links to rapidly review the document

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on March 13, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Nuveen Investments, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6282 (Primary Standard Industrial Classification Code Number)	36-3817266 (I.R.S. Employer Identification Number)

333 West Wacker Drive
Chicago, Illinois 60606
(312) 917-7700
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

John L. MacCarthy
EVP, Secretary & General Counsel
Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, Illinois 60606
(312) 917-7700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Steven J. Gavin
Karen A. Weber
Winston & Strawn LLP
35 West Wacker Drive
Chicago, Illinois 60601
(312) 558-5600

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

           If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross Border Issuer Tender Offer)                        ☐

           Exchange Act Rule 14d-1(d) (Cross Border Third Party Tender Offer)             ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)

9.125% Senior Notes due 2017	$500,000,000	100%	$500,000,000	$64,400

Guarantees of 9 1/8% Senior Notes due 2017(2)	N/A	N/A	N/A	N/A(3)

9.5% Senior Notes due 2020	$645,000,000	100%	$645,000,000	$83,076

Guarantees of 9 1/2% Senior Notes due 2020(2)	N/A	N/A	N/A	N/A(3)

(1)
Calculated pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(2)
The entities listed on the Table of Additional Registrants on the following page have guaranteed the notes being registered hereby.

(3)
Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

           The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

        The address and telephone number of the principal executive office of each additional registrant is c/o Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, (312) 917-7700. The name, address and telephone number of the agent for service of each additional registrant is John L. MacCarthy, EVP, Secretary & General Counsel, Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606, (312) 917-7700.

Exact name of registrant as specified in its charter	State or other jurisdiction of incorporation or organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Windy City Investments, Inc.	Delaware	6282	26-0373324
Nuveen Asset Management, LLC	Delaware	6282	27-4357327
Nuveen Commodities Asset Management, LLC	Delaware	6282	42-1683694
Nuveen Fund Advisors, LLC	Delaware	6282	31-0942504
Nuveen Investments Advisers Inc.	Delaware	6282	04-3714572
Nuveen Investments Holdings, Inc.	Delaware	6282	36-7364377
Nuveen NWQ Holdings, LLC	Delaware	6282	36-4709028
Nuveen Tradewinds Holdings, LLC	Delaware	6282	02-0767175
Nuveen WCM Holdings, LLC	Delaware	6282	37-1695518
NWQ Investment Management Company, LLC	Delaware	6282	47-0875103
Santa Barbara Asset Management, LLC	Delaware	6282	20-3432117
Symphony Asset Management LLC	California	6282	94-3252504
Tradewinds Global Investors, LLC	Delaware	6282	02-0767178
Winslow Capital Management, LLC	Delaware	6282	90-0860898

The information in this prospectus is not complete and may be changed. We may not issue the exchange notes in the exchange offers until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or jurisdiction where such offer or sale is not permitted.

Subject to Completion, dated March 13, 2014

Nuveen Investments, Inc.

Offers to Exchange

          $500,000,000 aggregate principal amount of 9.125% Senior Notes due 2017 (the "exchange 2017 notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 9.125% Senior Notes due 2017 (the "outstanding 2017 notes"). The exchange 2017 notes and the outstanding 2017 notes are collectively referred to herein as the "2017 notes."

          $645,000,000 aggregate principal amount of 9.5% Senior Notes due 2020 (the "exchange 2020 notes" and together with the exchange 2017 notes, the "exchange notes"), which have been registered under the Securities Act, for any and all outstanding 9.5% Senior Notes due 2020 (the "outstanding 2020 notes" and, together with the outstanding 2017 notes, the "outstanding notes"). The exchange 2020 notes and the outstanding 2020 notes are collectively referred to herein as the "2020 notes" and the 2017 notes and the 2020 notes are collectively referred to herein as the "notes."

          The exchange notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated in right of payment to the exchange notes. The exchange notes will be fully and unconditionally guaranteed on an unsecured basis by our parent company, Windy City Investments, Inc., and each of our existing and future restricted subsidiaries that guarantee indebtedness under our senior secured credit facility or any of our other indebtedness or have otherwise incurred certain amounts of indebtedness. Each exchange guarantee will be unsecured and will be subordinated in right of payment only to each guarantor's obligations under our senior secured credit facility and related hedging obligations and our other existing and future secured indebtedness. The exchange notes and the related exchange guarantees will be effectively subordinated to all of our and the guarantors' existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness.

          We are conducting the exchange offers in order to provide you with an opportunity to exchange your unregistered outstanding notes for freely tradeable exchange notes that have been registered under the Securities Act.

The Exchange Offers:

  •
  We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradeable.

  •
  You may withdraw tenders of outstanding notes at any time prior to the expiration date of the applicable exchange offers.

  •
  The exchange offers expire at 5:00 p.m., New York City time, on                        , 2014, which is the 21st business day after the date of this prospectus.

  •
  The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes.

  •
  The terms of the exchange notes will be identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the outstanding notes for which they may be exchanged, except that the exchange notes generally will not be subject to transfer restrictions or be entitled to registration rights and the exchange notes will not have the right to earn additional interest under circumstances relating to our registration obligations.

Results of the Exchange Offers:

  •
  The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the exchange notes on a national market.

          All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in such outstanding notes and in the applicable indentures. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

          You should carefully consider the "Risk Factors" beginning on page 18 of this prospectus before participating in the exchange offers.

          Each broker dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date of the exchange offers, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale.

          Neither the Securities and Exchange Commission, any state securities commission nor any other regulatory authority, has approved or disapproved of the exchange notes to be distributed in the exchange offers nor have any of the foregoing authorities passed upon or endorsed the merits of this offering or the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2014

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of the exchange notes and related exchange guarantees in any jurisdiction where the offer is not permitted. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.

        We have filed with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form S-4 with respect to the exchange notes. This prospectus, which forms part of such registration statement, does not contain all the information included in the registration statement, including its exhibits and schedules. For further information about us and the 2017 notes and the 2020 notes described in this prospectus, you should refer to the registration statement and its exhibits and schedules. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC's website at www.sec.gov.

i

        You may also obtain this information without charge by writing or telephoning us at the following address and telephone number:

Nuveen Investments, Inc.
333 West Wacker Drive
Chicago, Illinois 60606
(312) 917-7700
Attention: General Counsel

        To obtain timely delivery, security holders must request this information no later than five business days before the date they must make their investment decision. Security holders must request this information by                        , 2014.

        In making an investment decision, prospective investors must rely on their own examination of us and the terms of the offering, including the merits and risks involved. Prospective investors should not construe anything in this prospectus as legal, business or tax advice. Each prospective investor should consult its own advisors, as needed, to make its investment decision and to determine whether it is legally permitted to participate in the exchange offers under applicable legal investment or similar laws or regulations.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We and our guarantors have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantors and the exchange notes, reference is made to the registration statement, as may be amended from time to time, and the exhibits and schedules filed with, and incorporated by reference into, the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, where such contract or other document is an exhibit to the registration statement, each such statement is qualified by the provisions in such exhibit, to which reference is hereby made. A copy of the registration statement, as may be amended from time to time, and the exhibits and schedules filed with, and incorporated by reference into, the registration statement may be inspected without charge at the SEC's Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the SEC's Public Reference Room at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the public reference room. Such materials may also be accessed electronically by means of the SEC's home page on the Internet (http://www.sec.gov).

NON-GAAP FINANCIAL MEASURES

        EBITDA and Adjusted EBITDA, as presented in this prospectus, are supplemental measures of our performance that are not required by, and are not presented in accordance with, generally accepted accounting principles in the United States ("GAAP"). They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenues, net earnings (loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity.

        EBITDA is defined as net income (loss) attributable to Nuveen Investments, Inc. and its consolidated subsidiaries before net interest expense, income taxes (benefit), depreciation and amortization and income (expense) attributable to consolidated variable interest entities. We calculate Adjusted EBITDA by adjusting EBITDA as described in footnotes 6 and 7 included in "Summary—Summary Historical Consolidated Financial and Operating Data." We believe presenting EBITDA and Adjusted EBITDA is useful to investors because it enables investors to evaluate how management views our businesses and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. We also believe that the inclusion of the supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about certain covenants that we expect to be required to satisfy under our senior secured credit facility and the exchange notes offered hereby.

        Our EBITDA and Adjusted EBITDA measures have limitations as analytical tools, and you should not consider them in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  they do not reflect our cash expenditures or future requirements for capital commitments;

  •
  they do not reflect changes in, or cash requirements for, our working capital needs;

  •
  they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;

  •
  they do not reflect any cash income taxes that we may be required to pay;

  •
  they are not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

  •
  they do not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

  •
  assets are depreciated or amortized over differing estimated useful lives and often have to be replaced in the future, and these measures do not reflect any cash requirements for such replacements;

  •
  they do not reflect limitations on, or costs related to, transferring earnings from our subsidiaries to us; and

  •
  other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

        Because of these limitations, our EBITDA and Adjusted EBITDA measures should not be considered as measures of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations, including under our senior secured credit facility and the exchange notes offered hereby. You should compensate for these limitations by relying primarily on our GAAP results and using these non-GAAP measures supplementally. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes included elsewhere in this prospectus for a description of our GAAP results. The footnotes describing adjustments to EBITDA included in this prospectus are unaudited. See footnotes 5, 6 and 7 included in "Summary—Summary Historical Consolidated Financial and Operating Data" for a description of the calculations of EBITDA and Adjusted EBITDA.

MARKET AND INDUSTRY DATA

        Market data and other statistical information used throughout this prospectus are based on independent industry publications, government publications, reports by market research firms or other published independent sources. Some data are also based on our good faith estimates, which are derived from our review of internal surveys, as well as the independent sources listed above. Although we believe these sources are reliable, we have not independently verified the information and cannot guarantee its accuracy and completeness.

TRADEMARKS

        This prospectus includes our trademarks such as "Nuveen Investments" which are protected under applicable intellectual property laws and are the property of Nuveen Investments, Inc. or its subsidiaries. This prospectus also contains trademarks, service marks, trade names and copyrights of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks and trade names.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus, and other information that we make publicly available, may contain forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking statements are typically identified by words or phrases such as "trend," "potential," "opportunity," "pipeline," "believe," "comfortable,"

"expect," "anticipate," "current," "intention," "estimate," "position," "assume," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" and similar expressions. Examples of forward-looking statements include, among others, statements regarding future results of operations, earnings, liquidity and cash flow, capital expenditures, industry or market conditions, assets under management flows, acquisitions, divestitures and restructurings, debt and ability to obtain additional financing or make payments, regulatory developments and product demand and pricing.

        Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance on forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others:

  •
  changes and volatility in political, economic or industry conditions, the interest rate environment, foreign exchange rates or financial and capital markets, which could have an adverse impact upon demand for our investment products and services or in the value of our assets under management;

  •
  the relative and absolute investment performance of our investment products and services;

  •
  the inability to access third-party distribution channels to market our investment products and services;

  •
  our inability to attract new talent or the loss of key employees, which may result in increased outflows of assets under management;

  •
  a change in the tax-exempt treatment of income from municipal bonds, which accounts for a substantial portion of our assets under management, because of, among other things, unfavorable changes in federal or state tax laws, adverse interpretations by the Internal Revenue Service (the "IRS") or state tax authorities or application of the federal alternative minimum tax, which could have an adverse effect upon demand for our municipal bond investment products and services and the value of our assets under management consisting of municipal bonds;

  •
  the impact of reductions in the fees we receive for the investment management services we provide as a result of increased competition or otherwise;

  •
  the impact of increased competition in the investment management industry;

  •
  the effect of our substantial amount of outstanding indebtedness, including the possibility that our business may not generate sufficient cash flow from operations, or that future borrowings may not be available in amounts sufficient, to fulfill our debt obligations or to fund our other liquidity needs;

  •
  the impact of a change in our asset mix to lower revenue generating assets;

  •
  the adverse effects of volatility and illiquidity in the municipal bond market;

  •
  the impact of a decline in the market for our retail advisory, institutional, and structured products;

  •
  our inability to realize the anticipated benefits of past acquisitions and/or the impact of future acquisitions or divestitures;

v

  •
  our reliance on revenues from investment advisory contracts, which generally may be terminated on short or no notice and, with respect to closed-end and open-end funds, are also subject to annual renewal by the independent board of such funds;

  •
  our reliance on revenues from fees tied to mutual fund assets under management, which may be redeemed by investors at any time without prior notice;

  •
  the impact of changes to tax legislation, including income, payroll and transaction taxes, and taxation on products or transactions, which could have an adverse effect upon demand for our investment products and services, the value of our assets under management or our tax position or that of our subsidiaries;

  •
  the impact of changes in generally accepted accounting principles;

  •
  the failure to comply with various governmental regulations, including foreign, federal and state securities laws, rules and regulations promulgated by certain governmental agencies, including the SEC and the Commodity Futures Trading Commission, and the rules of certain self-regulatory organizations, including the Financial Industry Regulatory Authority ("FINRA") and the National Futures Association;

  •
  the impact of legislative and regulatory actions and reforms, including the Dodd-Frank Wall Street Reform and Consumer Protection Act;

  •
  the unfavorable resolution of legal proceedings involving the securities industry generally or us specifically;

  •
  terrorist activities, international hostilities and natural disasters, which may adversely affect the general economy, domestic and local financial and capital markets, specific industries or us specifically;

  •
  the impact of adverse public disclosure, failures to follow client guidelines and other matters that could harm our reputation;

  •
  exposure to international markets, which involve foreign currency exchange, tax, political, social and economic uncertainties and risks; and

  •
  the impact of any failure of our operating personnel and systems to perform effectively.

        These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this prospectus are more fully described in "Risk Factors" and elsewhere in this prospectus. These factors may not be exhaustive, and we cannot predict the extent to which any factor, or combination of factors, may cause actual results to differ materially from those predicted in any forward-looking statements.

        Forward-looking statements speak only as of the date on which they are made. We undertake no obligation to publicly update or revise any forward-looking statement whether as a result of new information, future developments or otherwise.

SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that may be important to you in making a decision to participate in the exchange offers. Before participating in the exchange offers, you should carefully read this entire prospectus, including our consolidated financial statements and the related notes and the information set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," in each case included elsewhere in this prospectus. Unless the context suggests otherwise, references in this prospectus to "Nuveen Investments," the "Company," "we," "us" and "our" refer to Nuveen Investments, Inc., a Delaware corporation, together with its subsidiaries and predecessors. References to the "Issuer" refer to Nuveen Investments, Inc., exclusive of its subsidiaries. All references to years made in connection with our financial information or operating results are to years ended December 31, unless otherwise indicated.

Our Business

Our Company

        Founded in 1898, we are a leading provider of investment management and related services to individual and institutional investors. We market a wide range of specialized investment solutions which provide investors access to the capabilities of our boutique investment management affiliates, each of which has distinct investment processes and dedicated investment and research teams. Our investment management affiliates are supported by our scaled shared services platform, through which we provide assistance in distribution, marketing, product development and operations.

        We offer investment management capabilities across a broadly diversified set of asset classes and investment strategies through our investment management affiliates, including national and state specific municipal bond, investment grade, global and high-yield bond, floating-rate bank loan, preferred security, growth equity, value equity, global and international equity, equity income, core equity, equity index, quantitative and enhanced equity, asset allocation, balanced strategies, real asset and commodity. This broad diversification allows us to provide investment solutions for a wide range of investor needs and to offer products and services suited for various market environments.

        We provide investment management services through the investment products that we develop, market and distribute, including open-end mutual funds ("open-end funds" or "mutual funds"), closed-end funds ("closed-end funds"), managed accounts, collateralized loan/debt obligations ("CLO/CDOs"), commodity exchange-traded products, private funds, and Undertakings for Collective Investments in Transferable Securities funds ("UCITS funds"). We also provide investment management services on a direct basis or through sub-advisory relationships. Most of our investment management capabilities are offered in multiple product wrappers in order to provide customized investment solutions for investors.

        We distribute our investment products and services to retail and institutional investors primarily through intermediaries, including national and regional broker-dealers, independent broker-dealers, commercial banks and trust companies, insurance companies, consultants and investment advisors. We also distribute our investment products and services directly to institutional investors, including financial institutions and other corporate clients, pension and retirement plans, governmental entities, charities, endowments, foundations and family offices.

        Our seven independent, separately branded investment managers are: Nuveen Asset Management, LLC ("NAM"), providing investment solutions in multiple asset classes, from municipal and taxable fixed income to traditional and specialized equity; Symphony Asset Management LLC ("Symphony"), providing clients access to senior bank loans, high yield bonds, convertible bonds and equities, through long-short strategies, long-only strategies and structured products; NWQ Investment

Management Company, LLC ("NWQ"), specializing in value style equities; Santa Barbara Asset Management, LLC ("Santa Barbara"), dedicated to dividend growth equities; Tradewinds Global Investors, LLC ("Tradewinds"), specializing in global and international equities; Winslow Capital Management, LLC ("Winslow Capital"), specializing in large-cap growth equities; and Gresham Investment Management LLC ("Gresham"), specializing in the management of diversified commodity investment portfolios using commodity futures and options.

        We present information regarding our assets under management in three categories of investment products and services: retail advisory, institutional, and structured products. Our retail advisory category represents Nuveen-sponsored open-end funds and retail managed accounts. Our institutional category represents institutional managed accounts, sub-advised mandates and Nuveen-sponsored UCITS funds. Our structured products category represents Nuveen-sponsored closed-end funds, CLO/CDOs, commodity exchange-traded products, and private funds.

        We also present information regarding our assets under management in three categories of investment strategy: credit based strategies, equity based strategies and multi-strategy and alternative assets. Our credit based strategies include national and state specific municipal bond, investment grade, global and high-yield bond, floating-rate bank loan, preferred security and other taxable fixed-income strategies. Our equity based strategies include growth equity, value equity, global and international equity, equity income, core equity, and equity index strategies. Our multi-strategy and alternative assets strategies include quantitative and enhanced equity, asset allocation, balanced strategies, real asset and commodity strategies.

        The charts below set forth our assets under management by product category and investment strategy as of December 31, 2013:

Net Assets Under Management by Investment Strategy	Net Assets Under Management by Product Category

Our Competitive Strengths

        We believe that we are distinguished by the following competitive strengths:

        Distinct, scalable, multi-boutique model with specialized investment managers.    Our distinct multi-boutique model combines seven high quality, independent and specialized investment managers. We provide scaled distribution, service, operations and administrative support to each of our investment teams through our centralized platform. This distinct model enables our investment teams to remain focused upon delivering sustained investment performance with an emphasis on institutional quality investment processes.

        High quality investment capabilities built around distinctive brands.    We possess a strong company-wide investment culture with seven specialized independent investment managers marketed through our NAM, Symphony, NWQ, Santa Barbara, Tradewinds, Winslow Capital and Gresham brands. We believe that the institutional quality investment processes underlying each of these brands has led to superior long-term investment returns relative to our competitors and the relevant benchmarks. For the one, three and five-year periods ending December 31, 2013, 56%, 64% and 76% of our mutual fund assets under management, respectively, were ranked in the top two Lipper Analytics quartiles based upon total returns. Further, as of December 31, 2013, 53, or 65%, of our 81 mutual funds eligible for a Morningstar rating were rated four or five stars by Morningstar in at least one mutual fund share class. We ranked 7th out of 790 fund families based on the number of mutual funds rated 5 stars by Morningstar. For our managed accounts, 64%, 68% and 75% of our assets under management performance exceeded benchmark for the one, three and five-year periods ending December 31, 2013.

        Strong distribution capabilities with long-standing relationships.    We distribute our investment products and services to retail and institutional investors primarily through intermediaries, including national and regional broker-dealers, independent broker-dealers, commercial banks and trust companies, insurance companies, consultants and investment advisors. We also distribute our investment products and services directly to institutional investors, including financial institutions and other corporate clients, pension and retirement plans, governmental entities, charities, endowments, foundations and family offices. We have long-standing, diversified relationships with major wirehouses, including Bank of America Merrill Lynch, Morgan Stanley Smith Barney, UBS and Wells Fargo, and sold investments products totaling over $5.5 billion through this channel in 2013. In addition, we believe we are well positioned with regional broker-dealers, through which we sold products totaling $12.1 billion during the same period, and have strong relationships with large institutional consultants and direct plan sponsors. We did not have any distributor relationships that represented more than 10% of our revenue in 2013.

        Recurring and diverse revenues and cash flows.    A significant portion of our revenues and cash flows have a high degree of stability, in large part due to our closed-end fund business, which generated 35% of our advisory fee revenues for 2013. Assets in closed-end funds are not subject to redemption by investors in the funds and generally consist of high quality, income producing assets such as municipal bonds, providing stability in assets under management. In addition, our asset class diversification and broad product offerings allow us to respond to changes in prevailing investor sentiment, which helps mitigate the impact of market volatility.

        Historically strong financial and operational performance across various market conditions.    From December 31, 2003 through December 31, 2013, our aggregate assets under management have grown at a 9% compound annual growth rate (including market appreciation), with organic growth at an 8% compound annual growth rate. Also, our advisory fee revenues increased at a compound annual growth rate of 10% from December 31, 2003 through December 31, 2013. Our Adjusted EBITDA margin for 2013 was 45.7%.

        Leadership positions in important market segments.    We are the largest provider of closed-end funds, with $54.8 billion in assets under management as of December 31, 2013. We have expanded our closed-end fund offerings beyond their traditional municipal bond foundation to include a broad range of asset classes, including floating rate debt, preferred securities, mortgage backed securities, Build America Bonds, equity income, real asset and energy MLP, among others. During the five years ended December 31, 2013, we successfully completed 17 new closed-end fund offerings totaling approximately $3.8 billion (excluding greenshoe proceeds and leverage), or approximately 8.9% of new issuance market share according to Morningstar Traded Fund Center. In addition, we are also the third largest provider of retail managed accounts, with approximately $36.5 billion of assets under management as of December 31, 2013, and continue to maintain a strong market share in the wirehouses while building on our relationships in the regional broker dealer and registered investment advisor channels. As of

December 31, 2013, our share of industry retail managed account assets was approximately 4.9% according to Cerulli Associates.

        Culture of product innovation.    We have focused on developing a company-wide culture of product innovation to anticipate the needs of both intermediaries and investors. As of December 31, 2013, approximately 11% of our assets under management were in products and strategies we did not offer five years earlier, which does not include assets under management in the products and strategies offered by Winslow Capital, FAF Advisors, Inc. ("FAF Advisors") and Gresham at the time we acquired those businesses. In developing new products, we focus on developing new investment solutions for our clients, creating new packaging formats for existing strategies and leveraging capabilities across our different managers to construct multi-strategy products. We strive to maintain a robust new product pipeline that we believe will be highly attractive to investors, including mutual funds, managed account strategies, closed-end funds and other structured products, among others.

        Experienced and dedicated management team.    Our deep and seasoned management team has, on average, over 12 years of experience with our company and has an average of approximately 24 years of experience in the asset management industry. Their long term focus on developing our business in a financially disciplined manner has resulted in our company achieving strong financial results in recent periods. In addition, our management team has overseen the transformation of our company through investments in new products, services and distribution capabilities and through acquisitions, which have substantially expanded our product portfolio and distribution reach. They have developed what we believe is a distinct and scalable operating model that provides high quality support to our investment managers.

Our Business Strategies

        Our overall objective is to provide high quality investment services and expand our product offerings to allow us to successfully serve our clients, grow our business and deliver strong financial results. We are focused on delivering growth in assets under management and generating high free cash flow, while continuing to prudently invest in new opportunities and innovative strategies. We continue to pursue the following strategies to achieve this objective:

        Expand our open-end mutual fund business.    We have enjoyed strong success in building out our open-end mutual fund businesses and have grown our mutual fund assets under management by a compound annual growth rate (including market appreciation) of 28% since December 31, 2008. Since December 31, 2008, we have recorded $14 billion in positive net flows in our mutual funds. We plan to continue to expand and broaden our open-end mutual fund offerings by providing the initial capital, development and sales support for new products with a focus on equity and taxable fixed income offerings. We also plan to leverage our established distribution relationships by cross selling fund products to financial advisors who currently sell our other products. In addition, we offer share classes for distribution to 401(k) and other defined contribution plans. Our mutual fund business was expanded significantly as a result of our strategic combination with U.S. Bank National Association's FAF Advisors in 2010.

        Further develop our institutional business.    We have heightened our emphasis on the institutional business over the last several years and, as a result, we have grown our institutional assets under management by a compound annual growth rate of 12% since December 31, 2007. We intend to continue to develop new institutional product strategies and structures and to expand our institutional sales reach, including the development of international clients. Each of our investment management affiliates has a dedicated institutional sales and service team, which receives support from our shared distribution platform. Our acquisition of Gresham in December 2011 expanded our institutional business and product offerings.

        Grow core closed-end fund and retail managed account businesses.    We continue to maintain our leadership position in closed-end funds by developing new and innovative offerings focusing on income oriented products, with particular emphasis on products that seek to deliver steady cash flow and potential market appreciation. In addition, we continue to attempt to differentiate our closed-end funds by providing a high level of secondary market support. We continue to launch new and existing strategies from our investment teams onto the managed account platforms of the major wirehouses and regional broker-dealers. We leverage our sales and service infrastructure and distribution partner relationships in distributing retail managed accounts.

        Develop new areas of high quality investment specialization and enhance current platforms.    We believe we have a proven track record of identifying and growing high quality investment teams by leveraging the combination of the managers' strong investment capabilities with our scaled shared services platform, through which we provide assistance in distribution, marketing, product development and operations. As an example, the assets under management of Winslow Capital have grown to $37.7 billion as of December 31, 2013 from approximately $4.5 billion when we acquired Winslow Capital in December 2008. We are working with our investment teams to encourage expanding investment capabilities and developing new investment strategies from within their current capabilities. In addition, we continue to explore acquiring complementary investment capabilities. For example, we expanded our investment capabilities by acquiring Gresham, which specializes in the management of diversified commodity investment portfolios using commodity futures and options, in December 2011.

        Maintain and grow distribution and client relationships, including global expansion.    We will continue to focus on providing high quality service and support to the financial advisors at our distribution partners with our sales and service force of 191 professionals in order to strengthen our existing relationships. We plan to continue employing a consultative based approach in serving our clients' needs. We intend to continue to serve the financial advisors and institutional consultants who recommend our products by providing them with wealth management education, practice management training and client relationship management technology. In addition, we will continue to use our established relationships with our clients, particularly retail high-net-worth advisors, to cross-sell products from our different investment teams. Finally, we are looking to expand globally by offering our strategies to foreign investors through institutional managed accounts and funds launched on our UCITS platform pursuant to the European Communities (Undertakings for Collective Investments in Transferable Securities) Regulation 2003.

Our History

        Our company is the successor to a business formed in 1898 by Mr. John Nuveen that served as an underwriter and trader of municipal bonds. On June 19, 2007, Nuveen Investments entered into an agreement under which a group of private equity investors led by Madison Dearborn Partners, LLC ("MDP"), on behalf of certain of its affiliated investment funds, agreed to acquire all of the outstanding shares of the Company. On November 13, 2007 (the closing date of the transaction), Windy City Investments Holdings, L.L.C. ("Holdings") acquired all of the outstanding capital stock of the Company for approximately $5.8 billion in cash. Holdings' equity interests were owned by investment funds affiliated with MDP and certain other co-investors and certain of our employees, including senior management. Windy City Investments, Inc. ("Parent") and Windy City Acquisition Corp. (the "Merger Sub") were corporations formed by Holdings in connection with the acquisition and, concurrently with the closing of the acquisition, Merger Sub merged with and into the Company, which was the surviving corporation and assumed the obligations of the Merger Sub by operation of law. The merger and the related financing transactions are collectively referred to in this prospectus as the "MDP Transactions." Immediately following the merger, Nuveen Investments became a wholly owned direct subsidiary of Parent and a wholly owned indirect subsidiary of Holdings.

        MDP is a leading private equity investment firm based in Chicago, Illinois that has raised over $18 billion of equity capital. Since its formation in 1992, it has invested in approximately 125 companies across a broad spectrum of industries, including basic industries, business and government services, consumer, financial and transaction services, healthcare and telecom, media and technology services. MDP's objective is to invest in companies in partnership with outstanding management teams to achieve significant long-term appreciation in equity value.

Corporate Information

        Our principal executive offices are located at 333 West Wacker Drive, Chicago, Illinois 60606, and our telephone number is (312) 917-7700. Our website is located at http://www.nuveen.com. The information on our website is not part of this prospectus and is mentioned for reference purposes only.

 THE EXCHANGE OFFERS

        The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus for a more detailed description of the notes.

General	On September 19, 2012 (the "issue date"), the Issuer issued in a private offering $500,000,000 aggregate principal amount of 9.125% Senior Notes due 2017 and $645,000,000 aggregate principal amount of 9.5% Senior Notes due 2020.

In connection with the private offerings, the Issuer and the guarantors of the outstanding notes entered into registration rights agreements with the initial purchasers pursuant to which they agreed, among other things, to:

• file an exchange offer registration statement with the SEC within 18 months after the issue date;

•

use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC within 21 months after the issue date (or two years if reviewed by the SEC); and

• use commercially reasonable efforts to consummate the exchange offers within 30 business days after the effectiveness of the exchange offer registration statement.
You are entitled to exchange in the exchange offers your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:
• the exchange notes have been registered under the Securities Act;
• the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the applicable registration rights agreements; and
• the additional interest provisions of the applicable registration rights agreements are not applicable.
The Exchange Offers	The Issuer is offering to exchange:
• $500,000,000 aggregate principal amount of 9.125% Senior Notes due 2017 which have been registered under the Securities Act for any and all of its existing 9.125% Senior Notes due 2017; and
• $645,000,000 aggregate principal amount of 9.5% Senior Notes due 2020 which have been registered under the Securities Act for any and all of its existing 9.5% Senior Notes due 2020.
You may only exchange outstanding notes in a principal amount of $2,000 or in integral multiples of $1,000 in excess thereof.

Resale

Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offers in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our "affiliate" within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you are acquiring the exchange notes in the ordinary course of your business; and
• you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Any holder of outstanding notes who:
• is our affiliate;
• does not acquire exchange notes in the ordinary course of its business; or
• tenders its outstanding notes in the exchange offers with the intention to participate, or for the purpose of participating, in a distribution of exchange notes;

cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling (available July 2, 1993), or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date

The exchange offers will expire at 5:00 p.m., New York City time, on                , 2014, which is the 21st business day after the date of this prospectus, unless extended by the Issuer. The Issuer does not currently intend to extend the expiration date.

Withdrawal

You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offers. The Issuer will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offers.

Interest on the exchange notes and the outstanding notes

The exchange notes will bear interest at their respective rate per annum set forth on the cover page of this prospectus from the most recent date to which interest has been paid on the outstanding notes. The interest will be payable semi-annually in cash in arrears on April 15 and October 15. No interest will be paid on outstanding notes following their acceptance for exchange.

Conditions to the Exchange Offers	The exchange offers are subject to customary conditions, which the Issuer may waive.
See "The Exchange Offers—Conditions to the Exchange Offers."
Procedures for Tendering Outstanding Notes

If you wish to participate in the exchange offers, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company ("DTC") and wish to participate in the exchange offers, you must comply with the Automated Tender Offer Program procedures of DTC, by which you will agree to be bound by the letter of transmittal. By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•

you are not our "affiliate" within the meaning of Rule 405 under the Securities Act or, if you are our affiliate, that you will comply with any applicable registration and prospectus delivery requirements of the Securities Act;

• you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;
• you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners

If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the applicable procedures under DTC's Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under "The Exchange Offers—Guaranteed Delivery Procedures."

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of, the exchange offers, the Issuer and the guarantors will have fulfilled certain covenants under the applicable registration rights agreements. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the applicable registration rights agreements. If you do not tender your outstanding notes in the exchange offers, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the applicable indentures, except the Issuer and the guarantors will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the applicable registration rights agreements. To the extent that outstanding notes are tendered and accepted in the exchange offers, the trading market for remaining outstanding notes that are not so tendered and exchanged could be adversely affected.

Consequences of Failure to Exchange

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the applicable indentures. In general, the outstanding notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offers, the Issuer and the guarantors do not currently anticipate that they will register the outstanding notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of outstanding notes for exchange notes in the exchange offers will not be a taxable event for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."
Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offers. See "Use of Proceeds."
Exchange Agent

U.S. Bank National Association is the exchange agent for the exchange offers. The addresses and telephone numbers of the exchange agent are set forth in this prospectus under "The Exchange Offers—Exchange Agent."

 THE EXCHANGE NOTES

        The terms of the exchange notes are identical in all material respects to the terms of the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the applicable registration rights agreements. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be governed by the same applicable indentures under which the outstanding notes were issued. The following summary is not intended to be a complete description of the terms of the exchange notes. For a more detailed description of the notes, see "Description of Notes."

Issuer	Nuveen Investments, Inc.
Notes Offered

$500,000,000 aggregate principal amount of 9.125% Senior Notes due 2017 (the "exchange 2017 notes") and $645,000,000 aggregate principal amount of 9.5% Senior Notes due 2020 (the "exchange 2020 notes" and, together with the exchange 2017 notes, the "exchange notes").

Maturity	The exchange 2017 notes mature on October 15, 2017 and the exchange 2020 notes mature on October 15, 2020.
Interest	The exchange 2017 notes will accrue interest at a rate of 9.125% per annum and the exchange 2020 notes will accrue interest at a rate of 9.5% per annum.
Interest on the exchange notes will be payable semi-annually in cash in arrears on April 15 and October 15 of each year.
Guarantees

The exchange notes will be fully and unconditionally guaranteed, jointly and severally, by Parent, and each of our existing and future restricted subsidiaries that guarantee indebtedness under our senior secured credit facility or any of our other indebtedness or have otherwise incurred certain amounts of indebtedness (each, a "guarantor"). These guarantees are subject to release under certain circumstances. See "Description of Notes—Guarantees" and "Description of Notes—Certain Covenants—Additional Guarantees." Our obligations under our senior secured credit facility are guaranteed by Parent and each of our existing and future wholly owned material subsidiaries (excluding broker-dealer subsidiaries, foreign subsidiaries and domestic subsidiaries whose only assets are equity interests in foreign subsidiaries).

Ranking

The exchange notes will be our unsecured senior obligations and will rank equally in right of payment with all of our existing and future senior indebtedness and senior in right of payment to any future indebtedness that is subordinated in right of payment to the exchange notes.

The related guarantees will be the guarantors' unsecured obligations and will be subordinated in right of payment to their obligations under our senior secured credit facility and related hedging obligations and our other existing and future secured indebtedness. Each guarantor's guarantee will rank senior in right of payment to any future indebtedness of such guarantor that is subordinated in right of payment to the guarantee.

The exchange notes and related guarantees will be effectively subordinated to all of our and the guarantors' existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and will be structurally subordinated to all of the existing and future liabilities (including trade payables) of each of our subsidiaries that do not guarantee the exchange notes. Our non-guarantor subsidiaries had aggregate net operating revenues of $87.5 million (excluding $120.3 million in intercompany revenue) for the year ended December 31, 2013, and at December 31, 2013, had total assets and total liabilities of $695 million and $25 million, respectively.

As of December 31, 2013, we and the guarantors had approximately $4.5 billion of total indebtedness outstanding, of which approximately $3.1 billion was secured indebtedness and none of which would have been subordinated to the exchange notes or the related guarantees.

Optional Redemption

We may redeem the exchange 2017 notes, in whole or in part, at any time prior to October 15, 2014 and the exchange 2020 notes, in whole or in part, at any time prior to October 15, 2016, in each case, at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest plus the applicable make-whole premium described under "Description of Notes—Optional Redemption." We may redeem the exchange 2017 notes, in whole or in part, at any time on or after October 15, 2014 and the exchange 2020 notes, in whole or in part, at any time on or after October 15, 2016, in each case, at the applicable redemption prices listed under "Description of Notes—Optional Redemption."

Optional Redemption After Equity Offerings

At any time on or prior to October 15, 2014 with respect to the exchange 2017 notes and October 15, 2015 with respect to the exchange 2020 notes, we may, at our option, choose to redeem up to 35% of the then outstanding exchange 2017 notes or exchange 2020 notes, as the case may be, with net cash proceeds from one or more equity offerings, so long as:

• we pay 109.125% of the face amount of any such exchange 2017 notes and 109.5% of the face amount of any such exchange 2020 notes, in each case, plus accrued and unpaid interest;

• we redeem such exchange notes within 90 days of completing the equity offering; and
• at least 65% of the aggregate principal amount of outstanding notes originally issued remains outstanding afterwards.
Change of Control Offer

Upon the occurrence of certain change of control events you will have the right, as a holder of the exchange notes, to require us to purchase some or all of your exchange notes at 101% of the principal amount thereof, plus accrued and unpaid interest. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

Certain Covenants	The indentures governing the exchange notes contain covenants that, among other things, limit our ability and the ability of our restricted subsidiaries to:
• incur additional indebtedness;
• make certain distributions, investments and other restricted payments;
• dispose of our assets;
• grant liens on our assets;
• engage in transactions with affiliates; and
• merge or consolidate or transfer substantially all of our assets.

These covenants are subject to a number of important exceptions and qualifications. In addition, certain of these covenants will cease to apply to the exchange notes for so long as the exchange notes have investment grade ratings from both Moody's Investor Service, Inc. and Standard & Poor's Rating Group. See "Description of Notes—Certain Covenants."

Use of Proceeds	We will not receive any proceeds from the exchange offers. See "Use of Proceeds."
No Prior Market

The exchange notes will generally be freely transferable (subject to certain restrictions discussed in "The Exchange Offers") but will be a new issue of securities for which there will not initially be a market. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for a listing of the exchange notes on any securities exchange or automated dealer quotation system.

RISK FACTORS

        You should carefully consider the information set forth under the heading "Risk Factors" beginning on page 18 of this prospectus before deciding to participate in the exchange offers.

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following tables set forth summary historical consolidated financial and operating data as of the dates and for the periods indicated. The historical consolidated statement of operations data presented below for the years ended December 31, 2013, 2012 and 2011 and the historical consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from, and should be read together with, our audited consolidated financial statements and the related notes thereto included elsewhere in this prospectus, which statements have been audited by KPMG LLP, whose report on our audited consolidated financial statements is included in this prospectus. The historical consolidated statement of operations data presented below for the years ended December 31, 2010 and 2009 and the historical consolidated balance sheet data as of December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements not included in this prospectus. The historical results presented below are not necessarily indicative of the results to be expected for any future period and should be read in conjunction with "Selected Historical Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
Statement of Operations Data (in thousands):
Operating Revenues:
Investment advisory fees from assets under management	$608,655	$733,518	$973,900	$991,729	$977,414
Income from CLOs/CDOs	11,661	13,291	19,255	33,398	50,830
Product distribution	16,127	20,519	20,217	21,678	20,625
Performance fees/other revenue	41,880	24,821	15,839	57,168	27,476

Total operating revenues	678,323	792,149	1,029,211	1,103,973	1,076,345
Operating Expenses:
Compensation and benefits	273,567	329,712	432,830	472,854	468,914
Advertising and promotional costs	5,898	9,030	12,881	15,134	13,643
Intangible asset impairment	—	—	—	586,715	—
All other operating expenses	248,590	270,311	303,033	344,644	279,941

Total operating expenses	528,055	609,053	748,744	1,419,347	762,498
Other Operating—Contingent Consideration	—	—	—	(29,300)	87,200
Other Income/(Expense)	16,540	42,445	29,975	(120,051)	(96,791)
Net Interest Expense	(306,642)	(309,552)	(320,416)	(340,270)	(283,759)
Consolidated VIEs and funds, net	135,273	109,787	(16,472)	(72,921)	11,862
Income/(Loss) Before Taxes	(4,561)	25,776	(26,446)	(877,916)	32,359
Income Tax Expense/(Benefit)	(40,133)	(25,733)	(6,291)	(240,730)	(42,385)

Net Income/(Loss)	35,572	51,509	(20,155)	(637,186)	74,744

Less: Net Income/(Loss) attributable to Noncontrolling Interests	1,653	87,426	(7,171)	(66,188)	29,516
Net Income/(Loss) attributable to Nuveen Investments	$33,919	$(35,917)	$(12,984)	$(570,998)	$45,228

Balance Sheet Data, at period end (in thousands):
Cash and cash equivalents(1)	$290,085	$127,714	$212,258	$290,289	$324,717
Total assets(1)	6,249,049	5,992,041	6,863,251	6,263,226	6,298,190
Total debt, including current portion(1)(2)	3,984,831	3,694,588	4,034,366	4,419,990	4,482,668
Total Nuveen Investments' shareholders' equity(1)	968,121	1,005,512	980,166	396,107	452,405

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
Operating Data (in millions):
Net Assets Under Management, at period end
Retail Advisory	$59,851	$85,464	$84,096	$86,469	$87,692
Institutional	33,618	58,022	72,665	60,707	62,229
Structured Products	51,327	53,316	63,335	71,379	70,583

Total	$144,796	$196,802	$220,096	$218,555	$220,504

Net Investment Product Flows(3)
Retail Advisory	$1,473	$2,621	$255	$(2,433)	(2,305)
Institutional	156	8,882	12,097	(16,752)	(9,172)
Structured Products	(457)	2,056	1,482	4,943	2,693

Total	$1,172	$13,559	$13,834	$(14,242)	$(8,784)

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
Other Financial Data (dollars in thousands):
Depreciation and amortization	$85,517	$86,989	$93,332	$95,641	$69,309
Cash interest expense(4)	298,676	295,679	302,647	329,407	279,566
Capital expenditures	10,815	17,674	49,791	44,176	18,712
Cash flow provided by (used in):
Operating activities	(64,043)	28,289	180,952	60,148	145,624
Financing activities	(38,608)	(126,197)	288,477	239,648	(66,279)
Investing activities(1)	(58,977)	(64,461)	(395,170)	(221,721)	(45,026)
EBITDA(5)(7)	250,672	309,942	402,049	(398,982)	351,186
Adjusted EBITDA(6)(7)	379,732	470,746	571,391	524,871	492,437
Ratio of net senior secured debt to Adjusted EBITDA(8)					4.6x
Ratio of net secured debt to Adjusted EBITDA					5.6x
Ratio of net total debt to Adjusted EBITDA					9.1x
Ratio of Adjusted EBITDA to cash interest expense					1.8x

(1)
Excludes assets and liabilities of consolidated variable interest entities. We are required to consolidate in our financial statements (a) Symphony CLO V, Ltd., in which we hold no ownership interest, because MDP is considered the primary beneficiary of Symphony CLO V, (b) other collateralized loan and debt obligations for which Symphony acts as collateral manager and (c) certain funds managed by Gresham. See Notes 1 and 3 of the notes to our consolidated financial statements for the year ended December 31, 2013 included elsewhere in this prospectus.

(2)
Includes net remaining unamortized discount and debt issuance costs.

(3)
Net flows of investment products represent the sum of sales, reinvestments and exchanges, less redemptions.

(4)
Excludes cash interest expense attributable to consolidated variable interest entities.

(5)
EBITDA is defined as net income/(loss) attributable to Nuveen Investments before net interest expense, income tax/(benefit), depreciation and amortization and income/(expense) attributable to consolidated variable interest entities. See note 7 below for a reconciliation of EBITDA to net income/(loss) attributable to Nuveen Investments, as determined under GAAP.

(6)
Adjusted EBITDA is calculated in accordance with the credit agreement governing our senior secured credit facility and adjusts EBITDA for, among other things, non-cash compensation, structured products distribution expense, retention, severance and recruiting expense. See note 7 below for a reconciliation of Adjusted EBITDA to net income/(loss) attributable to Nuveen Investments, as determined under GAAP.

(7)
EBITDA and Adjusted EBITDA are supplemental measures of our performance that are not required by, and are not presented in accordance with, GAAP. They are not measurements of our financial performance under GAAP and should not be considered as alternatives to revenues, net earnings/(loss) or any other performance measures derived in accordance with GAAP or as alternatives to cash flow from operating activities as measures of our liquidity. The use of EBITDA and Adjusted EBITDA instead of income/(loss) from operations has limitations as an analytical tool, including the inability to determine profitability, the exclusion of interest expense and associated significant cash requirements, which represent significant and unavoidable operating costs given the level of our indebtedness. Management compensates for these limitations by relying primarily on our GAAP results and by presenting EBITDA and Adjusted EBITDA only supplementally. Our management believes presenting EBITDA and Adjusted EBITDA is useful to investors because it enables investors to evaluate how management views our businesses and because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies with substantial financial leverage. Our presentation of EBITDA and Adjusted EBITDA is not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. See "Non-GAAP Financial Measures."

  EBITDA and Adjusted EBITDA are reconciled from net income/(loss) attributable to Nuveen Investments, as determined under GAAP, as follows:

	For the Year Ended December 31,
(in thousands)	2009	2010	2011	2012	2013
Net income/(loss) attributable to Nuveen Investments	$33,919	$(35,917)	$(12,984)	$(570,998)	$45,228
Net (income)/loss attributable to Symphony CLO V	(135,273)	(24,949)	7,576	(23,165)	(4,725)
Net interest expense excluding consolidated variable interest entities	306,642	309,552	320,416	340,270	283,759
Income tax benefit	(40,133)	(25,733)	(6,291)	(240,730)	(42,385)
Depreciation and amortization	85,517	86,989	93,332	95,641	69,309
EBITDA	250,672	309,942	402,049	(398,982)	351,186
Adjustments:
Non-cash compensation	56,994	64,030	54,460	77,061	51,013
Structured products distribution expense(a)	16,907	23,246	12,389	43,803	10,116
Retention, severance, and recruiting expense(b)	42,460	46,626	35,452	56,692	51,690
Goodwill, intangible and other impairment	—	—	—	586,715	—
Acquisitions(c)	—	34,515	55,642	29,972	(87,301)
Other adjustments(d)	12,699	(7,613)	11,399	129,610	115,733
Adjusted EBITDA	$379,732	$470,746	$571,391	$524,871	$492,437

(a)
Structured products distribution expense represents structuring fees and upfront distribution costs paid for closed-end funds, mutual funds, and other structured products such as collateralized loan and debt obligations.

(b)
Retention, severance, and recruiting expense represents costs associated with employee retention programs, costs related to employee severance agreements and costs to recruit employees, such as relocation expense.

(c)
Amounts in 2010 related to the acquisition of the long-term asset management business of U.S. Bank National Association's FAF Advisors. Amounts in 2011 related to the acquisition of Gresham. Amounts in 2012 and 2013 reflect the fair value change on the Gresham contingent consideration.

(d)
Other adjustments include, but are not limited to, non-recurring items, such as gains and losses on certain investments, mark-to-market on hedging activity, impairment charges, loss on debt restructuring, and other adjustments.
(8)
Senior secured debt excludes our second lien term loans.

RISK FACTORS

        You should carefully consider the following risk factors and all other information contained in this prospectus before participating in the exchange offers. The risks and uncertainties described below are not the only risks facing us and your investment in the exchange notes. Additional risks and uncertainties that we are unaware of, or those we currently deem immaterial, also may become important factors that affect us. The following risks could materially and adversely affect our business, prospects, financial condition, cash flows or results of operations.

Risks Related to the Exchange Offers

If you choose not to exchange your outstanding notes in the exchange offers, the transfer restrictions currently applicable to your outstanding notes will remain in force and the market price of your outstanding notes could decline.

        If you do not exchange your outstanding notes for exchange notes in the exchange offers, then you will continue to be subject to the transfer restrictions on the outstanding notes as set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the applicable registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

        The tender of outstanding notes under the exchange offers will reduce the remaining principal amount of the outstanding notes, which may have an adverse effect upon and increase the volatility of, the market price of the outstanding notes due to reduction in liquidity.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and an active trading market may not develop for the exchange notes.

        The exchange notes are a new issue of securities for which there is no established trading market. We do not intend to have the exchange notes listed on a national securities exchange or to arrange for quotation on any automated quotation system. Therefore, we cannot assure you as to the development or liquidity of any trading market for the exchange notes. The liquidity of any market for the exchange notes will depend on a number of factors, including:

  •
  the number of holders of exchange notes;

  •
  our operating performance and financial condition;

  •
  the market for similar securities;

  •
  the interest of securities dealers in making a market in the exchange notes; and

  •
  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may face similar disruptions that may adversely affect the prices at which you may sell your exchange notes. Therefore, you may not be able to sell your exchange notes at a particular time and the price that you receive when you sell may not be favorable.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

        We will issue the exchange notes in exchange for your outstanding notes only if you properly tender the outstanding notes before expiration of the exchange offers. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the outstanding notes for exchange. If you are the beneficial holder of outstanding notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offers, you should promptly contact the person through whom your outstanding notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

        Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for outstanding notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

Risks Related to Our Business

Difficult market conditions can adversely affect our business in many ways, including by reducing the value of our assets under management and causing clients to withdraw funds, each of which could materially reduce our revenues and adversely affect our financial condition.

        A large portion of our revenues is derived from the fees we earn under our investment advisory contracts. Under these contracts, the investment advisory fees we receive are typically based on the market value of assets under management and, to a much lesser extent, investment performance. The market value of our assets under management may decline due to any number of factors beyond our control, including, among others, a declining stock market, rising interest rates, general economic downturn, political uncertainty or acts of terrorism. Furthermore, our clients may terminate our investment advisory contracts or reduce their investments upon short or no notice for any reason, including adverse market conditions. Our assets under management may also decrease as a result of investors in the mutual funds we advise redeeming their investments in those funds in response to adverse market conditions. These investors may redeem without prior notice and for any reason.

        In periods of difficult market conditions, we may experience accelerated client redemptions or withdrawals which, along with market depreciation, could materially reduce the market value of our assets under management. For example, the global economic environment deteriorated sharply in 2008, particularly in the third and fourth quarters, and in the first quarter of 2009, with virtually every class of financial asset and geographic market experiencing significant price declines and volatility. As a result of market depreciation and net redemptions, our assets under management decreased from $164.3 billion at December 31, 2007 to $115.3 billion at March 31, 2009. Although our assets under management have increased to $220.5 billion at December 31, 2013, there is no guarantee that our assets under management will similarly rebound in the event of another downturn. If any of these factors cause a decline in our assets under management, it would result in lower revenues from investment advisory fees. If our revenues decline without a commensurate reduction in our expenses, our net income will be reduced and our business will be negatively affected.

Fluctuations in equity markets may adversely affect our business.

        As of December 31, 2013, approximately 35% of our assets under management were equity assets. As noted above, there have been substantial fluctuations in price levels in securities markets in recent years, including equity markets. These fluctuations can occur on a daily basis and over longer periods as a result of a variety of factors, including national and international economic and political events, broad trends in business and finance, and interest rate movements. Reduced equity market prices generally may result in lower levels of assets under management and the loss of, or reduction in, incentive and performance fees, each of which will result in reduced revenues. Periods of reduced equity market prices may adversely affect our profitability if we do not reduce our fixed costs to offset such reduced revenues.

Fluctuations in interest rates may adversely affect our business.

        As of December 31, 2013, approximately 54% of our assets under management were credit based strategies. Increases in interest rates from their present levels may adversely affect the values of fixed income securities. Increases in interest rates may have a magnified adverse effect on our leveraged closed-end funds. The value of fixed income securities may also decline as a result of the issuer's actual or perceived creditworthiness or ability to meet its obligations. During 2008, particularly in the fourth quarter of 2008, there were several disruptions in the credit markets and periods of illiquidity. This resulted in a decline in the value of the fixed income securities that we managed reducing our assets under management. Although fixed income securities markets have stabilized, these conditions could recur.

        Fluctuations in interest rates may also have a significant impact on securities markets generally, which may adversely affect the market value of our assets under management invested in equity securities.

Poor investment performance by our investment products and services may adversely affect our assets under management and financial results, along with our ability to market future product and service offerings.

        The performance of our investment products and services is critical in retaining existing client assets under management as well as attracting new client assets. Our investment products and services can perform poorly for a number of reasons, including general market conditions, investment decisions that we make and the performance of the companies in which our investment products invest. If our investment products and services perform poorly, our earnings could decline because:

  •
  our existing clients may withdraw funds from our investment products or terminate their relationships with us, which would cause the revenues that we generate from investment advisory fees to decline;

  •
  our ability to earn performance fees under certain of our investment advisory contracts will be reduced or diminished;

  •
  the Morningstar and Lipper ratings and rankings of mutual funds we manage may decline, which may adversely affect the ability of those funds to attract new or retain existing assets; or

  •
  third-party financial intermediaries, advisors or consultants may rate our investment products poorly, which may lead our existing clients to withdraw funds from our investment products or reduce asset inflows from these third parties or their clients.

        While clients do not have legal recourse against us solely on the basis of poor investment results, if our investment products and services perform poorly, we are more likely to become subject to litigation brought by dissatisfied clients. In addition, to the extent clients are successful in claiming that their losses resulted from fraud, negligence, willful misconduct, breach of contract or other similar misconduct, these clients may have remedies against us and/or our investment professionals under federal securities laws and/or state law.

The loss of key investment professionals or members of our senior management team could have a material adverse effect on our business.

        We depend on the skills and expertise of our investment professionals. Our success depends on our ability to retain the key members of our investment teams, who possess substantial experience in investing and have been primarily responsible for the historically strong investment performance we have achieved. In particular, we depend on our portfolio managers. Because of the long tenure and stability of our portfolio managers, our clients generally attribute the investment performance we have achieved to these individuals. While we have generally experienced very few departures among our portfolio managers, there can be no assurance that this stability will continue in the future. The departure of a portfolio manager could cause clients to withdraw funds from the investment products he or she manages, which would reduce our assets under management. For example, on March 14, 2012, we announced the departure of the Co-President and Chief Investment Officer of Tradewinds, which focuses on global equity investment products. As a result of this departure, we experienced a significant increase in redemptions on global/international value style products managed by Tradewinds. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Net Flows."

        A reduction in assets under management resulting from the loss of key investment professionals will result in a decline in investment advisory fees and, if we were not able to reduce our expenses sufficiently, our net income, and these reductions could be material. The departure of an investment product's portfolio manager also could cause clients to refrain from allocating additional funds to such investment product or delay such additional funds until a sufficient track record under a new portfolio manager or managers has been established. This would have a negative effect on the future growth of our assets under management. Because certain of our portfolio managers contribute significantly to our revenues and net income, the loss of even a small number of them could have a disproportionate impact on our business.

        The market for qualified investment, management, marketing and client service professionals is extremely competitive and we may fail to successfully attract and retain qualified personnel in the future. Due to the competitive market for these professionals and the success of some of our personnel, our costs associated with providing compensation incentives necessary to attract and retain key personnel are significant and will likely increase over time. Although we intend for overall compensation levels to remain competitive, we may not be successful in designing and implementing an attractive compensation model. Any cost-reduction initiative or adjustments or reductions to compensation could negatively impact our ability to retain key personnel. In addition, changes to our management structure, corporate culture and corporate governance arrangements could negatively impact our ability to retain key personnel.

        We also depend on the contributions of our senior management team led by John P. Amboian, our Chief Executive Officer. In addition, our senior marketing and client service personnel have direct contact with our institutional clients and consultants and other key individuals within each of our distribution channels. The loss of any of these key professionals could limit our ability to successfully execute our business strategy and may prevent us from sustaining the historically strong financial and operational performance we have achieved or adversely affect our ability to retain existing and attract new client assets and related revenues.

We face substantial competition in the investment management business.

        The asset management industry in which we are engaged is extremely competitive, and we face substantial competition in all aspects of our business. We compete with numerous international and domestic asset management firms and broker-dealers, mutual fund companies, hedge funds, commercial banks, insurance companies and other investment companies and financial institutions. Many of these organizations offer products and services that are similar to, or compete with, those offered by us, and some have substantially more personnel and greater financial resources and/or assets under management than we do. Some of our competitors have proprietary products and distribution channels that may make it more difficult for us to compete with them.

        A sizable number of new asset management firms and mutual funds have been established in the last ten years, increasing our competition. In addition, the asset management industry has experienced consolidation as numerous asset management firms have either been acquired by other financial services firms or have ceased operations. In many cases, this has resulted in firms having greater financial resources than us. In addition, a number of heavily capitalized companies, including commercial banks and foreign entities, have made investments in and acquired asset management firms. Access to brokerage firms' retail distribution systems, "wrap fee" retail managed account programs, and mutual fund and other distribution channels has also become increasingly competitive. All of these factors could make it more difficult for us to compete and no assurance can be given that we will be successful in competing and growing or maintaining our assets under management and business. If clients and potential clients decide to use the services of competitors, it could reduce our revenues and growth rate, and if our revenues decrease without a commensurate reduction in our expenses, our net income will be reduced.

        In addition, in part as a result of the substantial competition in the asset management industry, there has been a trend toward lower fees in some segments of the asset management business. In order for us to maintain our fee structure in a competitive environment, we must be able to provide clients with investment returns and service that will encourage them to be willing to pay such fees. There can be no assurance that we will be able to maintain our current fee structure or provide our clients with attractive investment returns, or that we will be able to develop new products that are desirable to the market or our distribution partners. Fee reductions on existing or future business could have an adverse impact on our revenue and profitability.

The historical returns of our existing investment products may not be indicative of their future results or of the investment products we may develop in the future.

        We have presented ratings and rankings of our investment products based on the historical returns of our existing investment strategies elsewhere in this prospectus. The historical returns of our products and the ratings and rankings we or the mutual funds that we advise have received in the past should not be considered indicative of the future results of these products or of any other products that we may develop in the future. The investment performance we achieve for our clients varies over time and the variance can be wide. The ratings and rankings we or the mutual funds we advise have received are typically revised monthly. The historical performance and ratings and rankings presented herein are as of December 31, 2013 and for periods then ended. The performance we have achieved and the ratings and rankings received at subsequent dates and for subsequent periods may be higher or lower and the difference could be material. Our products' returns have benefited during some periods from investment opportunities and positive economic and market conditions. In other periods, such as in 2008, the first quarter of 2009 and the second quarter of 2010, general economic and market conditions have negatively affected investment opportunities and our products' returns. These negative conditions may occur again, and in the future we may not be able to identify and invest in profitable investment opportunities within our current or future products.

Our business relies on third-party distributors who may choose not to sell or recommend our products or who may increase the costs of distribution.

        Our ability to distribute our products is highly dependent on access to the client base of financial advisors that also offer competing investment products. Financial advisors who recommend our products may reduce or eliminate their involvement in marketing our products at any time, or may elect to emphasize the investment products of competing sponsors, or the proprietary products of their own firms. In addition, financial advisors may receive compensation incentives to sell their firm's investment products or may choose to recommend to their customers investment products sponsored by firms other than us. Further, expenses associated with maintaining access to third-party distribution programs may increase in the future as a result of efforts by distribution firms to defray a portion of their costs of internal customer account related services in connection with their customers' investments in our products. Finally, a financial advisors's ability to distribute our mutual funds is subject to the continuation of a selling agreement between the firm with which the advisor is affiliated and us. We cannot be sure that we will continue to gain access to these financial advisors. The inability to have this access could have a material adverse effect on our business.

        The firms through which we distribute closed-end funds charge structuring fees in connection with bringing closed-end funds to market. These fees have significantly increased our costs for new closed-end funds, thereby reducing our margins on these products.

Our efforts to establish new investment teams and products may be unsuccessful and could negatively impact our results of operations and our reputation.

        As part of our growth strategy, we may seek to take advantage of opportunities to add new investment teams. To the extent we are unable to recruit and retain investment teams that will complement our existing business model, we may not be successful in further diversifying our investment products and client assets, any of which could have a material adverse effect on our business and future prospects. In addition, the costs associated with establishing a new team and investment strategy initially will exceed the revenues they generate. If any such new products perform poorly and fail to attract sufficient assets to manage, our results of operations will be negatively impacted. In addition, a new product's poor performance may negatively impact our reputation and the reputation of our other investment products within the investment community.

The investment products managed by us may make significant investments in international markets, which involve foreign currency exchange, tax, political, social and economic uncertainties and risks.

        The investment products we manage may invest significant funds in international markets. Fluctuations in foreign currency exchange rates could negatively affect the returns of our clients who are invested in these products. In addition, an increase in the value of the U.S. dollar relative to non-U.S. currencies is likely to result in a decrease in the U.S. dollar value of our assets under management, which, in turn, could result in lower revenue since we report our financial results in U.S. dollars. Investments in non-U.S. issuers may also be affected by tax positions taken in countries or regions in which we are invested as well as political, social and economic uncertainty. Declining tax revenues may cause governments to assert their ability to tax the local gains and/or income of foreign investors (including our clients), which could adversely affect clients' interests in investing outside their home markets. Many financial markets are not as developed, or as efficient, as the U.S. financial markets, and, as a result, those markets may have limited liquidity and higher price volatility. Liquidity may also be adversely affected by political or economic events within a particular country, and our ability to dispose of an investment may also be adversely affected if we increase the size of our investments in smaller non-U.S. issuers. Non-U.S. legal and regulatory environments, including financial accounting standards and practices, may also be different, and there may be less publicly available information about non-U.S. companies. The risks associated with these factors could adversely affect the performance of our products that are invested in international markets resulting in lower levels of assets under management and the loss of, or reduction in, incentive and performance fees, each of which will result in reduced revenues. These risks may be particularly acute in the emerging or less developed markets in which we invest.

If our asset mix changes, our revenues and operating margins could be reduced.

        Our assets under management can generate different revenues per dollar of assets under management based on factors such as the type of asset managed by us, the type of client, the type of asset management product or service provided and the fee schedule of the asset manager providing the service. A shift in the mix of our assets under management from higher revenue-generating assets to lower revenue-generating assets may result in a decrease in our revenues even if our aggregate level of assets under management remains unchanged or increases.

Our business is subject to extensive regulation, and compliance failures and changes in laws and regulations could adversely affect us.

        Our business is subject to extensive regulation, including regulations arising under federal and state securities laws, rules promulgated by the SEC and the Commodity Futures Trading Commission ("CFTC"), and the rules of certain self-regulatory organizations, including FINRA and the National Futures Association. Our failure to comply with applicable laws, regulations or rules of self-regulatory organizations could cause regulatory authorities to institute proceedings against us or our subsidiaries and could result in the imposition of sanctions ranging from censure and fines to termination of an investment adviser or broker-dealer's registration and otherwise prohibiting an investment adviser from acting as an investment adviser. Changes in laws, regulations, rules of self-regulatory organizations or in governmental policies, and unforeseen developments in litigation targeting the securities industry generally or us, could have a material adverse effect on us. The impact of future accounting pronouncements could also have a material adverse effect upon us.

        In addition, changes in regulations or industry-wide or specifically targeted regulatory or court decisions may require us to reduce our fee levels, or restructure the fees we charge. For example, distribution fees paid to mutual fund distributors in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "Investment Company Act"), are a significant element of revenues for a number of the mutual funds that we manage. There have been suggestions from regulatory agencies and other industry participants that Rule 12b-1 distribution fees in the mutual fund industry should be reconsidered and, potentially, reduced or eliminated. Any industry-wide reduction or restructuring of Rule 12b-1 distribution fees could have an adverse effect on our revenues and net income.

        Our investment adviser subsidiaries are registered with the SEC as investment advisers under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"). The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary, recordkeeping, operational and disclosure obligations. In light of recent allegations of fraud against certain other investment advisers, we anticipate substantially increased regulation of investment advisers.

        Each of our closed-end funds and open-end funds is registered with the SEC under the Investment Company Act and the shares of each closed-end fund and open-end fund are registered with the SEC under the Securities Act. Each national open-end fund is qualified for sale (or not required to be so qualified) in all states in the United States and the District of Columbia. Each single-state open-end fund is qualified for sale (or not required to be so qualified) in the state for which it is named and other designated states.

        Our subsidiary, Nuveen Securities, LLC, is registered as a broker-dealer under the Exchange Act and is subject to regulation by the SEC, FINRA and federal and state agencies. Our broker-dealer subsidiary is subject to the SEC's net capital rules and certain state securities laws designed to enforce minimum standards regarding the general financial condition and liquidity of a broker-dealer. Under certain circumstances, these rules would limit our ability to make withdrawals of capital and receive dividends from our broker-dealer subsidiary. The securities industry is one of the most highly regulated in the United States, and failure to comply with the related laws and regulations can result in revocation of broker-dealer licenses, the imposition of censures or fines and the suspension or expulsion from the securities business of a firm, its officers or employees.

        In February 2012, the CFTC adopted amendments to existing rules that have subjected certain of our mutual funds, closed-end funds and certain other products we sponsor that invest in futures, swaps or other derivatives to regulation by the CFTC as commodity pools. Certain of our subsidiaries, including Gresham, are registered as Commodity Pool Operators and Commodity Trading Advisors with the CFTC and are subject to regulation by the National Futures Association. We will incur ongoing costs associated with monitoring compliance with the CFTC registration and exemption obligations and complying with the periodic reporting requirements of Commodity Pool Operators.

        Our investment management subsidiaries are subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and to regulations promulgated thereunder, insofar as they act as a "fiduciary" under ERISA with respect to benefit plan clients. ERISA and applicable provisions of the Internal Revenue Code of 1989, as amended (the "Internal Revenue Code"), impose duties on persons who are fiduciaries under ERISA, prohibit specified transactions involving ERISA plan clients and provide monetary penalties for violations of these prohibitions. The failure of any of our subsidiaries to comply with these requirements could result in significant penalties that could reduce our net income.

        A change in the tax-exempt treatment of income from municipal bonds, which accounts for a substantial portion of our assets under management, because of, among other things, unfavorable changes in federal or state tax laws or adverse interpretations by the IRS or state tax authorities, could have an adverse effect upon demand for our municipal bond investment products and services and the value of our assets under management consisting of municipal bonds. Changes in the status of tax deferred retirement plan investments, the capital gains and corporate dividend tax rates, and other individual and corporate tax rates and regulations could also affect investor behavior and cause investors to view certain investment offerings less favorably, thereby decreasing our assets under management.

        On July 21, 2010, President Obama signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (the "Dodd-Frank Act"), which imposes significant new regulations on almost every aspect of the U.S. financial services industry, including aspects of our business and the markets in which we operate. The Dodd-Frank Act has and will likely continue to increase our regulatory compliance burden and may have a material adverse effect on us by increasing the costs associated with our investment products and services. Many of the provisions of the Dodd-Frank Act are subject to further rulemaking, implementation and, ultimately, the discretion of regulatory bodies. As a result, it is too early to fully assess the impact of the Dodd-Frank Act and subsequent regulatory rulemaking processes on our business, financial condition or results of operations.

        Pursuant to the mandate of the Dodd-Frank Act, the CFTC and the SEC have promulgated rules that increase the regulation of over-the-counter derivatives markets. The implementing regulations require many types of derivatives that were previously traded over-the-counter to be executed in regulated markets and submitted for clearing to regulated clearinghouses. Complying with the new regulations may significantly increase the costs of derivatives trading on behalf of our clients.

Our business involves risk of being engaged in litigation that could increase our expenses and reduce our net income.

        There has been an increased incidence of litigation and regulatory investigations in the asset management industry in recent years, including customer claims as well as class action suits seeking substantial damages. In addition, we, along with other industry participants, are subject to risks related to litigation, settlements and regulatory investigations arising from market events. We could become involved in such litigation become or the subject of such a regulatory investigation, which could adversely affect us.

Investors in the mutual funds and certain other pooled investment vehicles that we advise can redeem their investments in those funds at any time without prior notice, which could adversely affect our earnings.

        Investors in the mutual funds that we advise or sub-advise may redeem their investments in those mutual funds at any time without prior notice and investors in certain other types of pooled investment vehicles that we advise or sub-advise may typically redeem their investments on fairly limited or no prior notice, thereby reducing the aggregate amount of our assets under management. These investors may redeem for any number of reasons, including general financial market conditions, the absolute or relative investment performance we have achieved, or their own financial condition and requirements. In a declining stock market or a rising interest-rate environment, the pace of redemptions could accelerate. Poor investment performance relative to other funds tends to result in decreased purchases and increased redemptions of fund shares. For the twelve months ended December 31, 2013, we generated over 28% of our investment advisory fee revenues from advising mutual funds, and the redemption of investments in those funds would adversely affect our revenues and could have a material adverse effect on our earnings.

We derive a substantial portion of our revenues from contracts and relationships that may be terminated upon short or no notice.

        A substantial portion of our revenues is derived from the fees we earn under our investment advisory contracts. Our investment advisory contracts with SEC-registered fund clients may be terminated without penalty by the client upon 60 days' written notice. Furthermore, each registered fund's investment advisory contract must be approved annually by the board of the respective fund, including a majority of the board members who are not "interested persons" of our relevant advisory subsidiary or the fund, as defined in the Investment Company Act.

        Our investment advisory agreements with advisory clients, other than registered fund clients, generally provide that they can be terminated without penalty upon 60 days' written notice or less. These investment advisory agreements and client relationships may be terminated or not renewed for any number of reasons. The decrease in revenues that could result from the termination of a material client relationship or group of client relationships could have a material adverse effect on our business.

A change of control of our company could result in termination of our investment advisory agreements.

        Under the Investment Company Act, each of the investment advisory agreements for SEC-registered funds that we advise automatically terminates in the event of its assignment, as defined under the Investment Company Act. If such an assignment were to occur, we could continue to act as adviser to any such fund only if that fund's board and shareholders approved a new investment advisory agreement, except in the case of certain of the funds that we sub-advise for which only board approval would be necessary. In addition, under the Investment Advisers Act, each of the investment advisory agreements for the separate accounts we manage may not be assigned without the consent of the client. An assignment may occur under the Investment Company Act and the Investment Advisers Act if, among other things, the company undergoes a change of control.

        MDP, by virtue of its right to effectively appoint a majority of our board of directors pursuant to Holdings' limited liability company agreement (through its affiliated investment funds), is currently deemed to control our company for purposes of the Investment Company Act and the Investment Advisers Act. If MDP ceases to so control our company, or if there were a change of control at MDP, an assignment is likely to be deemed to have occurred and we will be required to seek the necessary approvals for new registered fund investment advisory agreements and consents from our separate account clients. If an assignment occurs as a result of a change of control of our company, we cannot be certain that we will be able to obtain the necessary approvals from the boards and shareholders of the registered funds that we advise or the necessary consents from our separate account clients. The decrease in revenues that could result from a failure by us to obtain such approvals and consents could have a material adverse effect on our business.

Damage to our reputation or our failure to follow client guidelines could have an adverse effect on us.

        Maintaining the trust and confidence of clients and other market participants, and the resulting good reputation, is important to our business. Our reputation is vulnerable to many threats that can be difficult or impossible to control, and difficult and costly to remediate. Regulatory inquiries, employee misconduct and rumors, among other things, can substantially damage our reputation, even if they are baseless or satisfactorily addressed. Any damage to our reputation could impede our ability to attract and retain clients and key personnel, and lead to a reduction in the amount of our assets under management, any of which could have a material adverse effect on our revenues and net income.

        When clients retain us to manage assets or provide products or services on their behalf, they specify guidelines or contractual requirements that we are required to observe in the provision of our services. In addition, we are required to abide by certain conflict of interest policies and regulations. A failure to comply with these guidelines, contractual requirements, policies and regulations could result in damage to our reputation or to the client seeking to recover losses from us, reducing its assets that we manage or terminating its contract with us, any of which could have an adverse impact on our business.

We may explore strategic transactions, such as acquisitions of other companies, asset sales or a potential merger, and the expected benefits of such strategic transactions may not materialize, which may prevent us from implementing strategies to grow our business.

        The acquisition of complementary businesses has been and may continue to be an active part of our overall business strategy. There can be no assurance that we will find suitable acquisition candidates at acceptable prices, have sufficient capital resources to accomplish our strategy, obtain the necessary financing on satisfactory terms or be successful in entering into agreements for desired transactions. Successful completion of acquisitions, asset sales or any other strategic transaction we identify depends on a number of factors that are not entirely within our control, including our ability to negotiate acceptable terms, conclude satisfactory agreements and obtain all necessary regulatory approvals and investment advisory agreement consents. In addition, depending on how any such transaction is structured, there may be an adverse impact on our capital structure. We may incur significant costs arising from our efforts to engage in strategic transactions, and such costs may exceed the returns that we realize from a given transaction. Moreover, these expenditures may not result in the successful completion of a transaction.

        Acquisitions pose the risk that the acquired companies could lose customers or employees or could underperform relative to expectations. We could also experience financial or other setbacks or experience adverse accounting consequences in connection with an acquisition, such as the need to make large provisions against the acquired assets or to write down the acquired assets. In addition, we may not be able to effectively integrate the services, key personnel or businesses of acquired companies into our business, in which case the anticipated benefits of the transaction may not be realized fully or at all or may take longer to realize than expected.

The performance of our investment strategies or the growth of our assets under management may be constrained by unavailability of appropriate investment opportunities.

        The ability of our investment teams to deliver strong investment performance depends in large part on their ability to identify appropriate investment opportunities in which to invest client assets. If the investment team for any of our strategies is unable to identify sufficient appropriate investment opportunities for existing and new client assets on a timely basis, the investment performance of the products they manage could be adversely affected. In addition, if we determine that sufficient investment opportunities are not available for a product, we may choose to limit the growth of the product by limiting the rate at which we accept additional client assets for management under the product, closing the product to all or substantially all new investors or otherwise taking action to limit the flow of assets into the product. If we misjudge the point at which it would be optimal to limit access to or close a product, the investment performance of the product could be negatively impacted. The risk that sufficient appropriate investment opportunities may be unavailable is influenced by a number of factors, including general market conditions, but is particularly acute with respect to our products that focus on small-cap and emerging market investments, and is likely to increase as our assets under management increase, particularly if these increases occur very rapidly.

Our business is subject to numerous operational risks, any of which could disrupt our ability to function effectively.

        We must be able to consistently and reliably obtain securities pricing information, process client and investor transactions and provide reports and other customer service to our clients and investors. Any failure to keep current and accurate books and records can render us liable to disciplinary action by governmental and self-regulatory authorities, as well as to claims by our clients. If any of our financial, portfolio accounting or other data processing systems do not operate properly or are disabled or if there are other shortcomings or failures in our internal processes, people or systems, we could suffer an impairment to our liquidity, a financial loss, a disruption of our businesses, liability to clients, regulatory problems or damage to our reputation. These systems may fail to operate properly or become disabled as a result of events that are wholly or partially beyond our control, including a disruption of electrical or communications services or our inability to occupy one or more of our buildings. In addition, our operations are dependent upon information from, and communications with, third parties, and operational problems at third parties may adversely affect our ability to carry on our business.

        Our operations rely on the secure processing, storage and transmission of confidential and other information in our computer systems and networks. Although we take protective measures and endeavor to modify them as circumstances warrant, our computer systems, software and networks may be vulnerable to unauthorized access, computer viruses or other malicious code, and other events that have a security impact. If one or more of such events occur, it potentially could jeopardize our or our clients' or counterparties' confidential and other information processed and stored in, and transmitted through, our computer systems and networks, or otherwise cause interruptions or malfunctions in our, our clients', our counterparties' or third parties' operations. We may be required to spend significant additional resources to modify our protective measures or to investigate and remediate vulnerabilities or other exposures, and we may be subject to litigation and financial losses that are either not insured against or not fully covered through any insurance that we maintain.

        A disaster or a disruption in the infrastructure that supports our asset managers, or an event disrupting the ability of our employees to perform their job functions, including terrorist attacks or a disruption involving electrical communications, transportation or other services used by us or third parties with whom we conduct business, could have a material adverse impact on our ability to continue to operate our business without interruption. Although we have disaster recovery programs in place, there can be no assurance that these will be sufficient to mitigate the harm that may result from such a disaster or disruption. In addition, insurance and other safeguards might only partially reimburse us for our losses.

        In order to manage the significant risks inherent in our business, we must maintain effective policies, procedures and systems that enable us to identify, monitor and control our exposure to operational, legal and reputational risks. Our risk management methods may prove to be ineffective due to their design or implementation, or as a result of the lack of adequate, accurate or timely information or otherwise. If our risk management efforts are ineffective, we could suffer losses that could have a material adverse effect on our financial condition or operating results. Additionally, we could be subject to litigation, particularly from our clients, and sanctions or fines from regulators. Our techniques for managing risks in client portfolios may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate.

Our controlling equity holder may have conflicts of interest with us or the holders of the notes in the future.

        Pursuant to the limited liability company operating agreement of Holdings, an investment fund affiliated with MDP is entitled to appoint a majority of the members of Holdings' board of managers, and therefore ultimately controls all of our affairs and policies, including the election of our board of directors, appointing members of our management, the approval of certain actions such as amending our charter, commencing bankruptcy proceedings and taking certain corporate actions (including, without limitation, incurring debt, issuing stock, selling assets and engaging in mergers and acquisitions). Investment funds affiliated with MDP own a significant amount of Holdings' equity interests and may have an incentive to increase the value of their investment or cause us to distribute funds at the expense of our financial condition, which may affect our ability to make payments on the notes. For more information see "Security Ownership of Certain Beneficial Owners and Management" and "Certain Relationships and Related Party Transactions." Additionally, MDP is in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. MDP may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds affiliated with MDP continue to own a significant amount of Holdings' equity interests and retain manager appointment rights pursuant to the limited liability company agreement of Holdings, MDP will continue to be able to strongly influence or effectively control our decisions.

        The indentures governing the notes allow us and our subsidiaries to engage in transactions with our affiliates subject to certain limitations set forth therein. See "Description of Notes—Certain Covenants—Transactions with Affiliates."

Risks Related to the Notes and Our Indebtedness

We are highly leveraged and our substantial indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the notes.

        We are highly leveraged and have a substantial amount of indebtedness, which requires significant interest and principal payments. As of December 31, 2013, we had approximately $4.5 billion in aggregate principal amount of indebtedness outstanding (excluding indebtedness at consolidated variable interest entities). Subject to the limits contained in the credit agreement governing our senior secured credit facility, the indentures governing the notes and our other debt instruments, we may be able to incur substantial additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our substantial amount of indebtedness could increase.

        Our substantial amount of indebtedness could have important consequences to the holders of the notes, including:

  •
  making it more difficult for us to satisfy our obligations with respect to the notes and our other indebtedness;

  •
  limiting our ability to obtain additional financing to fund working capital, capital expenditures, acquisitions or other general corporate requirements;

  •
  requiring a substantial portion of our cash flows to be dedicated to the payment of our indebtedness instead of other purposes, thereby reducing the amount of cash flows available for working capital, capital expenditures, acquisitions and other general corporate purposes;

  •
  increasing our vulnerability to general adverse economic and industry conditions;

  •
  making us more vulnerable to increases in interest rates, as borrowings under our senior secured credit facility are at variable rates of interest;

  •
  limiting our flexibility in planning for, or reacting to, changes in our business or the industry in which we operate;

  •
  placing us at a competitive disadvantage compared to our competitors that are less leveraged; and

  •
  and increasing our cost of borrowing.

See "Capitalization" and "Description of Certain Other Indebtedness."

Despite our current level of indebtedness, we may be able to incur additional indebtedness and enter into other transactions, which could further exacerbate the risks related to our substantial indebtedness described above.

        We may be able to incur additional indebtedness in the future. As of December 31, 2013, we had $190.0 million of availability to incur secured indebtedness under our senior secured revolving credit facility. Moreover, although the credit agreement governing our senior secured credit facility and the indentures governing the notes each contain restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and the indebtedness incurred in compliance with these restrictions could be material. Also, these restrictions do not prevent us from incurring obligations that do not constitute indebtedness. To the extent we incur additional indebtedness, the substantial risks described in the previous risk factor would increase. See "Description of Notes" and "Description of Certain Other Indebtedness."

Our variable rate indebtedness subjects us to interest rate risk, which could cause our indebtedness service obligations to increase significantly.

        Borrowings under our senior secured credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income and cash flows, including cash available for servicing our indebtedness, would correspondingly decrease. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources, Liquidity and Financial Condition—Derivative Instruments" for information regarding our interest rate hedging activities.

We may be unable to service our indebtedness, including the notes.

        Our ability to make scheduled payments on and to refinance our indebtedness, including the notes, depends on and is subject to our financial and operating performance, which in turn is affected by prevailing economic, financial, competitive, legislative, legal, regulatory, business and other factors beyond our control, including the availability of financing in the banking and capital markets. See "—Risks Related to Our Business." We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available to us in an amount sufficient to enable us to service our indebtedness, including the notes, to refinance our indebtedness or to fund our other liquidity needs.

        Moreover, the Issuer is a holding company and accordingly is dependent upon distributions from its subsidiaries to make payments in respect of the notes. The Issuer has no independent means of generating revenue. To the extent that the Issuer needs funds and its subsidiaries are unable or otherwise restricted from making such distributions under applicable law or regulation, the Issuer's liquidity and financial condition would be adversely affected and the Issuer may be unable to satisfy its obligations under the notes or under its other indebtedness. See "—Risks Related to the Notes and Our Indebtedness—Our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries."

        If we are unable to meet our debt service obligations or to fund our other liquidity needs, we will need to pursue one or more alternative strategies, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, we cannot assure you that any alternative strategy will be feasible at the time or provide adequate funds to allow us to pay our debts as they come due and fund our other liquidity needs. The credit agreement governing our senior secured credit facility and the indentures governing the notes restrict our ability to sell assets and use the proceeds from such sales. Additionally, we may not be able to refinance any of our indebtedness on commercially reasonable terms, or at all. If we cannot service our indebtedness, it could impede the implementation of our business strategy or prevent us from entering into transactions that would otherwise benefit our business.

        Furthermore, in the event of a default, the holders of our indebtedness, including the notes and borrowings under our senior secured credit facility, could elect to declare all the funds borrowed to be due and payable, together with accrued and unpaid interest. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected. The lenders under our senior secured credit facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation.

Our ability to make payments on the notes depends on our ability to receive dividends or other distributions from our subsidiaries

        Our cash flow and our ability to service our debt, including the notes, is dependent upon the earnings of our subsidiaries. Our subsidiaries are separate and distinct legal entities. Payment to us by our subsidiaries will be contingent upon our subsidiaries' earnings and other business considerations. In addition, our broker-dealer subsidiary is subject to certain rules imposed by the FINRA, which could have the effect of prohibiting that subsidiary from distributing or withdrawing capital and requiring prior notice to the SEC and FINRA for certain withdrawals of capital. Our broker-dealer subsidiary accounted for approximately 2% of our revenues (excluding intercompany revenues) for the year ended December 31, 2013 and represented less than 1% of our assets at December 31, 2013.

The indentures governing the notes and the credit agreement governing our senior secured credit facility impose significant operating and financial restrictions on us, which may prevent us from capitalizing on business opportunities.

        The indentures governing the notes and the credit agreement governing our senior secured credit facility impose significant operating and financial restrictions on us. These restrictions, subject to certain exceptions, limit our ability to, among other things:

  •
  incur or guarantee additional indebtedness or issue preferred stock;

  •
  pay dividends or make other distributions on, ore redeem or repurchase, capital stock;

  •
  make certain investments;

  •
  incur certain liens;

  •
  transfer or sell assets and subsidiary capital stock;

  •
  enter into transactions with affiliates;

  •
  alter the business that we conduct;

  •
  designate our subsidiaries as unrestricted subsidiaries; and

  •
  enter into mergers, consolidations and sales of substantially all assets.

The credit agreement governing our senior secured credit facility also contains a financial maintenance covenant that prohibits us from exceeding a specified ratio of (i) funded senior first lien secured indebtedness less unrestricted cash and cash equivalents to (ii) consolidated adjusted EBITDA, as defined in the credit agreement. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Capital Resources, Liquidity and Financial Condition—Senior Secured Credit Facility" for information regarding this financial maintenance covenant.

        As a result of these restrictions, we are limited as to how we conduct our business and we may be unable to finance our future operations or capital needs or engage in other business activities that may be in our interest. The terms of any future indebtedness we may incur could include more restrictive covenants. Our ability to comply with these covenants may be affected by events beyond our control. We cannot assure you that we will be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers and/or amend the covenants in order to avoid an event of default.

        Our failure to comply with the covenants described above as well as other terms of our existing indebtedness and/or the terms of any future indebtedness from time to time could result in an event of default, which, if not cured or waived, could result in our being required to repay these borrowings prior to maturity, together with accrued and unpaid interest. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected. The lenders under our senior secured credit facility could also elect to terminate their commitments thereunder, cease making further loans, and institute foreclosure proceedings against their collateral, and we could be forced into bankruptcy or liquidation.

Our failure to comply with the agreements relating to our outstanding indebtedness, including as a result of events beyond our control, could result in an event of default that could materially and adversely affect our results of operations and our financial condition.

        If there were an event of default under any of the agreements relating to our outstanding indebtedness, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable immediately. We cannot assure you that our assets or cash flows would be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. If we are forced to refinance these borrowings on less favorable terms or cannot refinance these borrowings, our results of operations and financial condition could be adversely affected. Furthermore, if we are unable to repay, refinance or restructure our indebtedness under our secured debt, the holders of such debt could proceed against the collateral securing that indebtedness, and we could be forced into bankruptcy or liquidation. In addition, any event of default or declaration of acceleration under one debt instrument could also result in an event of default under one or more of our other debt instruments.

The notes and related guarantees are unsecured and are effectively subordinated, and the subsidiary guarantees are contractually subordinated, to our secured indebtedness, including our senior secured credit facility.

        The notes and related guarantees are not secured by any of our assets and therefore are effectively subordinated to the claims of our secured debt holders to the extent of the value of the assets securing our secured indebtedness. Our obligations under our senior secured credit facility are secured by, among other things, first priority and second priority security interests in the assets of Parent, Issuer and each of the Issuer's existing and future wholly owned material subsidiaries (excluding broker-dealer subsidiaries, foreign subsidiaries and domestic subsidiaries whose only assets are equity interests in foreign subsidiaries), subject to certain exceptions. In addition, the subsidiary guarantees are contractually subordinated to any secured indebtedness of the respective subsidiary guarantor, including the borrowings under our senior secured credit facility. See "Description of Certain Other Indebtedness" and "Description of Notes."

        If we become insolvent or are liquidated, or if payment under our senior secured credit facility is accelerated, the lenders under our senior secured credit facility will be entitled to exercise the remedies available to a secured lender under applicable law (in addition to any remedies that may be available under documents pertaining to our senior secured credit facility). Moreover, we may incur additional senior secured indebtedness, the holders of which will also be entitled to the remedies available to a secured lender. In the event of any distribution or payment of our assets in any foreclosure, dissolution, winding-up, liquidation, reorganization, or other bankruptcy proceeding, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of the notes may receive less, ratably, than holders of secured indebtedness.

        As of December 31, 2013, we had $2.6 billion of senior secured indebtedness outstanding, representing first- and second-lien term loans under our senior secured credit facility, which would have ranked effectively senior to the exchange notes, and we had an additional $190.0 million of borrowing availability under our senior secured revolving credit facility. We will be permitted to add, in addition to the revolving credit facility, incremental facilities, subject to certain conditions being satisfied. The credit agreement governing our senior secured credit facility and the indentures governing the notes will also permit us to incur additional secured indebtedness.

The notes and related guarantees are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

        The notes and related guarantees are structurally subordinated to all of the liabilities of our subsidiaries that do not guarantee the notes. In the event of a bankruptcy, liquidation or dissolution of any of our non-guarantor subsidiaries, holders of their debt, including their trade creditors, secured creditors and creditors holding indebtedness or guarantees issued by those subsidiaries, are generally entitled to payment on their claims from assets of those subsidiaries before any assets are made available for distribution to us. Although the indentures governing the notes contain limitations on the incurrence of additional indebtedness by us and our restricted subsidiaries, such limitations are subject to a number of significant exceptions. Moreover, the indentures governing the notes do not impose any limitation on the incurrence by our restricted subsidiaries of liabilities that do not constitute indebtedness under the indentures. The aggregate net operating revenues for the year ended

December 31, 2013 of our subsidiaries that are not guaranteeing the notes were $87.5 million (excluding $120.3 million in intercompany revenue), and at December 31, 2013, those subsidiaries had total assets and total liabilities of $695 million and $25 million, respectively. See "Description of Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." See also "Description of Notes—Guarantees" and the condensed consolidating financial information included in the notes to our consolidated financial statements included herein.

Federal and state statutes may allow courts, under specific circumstances, to void the notes and related guarantees, subordinate claims in respect of the notes and related guarantees and/or require holders of the notes to return payments received from us.

        Under federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, the notes and related guarantees could be voided, or claims in respect of the notes and related guarantees could be subordinated to all of our other debt, if the issuance of the notes or related guarantees was found to have been made for less than reasonable equivalent value and we, at the time we incurred the indebtedness evidenced by the notes:

  •
  were insolvent or rendered insolvent by reason of such indebtedness;

  •
  were engaged in, or about to engage in, a business or transaction for which our remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that we would incur, debts beyond our ability to repay such debts as they mature.

        A court might also void the issuance of the notes and related guarantees without regard to the above factors, if the court found that we issued the notes or the guarantors entered into the applicable guaranty with actual intent to hinder, delay or defraud our or their respective creditors.

        A court would likely find that we or a guarantor did not receive reasonably equivalent value or fair consideration for the notes or the guarantees, respectively, if we or a guarantor did not substantially benefit directly or indirectly from the issuance of the notes. If a court were to void the issuance of the notes or the guarantees, you would no longer have a claim against us or the guarantors. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. Moreover, the court might direct you to repay any amounts that you already received from us or the guarantors with respect to the notes or any guarantee.

        In addition, any payment by us pursuant to the notes made at a time when we were subsequently found to be insolvent could be voided and required to be returned to us or to a fund for the benefit of our creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any outside party and such payment would give the creditors more than such creditors would have received in a liquidation under Title 11 of the United States Code, as amended (the "Bankruptcy Code").

        The measures of insolvency for purposes of these fraudulent and preferential transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent or preferential transfer has occurred. Generally, however, we would be considered insolvent if:

  •
  the sum of our debts, including contingent liabilities, were greater than the fair saleable value of all our assets;

  •
  the present fair saleable value of our assets were less than the amount that would be required to pay our probable liability on existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  we could not pay our debts as they become due.

        The indentures governing the notes contain a "savings clause," which limits the liability of each guarantor on its guarantee to the maximum amount that such guarantor can incur without risk that its guarantee will be subject to avoidance as a fraudulent transfer. We cannot assure you that this limitation will protect such guarantees from fraudulent transfer challenges or, if it does, that the remaining amount due and collectible under the guarantees would suffice, if necessary, to pay the notes in full when due. Furthermore, in a recent case, Official Committee of Unsecured Creditors of TOUSA, Inc. v Citicorp North America, Inc., the U.S. Bankruptcy Court in the Southern District of Florida held that a savings clause similar to the savings clause that is included in the indentures governing the notes was unenforceable. As a result, the subsidiary guarantees were found to be fraudulent conveyances. The United States Court of Appeals for the Eleventh Circuit recently affirmed the liability findings of the Bankruptcy Court without ruling directly on the enforceability of savings clauses generally. If the TOUSA decisions were followed by other courts, the risk that the guarantees would be deemed fraudulent conveyances would be significantly increased.

        In addition, although each guarantee will contain a provision intended to limit that guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect those guarantees from being voided under fraudulent transfer law, or may reduce that guarantor's obligation to an amount that effectively makes its guarantee worthless.

        Finally, as a court of equity, the bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holders of the notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of the notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.

Because each guarantor's liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, holders of notes may not receive any payments from some or all of the guarantors.

        Holders of notes have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor's liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the guarantor. See "—Federal and state statutes may allow courts, under specific circumstances, to void the notes and related guarantees, subordinate claims in respect of the notes and related guarantees and/or require holders of the notes to return payments received from us." In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under "Description of Notes—Guarantees."

We may not be able to finance a change of control offer required by the indentures.

        Upon a change of control, as defined under the indentures governing the notes, we are required to make an offer to purchase all of the notes then outstanding at 101% of their principal amount, plus accrued and unpaid interest. The source of funds for any such purchase of the notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by our existing or new equityholders. We cannot assure you that sufficient funds from such sources will be available at the time of any change of control to make required purchases of notes tendered. In addition, the terms of the credit agreement governing our senior secured credit facility limit our ability to repurchase the notes and provide that certain change of control events will constitute an event of default thereunder. Our future debt agreements may contain similar restrictions and provisions. If the holders of the notes exercise their right to require us to repurchase all the notes upon a change of control, the financial effect of this repurchase could cause a default under our other debt, even if the change of control itself would not cause a default. Accordingly, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of our other debt and the notes or that restrictions in our senior secured credit facility and the indentures will not allow such repurchases. Our failure to offer to purchase all the notes or to purchase all validly tendered notes would be an event of default under the indentures governing the notes. Such an event of default may cause the acceleration of our other debt, including debt under our senior secured credit facility.

        Certain important corporate events, such as leveraged recapitalizations, may not, under the indentures governing the notes, constitute a "change of control" that would require us to repurchase the notes, notwithstanding the fact that such corporate events could increase the level of our indebtedness or otherwise adversely affect our capital structure, credit ratings or the value of the notes. In addition, the definition of change of control in the indentures governing the notes includes a phrase relating to the sale of "all or substantially all" of our assets. There is no precise established definition of the phrase "substantially all" under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain. See "Description of Notes—Repurchase at the Option of Holders—Change of Control."

A lowering or withdrawal of the ratings assigned to our debt securities by rating agencies may adversely affect the market price or liquidity of the notes.

        Our debt currently has a non-investment grade rating, and there can be no assurances that any rating assigned will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in that rating agency's judgment, future circumstances relating to the basis of the rating, such as adverse changes, so warrant. Credit ratings are not recommendations to purchase, hold or sell the notes, and may be revised or withdrawn at any time. Additionally, credit ratings may not reflect the potential effect of risks relating to the structure or marketing of the notes. If any credit rating initially assigned to the notes is subsequently lowered or withdrawn for any reason, you may not be able to resell your notes without a substantial discount.

If the notes are rated investment grade by both Standard & Poor's and Moody's, certain covenants contained in the indentures governing the notes will be suspended, and holders of the notes will lose the protection of these covenants unless and until the notes subsequently fall back below investment grade.

        The indentures governing the notes contain certain covenants that will be suspended for so long as the notes are rated investment grade by both Standard and Poor's Ratings Services and Moody's Investors Service, Inc. These covenants restrict the Issuer's and its restricted subsidiaries' ability to, among other things:

  •
  incur additional indebtedness or issue preferred stock;

  •
  make distributions, prepay certain debt or make other restricted payments;

  •
  sell capital stock or other assets;

  •
  engage in transactions with affiliates; and

  •
  enter into agreements that restrict the ability of restricted subsidiaries to make dividends or other payments to the Issuer.

        Because these restrictions will not apply when the notes are rated investment grade, we will be able to incur additional debt and consummate transactions that may impair our ability to satisfy our obligations with respect to the notes. In addition, we will not have to make certain offers to repurchase the notes.

USE OF PROCEEDS

        We will not receive any proceeds from the issuance of the exchange notes in the exchange offers. The exchange offers are intended to satisfy our obligations under the applicable registration rights agreements that we entered into in connection with the private offerings of the outstanding notes. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the applicable registration rights agreement. The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

 CAPITALIZATION

        The following table sets forth our consolidated cash and cash equivalents and capitalization as of December 31, 2013.

        You should read this table together with "Summary—Summary Historical Financial and Other Data," "Use of Proceeds," "Selected Historical Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

        The outstanding notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change in our capitalization.

As of December 31, 2013 (dollars in millions) (unaudited)
Cash and cash equivalents(1)	$324.7

Long-term debt (including current portion):
Senior secured credit facility(2):
Revolving credit facility due 2017	$—
First-lien term loans due 2017	2,561.3
Second-lien term loans due 2019	500.0
5.5% senior notes due 2015(2)	300.0
9.125% senior notes due 2017(2)	500.0
9.5% senior notes due 2020(2)	645.0
Unamortized discount and debt issuance costs(3)	(23.6)

Total debt (including current portion)(4)	4,482.7

Total Nuveen Investments shareholders' equity(4)	452.4

Total capitalization	$4,935.1

(1)
Excludes approximately $430.5 million of cash and cash equivalents of consolidated variable interest entities. We are required to consolidate in our financial statements (a) Symphony CLO V, Ltd., in which we hold no ownership interest, because MDP is considered the primary beneficiary of Symphony CLO V, (b) eleven additional collateralized loan and debt obligations for which Symphony acts as collateral manager and (c) certain funds managed by Gresham that qualify as variable interest entities. See Notes 1 and 3 of the notes to our consolidated financial statements for the year ended December 31, 2013 included elsewhere in this prospectus. Includes approximately $38.5 million of cash and cash equivalents maintained at our broker dealer subsidiary, Nuveen Securities, LLC, to address potential liquidity needs and to comply with applicable regulations. Includes approximately $14.5 million in cash and cash equivalents maintained at Gresham that is attributable to the non-controlling shareholders.

(2)
Reflects the principal amount of the loans or notes, as applicable.

(3)
Reflects the net unamortized discounts and debt issuance costs for our outstanding indebtedness.

(4)
Excludes the impact of consolidated variable interest entities.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

        The following tables set forth selected historical consolidated financial and operating data as of the dates and for the periods indicated. The historical consolidated statement of operations data presented below for the years ended December 31, 2013, 2012 and 2011 and the historical consolidated balance sheet data as of December 31, 2013 and 2012 have been derived from, and should be read together with, our audited consolidated financial statements and the related notes thereto included elsewhere in this prospectus, which statements have been audited by KPMG LLP, whose report on our audited consolidated financial statements is included in this prospectus. The historical consolidated statement of operations data presented below for the years ended December 31, 2010 and 2009 and the historical consolidated balance sheet data as of December 31, 2011, 2010 and 2009 have been derived from our audited consolidated financial statements not included in this prospectus. The historical results presented below are not necessarily indicative of the results to be expected for any future period and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes thereto included elsewhere in this prospectus.

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
Statement of Operations Data (in thousands):
Operating Revenues:
Investment advisory fees from assets under management	$608,655	$733,518	$973,900	$991,729	$977,414
Income from CLOs/CDOs	11,661	13,291	19,255	33,398	50,830
Product distribution	16,127	20,519	20,217	21,678	20,625
Performance fees/other revenue	41,880	24,821	15,839	57,168	27,476

Total operating revenues	678,323	792,149	1,029,211	1,103,973	1,076,345
Operating Expenses:
Compensation and benefits	273,567	329,712	432,830	472,854	468,914
Advertising and promotional costs	5,898	9,030	12,881	15,134	13,643
Intangible asset impairment	—	—	—	586,715	—
All other operating expenses	248,590	270,311	303,033	344,644	279,941

Total operating expenses	528,055	609,053	748,744	1,419,347	762,498
Other Operating—Contingent Consideration	—	—	—	(29,300)	87,200
Other Income/(Expense)	16,540	42,445	29,975	(120,051)	(96,791)
Net Interest Expense	(306,642)	(309,552)	(320,416)	(340,270)	(283,759)
Consolidated VIEs and funds, net	135,273	109,787	(16,472)	(72,921)	11,862
Income/(Loss) Before Taxes	(4,561)	25,776	(26,446)	(877,916)	32,359
Income Tax Expense/(Benefit)	(40,133)	(25,733)	(6,291)	(240,730)	(42,385)

Net Income/(Loss)	35,572	51,509	(20,155)	(637,186)	74,744

Less: Net Income/(Loss) attributable Noncontrolling Interests	1,653	87,426	(7,171)	(66,188)	29,516
Net Income/(Loss) attributable to Nuveen Investments	$33,919	$(35,917)	$(12,984)	$(570,998)	$45,228

Balance Sheet Data, at period end (in thousands):
Cash and cash equivalents(1)	$290,085	$127,714	$212,258	$290,289	$324,717
Total assets(1)	6,249,049	5,992,041	6,863,251	6,263,226	6,298,190
Total debt, including current portion(1)(2)	3,984,831	3,694,588	4,034,366	4,419,990	4,482,668
Total Nuveen Investments' shareholders' equity(1)	968,121	1,005,512	980,166	396,107	452,405

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
Operating Data (in millions):
Net Assets Under Management, at period end
Retail Advisory	$59,851	$85,464	$84,096	$86,469	$87,692
Institutional	33,618	58,022	72,665	60,707	62,229
Structured Products	51,327	53,316	63,335	71,379	70,583

Total	$144,796	$196,802	$220,096	$218,555	$220,504

Net Investment Product Flows
Retail Advisory	$1,473	$2,621	$255	$(2,433)	$(2,305)
Institutional	156	8,882	12,097	(16,752)	(9,172)
Structured Products	(457)	2,056	1,482	4,943	2,693

Total	$1,172	$13,559	$13,834	$(14,242)	$(8,784)

	For the Year Ended December 31,
	2009	2010	2011	2012	2013
Other Financial Data (dollars in thousands):
Depreciation and amortization	$85,517	$86,989	$93,332	$95,641	$69,309
Cash interest expense(3)	298,676	295,679	302,647	329,407	279,566
Capital expenditures	10,815	17,674	49,791	44,176	18,712
Cash flow provided by (used in):
Operating activities	(64,043)	28,289	180,952	60,148	145,624
Financing activities	(38,608)	(126,197)	288,477	239,648	(66,279)
Investing activities(1)	(58,977)	(64,461)	(395,170)	(221,721)	(45,026)
Ratio of adjusted earnings to fixed charges(4)	NM	NM	NM	NM	0.99

NM—Not
meaningful.

(1)
Excludes assets and liabilities of consolidated variable interest entities. We are required to consolidate in our financial statements (a) Symphony CLO V, Ltd., in which we hold no ownership interest because MDP is considered the primary beneficiary of Symphony CLO V, (b) other collateralized loan and debt obligations for which Symphony acts as collateral manager and (c) certain funds managed by Gresham. See Notes 1 and 3 of the notes to our consolidated financial statements for the year ended December 31, 2013 included elsewhere in this prospectus.

(2)
Includes net remaining unamortized discount and debt issuance costs.

(3)
Excludes cash interest expense attributable to consolidated variable interest entities.

(4)
The ratio of adjusted earnings to fixed charges is computed by dividing (1) the sum of income from continuing operations before income taxes and fixed charges attributable to Nuveen Investments less net income/(loss) attributable to noncontrolling interests by (2) total fixed charges. For purposes of computing this ratio, fixed charges consist of interest expense plus the portion of rental expense deemed to represent interest. For the years ended December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, and December 31, 2013, earnings were insufficient to cover fixed charges by $141.5 million, $86.6 million, $11.7 million, $834.9 million, and $1.9 million, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

        The following discussion and analysis provides information which management believes is relevant to an assessment and understanding of our consolidated financial condition and results of operations. This discussion should be read together with our consolidated financial statements and the related notes thereto included elsewhere in this prospectus. This discussion contains forward-looking statements about our business and operations. Our actual results may differ materially from those contained in forward-looking statements because of numerous risks and uncertainties, including, but not limited to, those described under "Risk Factors" and elsewhere in this prospectus. See "Cautionary Note Regarding Forward-Looking Statements."

Description of the Business

        Our principal business is providing investment management and related services to retail and institutional investors. We market a wide range of specialized investment solutions which provide investors access to the capabilities of our boutique investment management affiliates: NAM, Symphony, NWQ, Santa Barbara, Tradewinds, Winslow Capital and Gresham. We offer investment management capabilities across a diversified set of asset classes and investment strategies through our investment management affiliates, including municipal bond, investment grade, global and high-yield bond, floating-rate bank loan, preferred security, growth equity, value equity, global and international equity, equity income, core equity, equity index, quantitative and enhanced equity, asset allocation, balanced strategies, real asset and commodity. Our investment management affiliates are supported by our scaled shared services platform, through which we provide assistance in distribution, marketing, product development and operations.

        We provide investment management services through the investment products that we develop, market and distribute, including mutual funds, closed-end funds, managed accounts, CLO/CDOs, commodity exchange-traded products, private funds and UCITS funds. We also provide investment management services on a direct basis or through sub-advisory relationships. Most of our investment management capabilities are offered in multiple product wrappers in order to provide customized investment solutions for investors. Although we offer a wide range of investment products and services, we operate in one business segment.

        We distribute our investment products and services to retail and institutional investors primarily through intermediaries, including national and regional broker-dealers, independent broker-dealers, commercial banks and trust companies, insurance companies, consultants and investment advisors. We also distribute our investment products and services directly to institutional investors, including financial institutions and other corporate clients, pension and retirement plans, governmental entities, charities, endowments, foundations and family offices.

        We derive a substantial portion of our revenue from investment advisory fees, which are recognized as services are performed. These fees are directly related to the market value of the assets we manage. Advisory fee revenues generally will increase with a rise in the level of our assets under management. Assets under management rise through sales of our investment products and services, through increases in the value of the investment portfolios we manage and as a result of reinvestment of distributions from funds and accounts. Assets under management may also increase as a result of an acquisition. Fee income generally will decline when our assets under management decline, as would occur when the values of the investment portfolios we manage decrease or when managed account withdrawals, mutual fund redemptions and/or closed-end fund deleveragings exceed gross sales and reinvestments.

        In addition to investment advisory fees, we have two other main sources of operating revenue: performance fees and distribution and underwriting revenue. Performance fees are earned when investment performance on certain institutional accounts and private funds exceeds a contractual threshold. These fees are recognized only at the performance measurement date contained in the individual account or fund management agreement. Distribution revenue is earned when certain investment products are sold to the public through financial advisors. Generally, distribution revenue will rise and fall with the level of our sales of mutual fund products and is offset by distribution expenses we incur in the form of sales commissions paid to financial intermediaries. Underwriting fees are earned on the offerings of our closed-end funds. The level of underwriting fees earned in any given year will fluctuate depending on the number of initial and secondary offerings, the size of the offerings and the extent to which we participate as a member of the syndicate group underwriting the offerings.

        Sales of our investment products and services, and our profitability, are directly affected by many variables, including investor preferences for equity, fixed-income or other investments, the availability and attractiveness of competing products, market performance, continued access to distribution channels, changes in interest rates, inflation, and income tax rates and laws. See "Risk Factors" for a description of certain factors that could materially adversely affect our business, financial condition, operating results or non-operating results.

Recent Acquisitions

Acquisition of Gresham

        On December 31, 2011, we completed the acquisition of a 60% stake (the "Gresham Transaction") in both Gresham Investment Management LLC and Gresham Asset Management LLC ("Gresham"). Gresham specializes in the management of diversified commodity investment portfolios using commodity futures and options. We have the option to purchase an additional 5%, 5% and 10% of the equity interests of Gresham upon the third, fourth and fifth anniversaries of the closing of the Gresham Transaction, respectively.

Strategic Combination with FAF Advisors

        On December 31, 2010, we completed the acquisition of the long-term asset management business of U.S. Bank National Association's FAF Advisors, including the assets of FAF Advisors used in providing investment advisory services to the long mutual funds marketed under the First American funds name (the "FAF Transaction").

Summary of Operating Results

        The table presented below highlights the results of our operations for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in millions)
Net flows of investment products	$(8,784)	$(14,242)	$13,834
Assets under management(1)	220,504	218,555	220,096
Operating revenues	1,076.3	1,104.0	1,029.2
Operating expenses	762.5	1,419.3	748.7
Operating other—contingent consideration	87.2	(29.3)	—
Other income/(expense)	(96.8)	(120.1)	30.0
Net interest expense	(283.8)	(340.3)	(320.4)
Consolidated VIEs and funds, net	11.9	(72.9)	(16.5)
Income tax expense/(benefit)	(42.4)	(240.7)	(6.3)
Noncontrolling interest net income/(loss)	29.5	(66.2)	(7.2)
Net income/(loss) attributable to Nuveen Investments	45.2	(571.0)	(13.0)

(1)
At period end.

Results of Operations

        The following tables and discussion and analysis contain important information that should be helpful in evaluating our results of operations and financial condition, and should be read in conjunction with the accompanying 2013 consolidated financial statements and related notes.

        We present certain information below regarding our results of operations in three categories of investment products and services: retail advisory, institutional and structured products. Our retail advisory category represents Nuveen-sponsored open-end funds and retail managed accounts. Our institutional category represents institutional managed accounts, sub-advised mandates and Nuveen-sponsored UCITS funds. Our structured products category represents Nuveen-sponsored closed-end funds, CLO/CDOs, commodity exchange-traded products and private funds.

        We also present certain information regarding our assets under management in three categories of investment strategy: credit based strategies, equity based strategies, and multi-strategy and alternative assets. Our credit based strategies include national and state specific municipal bond, investment grade, global and high-yield bond, floating-rate bank loan, preferred security and other taxable fixed-income strategies. Our equity based strategies include growth equity, value equity, global and international equity, equity income, core equity and equity index strategies. Our multi-strategy and alternative assets strategies include quantitative and enhanced equity, asset allocation, balanced strategies, real asset and commodity strategies.

Assets Under Management

        The following table provides information regarding the composition of our assets under management for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in millions)
Product
Retail Advisory	$87,692	$86,469	$84,096
Institutional	62,229	60,707	72,665
Structured Products	70,583	71,379	63,335

Total	$220,504	$218,555	$220,096

	Year Ended December 31,
	2013	2012	2011
	(dollars in millions)
Strategy
Credit Based Strategies	$118,536	$120,910	$104,037
Equity Based Strategies	77,099	72,474	95,817
Multi-Strategy and Alternative Assets	24,869	25,171	20,242

Total	$220,504	$218,555	$220,096

        Changes in the level of our assets under management are primarily a result of two factors: (1) the market value of the assets held in the investment portfolios we manage; and (2) our investment product net flows, which represents sales/reinvestments (inflows) minus redemptions (outflows).

        Changes in asset mix across both product and strategy have a direct impact on our operating income. Asset mix impacts total revenue due to the differences in fee rates earned on each product and strategy. Equity based strategy and multi-strategy and alternative asset products generally have higher management fee rates than credit based strategy products. Likewise, fee rates on structured products are generally higher than fee rates on retail advisory and institutional products.

        The following table provides information regarding our assets under management as a percent of total assets for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
Product
Retail Advisory	39.8%	39.5%	38.2%
Institutional	28.2%	27.8%	33.0%
Structured Products	32.0%	32.7%	28.8%

	Year Ended December 31,
	2013	2012	2011
Strategy
Credit Based Strategies	53.7%	55.3%	47.3%
Equity Based Strategies	35.0%	33.2%	43.5%
Multi-Strategy and Alternative Assets	11.3%	11.5%	9.2%

        Our asset mix by product remained relatively stable during 2013. Within both retail advisory and institutional products, net outflows were offset by market appreciation, while within structured products, net inflows were offset by market depreciation. As a result, total asset levels remained relatively flat year over year. During 2012, we experienced a shift in our asset mix by product, away from institutional and into both retail advisory and structured products. This shift was largely the result of significant net outflows experienced on our institutional global equity products following the departure in March 2012 of the Co-President and Chief Investment Officer of our subsidiary, Tradewinds.

        During the first six months of 2013, our asset mix by strategy shifted toward credit based strategies as a result of net outflows in our equity based strategies and strong demand for municipal and fixed income products. This shift was reversed in the last six months of 2013, primarily as a result of strong equity market appreciation and outflows on municipal bond products. As a result, our asset mix by strategy at December 31, 2013 was fairly unchanged from the beginning of the year, with only a slight shift from credit based strategies to equity based strategies. During 2012, we experienced a significant shift in the composition of our assets by strategy away from equity based and into credit based strategies, driven largely by outflows on our global equity products following the departure in March 2012 of the Co-President and Chief Investment Officer of Tradewinds.

Net Flows

        The following table provides information regarding the composition of our net flows for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in millions)
Product
Retail Advisory	$(2,305)	$(2,433)	$255
Institutional	(9,172)	(16,752)	12,097
Structured Products	2,693	4,943	1,482

Total	$(8,784)	$(14,242)	$13,834

Strategy
Credit Based Strategies	$4,003	$10,760	$1,186
Equity Based Strategies	(13,794)	(29,105)	12,835
Multi-Strategy and Alternative Assets	1,007	4,103	(187)

Total	$(8,784)	$(14,242)	$13,834

        For the year ended December 31, 2013, we experienced net outflows of $8.8 billion, a year-over-year improvement of $5.4 billion, when compared to $14.2 billion of net outflows during 2012. Structured product net inflows of $2.7 billion were driven by $1.7 billion of closed-end fund and $1.0 billion of CLO/CDO net inflows. Net inflows into structured products were more than offset by net outflows in our retail advisory and institutional products. Institutional product net outflows of $9.2 billion were the result of $11.5 billion of net outflows on equity based strategies, offset by $1.3 billion of net inflows on credit based strategies and $1.0 billion of net inflows on our multi-strategy and alternative asset strategies. Outflows on our retail advisory products of $2.3 billion were driven mainly by outflows on our equity based strategies as a result of management changes at Winslow and continued outflows as a result of the management changes at Tradewinds.

        For the year ended December 31, 2012, we experienced net outflows of $14.2 billion, a year-over-year decline of $28.1 billion, when compared to $13.8 billion of net inflows during 2011. As mentioned previously, this was largely due to the departure of the Co-President and Chief Investment Officer of Tradewinds. Partially offsetting the equity based strategy outflows, was a significant increase in flows in our municipal credit based strategies, predominantly on our retail advisory products. Within the multi-strategy and alternative assets category, commodity strategy flows accounted for $2.9 billion of the $4.3 billion increase in net flows year-over-year. Approximately $1.9 billion of the commodity strategy flows were in institutional products while the remaining $1.0 billion were in structured products.

        The following table shows the components of the change in our assets under management by product during the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in millions)
Retail Advisory
Beginning Assets Under Management	$86,469	$84,096	$85,464
Gross Sales/Reinvestments	27,769	26,768	26,257
Reallocation of Assets	304	(44)	139
Redemptions	(30,378)	(29,157)	(26,141)

Net Flows	(2,305)	(2,433)	255
Acquisitions	—	—	—
Appreciation/(Depreciation)	3,528	4,806	(1,623)

Ending Assets Under Management	$87,692	$86,469	$84,096

Institutional
Beginning Assets Under Management	$60,707	$72,665	$58,022
Gross Sales/Reinvestments	11,048	13,842	26,391
Reallocation of Assets	(304)	412	(139)
Redemptions	(19,916)	(31,006)	(14,155)

Net Flows	(9,172)	(16,752)	12,097
Acquisitions	—	—	5,373
Appreciation/(Depreciation)	10,694	4,794	(2,827)

Ending Assets Under Management	$62,229	$60,707	$72,665

Structured Products
Beginning Assets Under Management	$71,379	$63,335	$53,316
Gross Sales/Reinvestments	5,496	6,663	2,396
Reallocation of Assets	—	(368)	—
Redemptions	(2,803)	(1,352)	(914)

Net Flows	2,693	4,943	1,482
Acquisitions	—	—	7,429
Appreciation/(Depreciation)	(3,489)	3,101	1,108

Ending Assets Under Management	$70,583	$71,379	$63,335

Total
Beginning Assets Under Management	$218,555	$220,096	$196,802
Gross Sales/Reinvestments	44,313	47,273	55,044
Reallocation of Assets	—	—	—
Redemptions	(53,097)	(61,515)	(41,210)

Net Flows	(8,784)	(14,242)	13,834
Acquisitions	—	—	12,802
Appreciation/(Depreciation)	10,733	12,701	(3,342)

Ending Assets Under Management	$220,504	$218,555	$220,096

        The following table shows the components of the change in our assets under management by strategy during the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in millions)
Credit Based Strategies
Beginning Assets Under Management	$120,910	$104,037	$98,356
Gross Sales/Reinvestments	24,954	22,432	14,388
Reallocation of Assets	—	404	—
Redemptions	(20,951)	(12,076)	(13,202)

Net Flows	4,003	10,760	1,186
Acquisitions	—	—	—
Appreciation/(Depreciation)	(6,377)	6,113	4,495

Ending Assets Under Management	$118,536	$120,910	$104,037

Equity Based Strategies
Beginning Assets Under Management	$72,474	$95,817	$90,907
Gross Sales/Reinvestments	12,873	17,512	38,479
Reallocation of Assets	(17)	(1,020)	—
Redemptions	(26,650)	(45,597)	(25,644)

Net Flows	(13,794)	(29,105)	12,835
Acquisitions	—	—	—
Appreciation/(Depreciation)	18,419	5,762	(7,925)

Ending Assets Under Management	$77,099	$72,474	$95,817

Multi-Strategy and Alternative Assets
Beginning Assets Under Management	$25,171	$20,242	$7,539
Gross Sales/Reinvestments	6,486	7,329	2,178
Reallocation of Assets	17	616	—
Redemptions	(5,496)	(3,842)	(2,365)

Net Flows	1,007	4,103	(187)
Acquisitions	—	—	12,802
Appreciation/(Depreciation)	(1,309)	826	88

Ending Assets Under Management	$24,869	$25,171	$20,242

Total
Beginning Assets Under Management	$218,555	$220,096	$196,802
Gross Sales/Reinvestments	44,313	47,273	55,045
Reallocation of Assets	—	—	—
Redemptions	(53,097)	(61,515)	(41,211)

Net Flows	(8,784)	(14,242)	13,834
Acquisitions	—	—	12,802
Appreciation/(Depreciation)	10,733	12,701	(3,342)

Ending Assets Under Management	$220,504	$218,555	$220,096

Investment Advisory Fees

        The following table shows investment advisory fee revenue, net of sub-advisory fees, fee waivers and expense reimbursements, for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Retail Advisory	$390,278	$382,157	$405,360
Institutional	210,758	254,085	260,247
Structured Products	376,378	355,487	308,293

Total	$977,414	$991,729	$973,900

        Advisory fees of $977.4 million for the year ended December 31, 2013 were fairly consistent with the $991.7 million in advisory fees in 2012. Advisory fees on retail advisory products increased 2%. While assets under management on institutional products increased approximately 3% during the year, advisory fees on these same products declined 17% year over year. This decline was largely driven by the carry over impact of the net outflows in institutional products we experienced in 2012. Advisory fees on structured products increased 6% for the year, despite a slight decline in assets under management on these products. This was largely the result of the carryover impact of the net inflows in structured products we experienced in 2012.

        Advisory fees of $991.7 million for the year ended December 31, 2012 increased $17.8 million, or 2%, from 2011. Advisory fees declined on retail advisory products as a result of the overall decline in net assets experienced during the year. Structured products advisory fees increased as a result of an increase in assets under management. Institutional and structured products advisory fees were favorably impacted by the inclusion of Gresham advisory fees in 2012.

Income from CLOs/CDOs

        Income from consolidated CLOs/CDOs represents the retained income earned by Nuveen Investments in connection with the consolidated CLOs/CDOs attributed to the collateral management agreement with the CLOs/CDOs.

	Year Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Advisory based income	$27,513	$21,668	$16,008
Performance based/other income	23,317	11,730	3,247

Total	$50,830	$33,398	$19,255

        Income from CLOs/CDOs increased $17.4 million during the year ended December 31, 2013 compared to the prior year primarily as a result of higher performance based income.

Product Distribution Revenue

        The following table shows product distribution revenue for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Retail Advisory	$19,859	$19,287	$19,528
Structured Products	766	2,391	689

Total	$20,625	$21,678	$20,217

        For the year ended December 31, 2013, product distribution revenue declined $1.1 million, or 5%, from 2012. This decline was the result of a decline in underwriting revenue earned on structured products. Underwriting revenue declined as a result of a reduction in the number and size of closed-end fund offerings during 2013, when compared to 2012. Distribution revenue on retail advisory products increased as a result of an increase in mutual fund sales.

        For the year ended December 31, 2012, product distribution revenue increased $1.5 million, or 7%, from 2011. This increase was mainly attributable to higher closed-end fund underwriting revenue, which resulted from an increase in the number of closed-end fund offerings during 2012. Mutual fund distribution revenue declined $0.2 million for the year ended December 31, 2012 despite an increase in mutual fund sales in 2012. Mutual fund distribution revenue declined as a result of our decision to no longer offer the B-share mutual fund share class. There is a corresponding decline in distribution expense (included in operating expenses) on B-shares related to this decline in revenue.

Performance Fees/Other Revenue

        Performance fees/other revenue consists of performance fees earned on institutional and private fund assets managed, consulting revenue, and model/research fees.

        Performance fees/other revenue for 2013 were $27.5 million, a decline of $29.7 million from the $57.2 million earned in 2012. This decline was mainly attributable to a decline in performance fees earned on commodity based private funds and managed accounts managed by Gresham.

        Performance fees/other revenue for 2012 were $57.2 million, an increase of $41.3 million from 2011. Included in 2012 performance fees/other revenue are $40.8 million of performance fees from Gresham, which was acquired on December 31, 2011. Not including Gresham, 2012 performance fees/other revenue increased $0.6 million, or 4%, from 2011, mainly as a result of an increase in fees on alternative products managed by Symphony.

Operating Expenses

        The following table shows operating expenses for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Compensation and Benefits	$468,914	$472,854	$432,830
Severance	21,309	23,075	4,520
Advertising and Promotional Costs	13,643	15,134	12,881
Occupancy and Equipment Costs	49,477	44,418	45,392
Amortization of Intangible Assets	39,912	69,271	72,316
Travel and Entertainment	17,845	19,288	16,965
Distribution Expense	57,398	55,841	50,893
Outside and Professional Services	52,329	60,750	67,745
Intangible Asset Impairment	—	586,715	—
Other Operating Expenses	41,671	72,001	45,202

Total	$762,498	$1,419,347	$748,744

Compensation and Benefits

        During 2013, compensation and related benefits declined $3.9 million, or 1%. This decline was due mainly to reductions in compensation expense as a result of reductions late in 2012 and during 2013.

        During 2012, compensation and related benefits increased $40.0 million, or 9%. This increase was largely the result of headcount additions and increased compensation expense relating to the Gresham Transaction. Compensation and related benefits expense for 2012 also increased as a result of the creation of new long-term incentive programs during the year.

Severance

        Severance expense in both 2013 and 2012 was the result of internal restructurings.

Advertising and Promotional Costs

        During 2013, advertising and promotional costs declined $1.5 million, or 10%, mainly as a result of a decline in advertising spending.

        During 2012, advertising and promotional costs increased $2.3 million, or 18%, mainly as a result of increased advertising and promotional costs following the Gresham Transaction.

Occupancy and Equipment Costs

        During 2013, occupancy and equipment costs increased $5.1 million primarily as a result of a $3.1 million increase in the amortization of computer software. The remaining cause of increased occupancy and equipment costs relates to gains/losses on subleased space, space attributable to a portion of our leased space in Los Angeles, California. During 2012, we recorded a $1.0 million expense reduction when space that had previously been vacated was subleased. This resulted in a year-over-year increase in expense of $2.8 million. These increases were partially offset by a decline in repairs and maintenance.

        During 2012, occupancy and equipment costs declined $1.0 million. This overall decline is the net result of a $7.0 million improvement in gain/loss on the disposal of leaseholds and fixed assets, offset by a $5.4 million increase in depreciation and a $0.5 million increase in rent and electricity. During

2011, we recorded a $5.9 million loss attributable to the closing of a portion of our leased space in Los Angeles, California. During 2012, we recorded a partial recovery of that loss when a portion of the space was sub-leased. This resulted in the $7.0 million year-over-year improvement. The increase in depreciation expense is the result of capital spending related to integration activities following the FAF Transaction. This integration was performed over a span of approximately two years. The increase in rent and electricity is the result of increased expense following the Gresham Transaction.

Amortization of Intangible Assets

        Amortization expense for intangible assets declined $29.4 million during 2013. This decline was the result of the $586.7 million impairment charge taken during the second quarter of 2012. The impairment charge lowered amortizable intangible assets and correspondingly decreased amortization expense.

        During 2012, amortization expense for intangible assets declined $3.0 million. This decline primarily was the combined result of our recording $23.2 million of amortization expense during 2012 for intangible assets resulting from the Gresham Transaction, offset by a $26.2 million decline in amortization expense resulting from the $586.7 million impairment charge on intangible assets taken during the second quarter of 2012.

Travel and Entertainment

        During 2013, travel and entertainment expenses declined $1.4 million, primarily as a result of reductions in travel related to integration activities and a reduction in internal meeting expense due to timing of our national sales meetings.

        During 2012, travel and entertainment expenses increased $2.3 million primarily as a result of increased expense following the Gresham Transaction.

Distribution Expense

        During 2013, distribution costs increased $1.6 million, or 3%, mainly as a result of an increase in mutual fund assets.

        During 2012, distribution costs increased $4.9 million, or 10%, mainly as a result of an increase in mutual fund assets.

Outside and Professional Services

        During 2013, outside and professional services expense declined $8.4 million, or 14%. This decrease was driven by declines in legal fees, consulting fees and fees paid to outside service providers.

        During 2012, outside and professional services expense declined $7.0 million, or 10%. This decrease was driven by non-recurring consulting and legal fees incurred in the prior year.

Intangible Asset Impairment

        As a result of outflows in our assets under management during the first half of 2012, we identified $586.7 million of non-cash intangible asset impairment as of June 30, 2012. The impairment was the result of goodwill and intangible asset valuation reviews triggered by outflows in our managed account reporting unit. For additional information, refer to Note 1, "Basis of Presentation and Summary of Significant Accounting Policies—Goodwill and Intangibles: 2012 Impairment" to the accompanying December 31, 2013 consolidated financial statements.

All Other Operating Expenses

        During 2013, all other operating expenses, including structuring fees, recruiting, fund organization costs, trade errors and other expenses, declined $30.3 million. Approximately $28.7 million of the decline was due to declines in structuring and syndication fees on new closed-end fund offerings.

        During 2012, all other operating expenses, including structuring fees, recruiting, fund organization costs, trade errors and other expenses, increased $26.8 million. Approximately $26.3 million of the increase was due to increased structuring and syndication fees on new closed-end fund offerings.

Operating Other: Contingent Consideration

        Contingent consideration represents changes in the estimated value of the Gresham contingent consideration. During 2013, we recorded a gain of $87.2 million. During 2012, we recorded expense of $29.3 million. The decline in the fair market value of the contingent consideration during 2013 was due mainly to the recent decline in the commodity markets and subsequently lower assets under management, as well as a decline in performance fees. This resulted in lower Gresham EBITDA, upon which the contingent consideration is based, relative to the projections at the end of the prior year.

Other Income/(Expense)

        Other income/(expense) includes realized gains and losses on investments, transaction costs, loss on debt transactions and miscellaneous income/(expense), including gain or loss on the disposal of property.

        The following is a summary of other income/(expense) for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Gains/(Losses) on Investments	$7,605	$22,583	$35,620
Transaction Costs	(261)	890	(8,535)
Loss on Debt Transactions	(103,726)	(143,274)	—
Miscellaneous Income/(Expense)	(409)	(250)	2,890

Total	$(96,791)	$(120,051)	$29,975

        Other income/(expense) increased $23.3 million during 2013, primarily as a result of lower losses on debt transactions, which were partially offset by lower gains on investments. Gains on investments during 2013 resulted from realized gains on our seed capital investments. During 2012, gains on investments also included $17.4 million of gains resulting from the change in fair value of interest rate swaps terminated in November 2012. Included in the loss on debt transactions for 2013 are $35.6 million in call premiums that we paid in connection with the refinancing of loans under our senior secured credit facility and a $68.0 million write-off of the remaining unamortized discount and debt issuance costs related to such loans. These debt transactions are discussed further in "—Capital Resources, Liquidity and Financial Condition—Debt" below.

        During 2012, other income/(expense) declined $150.0 million, primarily driven by the $143.3 million loss we recorded for the debt transactions further discussed in "—Capital Resources, Liquidity and Financial Condition—Debt" below. Included in the $143.3 million loss on debt transactions are a $30.0 million call premium and $52.5 million of accelerated expense related to the then-remaining unamortized costs associated with the February 29, 2012 debt transactions, as well as $39.1 million in tender premium, $3.7 million in call premium, consent fees and amendment fees, and $17.6 million of accelerated expense relating to the then-remaining unamortized costs associated with the September 19, 2012 debt transactions. Gains on investments declined $13.0 million, due to a combination of $4.6 million in lower unrealized gains from the change in fair value of our debt derivatives, and $12.6 million in lower gains on our seed capital investments, offset by $3.8 million in higher gains related to the change in estimated fair value of our ownership position in CLO/CDOs managed by one of our subsidiaries, Symphony Asset Management, and $0.4 million of higher capital gain distributions from our seed capital investments.

Consolidated VIEs and Funds, net

        Consolidated VIEs and Funds, net represents income/(loss) from variable interest entities and funds required to be consolidated into our financial statements. For further information, refer to Note 3, "Consolidated Variable Interest Entities," in the accompanying consolidated financial statements.

Net Interest Expense

        The following is a summary of net interest expense for the three years ended December 31, 2013:

	Year Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Dividends and Interest Income	$5,885	$5,290	$3,684
Interest Expense	(289,644)	(345,560)	(324,100)

Total	$(283,759)	$(340,270)	$(320,416)

        Net interest expense declined $56.5 million in 2013 compared to 2012. This decline is due mainly to the roll-off of certain interest rate hedges in the fourth quarter of 2012, as well as the re-pricing of loans under our senior secured credit facility in February and April 2013. This decline was partially offset by an increase in interest expense due to an increase in the overall level of outstanding debt resulting from our September 2012 debt transactions. Refer to "—Capital Resources, Liquidity and Financial Condition—Debt" heading below for additional information.

        Net interest expense increased $19.9 million in 2012 compared to 2011, mainly as a result of higher interest expense, which was caused by a higher level of outstanding debt.

Capital Resources, Liquidity and Financial Condition

        Our primary liquidity needs are to fund capital expenditures, service indebtedness and support working capital requirements. Our principal sources of liquidity are cash flows from operating activities and borrowings under our senior secured credit facility and senior unsecured notes.

        The following table presents selected significant components of our statement of cash flows for the years ended December 31, 2013, 2012 and 2011:

	Year Ended December 31,
	2013	2012	2011
	Dollars in thousands
Cash provided by operating activities	$145,624	$60,148	$180,952
Cash provided by/(used for) financing activities	(66,279)	239,648	288,477
Cash used in investing activities(1)	(45,026)	(221,721)	(395,170)

(1)
Excludes net change in cash from consolidated VIEs and funds

Cash from operating activities

        Cash flows from operating activities primarily include the receipt of investment advisory fees, performance fees and distribution fees offset by the payment of operating expenses incurred in the normal course of business, including the effect of cash payments related to year-end incentive compensation.

        Cash provided by operating activities for the year ended December 31, 2013 was $145.6 million, an increase of $85.5 million from the $60.1 million in 2012. The increase was primarily the result of a $49.8 million reduction in cash interest expense as the result of debt refinancing. In addition, during 2012, $39.1 million in liabilities accrued at the time of the Gresham closing were paid, reducing cash flow from operating activities in 2012.

        Cash provided by operating activities for the year ended December 31, 2012 were $60.1 million, a decline of $120.9 million from $181.0 million in 2011. The decline is primarily the result of a decline of $39.1 million in accrued liabilities at Gresham, a $66.9 million increase as a result of the timing of incentive compensation payments as well as an increase in cash interest expense of $26.6 million.

Cash from financing activities

        Cash flows from financing activities reflect distributions to non-controlling interests, the purchase of non-controlling interests in our investment affiliates and proceeds and payments associated with our debt.

        Cash outflows from financing activities for the year ended December 31, 2013 were $66.3 million driven mainly by $49.1 million in payments related to the refinancing of our debt. This amount compares unfavorably to cash from financing activities for the year ended December 31, 2012, during which we raised $239.6 million, primarily from the issuance of new debt.

        Cash inflows from financing activities for the year ended December 31, 2012 were $239.6 million and included $226.3 million of net proceeds from loans and notes payable. This compares unfavorably to the $288.5 million provided by financing activities in 2011, which primarily consisted of proceeds from loans payable used to finance the Gresham transaction.

Cash used in investing activities

        Cash flows from investing activities consist primarily of the purchase of equipment and leasehold improvements and cash paid in acquisitions and seed capital investments that we make in connection with the development of new investment products.

        Cash outflows from investing activities, excluding the impact of consolidated VIEs, for the year ended December 31, 2013 were $45.0 million and primarily included $18.7 million for the purchase of property and equipment, $35.1 million in funding for our mutual fund incentive program, offset by $7.2 million in net proceeds from the sale of investment securities.

        Cash outflows from investing activities, excluding the impact of consolidated VIEs, for the year ended December 31, 2012 were $177.3 million and consisted primarily of $157.2 million in additional consideration paid related to the Winslow acquisition, $44.2 million for the purchase of property and equipment, $15.0 million in funding for our mutual fund incentive program and $6.4 million in net purchases of investment securities.

Liquidity

        The Company manages its financial condition and funding to maintain appropriate liquidity for the business. Capital resources at December 31, 2013 and 2012 were as follows:

	Year Ended December 31,
	2013	2012
	Dollars in thousands
Cash and cash equivalents(1)	$324,717	$290,289
Credit Facility—undrawn	190,000	190,000

Total Liquidity	$514,717	$480,289

(1)
Does not include cash and cash equivalents held by consolidated VIEs as the Company cannot access such cash to use in its operating activities

        Total liquidity increased $34.4 million during the year ended December 31, 2013 primarily reflecting positive operating cash flows, partially offset by debt refinancing costs and the funding of our long-term mutual fund incentive program.

        We believe that funds generated from operations and existing cash reserves will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future. Our ability to continue to fund these items, to service debt and to maintain compliance with covenants in our debt agreements may be affected by general economic, financial, competitive, legislative, legal and regulatory factors and by our ability to refinance or repay outstanding indebtedness with scheduled maturities beginning in September 2015. In the event that we are unable to repay any of our outstanding indebtedness as it becomes due, we might need to explore alternative strategies for funding, such as selling assets, refinancing or restructuring our indebtedness or selling equity capital. However, securing alternative sources of funding might not be feasible, which could result in further adverse effects on our financial condition.

        Our senior secured credit facility includes a financial maintenance covenant requiring us to maintain a maximum ratio of net first lien secured indebtedness to adjusted EBITDA (as defined in the credit agreement). Refer to "—Capital Resources, Liquidity and Financial Condition—Senior Secured Credit Facility—Covenants" heading below. At December 31, 2013, this maximum ratio was 5.75:1.00. At December 31, 2013, we were in compliance with this covenant, as our actual ratio of net first lien secured indebtedness to adjusted EBITDA was 4.56:1.00 based on $2,247 million of net first lien secured indebtedness and adjusted EBITDA of $492.4 million. In addition, as of December 31, 2013, we were in compliance with all other covenants and restrictions in our debt agreements.

Debt

        In 2007, a group of private equity investors led by MDP acquired all of our outstanding capital stock. As a result of that transaction and the related financing transactions (collectively, the "MDP Transactions"), we significantly increased our level of debt. At December 31, 2013, we had approximately $4.5 billion in aggregate principal amount of indebtedness outstanding and had limited additional borrowing capacity.

        We have four types of debt obligations: (1) first-lien term loans; (2) second-lien term loans; (3) first-lien revolving credit facility; and (4) senior unsecured notes. Each is discussed in detail below.

Senior Secured Credit Facility

Overview

        In connection with the MDP Transactions, we entered into a senior secured credit facility, consisting of a $2.3 billion first-lien term loan facility and a $250 million first-lien revolving credit facility (the "Original Revolving Credit Facility"). At the time of the MDP Transactions, we borrowed the full amount available under the $2.3 billion first-lien term loan facility (the "Original Term Loans"). We used the proceeds from this borrowing to finance part of the MDP Transactions.

        On December 31, 2010, we amended our senior secured credit facility pursuant to which, among other things, we: extended the final maturity of $171.0 million of commitments under the Original Revolving Credit Facility from November 13, 2013 to November 13, 2015 (the "Extended Revolving Credit Facility"), subject to certain springing maturity terms; extended the final maturity of $1.0 billion of Original Term Loans from November 13, 2014 to May 13, 2017 (the "Extended Term Loans"), subject to certain springing maturity terms; and converted $57.0 million of then-outstanding borrowings under our Original Revolving Credit Facility into additional Extended Term Loans.

        On December 30, 2011, we obtained an additional $280.0 million in first-lien term loans (the "Incremental Term Loans") under our senior secured credit facility. All proceeds of the Incremental Term Loans were used to pay a portion of the cash consideration for the acquisition of a controlling interest in Gresham.

        On February 29, 2012, we extended an additional $789.3 million of Original Term Loans into additional Extended Term Loans. On the same date, we refinanced $500.0 million of second-lien term loans that we had obtained under our senior secured credit facility in July and August of 2009 (the "Original Second-Lien Term Loans") by obtaining $500.0 million of new second-lien term loans under our senior secured credit facility (the "New Second-Lien Term Loans"). Proceeds from the Original Second-Lien Term Loans were used to pay down a portion of our first-lien term loans. Proceeds from the New Second-Lien Term Loans were used to repay the $500.0 million of Original Second-Lien Term Loans.

        On September 19, 2012, we amended our senior secured credit facility pursuant to which, among other things, we:

  •
  obtained an additional $365.9 million in first-lien term loans having a final maturity of May 13, 2017 (the "New First-Lien Term Loans"), subject to the springing maturity date described under "—Maturity";

  •
  used a portion of the proceeds from the New First-Lien Term Loans to repay $228.8 million of the $297.9 million of outstanding Original Term Loans along with related fees and expenses;

  •
  extended the final maturity of the remaining $69.1 million of outstanding Original Term Loans from November 13, 2014 to May 13, 2017, subject to the springing maturity date described under "—Maturity";

  •
  used a portion of the proceeds from the New First-Lien Term Loans to repay the $13.9 million outstanding under the Original Revolving Credit Facility and the $108.1 million outstanding under the Extended Revolving Credit Facility, along with related fees and expenses; and

  •
  obtained a new $190.0 million first-lien revolving credit facility (the "New Revolving Credit Facility") having a final maturity of February 12, 2017, subject to the springing maturity date described under "—Maturity," which replaced both the Original Revolving Credit Facility and the Extended Revolving Credit Facility (the "Old Revolving Credit Facilities").

        After giving effect to the September 19, 2012 amendment, both the Original Term Loans that were extended, and the New First-Lien Term Loans that were obtained in connection with such amendment,

had the same terms as the Extended Term Loans and, as a result, the term "Extended Term Loans" includes the extended Original Term Loans and the New First-Lien Term Loans for all purposes herein for any period after September 19, 2012. In addition, as a result of the September 19, 2012 amendment, all of our first-lien term loans, including the Incremental Term Loans, had a final maturity date of May 13, 2017, subject to the springing maturity date described under "—Maturity."

        Effective February 28, 2013, we amended our senior secured credit facility pursuant to which we reduced the interest rate spread applicable to all of the outstanding Extended Term Loans and Incremental Term Loans and all of the outstanding commitments under the New Revolving Credit Facility. In addition, as a result of the February 28, 2013 amendment, we converted the outstanding Extended Term Loans and Incremental Term Loans into a single tranche of outstanding term loans under our first-lien term loan facility (the "Tranche A First-Lien Term Loans").

        Effective April 29, 2013, we amended our senior secured credit facility pursuant to which we reduced the interest rate spread applicable to all of the outstanding Tranche A First-Lien Term Loans and New Second-Lien Term Loans, which are referred to herein for all periods after April 29, 2013 as the "Tranche B First-Lien Term Loans" and the "Tranche B Second-Lien Term Loans," respectively. In connection with the consummation of the April 29, 2013 amendment, we paid call premiums equal to 1.0% and 2.0% of the principal amount of refinanced Tranche A First-Lien Term Loans and New Second-Lien Term Loans, respectively, which totaled approximately $35.6 million, along with other customary fees and expenses.

Principal Amounts Outstanding

        At December 31, 2013, we had $2.6 billion of outstanding Tranche B First-Lien Term Loans and $500.0 million of outstanding Tranche B Second-Lien Term Loans.

        At December 31, 2013, we did not have any outstanding borrowings under our New Revolving Credit Facility.

Maturity

        Subject to the springing maturity date described below, the Tranche B First-Lien Term Loans mature on May 13, 2017, the Tranche B Second-Lien Term Loans mature on February 28, 2019, and the commitments and any borrowings under our New Revolving Credit Facility mature on February 12, 2017.

        The Tranche B First-Lien Term Loans, the Tranche B Second-Lien Term Loans and the commitments under our New Revolving Credit Facility are subject to a springing maturity date. The final maturity date for each will change to the 90th day prior to the maturity of our 5.5% senior notes due September 15, 2015 (i.e., June 17, 2015) if, on such date, the aggregate principal amount of all such 5.5% senior notes is equal to or greater than our adjusted EBITDA (as defined in the credit agreement governing our senior secured credit facility) for the most recently ended four fiscal quarters.

        Under the terms of the credit agreement governing our senior secured credit facility, we may refinance (at par or with any applicable premium, costs and expenses) our Tranche B First-Lien Term Loans, Tranche B Second-Lien Term Loans and any borrowings or commitments under our New Revolving Credit Facility through (i) in the case of each of our borrowings other than the New Second-Lien Term Loans, the issuance of first-lien senior notes or loans secured by the collateral securing the obligations under the credit agreement on a pari passu basis, (ii) the issuance of second-lien senior notes or loans secured by the collateral securing the obligations under the credit agreement on a second-lien basis, (iii) the issuance of unsecured senior notes or loans, and/or (iv) the incurrence of new classes of term loans and/or revolving credit commitments under the credit agreement (including through a conversion or exchange of existing term loans and/or existing revolving credit borrowings or commitments into such new classes).

Prepayments

        The credit agreement permits all or any portion of the borrowings outstanding under our senior secured credit facility to be prepaid at par, except that voluntary prepayments of the Tranche B Second-Lien Term Loans prior to April 29, 2014 would be subject to a 1.0% prepayment premium.

        We may be required to make a mandatory prepayment of the borrowings outstanding under our senior secured credit facility in certain circumstances, including a material sale of our assets in which the proceeds are not reinvested in our business and the accumulation of "excess cash flow," as defined in the credit agreement governing our senior secured credit facility. In addition, upon the occurrence of certain "change of control" transactions, we must make an offer to repay all or any part of each Tranche B Second-Lien Term Loan at a price of 101% of the principal amount thereof plus accrued and unpaid interest thereon.

Guarantors and Security

        All obligations under our senior secured credit facility are guaranteed by Parent, and each of our present and future, direct and indirect, wholly-owned material subsidiaries (excluding broker-dealer subsidiaries, foreign subsidiaries and domestic subsidiaries whose only assets are equity interests in foreign subsidiaries). The obligations under our senior secured credit facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (i) on a first-lien basis, by all of our capital stock and the capital stock of certain of our subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by us or any guarantor and (ii) on a first-lien basis by substantially all of our and each guarantor's present and future assets, except that the Tranche B Second-Lien Term Loans are secured by the same capital stock and assets on a second-lien basis.

Interest and Fees

        The Tranche B First-Lien Term Loans bear interest at a rate per annum of LIBOR plus a spread of 4.00% (or alternate base rate plus 3.00%), subject to a 25 basis point step-down in the spread if we achieve a senior secured net leverage ratio (as defined below) of 4.00:1.00 or less. The Tranche B Second-Lien Term Loans bear interest at a rate per annum of LIBOR (subject to a 1.25% floor) plus a spread of 5.25% per annum (or alternate base rate (subject to a 2.25% floor) plus 4.25%). Borrowings under the New Revolving Credit Facility bear interest at a rate per annum of LIBOR plus a spread of 5.00% (or alternate base rate plus 4.00%), subject to a 25 basis point step-down in the spread if we achieve a senior secured net leverage ratio of 4.00:1.00 or less but greater than 3.25:1.00, and a 50 basis point step-down in the spread if we achieve a senior secured net leverage ratio of 3.25:1.00 or less. See "—Recent Updates to Authoritative Accounting Literature—Interest Rate Sensitivity" below for a discussion of the Company's interest rate hedging activities.

        In addition to paying interest on outstanding principal of borrowings under our senior secured credit facility, we are required to pay a commitment fee to the lenders in respect of any unutilized loan commitments under the New Revolving Credit Facility at a rate of 0.375% per annum.
Covenants

        The credit agreement governing our senior secured credit facility contains a financial maintenance covenant that prohibits us from exceeding a ratio of (i) funded first-lien secured indebtedness (expressly excluding the Tranche B Second-Lien Term Loans) less unrestricted cash and cash equivalents to (ii) consolidated adjusted EBITDA (as defined in the credit agreement) of 5.75:1.00 (the "senior secured net leverage ratio"). The credit agreement also contains a number of other covenants that, among other things, limit or restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change our line of business or engage in certain transactions with affiliates.

Covenant Compliance

        Under the indentures governing our notes and the credit agreement governing our senior secured credit facility, our ability to engage in activities such as incurring additional indebtedness, making certain investments, refinancing certain indebtedness, making certain restricted payments including dividends and entering into certain merger transactions is governed, in part, by our ability to satisfy tests based on adjusted EBITDA. In addition, the credit agreement governing our senior secured credit facility contains a financial maintenance covenant that prohibits us from exceeding a ratio of (i) funded first-lien secured indebtedness less unrestricted cash and cash equivalents to (ii) adjusted EBITDA of 5.75:1.00. Step downs in the interest rate spread applicable to loans under our senior secured credit facility are based upon the same ratio used in the financial covenant.

        "Adjusted EBITDA" is defined as consolidated net income/(loss) before net interest expense, income tax/(benefit), depreciation and amortization and income/(expense) attributable to consolidated variable interest entities, further adjusted for non-cash compensation, structured product distribution expense, retention, severance and recruiting expense, goodwill, intangible and other impairments, acquisitions, and certain other non-cash, non-recurring and other items.

        We believe that the presentation of adjusted EBITDA is appropriate to provide additional information to investors about the calculation of, and compliance with, the financial maintenance covenant in the credit agreement governing our senior secured credit facility. We caution investors that amounts presented in accordance with our definition of adjusted EBITDA may not be comparable to similar measures disclosed by other issuers, because not all issuers and analysts calculate adjusted EBITDA in the same manner. Adjusted EBITDA is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income/(loss) or any other performance measures derived in accordance with GAAP or as an alternative to cash flows from operating activities as a measure of our liquidity.

        The following table sets forth a reconciliation of net income (loss) attributable to Nuveen Investments, as determined under GAAP, to adjusted EBITDA:

Year ended December 31, 2013
(in thousands)
Net income attributable to Nuveen Investments	$45,228
Net income attributable to Symphony CLO V	(4,725)
Net interest expense excluding consolidated variable interest entities	283,759
Income tax benefit	(42,385)
Depreciation and amortization	69,309
Non-cash compensation	51,013
Structured products distribution expense(a)	10,116
Retention, severance, and recruiting expense(b)	51,690
Goodwill, intangible and other impairment	—
Acquisitions(c)	(87,301)
Other adjustments(d)	115,733
Adjusted EBITDA	$492,437

(a)
Structured products distribution expense represents structuring fees and upfront distribution costs paid for closed-end funds, mutual funds, and other structured products such as collateralized loan and debt obligations.

(b)
Retention, severance, and recruiting expense represents costs associated with employee retention programs, costs related to employee severance agreements and costs to recruit employees, such as relocation expense.

(c)
Includes the fair value adjustment on the Gresham contingent consideration.

(d)
Other adjustments include, but are not limited to, non-recurring items, such as gains and losses on certain investments, impairment charges, loss on debt restructuring, and other adjustments.

Events of Default

        The credit agreement governing our senior secured credit facility contains customary events of default including: non-payment of principal; non-payment of interest or fees; non-payment of any other amounts due under our senior secured credit facility; inaccuracy of representations or warranties in any material respect; failure to perform or observe covenants set forth in the documentation governing our senior secured credit facility; cross-defaults to material indebtedness; bankruptcy and insolvency defaults; monetary judgment defaults to the extent not covered by indemnities or insurance; loss of lien perfection or priority on a material portion of the collateral; invalidity of guarantees or security documents; ERISA events; and a change of control.

Senior Unsecured Notes

9.125% Senior Notes due 2017 / 9.5% Senior Notes due 2020

        On September 19, 2012, we completed a notes offering (the "2017/2020 Notes Offering") of (i) $500,000,000 aggregate principal amount of 9.125% senior notes due 2017 (the "2017 Notes") and (ii) $645,000,000 aggregate principal amount of 9.5% senior notes due 2020 (the "2020 Notes" and together with the 2017 Notes, the "2017/2020 Notes"). The 2017 Notes will mature on October 15, 2017 and accrue interest at the rate of 9.125% per year. The 2020 Notes will mature on October 15, 2020 and accrue interest at the rate of 9.5% per year. Interest on the 2017/2020 Notes is payable semi-annually in cash in arrears on April 15 and October 15 of each year. The net proceeds of the 2017/2020 Notes Offering were primarily used to repurchase and redeem all of our then outstanding 10.5% senior unsecured notes due 2015 and pay the related fees and expenses. The remaining proceeds were used for general corporate purposes. The 2017/2020 Notes rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to any future indebtedness that is subordinated in right of payment to the notes. Obligations under the 2017/2020 Notes are guaranteed by Parent and each of our present and future, direct and indirect, wholly owned material domestic subsidiaries that guarantee our obligations under our senior secured credit facility (discussed above). Such guarantees are subordinated in right of payment to the guarantees of our obligations under our senior secured credit facility and related hedging obligations and any of our future secured indebtedness.

        We may redeem some or all of the 2017 Notes at any time prior to October 15, 2014 by paying a price equal to 100% of the principal amount plus a "make-whole" premium, along with accrued and unpaid interest and additional interest (as defined in the indentures governing the 2017/2020 Notes), if any, to the date of redemption. At any time prior to October 15, 2014, we may, on one or more occasions, use the net cash proceeds of certain equity offerings to redeem up to 35% of the principal amount of the 2017 Notes at a redemption price equal to 109.125% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of the 2017 Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. At any time on or after October 15, 2014, the 2017 Notes may be redeemed at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, and additional interest, if any, to, but not including, the redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2014	106.844%
2015	104.563%
2016 and thereafter	100.000%

        We may redeem some or all of the 2020 Notes at any time prior to October 15, 2016 by paying a price equal to 100% of the principal amount plus a "make-whole" premium, along with accrued and unpaid interest and additional interest, if any, to the date of redemption. At any time prior to October 15, 2015, we may, on one or more occasions, use the net cash proceeds of certain equity offerings to redeem up to 35% of the principal amount of the 2020 Notes at a redemption price equal to 109.5% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of the 2020 Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. At any time on or after October 15, 2016, the 2020 Notes may be redeemed at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest and any additional interest, if any, to, but not including, the redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2016	104.750%
2017	102.375%
2018 and thereafter	100.000%

        The indentures governing our 2017/2020 Notes contain a number of covenants that, among other things, limit or restrict our ability and the ability of our restricted subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change our line of business or engage in certain transactions with affiliates. Although we are not required to make mandatory redemption or sinking fund payments with respect to the 2017/2020 Notes, we are required to make an offer to purchase the 2017/2020 Notes in the event of a change of control or certain material sales of our assets.

        The indentures governing our 2017/2020 Notes also contain customary events of default including: non-payment of principal; non-payment of interest or other amounts due under the notes; failure to perform or observe covenants set forth in the indentures; cross defaults to material indebtedness; bankruptcy and insolvency defaults; monetary judgment defaults to the extent not covered by indemnities or insurance; and failure of guarantees to be in full force and effect.

        The 2017/2020 Notes were sold in a private placement and have not been registered under the Securities Act of 1933. We have agreed, under the terms of a registration rights agreement, to (i) file, no later than 18 months after the issue date of the 2017/2020 Notes, a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer to exchange the 2017/2020 Notes and related guarantees for new notes (the "Exchange Notes") and related guarantees of ours having terms substantially identical in all material respects to the 2017/2020 Notes and related guarantees (except that the Exchange Notes do not contain any transfer restrictions) (the "Exchange Offer"), (ii) use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 21 months after the issue date of the 2017/2020 Notes (or two years if reviewed by the SEC) and (iii) use commercially reasonable efforts to consummate the Exchange Offer within 30 business days after the Exchange Offer Registration Statement is declared effective by the SEC. In addition, we agreed, in some circumstances, to file a "shelf registration statement" that would allow some or all of the 2017/2020 Notes to be offered to the public. If we do not comply with our obligations under the registration rights agreements, we will be required to pay additional interest to holders of the 2017/2020 Notes.

5.5% Senior Notes due 2015

        We have outstanding $300 million aggregate principal amount of 5.5% senior notes due September 15, 2015 (the "5.5% senior notes"). The 5.5% senior notes rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The 5.5% senior notes bear interest at a rate of 5.5% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The 5.5% senior notes are not guaranteed by any of our subsidiaries.

        We may redeem the 5.5% senior notes, in whole or in part, at any time upon payment of a redemption price equal to (i) the greater of (a) 100% of the principal amount of the 5.5% senior notes to be redeemed or (b) the remaining scheduled payments of principal and interest on the 5.5% senior notes being redeemed, discounted to the redemption date on a semiannual basis at the treasury rate, plus 20 basis points, plus (ii) accrued and unpaid interest, if any, on the notes to be redeemed.

        The indenture governing the 5.5% senior notes contains a number of covenants that, among other things, limit or restrict our ability to create liens on the capital stock of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) that secure debt senior to the 5.5% senior notes, dispose of the capital stock of any of our significant subsidiaries or engage in mergers or consolidations. The indenture also contains customary events of default including payment defaults; covenant defaults; insolvency or bankruptcy; and cross defaults to other indebtedness.

Derivative Instruments

        From time to time, we seek to offset our exposure to changing interest rates under our debt financing arrangements by entering into interest rate hedging contracts. We have entered into four five-year forward-starting interest rate swap contracts under which we agreed to pay an amount equal to a specified fixed rate of interest on a notional principal amount, and to in turn receive an amount equal to a specified variable rate of interest on the same notional principal amount. The swap contracts have an effective date of December 31, 2014 and a termination date of December 31, 2019. Under the swap contracts, we receive one-month LIBOR and pay a fixed rate of 1.74% (on a weighted average basis) on an initial notional amount of $1.5 billion, which decreases to $1.25 billion on December 31, 2017 and to $1.0 billion on December 31, 2018. Our obligations under these swap contracts are guaranteed and secured on a pari passu basis with the first-lien loans outstanding under our senior secured credit facility.

Aggregate Contractual Obligations

        We have contractual obligations to make future payments under short-term and long-term debt, as well as long-term non-cancelable lease agreements. The following table summarizes these contractual obligations at December 31, 2013 (excludes debt from consolidated VIEs):

	Principal Payments on Debt(1)	Estimated Interest Payments on Debt(2)	Estimated Payments/ (Receipts)— Derivative Transactions(2)	Operating Leases(3)	Total
	(dollars in thousands)
2014	—	$264,887	—	$16,607	$281,494
2015	$300,000	266,650	$19,798	17,515	603,963
2016	—	277,357	7,450	18,053	302,860
2017	3,061,251	192,466	(7,884)	17,309	3,263,142
2018	—	103,558	(16,052)	17,286	104,792
Thereafter	1,145,000	116,917	(18,388)	88,438	1,331,967

Total	$4,506,251	$1,221,835	$(15,076)	$175,208	$5,888,218

(1)
Quarterly principal payments are not required.

(2)
Future payments on the term loan facility (which are based on a floating interest rate of LIBOR) and the estimate payments/(receipts)—derivative transactions were estimated using a forward yield curve (as of 2/10/14). The assumed LIBOR rates were: 0.18% for 2014, 0.43% for 2015, 1.24% for 2016, 2.25% for 2017, 3.00% for 2018.

(3)
Operating leases represent the minimum rental commitments under non-cancelable operating leases. We have no significant capital lease obligations.

Contingent Consideration

        In connection with our 2008 acquisition of Winslow Capital, we became contingently liable to make additional purchase price payments to the sellers, up to a maximum of $180.0 million in the aggregate. The final payment, in the amount of $16.3 million was made during the first quarter of 2014.

        In connection with our acquisition of Gresham in 2011, we became contingently liable to make additional purchase price payments to the sellers. There is no maximum as it relates to this additional contingent consideration. These payments are primarily contingent upon the growth in Gresham's EBITDA during each year in the five year period ending 2016. We do not expect to make a payment under this arrangement in 2014. At December 31, 2013, we have $37.2 million recorded as the fair value of this contingent consideration.

Redeemable Non-Controlling Interests at Gresham

        On December 31, 2011, we acquired 60% of the equity interests of Gresham. The holders of a portion of the 40% of equity interests that we did not purchase have the option to require us to purchase their interests at the later of the holder's death or disability or the fifth anniversary of the acquisition date. At December 31, 2013 and 2012, the Company had $194.1 million and $201.8 million, respectively, recorded on its consolidated balance sheets for Gresham redeemable noncontrolling interests.

Affiliate Equity Programs

        In order to allow key individuals to participate in the earnings growth and cash flows of their respective businesses, we have instituted equity programs at each of our affiliated investment managers. During 2011, equity programs were put in place for Symphony, Santa Barbara, NWQ and NAM. During 2012, equity programs were put in place for Tradewinds and Winslow Capital. The equity program at Gresham pre-existed the acquisition and remains in place.

        Each of the affiliate equity programs consists of profits interests, which are generally subject to multi-year vesting periods. The fair market value of the profits interests, determined as of their grant date, is amortized as an expense over the term of the applicable vesting period. Holders of profits interests are entitled to receive a distribution of the cash flow from their business. With respect to certain of the profits interests, distributions are only made to the extent such cash flow exceeds certain thresholds. Furthermore, distributions with respect to certain of the profits interests are subject to an annual cap. During the years ended December 31, 2013 and 2012, we recorded approximately $15.4 million and $12.2 million, respectively, of income attributable to these noncontrolling interests.

        Interests held by non-controlling interest holders at each of our affiliates other than Gresham are not subject to mandatory redemption. The purchase of non-controlling interests is predicated, for each of them, on the exercise of a series of puts held by non-controlling interest holders and calls held by us. Neither the exercise of the puts nor the exercise of the calls is contingent upon the non-controlling interest holders remaining employed by the affiliated entity. Generally, the puts provide the non-controlling interest holders the right to require us to purchase all of their interests upon the occurrence of certain events, such as death or disability, or specified percentages of their interests at specified intervals over time following certain other events, such as a sale of the Company. The calls generally provide us with the right to require the non-controlling interest holders to sell their equity interests to us at specified intervals over time, as well as upon the occurrence of certain events, such as termination of employment. As a result, there is significant uncertainty as to the timing of any non-controlling interest purchase in the future. The value assigned to the purchase of a non-controlling interest is generally based on a multiple of earnings before interest, taxes and amortization of the affiliate, which is a measure that is intended to represent fair market value. There is no discrete floor or ceiling on any non-controlling interest purchase. As a result, there is significant uncertainty as to the amount of any non-controlling interest purchase in the future. Accordingly, future payments to be made to purchase non-controlling interests have been excluded from the above table, unless a put or call option has been exercised and a commitment exists for us to purchase such non-controlling interests. Although the timing and amounts of these purchases cannot be predicted with certainty, we anticipate that the purchase of non-controlling interests in our affiliates may be a significant use of cash in future years. At December 31, 2013 and 2012, the amount included in our consolidated balance sheet for these redeemable noncontrolling interests is $82.6 million and $40.7 million, respectively.

Other Commitments

        As of December 31, 2013, we had a remaining unfunded commitment of $6.2 million to invest in two related outside private equity partnerships that were organized for the purpose of making and managing investments in the asset management industry, including investments in businesses that manage assets on behalf of, or provide advice to, their clients and businesses that provide other products or services related to asset management. As of December 31, 2013, we have invested $5.8 million of the total $12.0 million committed. The timing for the remaining investments is dependent on future capital calls.

Broker-Dealer

        Our broker-dealer subsidiary is subject to requirements of the SEC relating to liquidity and capital standards. Refer to Note 12, "Net Capital Requirement," in the accompanying 2013 consolidated financial statements.

Off-Balance Sheet Arrangements

        We do not invest in any off-balance sheet vehicles that provide financing, liquidity, market or credit risk support or engage in any leasing activities that expose us to any liabilities that are not reflected in our Annual Financial Statements and our Quarterly Financial Statements.

Critical Accounting Policies

        Our financial statements and the accompanying notes are prepared in accordance with U.S. generally accepted accounting principles. Preparing financial statements requires management to make estimates and assumptions that impact our financial position and results of operations. These estimates and assumptions are affected by our application of accounting policies. We describe certain critical accounting policies below that we believe are important to understand our results of operations and financial position. Refer to Note 1, "Basis of Presentation and Summary of Significant Accounting Policies," to the accompanying 2013 consolidated financial statements for additional information.

Revenue Recognition

        Investment advisory fees from assets under management are recognized ratably over the period that assets are under management. Performance fees are recognized only at the performance measurement date contained in the individual account management agreements and are dependent upon performance of the account exceeding agreed-upon benchmarks over the relevant period. Some of our investment management agreements provide that, to the extent certain enumerated expenses exceed a specified percentage of a fund's or a portfolio's average net assets for a given year, the advisor will absorb such expenses through a reduction in management fees. Investment advisory fees are recorded net of any such expense reductions. Investment advisory fees are also recorded net of any sub-advisory fees paid by us, based on the terms of those arrangements.

Equity Based Compensation

        Our equity based compensation plans include: deferred and restricted Class A Units, deferred incentive Class A Units, and affiliate level equity plans. Equity based compensation expense reflects the fair value of equity-based awards measured at the grant date and is amortized over the relevant service period.

        The deferred and restricted Class A Unit program entitles holders to receive the same economic benefit as the Class A Units at Holdings. These grants were valued based on the overall value of Holdings. This value was derived using both income (discounted cash flow) and market approaches

(guideline company method). Significant forecast assumptions used in the income approach include: revenue growth rate; gross profit; operating expenses as a percent of revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); capital expenditures; and debt-free working capital. Significant assumptions used in the market approach include a control premium and multiples of indicated value to EBITDA. Assumptions inherent in EBITDA estimates include assumptions about: operational risk, growth expectations, and profitability.

        Deferred incentive Class A Units are profits interests. Profits interests are intended to provide management with the opportunity to participate in future growth of Holdings. Key inputs used in the valuation of this program include: the underlying value of Holdings; years until an expected liquidity event; expected volatility; expected dividends; risk-free rate; and discount for lack of marketability.

        The affiliate level equity plans are also profits interests. These interests were valued using a discounted cash flow method which calculated the present value of projected pre-tax cash flow streams. In calculating the fair market value, a number of different growth scenarios and discount rates were developed. Critical items considered in determining appropriate growth scenarios included: historical performance, product capacity, marketing initiatives, management capacity and the perceived value of the interests by the individuals who play a critical role in producing growth.

        Many of the assumptions used in valuing our equity plans require management's judgment. If we used different assumptions or if we used a different type of pricing methodology, the fair value of our equity based grants and related compensation expense might have been different.

Goodwill and Intangible Assets

Goodwill

        Under Codification, goodwill is not amortized but is tested at least annually for impairment by comparing the fair value of the reporting unit to its carrying value amount, including goodwill. Accounting Standards Update ("ASU") No. 2011-8, "Intangibles—Goodwill and Other (Topic 350): Testing Goodwill for Impairment" ("ASU No. 2011-8") allows an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under ASU No. 2011-8, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. During 2013 and 2012, we did perform calculations for the fair values of the reporting units in the goodwill impairment tests.

        Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units and determining the fair value of each reporting unit. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate market multiples and other assumptions. Changes in these estimates could materially affect our impairment conclusions.

        Goodwill of a reporting unit must be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount.

        Examples of such events or circumstances include:

  a)
  a significant adverse change in legal factors or in the business climate;

  b)
  an adverse action or assessment by a regulator;

  c)
  unanticipated competition;

  d)
  a loss of key personnel;

  e)
  a more-likely-than-not expectation that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed of; and

  f)
  the testing for recoverability under Codification of a significant asset group within a reporting unit.

Methodology

        For purposes of the annual goodwill impairment test we utilize four reporting units: retail advisory, institutional, structured products and corporate. The goodwill impairment test reporting units are one level below our operating segment and were determined based on how we manage the business, including our internal reporting structure, management accountability and resource prioritization process.

        We determined implied fair values for each of the reporting units listed above. In making a determination of implied fair values, the following valuation methodologies were considered: the Income Approach, the Market Approach, and the Cost Approach. Each of the approaches was considered for appropriateness to our business. We believe that, for companies providing a product or service, the Income Approach and Market Approach would generally provide the most reliable indications of value, because the value of such firms is more dependent on their ability to generate earnings than on the value of the assets used in the production process. Therefore, for purposes of analyzing the implied fair values of our reporting units, the Income Approach and Market Approach were applied. Specifically, the Income Approach incorporated the use of the Discounted Cash Flow Method and the Market Approach incorporated the use of the Guideline Company Method.

        The approaches were weighted as follows:

Reporting Unit	Approach to Value	Valuation Method	Weighting
Corporate	Income Approach	Discounted Cash Flow	100%
Retail Advisory	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%
Institutional	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%
Structured Products	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%

        Significant forecast assumptions used in the Income Approach include: revenue growth rate; gross profit; operating expenses as a percent of revenue; EBITDA; capital expenditures; and debt-free net working capital. Significant assumptions used in the Market Approach include a control premium and multiples of indicated total invested capital value to EBITDA. Assumptions inherent in EBITDA estimates include assumptions about: operational risk, growth expectations, and profitability.

2012 Intangible Impairment Analysis

        As a result of outflows in assets under management during the first half of 2012, we conducted an interim impairment test of our goodwill and other intangible assets as of June 30, 2012.

        The outflows in our assets under management during the first half of 2012 related to the managed accounts reporting unit. As a result, we only conducted a valuation analysis of the managed accounts reporting unit as of June 30, 2012. Third party valuation consultants from a nationally recognized consulting firm assisted us in this analysis.

        As a result of this interim analysis, we recorded a $586.7 million non-cash impairment charge at June 30, 2012 on our intangible assets. The impairment charge impacts future amortization expense for intangible assets.

Impairment Analysis Results

        The results of our annual impairment tests as of December 31, 2013, 2012 and 2011 did not indicate any other impairment of goodwill or intangible assets.

Indefinite-Lived Intangible Assets

        Identifiable intangible assets generally represent the cost of client relationships and management contracts. We are required to periodically review identifiable intangible assets for impairment as events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. If the carrying amounts of the assets exceed their respective fair values, additional impairment tests are performed to measure the amount of the impairment loss, if any.

        The results of our annual impairment tests as of December 31, 2013, 2012 and 2011 did not indicate any potential impairment of intangible assets with indefinite useful lives.

        In making a determination of the implied fair value for our indefinite-lived intangible assets, the following valuation methodologies were considered: the Income Approach, the Multi-Period Excess Earnings Method, the Relief from Royalty Method, and the Cost Approach. We and our outside valuation consultants believe that trade names are most appropriately valued utilizing the Income Approach. Accordingly, we use the Relief from Royalty Method, a form of the Income Approach, which capitalizes the cost savings associated with owning, rather than licensing, trade names. Significant assumptions utilized in valuing our indefinite-lived intangible assets with the Relief from Royalty Method include: revenue, royalty rate, useful life, income tax expense, discount rate, and the tax benefit of amortization expense.

Impairment of Investment Securities

        Codification provides guidance on determining when an investment is other-than-temporarily impaired. We periodically evaluate our investments for other-than-temporary declines in value. To determine if an other-than-temporary decline exists, we evaluate, among other factors, general market conditions, the duration and extent to which the fair value is less than cost, and our intent and ability to hold the investment. If an other-than-temporary decline in value is determined to exist, the unrealized investment loss net of tax, in accumulated other comprehensive income, is realized as a charge to net income in that period. See Note 1, "Basis of Presentation and Summary of Significant Accounting Policies," to the accompanying 2013 consolidated financial statements for additional information.

Contingent Consideration

        As a part of the Gresham acquisition, the Company may become periodically obligated to pay the sellers additional consideration contingent upon the growth in Gresham's EBITDA during the five years following the closing of the Gresham transaction. Generally, additional consideration is earned as the enterprise value of Gresham, calculated based on a multiple on advisory fee EBITDA and a multiple on performance fee EBITDA, increases. There is also an opportunity for Gresham to earn and additional "home run" contingent payment which is tied to Nuveen Investments' overall rate of return on the investment in Gresham. There are no maximums as it relates to the potential additional contingent consideration. U.S. GAAP requires that the Company recognize the acquisition date fair value of the contingent consideration as part of the consideration transferred in exchange for the acquiree (Gresham). Additionally, U.S GAAP requires that the contingent consideration be reported at fair value at each reporting period. Since the contingent consideration will be settled in cash, it is classified as a liability on the Company's consolidated balance sheets.

        A Monte Carlo simulation model is used to determine the fair value of the contingent consideration. Significant forecast assumptions used in the modeling include projections of management fee EBITDA and performance fee EBITDA. Assumptions inherent in EBITDA estimates include assumptions about: assets under management, market appreciation, and profitability. Other significant assumptions used in the modeling include the discount rate and volatility.

        During 2012 and 2013, the Company estimated the fair value of the Gresham contingent consideration at each reporting date. For the year ended December 31, 2012, the Company recorded $29.3 million in expense to reflect the increase in fair value of the Gresham contingent consideration. During 2013, the Company recorded $87.2 million of income reflecting a decline in the fair value of the Gresham contingent consideration. The Company will continue to estimate the fair value of the Gresham contingent consideration at each reporting date until the contingency is resolved. Increases in fair value will continue to be recorded as other operating expense on the Company's consolidated statement of operations, and any decreases in the fair value of the Gresham contingent consideration will be recorded as other operating income on the Company's consolidated statement of operations.

        At December 31, 2013, the Company has $37.2 million recorded as "Contingent consideration—Gresham acquisition" under Long-Term Obligations on its consolidated balance sheet.

Accounting for Income Taxes

        Codification establishes financial accounting and reporting standards for the effect of income taxes. The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity's financial statements or tax returns. Judgment is required in assessing the future tax consequences of events that have been recognized in our financial statements or tax returns. Fluctuations in the actual outcome of these future tax consequences could impact our financial position or our results of operations.

        At December 31, 2013, the Company had a federal net operating loss carryforward deferred tax asset of $210.4 million that, if not utilized, will expire between 2028 and 2033. At December 31, 2013, the Company also had a state net operating loss carryforward deferred tax asset of $31.6 million that, if not utilized, will expire between 2014 and 2033. For financial reporting purposes, a valuation allowance has been established against the deferred tax assets related to certain tax loss carryforwards due to the uncertainty that the assets will be realized.

        At December 31, 2013 and 2012, the Company maintained a valuation allowance against its deferred tax assets of $18.8 million and $74.1 million, respectively. Under U.S. GAAP, a valuation allowance is required to be recognized if it is "more likely than not" that a deferred tax asset will not be realized. The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management's evaluation of both positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of current and future economic and business conditions. Positive evidence may include the existence of taxes paid in available carry-back years as well as the probability that taxable income will be generated in future periods, while negative evidence may include our cumulative losses in the current year and prior two years, the absence of recoverable taxes available from the carry-back years, and general business and economic trends. The valuation allowance for deferred tax assets decreased $55.3 million in 2013 primarily due to a change in the value of tax-planning strategies identified by management. The tax planning strategies, if implemented, would allow the Company to recognize significant taxable income prior to the expiration of the Company's net operating losses.

Recent Updates to Authoritative Accounting Literature

ASU No. 2013-08—Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements

        ASU No. 2013-08, "Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements," revises the criteria that define an investment company, clarifies measurement guidance for investment companies, and requires new disclosures. ASU 2013-08 is effective for an entity's interim and annual reporting periods in fiscal years beginning after December 15, 2013. Early adoption is prohibited. The Company is currently in the process of determining the impact ASU 2013-08 will have on its consolidated financial statements.

Presentation of Other Comprehensive Income

        ASU No. 2013-02, "Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income," is effective for public companies for fiscal years and interim periods within those years beginning after December 15, 2012. Non-public companies are permitted to adopt the standard early, but must be compliant for fiscal periods beginning after December 15, 2013.

        The purpose of ASU No. 2013-02 is to improve the transparency of adjustments reclassified out of accumulated other comprehensive income ("AOCI") and into net income. ASU No. 2013-02 requires disclosure of how much of the change by component of AOCI pertains to amounts reclassified into net income. ASU No. 2013-02 also requires disclosure of the income statement line items impacted by the AOCI reclassifications.

        Our new disclosures related to the adoption of ASU No. 2013-02 may be found in the notes to the consolidated financial statements—Note 1, "Basis of Presentation and Summary of Significant Accounting Policies—Accumulated Other Comprehensive Income/(Loss)."

Quantitative and Qualitative Disclosures About Market Risk

        The following information, and information included elsewhere in this prospectus, describes the key aspects of certain financial instruments that have market risk.

Interest Rate Sensitivity

        Our obligations under our senior secured credit facility will expose our earnings to changes in short-term interest rates since the interest rate on this debt is variable. (Refer to discussion of interest rate hedges, below). At December 31, 2013, the aggregate principal amount of our indebtedness (excluding the debt of the consolidated variable interest entities) was approximately $4.5 billion, of which approximately $3.1 billion is variable rate debt and approximately $1.4 billion is fixed rate debt. For our variable rate debt, we estimate that a 100 basis point (one percentage point) increase in variable interest rates would have resulted in a $30.6 million increase in annual interest expense; however, it would not be expected to have a substantial impact on the fair value of our debt at December 31, 2013. A change in interest rates would have no impact on interest incurred on our fixed rate debt or cash flow, but would have an impact on the fair value of our debt. We estimate that a 100 basis point increase in interest rates from the levels at December 31, 2013 would result in a net decrease in the fair value of our fixed rate debt of approximately $61.1 million.

        The variable nature of our obligations under our senior secured facility creates interest rate risk. At times, in order to mitigate this risk, we have entered into and we may enter into certain derivatives transactions that effectively convert our variable rate debt into fixed-rate borrowings. During May 2013, we entered into four five-year forward-starting interest rate swap contracts under which we agreed to pay an amount equal to a specified fixed rate of interest times a notional principal amount, and to in turn receive an amount equal to a specified variable rate of interest times the same notional principal amount. The swap contracts have an effective date of December 31, 2014 and a termination date of December 31, 2019.

        Our investments consist primarily of company-sponsored managed investment funds that invest in a variety of asset classes. Additionally, we periodically invest in new advisory accounts to establish a performance history prior to a potential product launch. Company-sponsored funds and accounts are carried on our consolidated financial statements at fair market value and are subject to the investment performance of the underlying securities in the sponsored fund or account. Any unrealized gain or loss is recognized upon the sale of the investment. The carrying value of our investments in fixed-income funds or accounts, which expose us to interest rate risk, was approximately $61.1 million (which excludes consolidated VIEs) at December 31, 2013. We estimate that a 100 basis point increase in interest rates from the levels at December 31, 2013 would result in a net decrease of approximately $2.0 million in the fair value of our fixed-income investments at December 31, 2013. A 100 basis point increase in interest rates is a hypothetical scenario used to demonstrate potential risk and does not represent management's view of future market changes.

Equity Market Sensitivity

        As discussed above in the "—Interest Rate Sensitivity" subheading, we invest in certain company sponsored managed investment funds and accounts that invest in a variety of asset classes. The carrying value of our investments in funds and accounts subject to equity price risk is approximately $119.6 million at December 31, 2013. We estimate that a 10% adverse change in equity prices would result in a $12 million decrease in the fair value of our equity securities. The model to determine sensitivity assumes a corresponding shift in all equity prices.

Foreign Exchange Rate Sensitivity

        We do not enter into foreign currency transactions for speculative purposes and currently have no material investments that would expose us to foreign currency exchange risk.

Assets Under Management—Market Price Risk

        We derive substantially all of our revenues from investment advisory fees, which are generally based on a percentage of the market value of the assets we manage and will therefore generally rise and fall with the level of our assets under management. As a result, declines in equity or fixed income security market prices will generally cause our advisory fee revenues to decline.

Inflation

        Our assets are, to a large extent, liquid in nature and therefore not significantly affected by inflation. However, inflation may result in increases in our expenses, such as employee compensation, advertising and promotional costs, and office occupancy costs. To the extent inflation, or the expectation thereof, results in rising interest rates or has other adverse effects upon the securities markets and on the value of financial instruments, it may adversely affect our financial condition and results of operations. A substantial decline in the value of fixed-income or equity investments could adversely affect the net asset value of funds and accounts we manage, which in turn would result in a decline in investment advisory and performance fee revenue.

BUSINESS

Overview

        Founded in 1898, we are a leading provider of investment management and related services to individual and institutional investors. We market a wide range of specialized investment solutions which provide investors access to the capabilities of our boutique investment management affiliates, each of which has distinct investment processes and dedicated investment and research teams. Our investment management affiliates are supported by our scaled shared services platform, through which we provide assistance in distribution, marketing, product development and operations. Although we offer a wide range of investment products and services, we operate in one business segment.

        We offer investment management capabilities across a broadly diversified set of asset classes and investment strategies through our investment management affiliates, including national and state specific municipal bond, investment grade, global and high-yield bond, floating-rate bank loan, preferred securities, growth equity, value equity, global and international equity, equity income, core equity, equity index, quantitative and enhanced equity, asset allocation, balanced strategies, real asset and commodity. This broad diversification allows us to provide investment solutions for a wide range of investor needs and to offer products and services suited for various market environments.

        We provide investment management services through the investment products that we develop, market and distribute, including mutual funds, closed-end funds, managed accounts, CLO/CDOs, commodity exchange-traded products, private funds, and UCITS funds. We also provide investment management services on a direct basis or through sub-advisory relationships. Most of our investment management capabilities are offered in multiple product wrappers in order to provide customized investment solutions for investors.

        We distribute our investment products and services to retail and institutional investors primarily through intermediaries, including national and regional broker-dealers, independent broker-dealers, commercial banks and trust companies, insurance companies, consultants and investment advisors. We also distribute our investment products and services directly to institutional investors, including financial institutions and other corporate clients, pension and retirement plans, governmental entities, charities, endowments, foundations and family offices.

Our Competitive Strengths

        We believe that we are distinguished by the following competitive strengths:

        Distinct, scalable, multi-boutique model with specialized investment managers.    Our distinct multi-boutique model combines seven high quality, independent and specialized investment managers. We provide scaled distribution, service, operations and administrative support to each of our investment teams through our centralized platform. This distinct model enables our investment teams to remain focused upon delivering sustained investment performance with an emphasis on institutional quality investment processes.

        High quality investment capabilities built around distinctive brands.    We possess a strong company-wide investment culture with seven specialized independent investment managers marketed through our NAM, Symphony, NWQ, Santa Barbara, Tradewinds, Winslow Capital and Gresham brands. We believe that the institutional quality investment processes underlying each of these brands has led to superior long-term investment returns relative to our competitors and the relevant benchmarks. For the one, three and five-year periods ending December 31, 2013, 56%, 64% and 76% of our mutual fund assets under management, respectively, were ranked in the top two Lipper Analytics quartiles based upon total returns. Further, as of December 31, 2013, 53, or 65%, of our 81 mutual funds eligible for a Morningstar rating were rated four or five stars by Morningstar in at least one mutual fund share class. We ranked 7th out of 790 fund families based on the number of mutual funds rated 5 stars by Morningstar. For our managed accounts, 64%, 68% and 75% of our assets under management performance exceeded benchmark for the one, three and five-year periods ending December 31, 2013.

        Strong distribution capabilities with long-standing relationships.    We distribute our investment products and services to retail and institutional investors primarily through intermediaries, including national and regional broker-dealers, independent broker-dealers, commercial banks and trust companies, insurance companies, consultants and investment advisors. We also distribute our investment products and services directly to institutional investors, including financial institutions and other corporate clients, pension and retirement plans, governmental entities, charities, endowments, foundations and family offices. We have long-standing, diversified relationships with major wirehouses, including Bank of America Merrill Lynch, Morgan Stanley Smith Barney, UBS and Wells Fargo, and sold investments products totaling over $5.5 billion through this channel in 2013. In addition, we believe we are well positioned with regional broker-dealers, through which we sold products totaling $12.1 billion during the same period, and have strong relationships with large institutional consultants and direct plan sponsors. We did not have any distributor relationships that represented more than 10% of our revenue in 2013.

        Recurring and diverse revenues and cash flows.    A significant portion of our revenues and cash flows have a high degree of stability, in large part due to our closed-end fund business, which generated 35% of our advisory fee revenues for 2013. Assets in closed-end funds are not subject to redemption by investors in the funds and generally consist of high quality, income producing assets such as municipal bonds, providing stability in assets under management. In addition, our asset class diversification and broad product offerings allow us to respond to changes in prevailing investor sentiment, which helps mitigate the impact of market volatility.

        Historically strong financial and operational performance across various market conditions.    From December 31, 2003 through December 31, 2013, our aggregate assets under management have grown at a 9% compound annual growth rate, with organic growth (including market appreciation) at an 8% compound annual growth rate. Also, our advisory fee revenues increased at a compound annual growth rate of 10% from December 31, 2003 through December 31, 2013. Our Adjusted EBITDA margin for 2013 was 45.7%.

        Leadership positions in important market segments.    We are the largest provider of closed-end funds, with $54.8 billion in assets under management as of December 31, 2013. We have broadened our closed-end fund offerings beyond their traditional municipal bond foundation to include a broad range of asset classes, including floating rate debt, preferred securities, mortgage backed securities, Build America Bonds, equity income, real asset and energy MLP, among others. Since the beginning of 2009, the market for closed-end funds has continued to improve with approximately $43.0 billion (excluding greenshoe proceeds and the use of leverage) of new issuance brought to market as of December 31, 2013 according to Morningstar Traded Fund Center. Over that same period, we successfully completed 17 new closed-end fund offerings totaling approximately $3.8 billion (excluding greenshoe proceeds and leverage), or approximately 8.9% of new issuance market share according to Morningstar Traded Fund Center. In addition, we are also the third largest provider of retail managed accounts, with approximately $36.5 billion of assets under management as of December 31, 2013, and continue to maintain a strong market share in the wirehouses while building on our relationships in the regional broker dealer and registered investment advisor channels. As of December 31, 2013, our share of industry retail managed account assets was approximately 4.9% according to Cerulli Associates.

        Culture of product innovation.    We have focused on developing a company-wide culture of product innovation to anticipate the needs of both intermediaries and investors. As of December 31, 2013, approximately 11% of our assets under management were in products and strategies we did not offer five years earlier, which does not include assets under management in the products and strategies offered by Winslow Capital, FAF Advisors and Gresham at the time we acquired those businesses. In developing new products, we focus on developing new investment solutions for our clients, creating new packaging formats for existing strategies and leveraging capabilities across our different managers to construct multi-strategy products. We strive to maintain a robust new product pipeline that we believe will be highly attractive to investors, including mutual funds, managed account strategies, closed-end funds and other structured products, among others.

        Experienced and dedicated management team.    Our deep and seasoned management team has, on average, over 12 years of experience with our company and has an average of approximately 24 years of experience in the asset management industry. Their long term focus on developing our business in a financially disciplined manner has resulted in our company achieving strong financial results in recent periods. In addition, our management team has overseen the transformation of our company through investments in new products, services and distribution capabilities and through acquisitions, which have substantially expanded our product portfolio and distribution reach. They have developed what we believe is a distinct and scalable operating model that provides high quality support to our investment managers.

Our Business Strategies

        Our overall objective is to provide high quality investment services and expand our product offerings to allow us to successfully serve our clients, grow our business and deliver strong financial results. We are focused on delivering growth in assets under management and generating high free cash flow, while continuing to prudently invest in new opportunities and innovative strategies. We continue to pursue the following strategies to achieve this objective:

        Expand our open-end mutual fund business.    We have enjoyed strong success in building out our open-end mutual fund businesses and have grown our mutual fund assets under management by a compound annual growth rate of 28% since December 31, 2008. Since December 31, 2008, we have recorded $14 billion in positive net flows in our mutual funds. We plan to continue to expand and broaden our open-end mutual fund offerings by providing the initial capital, development and sales support for new products with a focus on equity and taxable fixed income offerings. We also plan to leverage our established distribution relationships by cross selling fund products to financial advisors who currently sell our other products. In addition, we offer share classes for distribution to 401(k) and other defined contribution plans. Our mutual fund business was expanded significantly as a result of our strategic combination with U.S. Bank National Association's FAF Advisors in 2010.

        Further develop our institutional business.    We have heightened our emphasis on the institutional business over the last several years and, as a result, we have grown our institutional assets under management by a compound annual growth rate of 12% since December 31, 2007. We intend to continue to develop new institutional product strategies and structures and to expand our institutional sales reach, including the development of international clients. Each of our investment management affiliates has a dedicated institutional sales and service team, which receives support from our shared distribution platform. Our acquisition of Gresham in December 2011 expanded our institutional business and product offerings.

        Grow core closed-end fund and retail managed account businesses.    We continue to maintain our leadership position in closed-end funds by developing new and innovative offerings focusing on income oriented products, with particular emphasis on products that seek to deliver steady cash flow and potential market appreciation. In addition, we continue to attempt to differentiate our closed-end funds by providing a high level of secondary market support. We continue to launch new and existing products from our investment teams onto the managed account platforms of the major wirehouses and regional broker-dealers. We leverage our sales and service infrastructure and distribution partner relationships in distributing retail managed accounts.

        Develop new areas of high quality investment specialization and enhance current platforms.    We believe we have a proven track record of identifying and growing high quality investment teams by leveraging the combination of the managers' strong investment capabilities with our scaled shared services platform, through which we provide assistance in distribution, marketing, product development and operations. As an example, the assets under management of Winslow Capital have grown to $37.7 billion as of December 31, 2013 from approximately $4.5 billion when we acquired Winslow Capital in December 2008. We are working with our investment teams to encourage expanding investment capabilities and developing new investment strategies from within their current capabilities. In addition, we continue to explore acquiring complementary investment capabilities. For example, we expanded our investment capabilities by acquiring Gresham, which specializes in the management of diversified commodity investment portfolios using commodity futures and options, in December 2011.

        Maintain and grow distribution and client relationships, including global expansion.    We will continue to focus on providing high quality service and support to the financial advisors at our distribution partners with our sales and service force of 191 professionals in order to strengthen our existing relationships. We plan to continue employing a consultative based approach in serving our clients' needs. We intend to continue to serve the financial advisors and institutional consultants who recommend our products by providing them with wealth management education, practice management training and client relationship management technology. In addition, we will continue to use our established relationships with our clients, particularly retail high-net-worth advisors, to cross-sell products from our different investment teams. Finally, we are looking to expand globally by offering our strategies to foreign investors through institutional managed accounts and funds launched on our UCITS platform pursuant to the European Communities (Undertakings for Collective Investments in Transferable Securities) Regulation 2003.

Investment Managers

        Our multi-boutique model provides investors access to the broadly diversified capabilities of our investment management affiliates, each of which has distinct investment processes and dedicated investment and research teams. Our investment management affiliates are supported by our scaled shared services platform, through which we provide assistance in distribution, marketing, product development and operations. Our shared services platform allows the investment teams at each affiliate to focus on investment management, while also providing each affiliate with client access and cross-sell opportunities. Our seven separately branded investment management affiliates are:

        Nuveen Asset Management, LLC ("NAM"), which specializes in multiple asset classes, from municipal and taxable fixed income to traditional and specialized equity. With solutions that span multiple asset classes, NAM's disciplined approach to fixed income and equity investing is driven by integrated research and risk management processes intended to maximize opportunities for a variety of investment objectives. NAM offers a collaborative approach to portfolio management that emphasizes quality and innovation. On December 31, 2010, we acquired the long-term asset management business of U.S. Bank National Association's FAF Advisors. NAM represents the combination of Nuveen Investments' municipal bond expertise with FAF Advisors' investment capabilities in taxable fixed income, real assets, equities and asset allocation that resulted from the FAF transaction.

        Symphony Asset Management LLC ("Symphony"), which we acquired on July 16, 2001, focuses on providing risk-controlled returns from in-depth fundamental research and cross-capital structure analysis in its equity and credit strategies. Symphony's investment platform provides clients access to senior bank loans, high-yield bonds, convertible bonds and equities through hedge funds, long-only strategies and structured products such as CLOs. Constructed with rigorous risk controls, Symphony's portfolios are engineered to deliver consistent returns attributable to asset selection in a variety of market conditions.

        NWQ Investment Management Company, LLC ("NWQ"), which we acquired on August 1, 2002, focuses on value equities. NWQ's investment approach concentrates on identifying undervalued companies that its investment professionals believe possess catalysts to improve profitability and/or unlock value. NWQ's analysts conduct independent, bottom-up fundamental research to capitalize on opportunities that may be created by investor overreaction, misperception and short-term focus. NWQ emphasizes analysis of the risk/reward of each investment within a diversified portfolio in order to provide downside protection. NWQ strives to enhance these capabilities by maintaining an entrepreneurial research environment.

        Santa Barbara Asset Management Company, LLC ("Santa Barbara"), which we acquired on October 3, 2005, focuses on dividend growth equities. Santa Barbara's investment philosophy is based on the belief that dividend growth companies can provide above-market returns while also minimizing the potential for market volatility. Santa Barbara employs an active bottom-up and research-driven approach to investing, focusing on quantitative metrics such as dividend growth, free-cash flow and earnings growth, and qualitative metrics such as a company's commitment to dividends, management quality and competitive positioning. Santa Barbara's investment process leads to a total-return perspective in a segment that has historically been focused on yield alone. This differentiated point of view creates a dividend-oriented strategy that encompasses a wide range of companies.

        Tradewinds Global Investors, LLC ("Tradewinds"), which was spun out of NWQ during the first quarter of 2006, focuses on global and international equities. Tradewinds' investment process concentrates on examining equity securities of companies ranging from large to small cap in developed and emerging markets to identify and invest in undervalued, mispriced and underfollowed securities of companies with strong or improving business fundamentals. Tradewinds selects securities by conducting rigorous, independent, bottom-up fundamental analysis. Key elements of the process include fundamental valuation metrics, qualitative factors such as supply and demand, and independent thought.

        Winslow Capital Management, LLC ("Winslow Capital"), which we acquired on December 26, 2008, focuses on large-cap growth equities. Winslow Capital selects quality companies based on fundamental research performed by its highly experienced team. Portfolios are constructed with the goal of achieving above-average earnings growth of three types: consistent and sustainable; quality cyclical; and newer, more rapid. Portfolio risk is primarily managed by strong buy and sell disciplines, while seeking to produce consistent outperformance over time.

        Gresham Investment Management LLC ("Gresham"), which we acquired on December 31, 2011, specializes in the management of diversified commodity investment portfolios using commodity futures and options. Gresham offers several diversified commodity investment programs designed to provide its clients the benefits of systematic exposure to a wide range of commodities and commodity groups, including a decrease in volatility and a concomitant increase in risk-adjusted returns. We initially acquired 60% of the equity interests of Gresham and will have the option to purchase an additional 5%, 5% and 10% of the equity interests of Gresham upon the third, fourth and fifth anniversaries of the closing, respectively.

        Certain of the investment products that we market and distribute are managed in whole or in part through sub-advisory relationships with specialized, third-party investment managers, including Advisory Research, Inc. (formerly FAMCO), which advises with respect to energy MLPs, Gateway Investment Advisers, LLC, which advises with respect to equity option strategies, INTECH Investment Management LLC, which advises with respect to mathematical equity strategies, Security Capital Research & Management Incorporated, which advises with respect to real estate investment trusts ("REITs"), Spectrum Asset Management, Inc., which advises with respect to preferred securities, Wellington Management Company LLP, which advises with respect emerging market debt, Altrinsic Global Advisors, LLC, which advises with respect to international value equity, and Lazard Asset Management LLC, which advises with respect to emerging markets equity. We have no equity interests in these sub-advisors. As of December 31, 2013, approximately $7.4 billion in assets under management, representing 3% of our total assets under management were managed through external sub-advisory relationships.

        The majority of our portfolio managers, as well as those employed by sub-advisors, have devoted most of their professional careers to the analysis, selection and surveillance of the types of securities held in the funds or accounts they manage.

Investment Products and Services

Diversification of Assets Under Management

        Our assets under management are highly diversified by investment product and strategy. The following table provides information regarding the composition of our assets under management at December 31, 2013, 2012 and 2011:

	December 31,
	2013	2012	2011
	(dollars in millions)
Product
Retail Advisory	$87,692	$86,469	$84,096
Institutional	62,229	60,707	72,665
Structured Products	70,583	71,379	63,335

Total	$220,504	$218,555	$220,096

Strategy
Credit Based Strategies	$118,536	$120,910	$104,037
Equity Based Strategies	77,099	72,474	95,817
Multi-Strategy and Alternative Assets	24,869	25,171	20,242

Total	$220,504	$218,555	$220,096

        We present information regarding our assets under management in three categories of investment products and services: retail advisory, institutional, and structured products. Our retail advisory category represents Nuveen-sponsored open-end funds and retail managed accounts. Our institutional category represents institutional managed accounts, sub-advised mandates and Nuveen-sponsored UCITS funds. Our structured products category represents Nuveen-sponsored closed-end funds, CLO/CDOs, commodity exchange-traded products, and private funds.

        We also present information regarding our assets under management in three categories of investment strategy: credit based strategies, equity based strategies and multi-strategy and alternative assets. Our credit based strategies include national and state specific municipal bond, investment grade, global and high-yield bond, floating-rate bank loan, preferred security and other taxable fixed-income strategies. Our equity based strategies include growth equity, value equity, global and international equity, equity income, core equity, and equity index strategies. Our multi-strategy and alternative assets strategies include quantitative and enhanced equity, asset allocation, balanced strategies, real asset and commodity strategies.

Retail Advisory

        Open-End Mutual Funds.    As of December 31, 2013, we sponsored 105 open-end mutual funds with $51.2 billion of assets, or 23% of our total assets under management. Our mutual funds feature a range of investment strategies, including value, growth, and core equities, global and international equities, quantitative and enhanced equities, equity index, real asset, commodity, targeted asset allocation, taxable fixed-income and national and state-specific municipal bonds. These funds continuously offer to sell and redeem their shares at prices based on the daily net asset values of their portfolios. Investors in the mutual funds can redeem their investments in those funds at any time without prior notice. Each of our boutique investment management affiliates provides sub-advisory services to our sponsored mutual funds.

        Retail Managed Accounts.    We continue to be a leading provider of asset management services to retail managed account programs, commonly known as managed account or wrap programs. As of December 31, 2013, we had $36.5 billion of assets under management in retail managed account programs, representing 17% of our total assets under management. A managed account is a private portfolio of actively managed, individual securities, which offers investors increased portfolio transparency, tax management capabilities and flexible portfolio tailoring. Managed account or wrap programs typically allow securities brokers or other financial intermediaries to offer their clients the opportunity to choose from a number of asset management services pursuing different investment strategies provided by one or more asset managers, and generally charge an all-inclusive fee that covers investment counseling, portfolio management, brokerage fees and ongoing account administration. Our retail managed account offerings provide investors with access to the diversified capabilities of our boutique investment management affiliates.

Institutional

        Our institutional investors include financial institutions and other corporate clients, pension and retirement plans, governmental entities, charities, endowments, foundations and family offices. Our institutional clients are provided with direct access to the broadly diversified capabilities of our boutique investment management affiliates. Together, we offer institutional clients a wide range of investment choices to meet their investment objectives, including value, growth, and core equities, global and international equities, quantitative and enhanced equities, real asset, commodity, market-neutral alternative strategies, taxable fixed-income and national and state-specific municipal bonds.

Structured Products

        Closed-End Funds.    As of December 31, 2013, we sponsored 103 actively managed closed-end funds with an industry-leading $54.8 billion of assets, or 25% of our total assets under management. Our closed-end funds feature a range of investment strategies, including national and state-specific municipal bonds, floating rate debt, global debt, preferred securities, mortgage backed securities, global and domestic equity, equity income, equity option, real assets and energy MLP. Unlike open-end funds, closed-end funds do not continually offer to sell and redeem their shares. Rather, closed-end funds list their common shares on a national exchange (e.g., the New York Stock Exchange or NYSE and NYSE MKT) and common shareholders seeking liquidity may trade their shares daily on the exchange through a financial adviser or otherwise. The prices at which common shares are traded may be above or below the shares' net asset value. Each of the funds' board of trustees at least annually will consider action that might be taken to reduce or eliminate discounts for funds whose common shares are persistently trading at a significant discount to their net asset value. Such actions may include, but are not limited to, repurchasing shares or the conversion of a fund from a closed-end to an open-end investment company, which may negatively impact the company's total assets under management. As of December 31, 2013, 75 out of the 103 closed-end funds we sponsor seek to enhance common share distributions and total returns on average over time through the use of leverage. Each fund's board may leverage their capital structures in a variety of ways, including through issuance of preferred equity securities, incurring short-term borrowings, as well as by investing in securities such as tender option bonds. A fund's cost of leverage is typically based on short-term interest rates, while the proceeds from the incurrence of leverage are invested by the funds in additional portfolio investments. If a fund's cost of leverage were to exceed the net rate of return earned by the fund's investment portfolio for an extended period, the fund's board may consider selling portfolio securities in order to reduce the outstanding level of leverage. This may negatively affect the company's total assets under management.

        CLO/CDOs.    Symphony acts as collateral manager for several collateralized loan obligations and one collateralized debt obligation (collectively, the "CLO/CDOs"). In general, CLO/CDOs are entities that issue multiple tranches of securities collateralized by a pool of assets that consists primarily of syndicated loans. Distributions on the securities are based on the performance of the collateral pool and the multiple tranches of securities offer investors varying credit risk characteristics. As of December 31, 2013, we managed $6.1 billion of assets in CLO/CDOs.

        Private Funds.    As of December 31, 2013, we managed $9.2 billion of assets in private funds. Symphony manages private funds featuring both credit and equity based alternative investment strategies, including long-short credit, convertible arbitrage, tactical asset allocation, long-short equity and market neutral equity. Gresham manages private funds that provide exposure to a wide range of commodities through the use of commodity futures and options. Investors in our private funds can typically redeem their investments on fairly limited or no prior notice.

        Commodity Exchange-Traded Products.    As of December 31, 2013, we sponsored 2 commodity-based exchange-traded products with $0.5 billion of assets. These products are closed-end commodity pools whose shares are purchased and sold on the NYSE MKT. These products are designed to offer regular cash flow from broadly diversified, actively managed portfolios of commodity futures and options. Both of our commodity exchange-trade products are sub-advised by Gresham. These products are not registered investment companies under the Investment Company Act.

Investment Management Contracts and Fees

        We derive substantially all of our revenues from the investment advisory fees we earn under the investment management contracts we enter into with our clients (or a financial intermediary acting on their behalf). These contracts usually specify, among other things, the applicable management fee and investment strategy, and are generally terminable without penalty by the client on 60 or fewer days' notice. Typically, investment management contracts may not be assigned (including as a result of a transaction that would constitute an assignment under the Investment Advisers Act, such as a direct or indirect change of control) without the prior consent of the client. When the client is a U.S. registered mutual fund or closed-end fund (whether or not we sponsor the fund), the fund's board, including a majority of independent board members, must annually approve the investment management contract, and both the board and fund shareholders must approve any assignment of the contract (including as a result of a transaction that would constitute an assignment under the Investment Company Act).

        Advisory fees, net of sub-advisory fees, fee waivers and expense reimbursements, earned on assets under management for the years ended December 31, 2013, 2012 and 2011 are shown in the following table:

	Year Ended December 31,
	2013	2012	2011
	(dollars in millions)
Product
Retail Advisory:
Mutual Funds	$285,626	$264,023	$263,116
Retail Managed Accounts	104,652	118,134	142,244

	390,278	382,157	405,360

Institutional	210,758	254,085	260,247

Structured Products:
Closed-End Funds	347,403	330,738	297,589
All Other	28,975	24,749	10,704

	376,378	355,487	308,293

Total	$977,414	$991,729	$973,900

        Our advisory fees are generally based on a percentage of the market value of the assets we manage and therefore our advisory fee revenue will generally rise and fall with the level of our assets under management. Changes in the level of our assets under management are primarily a result of two factors: (1) the market value of the assets held in the investment portfolios we manage; and (2) our investment product net flows, which represents sales/reinvestments (inflows) minus redemptions (outflows). Asset mix also impacts our advisory fee revenue due to the differences in fee rates earned on each product and strategy. For example, the fee rate for a product having an equity based strategy, multi-strategy or alternative asset strategy will generally be higher than the fee rate on the same product having a credit based strategy.

Income from CLOs/CDOs

        Income from consolidated CLOs/CDOs represents the retained income earned by Nuveen Investments in connection with the consolidated CLOs/CDOs attributed to the collateral management agreement with the CLOs/CDOs.

	Year Ended December 31,
	2013	2012	2011
	(dollars in thousands)
Advisory based income	$27,513	$21,668	$16,008
Performance based/other income	23,317	11,730	3,247

Total	$50,830	$33,398	$19,255

        Income from CLOs/CDOs increased $17.4 million during the year ended December 31, 2013 compared to the prior year primarily as a result of higher performance based income.

Nuveen-Sponsored Mutual Funds and Closed-End Funds

        We earn investment management fees for serving as an investment adviser to the mutual funds and closed-end funds that we sponsor (the "Nuveen funds"), which are paid on a monthly basis. The management fee with respect to each mutual fund is based on the average daily net assets of such fund.

The management fee with respect to each closed-end fund is based on the average daily managed assets of such fund, which includes assets that are attributable to financial leverage. The management fee with respect to each Nuveen fund consists of two components—a fund-level fee, based only on the amount of assets of such fund, and a complex-level fee, based on the aggregate amount of assets of all Nuveen funds. The fund-level fee schedule for each Nuveen fund has asset-based breakpoints, whereby a lower fee rate is applied to the amount of such fund's assets above each breakpoint. The complex-level fee rate decreases as the aggregate amount of assets of all Nuveen funds increases. The complex-level fee is also subject to certain adjustments with respect to assets added to the Nuveen fund complex in connection with the assumption of the management of the former First American Funds that occurred as a result of our acquisition of FAF Advisors in 2010.

        Each Nuveen fund bears all expenses associated with its operations, including the costs associated with the issuance and redemption of securities, where applicable. The Nuveen funds do not bear compensation expenses of directors or officers of the Nuveen funds who are employed by Nuveen Investments. Some of our investment management agreements with Nuveen funds provide that, to the extent certain enumerated expenses exceed a specified percentage of a Nuveen fund's average net assets for a given year, we will absorb such excess through a reduction in the management fee and, if necessary, pay such expenses so that the year-to-date net expense will not exceed the specified percentage. In addition, we may voluntarily waive all or a portion of our advisory fees from a fund, and/or reimburse expenses, for competitive or other reasons. Fee waivers and expense reimbursements with respect to the Nuveen funds totaled $11.7 million, $14.1 million and $17.7 million for the years ended 2013, 2012 and 2011, respectively. We expect to continue voluntary waivers at our discretion and the amount of such waivers may be more or less than historical amounts.

        As discussed above, certain of the investment products that we market and distribute are managed in whole or in part through sub-advisory relationships with specialized, third-party investment managers. Sub-advisory fees paid in respect of the Nuveen funds for the years ended December 31, 2013, 2012 and 2011 were $34.9 million, $31.9 million and $35.5 million, respectively.

Managed Accounts

        For managed accounts, advisory fees are negotiated with our clients (or a financial intermediary acting on their behalf) and are based primarily on asset size, portfolio complexity and individual needs. With respect to managed accounts, we generally receive fees on a quarterly basis based on the value of the assets managed on a particular date, such as the first or last calendar day of a quarter, or on the average asset value for the period.

Performance Fees

        We also may earn performance fees under the investment management agreements that we enter into with respect to certain institutional accounts and private funds that we advise. Performance fees are calculated in a number of ways but are generally earned when the investment performance of such fund or account meets or exceeds a specified benchmark during a measurement period. Our performance fee revenue for the years ended December 31, 2013, 2012 and 2011 was $22.1 million, $51.9 million and $8.8 million, representing 2%, 5% and 1% of our total revenues, respectively.

Investment Product and Service Distribution

        We distribute our investment products and services to retail and institutional investors primarily through intermediaries, including national and regional broker-dealers, independent broker-dealers, commercial banks and trust companies, insurance companies, consultants and investment advisors. None of these third-party distribution relationships represented more than 10% of our consolidated operating revenues during 2013, 2012 or 2011.

Retail Distribution

        We distribute our investment products and services to retail investors through the efforts of our centralized sales and services, marketing and product management teams, which creates efficiencies of scale and provides our boutique investment management affiliates with greater client access and cross-sell opportunities. Our retail distribution is conducted primarily through third-party financial intermediaries. Our retail sales strategy is to drive adoption of our retail advisory products by these intermediaries by taking a relentless approach to client education, service and support, by increasing our brand profile, and by aligning our products with the objectives of these third-party distributors. Our retail sales and services group has distribution capabilities across multiple channels, including deep relationships in the wirehouse, regional broker-dealer, independent broker-dealer, registered investment advisor and private client channels. We have a highly experienced, consultative retail sales force consisting of 145 sales professionals and 21 sales support staff, which works closely with approximately 100,000 financial advisors. In addition, we have a wealth management services group that provides consulting services to financial advisors and consultants through white papers, webinars, conferences and workshops, which offer expertise and guidance on a number of topics including wealth management strategies, practice management development, asset allocation and portfolio construction.

Institutional Distribution

        We offer our investment products to institutional clients directly and by marketing our services to the investment consultants that advise them. Our institutional investors include financial institutions and other corporate clients, pension and retirement plans, governmental entities, charities, endowments, foundations and family offices. Each of our boutique investment management affiliates has its own, dedicated institutional sales team. These teams receive support from our centralized institutional sales, marketing and product management teams. Our centralized institutional sales team has deep relationships with over 100 consulting firms and also provides direct sales support, which provides our boutique investment management affiliates with greater client access and cross-sell opportunities. In addition, our centralized product development group helps our institutional sales teams cultivate client relationships through the development of solutions-oriented strategies and products. Our centralized global sales group partners with our affiliate and centralized institutional sales teams in developing international sales of our investment products and services.

Distribution and Underwriting Revenues

        All of the mutual funds that we sponsor have adopted distribution plans as permitted by the Investment Company Act, which provide for payment of ongoing distribution fees (so-called "12b-1 fees") for the sale and distribution of shares, and service fees for personal and/or shareholder account services. Distribution fees reimburse us for sales commissions paid to financial intermediaries and for distribution services provided. Each distribution plan is initially approved, and its subsequent continuance must be approved annually, by the board of each fund, including a majority of the independent members of the board.

        We earn underwriting fees in connection with the public offerings of our closed-end funds. The level of underwriting fees earned in any given year will fluctuate depending on the number of initial and secondary offerings, the size of the offerings and the extent to which we participate as a member of the syndicate group underwriting the offerings.

Company History and Acquisitions

        Our company, headquartered in Chicago, is the successor to a business formed in 1898 by Mr. John Nuveen that served as an underwriter and trader of municipal bonds. We introduced our first municipal bond mutual fund in 1976, and our first municipal bond closed-end fund in 1987. We began providing individual managed account services to investors in early 1995, and since 1997 we have offered an increasingly wide range of equity, credit and alternative strategies to investors in a number of product wrappers. The expansion of our investment capabilities has resulted from both acquisitions and continued product development.

        We incorporated in the State of Delaware on March 23, 1992, as a wholly owned subsidiary of The St. Paul Companies, Inc., now The Travelers Companies, Inc. ("TRV"). We were incorporated as a holding company for John Nuveen & Co. Incorporated (now named Nuveen Securities, LLC), a registered broker-dealer and the predecessor of our Company, which had been a wholly owned subsidiary of TRV since 1974. During 1992, TRV sold a portion of its ownership interest in our company through a public offering.

        On September 17, 1999, we completed the sale of our investment banking business to US Bancorp Piper Jaffray. In conjunction with the sale, we ceased underwriting and distributing municipal bonds and serving as remarketing agent for variable rate bonds.

        On July 16, 2001, we completed the acquisition of Symphony, an institutional investment manager based in San Francisco, California. As a result of the acquisition, our product offerings expanded to include alternative investments designed to reduce risk through market-neutral and other strategies in several equity and fixed income asset classes. Since the acquisition, Symphony's product offerings have grown to include senior bank loans, high-yield bonds, convertible bonds and equities through hedge funds, long-only strategies and structured products such as CLOs.

        On August 1, 2002, we completed the acquisition of NWQ, an institutional investment manager based in Los Angeles, California. The acquisition enhanced our investment capabilities in value-oriented equity strategies. NWQ has since expanded its products offerings to include flexible income and core fixed income strategies.

        On April 7, 2005, TRV sold approximately 50% of the shares of our common stock in a secondary underwritten public offering. Upon the closing of the secondary offering, we were no longer a majority-owned subsidiary of TRV, and as of the end of September 2005, all of TRV's remaining ownership interest in Nuveen Investments had been sold.

        On October 3, 2005, we completed the acquisition of Santa Barbara, an investment manager based in Santa Barbara, California. The acquisition enhanced our investment capabilities in growth-oriented equity strategies. Since the acquisition, Santa Barbara's business has evolved to focus on dividend growth equity strategies, including domestic, global and international equities.

        During the first quarter of 2006, the investment team managing NWQ's international value portfolios was spun out to form Tradewinds. Since that time, Tradewinds' product offerings have expanded to include all-cap value, global all-cap, emerging markets and Japan equity strategies.

        On November 13, 2007, a group of private equity investors led by MDP acquired all of the outstanding shares of the Company for approximately $5.8 billion in cash.

        On December 26, 2008, we acquired Winslow Capital, an investment manager based in Minneapolis, Minnesota. The acquisition enhanced our investment capabilities in large-cap growth equities.

        During the fourth quarter of 2010, we assumed the role of investment advisor for five closed-end funds previously managed by IQ Investment Advisors LLC with aggregate assets under management of $1.1 billion.

        On December 31, 2010, we completed the acquisition of the long-term asset management business of U.S. Bank National Association's FAF Advisors, including the assets of FAF Advisors used in providing investment advisory services to the long mutual funds marketed under the First American funds name (the "FAF Transaction"). We acquired FAF Advisors' long-term asset management business in exchange for cash consideration of $62.5 million and a 9.5% equity interest in Holdings. In addition, we agreed to assume U.S. Bank National Association's obligation to make compensatory payments of approximately $17.5 million, which we made in the first quarter of 2011. Largely as a result of the FAF Transaction, we increased our mutual fund assets under management from $25.4 billion as of immediately prior to the FAF Transaction to over $43.9 billion as of December 31, 2011.

        On December 31, 2011, we completed the acquisition of 60% of the equity interests of Gresham (the "Gresham Transaction"). We purchased 60% of the equity interests of Gresham for approximately $285 million in cash. In addition, we may become periodically obligated to pay the sellers additional consideration contingent upon growth in Gresham's EBITDA during the five years following the closing of the Gresham Transaction. We will have the option to purchase an additional 5%, 5% and 10% of the equity interests of Gresham upon the third, fourth and fifth anniversaries of the closing of the Gresham Transaction, respectively. The purchase price for such additional equity interests will be determined by reference to Gresham's EBITDA.

Competition

        The investment management business is a highly competitive global industry and we are subject to substantial competition in each of our principal product categories and distribution channels. We compete with other investment management companies, as well as brokerage and investment banking firms, insurance companies, private equity firms, banks and other financial institutions, many of which are larger, have proprietary access to distribution, have a broader range of product choices and investment capabilities, and have greater capital resources. According to the Investment Company Institute, during 2012, there were more than 770 investment managers that competed in the U.S. fund market. There are relatively few barriers to entry in the investment management industry and periodic establishment of new investment management firms and investment products increases the competition that we face. Consolidation within the investment management industry continues to alter the competitive landscape, creating stronger competitors with greater financial resources and broader distribution channels.

        Competition in the investment management industry is based on various factors, including, among others, business reputation, investment performance, product offerings and innovation, scope and quality of service, distribution capability, and fees charged. We believe that our ability to compete in this market is highly dependent on our ability:

  •
  to achieve consistently strong investment performance;

  •
  to maintain and build upon our existing distribution relationships and continue to build new ones;

  •
  to offer a broad range of investment choices;

  •
  to develop new, appropriately priced investment products that are well suited for our distribution channels and meet the changing needs of investors;

  •
  to provide effective shareowner servicing;

  •
  to retain and strengthen our business reputation and our relationship with our clients;

  •
  to attract and retain talented portfolio management and sales personnel; and

  •
  to develop and leverage our brand in existing and new distribution channels.

        The relative importance of each of these factors can vary depending on the distribution channel and the type of investment management service involved, as well as general market conditions.

Employees

        At December 31, 2013, we had 1,223 full-time employees. Our employees are compensated with a combination of salary, cash bonus and fringe benefits. In addition, we have sought to retain our key and senior employees through competitive incentive arrangements, which include equity-based opportunities. None of our employees are currently represented by labor unions or trade councils or covered by a collective bargaining agreement. We consider our relations with our employees to be good.

Properties

        We are headquartered in Chicago, IL, and have other primary offices in Minneapolis, MN, Los Angeles, CA, San Francisco, CA, and New York, NY. We also have a number of smaller offices and executive suites in other foreign and domestic locations. We lease approximately 380,000 square feet of office space in total. We do not own any of our offices. We believe that these facilities are adequate for our current needs and that suitable additional or substitute space will be available as needed to accommodate any expansion of our operations.

Intellectual Property

        We have used, registered, and/or applied to register certain trademarks, service marks and trade names to distinguish our investment products and services from our competitors in the U.S. and in other countries and jurisdictions. We believe we take appropriate action against infringements or misappropriations of our intellectual property rights by others.

Regulatory

        Our business is subject to complex and extensive regulation by various regulatory authorities, including foreign and domestic governmental agencies and self-regulatory organizations. This regulatory environment may be altered without notice by new laws or regulations, revisions to existing regulations or new interpretations or guidance. Changes in these laws or regulations could have a material adverse impact on our business, our profitability and mode of operations, and could require that we incur substantial cost or curtail our operations or investment offerings. Regulatory authorities may also conduct examinations or inspections of our operations. Our failure to comply with applicable laws or regulations could result in disciplinary or enforcement action with penalties that may include the disgorgement of fees, fines, suspensions of individual employees, limitations or restrictions on our engaging in the investment management business for specified periods of time, the revocation of the registrations necessary to conduct our business, or other censures. Even in the absence of wrongdoing, regulatory inquiries or proceedings could cause substantial expenditures of time and capital and result in reputational damage. Global financial regulatory reform initiatives are likely to continue to result in more stringent regulation of the financial services industry in which we operate, which could adversely affect our business. Due to the extensive laws and regulations to which we are subject, we must devote substantial time, expense and effort to remaining current on, and addressing, legal and regulatory compliance matters. Moreover, this effort extends to changes in law or regulation that are not directly applicable to us but which may alter the markets for the assets we manage and therefore have an indirect impact upon our business.

        Each of our investment management subsidiaries, including NAM, Symphony, NWQ, Santa Barbara, Tradewinds, Winslow Capital and Gresham, is registered with the SEC under the Investment Advisers Act. The Investment Advisers Act imposes numerous obligations on registered investment advisers, including fiduciary duties, recordkeeping, operating and marketing requirements, disclosure obligations and prohibitions on fraudulent activities. In addition, our investment management subsidiaries are subject to ERISA and to regulations promulgated thereunder, insofar as they act as a

"fiduciary" under ERISA with respect to benefit plan clients. ERISA and applicable provisions of the Internal Revenue Code impose duties on persons who are fiduciaries under ERISA, prohibit specified transactions involving ERISA plan clients and provide monetary penalties for violations of these prohibitions. Certain of our investment advisor subsidiaries are also subject to regulation under the laws of, and to supervision by, governmental authorities in certain foreign jurisdictions, including Australia, Canada and Ireland.

        Certain of our subsidiaries, including Gresham, are registered with the CFTC under the Commodities Exchange Act as a commodity trading advisor and/or a commodity pool operator and are subject to regulation by the National Futures Association. CFTC rules impose numerous obligations on commodity trading advisors and commodity pool operators, including disclosure, reporting and recordkeeping requirements.

        Our subsidiary, Nuveen Securities, LLC, is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and is subject to regulation by the SEC, FINRA, and other federal and state agencies and self-regulatory organizations. Nuveen Securities, LLC is subject to the SEC's net capital rule designed to enforce minimum standards regarding the general financial condition and liquidity of a broker-dealer. Under certain circumstances, this rule may limit our ability to make withdrawals of capital and receive dividends from Nuveen Securities, LLC. The regulatory net capital of Nuveen Securities, LLC consistently exceeded such minimum net capital requirements during 2013.

        Our subsidiary, Nuveen Global Investments Ltd. ("Nuveen Global"), has the permission of the Financial Conduct Authority to conduct a regulated business in the United Kingdom. Nuveen Global's primary business purpose is to distribute our investment products in Europe and certain other international markets. Under the Financial Services and Markets Act of the United Kingdom, Nuveen Global is subject to certain capital requirements that may limit our ability to make withdrawals of capital from Nuveen Global.

        Each of the Nuveen funds is registered with the SEC under the Investment Company Act, which imposes numerous obligations on registered funds, including recordkeeping, operating and marketing requirements and disclosure obligations. Except for privately offered funds exempt from registration, each of our domestic funds is required to make notice filings with all states in which they are offered for sale. Certain of the Nuveen funds, our commodity exchange-traded products and certain of our private funds are regulated by the CFTC. Nuveen-sponsored UCITS are domiciled in Ireland and registered for public sale in several countries around the world and are subject to the laws of, and to supervision by, the governmental authorities of those countries. Our offshore private funds are subject to the laws and regulatory bodies of the jurisdictions in which they are domiciled. Our closed-end funds and commodity exchange-traded products are subject to the rules of, and supervision by, the securities exchanges on which their shares are listed.

Litigation and Regulatory Proceedings

        From time to time, we are involved in legal matters relating to claims arising in the ordinary course of business such as disputes with employees or customers, and in regulatory inquiries that may involve the industry generally or be specific to us. There are currently no such matters or inquiries pending that we believe would have a material adverse effect on our business or financial condition.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Holdings owns 100% of the issued and outstanding shares of common stock of Parent, which, in turn, owns 100% of the issued and outstanding shares of common stock of the Issuer. Holdings has two classes of limited liability company interests outstanding, which are classified as Class A Units and Class A-Prime Units. Each of the Class A Units and Class A-Prime Units has the rights, privileges, restrictions and limitations that are set forth in the limited liability company agreement of Holdings. As of March 13, 2014, Holdings had 365,773,104.38 Class A Units and 3,420,000 Class A-Prime Units outstanding. The number of Class A Units outstanding does not include the deferred Class A Units awarded to employees and directors under our equity-based compensation plan, which may be settled, at the Company's discretion, in the form of Class A Units or cash.

        The following table sets forth certain information as of March 13, 2014 with respect to Class A Units of Holdings beneficially owned by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Class A Units, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.

        The amounts and percentages of Class A Units beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

        Except as indicated in the footnotes to the table, to our knowledge, each of the unitholders listed below has sole voting and investment power with respect to the Class A Units owned by such unitholder. Unless otherwise noted, the address of each beneficial owner of Class A Units is c/o Nuveen Investments, Inc., 333 West Wacker Drive, Chicago, Illinois 60606.

	Class A Units(1)
Name of Beneficial Owner	Number of Class A Units Beneficially Owned	Percent of Class
Principal Unitholders:
MDP Funds(2)(3)	215,667,655.18	59%
U.S. Bancorp(4)	33,837,951.21	9%
Partners Group(5)	33,842,230.93	9%
Directors and Named Executive Officers:
John P. Amboian(6)	4,007,510.81	1%
Glenn R. Richter	538,192.26	*
Thomas S. Schreier, Jr.	451,625.92	*
William Adams IV	432,590.00	*
John L. MacCarthy	473,768.29	*
Terrance R. Dolan(7)	—	*
Vahe A. Dombalagian(8)	—	*
Frederick W. Eubank II(9)	—	*
Timothy M. Hurd(10)	—	*
Edward M. Magnus(10)	—	*
Samuel M. Mencoff(2)	—	*
Eugene S. Sunshine	28,920.00	*
Mark B. Tresnowski(8)	—	*
Peter S. Voss	28,920.00	*
All Directors and Executive Officers as a group (15 persons)	6,074,487.28	2%

*
Indicates less than 1%

(1)
These columns do not include unsettled deferred Class A Units awarded to employees and directors under our equity-based compensation plan, which may be settled, at the Company's discretion, in the form of Class A Units or cash.

(2)
The limited liability company agreement of Holdings provides that the business and affairs of Holdings will be managed by the board of managers of Holdings. Members of the board of managers of Holdings are appointed pursuant to the limited liability company agreement of Holdings, under which MDP has the right to appoint six members, an affiliate of U.S. Bancorp has the right to appoint one member, the Nuveen Investments chief executive officer serves as a member and a majority of the members of the board may appoint up to three independent members. The MDP entities described below, John A. Canning, Paul J. Finnegan and Samuel M. Mencoff may be deemed to beneficially own all the outstanding shares of common stock of the Issuer indirectly beneficially owned by Holdings, directly held by its wholly owned subsidiary, Parent. Each of such MDP entities and Messrs. Canning, Finnegan and Mencoff disclaim beneficial ownership of such shares of common stock of the Issuer.

(3)
Represents (i) 163,440,186.76 Class A Units directly held by MDCP Holdco (Windy), LLC ("MDCP Holdco") and (ii) 52,227,468.42 Class A Units directly held by MDCP Co-Investors (Windy), L.P. ("MDCP Co-Investors" and, together with MDCP Holdco, the "MDP Funds"). The managers of MDCP Holdco are Madison Dearborn

  Capital Partners V-A, L.P. ("MDCP V-A"), Madison Dearborn Capital Partners V-C, L.P. ("MDCP V-C"), Madison Dearborn Capital Partners V Executive-A, L.P. ("Executive V-A") and Madison Dearborn Partners V-A&C, L.P. ("MDP V-A&C"). MDP V-A&C is also the general partner of each of MDCP V-A, MDCP V-C, Executive V-A and MDCP Co-Investors. All of the Class A Units directly held by the MDP Funds may be deemed to be beneficially owned by MDP V-A&C. As the sole members of a committee of MDP V-A&C that has the power, acting by majority vote, to vote or dispose of the Class A Units directly held by the MDP Funds, John A. Canning, Paul J. Finnegan and Samuel M. Mencoff may be deemed to have shared voting and investment power over such Class A Units. Each of MDP V-A&C and Messrs. Canning, Finnegan and Mencoff disclaim beneficial ownership of such Class A Units except to the extent of each of such person's pecuniary interests therein. The address for each of the foregoing entities and persons is c/o Madison Dearborn Partners, LLC, Three First National Plaza, 70 West Madison Street, Suite 4600, Chicago, Illinois, 60602. MDCP Holdco also holds 3,420,000 Class A-Prime Units of Holdings, which represent the right to participate in distributions from Holdings above a certain threshold amount of distributions to the holders of Class A Units, and which currently have a liquidation value of $0.00 based on a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm.

(4)
Represents 33,837,951.21 Class A Units directly held by Firstar Capital Corporation, which is an indirect wholly owned subsidiary of U.S. Bancorp. The address for each of the foregoing entities is c/o U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402.

(5)
Represents 33,842,230.93 Class A Units directly held by Monarch Opportunities Holdings, LLC, which is an investment fund affiliated with Partners Group AG.

(6)
Mr. Amboian disclaims beneficial ownership of 1,950,000 Class A Units included in the table above, which are beneficially owned by family members who reside in his household. The Class A Units are reported on the presumption that Mr. Amboian may share voting and/or investment power because of the family relationship.

(7)
Mr. Dolan is an employee of an affiliate of Firstar Capital Corporation, but he disclaims beneficial ownership of the Class A Units beneficially owned by Firstar Capital Corporation.

(8)
Messrs. Dombalagian, Mencoff and Tresnowski are each an employee of an affiliate of the MDP Funds, but each disclaims beneficial ownership of the Class A Units beneficially owned by the MDP Funds except to the extent of each of such person's pecuniary interests therein. The address for Messrs. Dombalagian, Mencoff and Tresnowski is c/o Madison Dearborn Partners, LLC, Three First National Plaza, 70 West Madison Street, Suite 4600, Chicago, Illinois, 60602.

(9)
Mr. Eubank is a managing partner of Pamlico Capital II, L.P., which holds 12,600,389.85 Class A Units, but he disclaims beneficial ownership of the Class A Units beneficially owned by Pamlico Capital II, L.P., except to the extent of his pecuniary interests therein.

(10)
Messrs. Hurd and Magnus are each a former employee of an affiliate of the MDP Funds, but each disclaims beneficial ownership of the Class A Units beneficially owned by the MDP Funds except to the extent of each of such person's pecuniary interests therein.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Services Agreement

        Upon the closing of the MDP Transactions, we entered into a management services agreement with affiliates of MDP and certain other equity investors in the Company pursuant to which they agreed to provide us with management, consulting, financial and other advisory services. Pursuant to this agreement, MDP and the other equity investors party thereto were entitled to receive fees based on the amount of any future equity financing and the amount of any future debt financing arranged for the Company by them, in addition to reimbursement of out-of-pocket fees and expenses incurred in any such transaction. The management services agreement also contained customary indemnification provisions in favor of MDP and the other equity investors party thereto. The management services agreement was terminated on July 26, 2013. No fees were paid under this agreement to MDP or any of the other equity investors during the fiscal year ended December 31, 2013.

MDP Investment in a CLO managed by Symphony

        In 2007, an affiliate of MDP purchased approximately $34.2 million in subordinated notes issued by Symphony CLO V. Symphony CLO V is a Cayman Islands limited company formed to issue multiple tranches of securities that are collateralized by a pool of assets that consists primarily of syndicated loans and other debt obligations. The subordinated notes are not entitled to interest at a stated rate, but are entitled to receive all amounts remaining, if any, after all other obligations of Symphony CLO V have been satisfied in accordance with the priority of payments set forth in the Symphony CLO V governing documents. We have no equity interest in Symphony CLO V or, except by virtue of Symphony's management contract, any other interest in it.

Transactions with MDP

        MDP is a private equity firm that has investments in companies that purchase products or services from, or provide products and services to, us. We believe that such transactions are entered into in the ordinary course of business on terms no less favorable to us than terms that could have been reached with an unaffiliated third party.

Bank of America Disaffiliation and Related Transactions

        Upon completion of the MDP Transactions, affiliates of BAML Capital Partners (formerly known as Merrill Lynch Global Private Equity) (such affiliates, "BAML") held approximately 32.7% of the equity interests in Holdings. Bank of America Corporation ("Bank of America") is the ultimate parent company of BAML. During February 2011, Holdings, MDP (through its affiliated investment funds), BAML and certain other equity investors in Holdings engaged in a series of transactions pursuant to which, among other things, (i) Holdings issued and sold approximately $82 million in new equity interests to MDP (through its affiliated investment funds), BAML and certain other equity investors in Holdings and used the proceeds therefrom to purchase BAML's relinquishment of certain control rights it held under Holdings' limited liability company agreement and registration rights agreement and (ii) MDP (through its affiliated investment funds) acquired a portion of BAML's equity interest in Holdings such that BAML's equity interest was reduced from approximately 29.5% to approximately 9.5% (together, the "Disaffiliation Transactions"). As a result of the Disaffiliation Transactions, the equity interests in Holdings beneficially owned by MDP (through its affiliated investment funds) increased from approximately 41.6% to approximately 60.6%. Holdings entered into the Disaffiliation Transactions in order to allow us to reduce the level of regulatory-based restrictions that historically had limited our ability to engage in business with Bank of America and its affiliates. Following the Disaffiliation Transactions, certain of our directors and officers were given the opportunity to purchase equity interests in Holdings on substantially the same terms as those offered and sold in connection with the Disaffiliation Transactions. On May 11, 2012, BAML sold its remaining 9.5% equity interest in Holdings to Monarch Opportunities Holdings, LLC (an affiliate of Partners Group Holding AG).

Transactions with Bank of America and U.S. Bancorp

        Upon completion of the MDP Transactions, BAML held approximately 32.7% of the equity interests in Holdings. Bank of America is the ultimate parent company of BAML. As a result of the Disaffiliation Transactions described above and the subsequent transfer of its remaining equity interests in Holdings, BAML no longer holds any equity interests in Holdings. Throughout the period during which BAML did hold equity interests in Holdings, we regularly engaged in business transactions with Bank of America and its affiliates for the distribution of our open-end funds, closed-end funds and other products and investment advisory services (and continue to engage in such transactions). For example, we participated in "wrap-fee" retail managed account and other programs sponsored by Bank of America and its affiliates through which our investment services were made available to high-net-worth and institutional clients. In addition, we served as sub-advisor to various funds sponsored by Bank of America and its affiliates.

        As a result of the FAF Transaction, Firstar Capital Corporation, an affiliate of U.S. Bancorp, acquired approximately 9.5% of the Company's equity interests. Also in connection with the FAF Transaction, we entered into a strategic investment services agreement with U.S. Bank National Association ("USB"), an affiliate of U.S. Bancorp, pursuant to which we will have an ongoing distribution relationship with USB for a period of five years following the closing of the FAF Transaction. In addition, we agreed to provide certain research and other portfolio services to USB in exchange for fees which, for the fiscal years ended December 31, 2011, 2012 and 2013, equaled approximately $5.0 million, $5.1 million, and $5.3 million, respectively, in the aggregate. USB also serves as the trustee under the indentures for the notes and will serve as exchange agent in connection with the exchange offers.

Policies and Procedures for Related Party Transactions

        From time to time, we may do business with certain related parties. The board of directors has not adopted a formal written policy for the review and approval of transactions with related parties. However, the board of directors reviews and approves transactions with related parties as appropriate.

 DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facility

Overview

        In connection with the MDP Transactions, we entered into a senior secured credit facility, consisting of a $2.3 billion first-lien term loan facility and a $250 million first-lien revolving credit facility (the "Original Revolving Credit Facility"). At the time of the MDP Transactions, we borrowed the full amount available under the $2.3 billion first-lien term loan facility (the "Original Term Loans"). We used the proceeds from this borrowing to finance part of the MDP Transactions.

        On December 31, 2010, we amended our senior secured credit facility pursuant to which, among other things, we: extended the final maturity of $171.0 million of commitments under the Original Revolving Credit Facility from November 13, 2013 to November 13, 2015 (the "Extended Revolving Credit Facility"), subject to certain springing maturity terms; extended the final maturity of $1.0 billion of Original Term Loans from November 13, 2014 to May 13, 2017 (the "Extended Term Loans"), subject to certain springing maturity terms; and converted $57.0 million of then-outstanding borrowings under our Original Revolving Credit Facility into additional Extended Term Loans.

        On December 30, 2011, we obtained an additional $280.0 million in first-lien term loans (the "Incremental Term Loans") under our senior secured credit facility. All proceeds of the Incremental Term Loans were used to pay a portion of the cash consideration for the acquisition of a controlling interest in Gresham.

        On February 29, 2012, we extended an additional $789.3 million of Original Term Loans into additional Extended Term Loans. On the same date, we refinanced $500.0 million of second-lien term loans that we had obtained under our senior secured credit facility in July and August of 2009 (the "Original Second-Lien Term Loans") by obtaining $500.0 million of new second-lien term loans under our senior secured credit facility (the "New Second-Lien Term Loans"). Proceeds from the Original Second-Lien Term Loans were used to pay down a portion of our first-lien term loans. Proceeds from the New Second-Lien Term Loans were used to repay the $500.0 million of Original Second-Lien Term Loans.

        On September 19, 2012, we amended our senior secured credit facility pursuant to which, among other things, we:

  •
  obtained an additional $365.9 million in first-lien term loans having a final maturity of May 13, 2017 (the "New First-Lien Term Loans"), subject to the springing maturity date described under "—Maturity";

  •
  used a portion of the proceeds from the New First-Lien Term Loans to repay $228.8 million of the $297.9 million of outstanding Original Term Loans along with related fees and expenses;

  •
  extended the final maturity of the remaining $69.1 million of outstanding Original Term Loans from November 13, 2014 to May 13, 2017, subject to the springing maturity date described under "—Maturity";

  •
  used a portion of the proceeds from the New First-Lien Term Loans to repay the $13.9 million outstanding under the Original Revolving Credit Facility and the $108.1 million outstanding under the Extended Revolving Credit Facility, along with related fees and expenses; and

  •
  obtained a new $190.0 million first-lien revolving credit facility (the "New Revolving Credit Facility") having a final maturity of February 12, 2017, subject to the springing maturity date described under "—Maturity," which replaced both the Original Revolving Credit Facility and the Extended Revolving Credit Facility (the "Old Revolving Credit Facilities").

        After giving effect to the September 19, 2012 amendment, both the Original Term Loans that were extended, and the New First-Lien Term Loans that were obtained in connection with such amendment, had the same terms as the Extended Term Loans and, as a result, the term "Extended Term Loans" includes the extended Original Term Loans and the New First-Lien Term Loans for all purposes herein for any period after September 19, 2012. In addition, as a result of the September 19, 2012 amendment, all of our first-lien term loans, including the Incremental Term Loans, had a final maturity date of May 13, 2017, subject to the springing maturity date described under "—Maturity."

        Effective February 28, 2013, we amended our senior secured credit facility pursuant to which we reduced the interest rate spread applicable to all of the outstanding Extended Term Loans and Incremental Term Loans and all of the outstanding commitments under the New Revolving Credit Facility. In addition, as a result of the February 28, 2013 amendment, we converted the outstanding Extended Term Loans and Incremental Term Loans into a single tranche of outstanding term loans under our first-lien term loan facility (the "Tranche A First-Lien Term Loans").

        Effective April 29, 2013, we amended our senior secured credit facility pursuant to which we reduced the interest rate spread applicable to all of the outstanding Tranche A First-Lien Term Loans and New Second-Lien Term Loans, which are referred to herein for all periods after April 29, 2013 as the "Tranche B First-Lien Term Loans" and the "Tranche B Second-Lien Term Loans," respectively. In connection with the consummation of the April 29, 2013 amendment, we paid call premiums equal to 1.0% and 2.0% of the principal amount of refinanced Tranche A First-Lien Term Loans and New Second-Lien Term Loans, respectively, which totaled approximately $35.6 million, along with other customary fees and expenses.

Principal Amounts Outstanding

        At December 31, 2013, we had $2.6 billion of outstanding Tranche B First-Lien Term Loans and $500.0 million of outstanding Tranche B Second-Lien Term Loans.

        At December 31, 2013, we did not have any outstanding borrowings under our New Revolving Credit Facility.

Maturity

        Subject to the springing maturity date described below, the Tranche B First-Lien Term Loans mature on May 13, 2017, the Tranche B Second-Lien Term Loans mature on February 28, 2019, and the commitments and any borrowings under our New Revolving Credit Facility mature on February 12, 2017.

        The Tranche B First-Lien Term Loans, the Tranche B Second-Lien Term Loans and the commitments under our New Revolving Credit Facility are subject to a springing maturity date. The final maturity date for each will change to the 90th day prior to the maturity of our 5.5% senior notes due September 15, 2015 (i.e., June 17, 2015) if, on such date, the aggregate principal amount of all such 5.5% senior notes is equal to or greater than our adjusted EBITDA (as defined in the credit agreement governing our senior secured credit facility) for the most recently ended four fiscal quarters.

        Under the terms of the credit agreement governing our senior secured credit facility, we may refinance (at par or with any applicable premium, costs and expenses) our Tranche B First-Lien Term Loans, Tranche B Second-Lien Term Loans and any borrowings or commitments under our New Revolving Credit Facility through (i) in the case of each of our borrowings other than the New Second-Lien Term Loans, the issuance of first-lien senior notes or loans secured by the collateral securing the obligations under the credit agreement on a pari passu basis, (ii) the issuance of second-lien senior notes or loans secured by the collateral securing the obligations under the credit agreement on a second-lien basis, (iii) the issuance of unsecured senior notes or loans, and/or (iv) the incurrence of new classes of term loans and/or revolving credit commitments under the credit agreement (including through a conversion or exchange of existing term loans and/or existing revolving credit borrowings or commitments into such new classes).

Prepayments

        The credit agreement permits all or any portion of the borrowings outstanding under our senior secured credit facility to be prepaid at par, except that voluntary prepayments of the Tranche B Second-Lien Term Loans prior to April 29, 2014, would be subject to a 1.0% prepayment premium.

        We may be required to make a mandatory prepayment of the borrowings outstanding under our senior secured credit facility in certain circumstances, including a material sale of our assets in which the proceeds are not reinvested in our business and the accumulation of "excess cash flow," as defined in the credit agreement governing our senior secured credit facility. In addition, upon the occurrence of certain "change of control" transactions, we must make an offer to repay all or any part of each Tranche B Second-Lien Term Loan at a price of 101% of the principal amount thereof plus accrued and unpaid interest thereon.

Guarantors and Security

        All obligations under our senior secured credit facility are guaranteed by Parent, and each of our present and future, direct and indirect, wholly-owned material subsidiaries (excluding broker-dealer subsidiaries, foreign subsidiaries and domestic subsidiaries whose only assets are equity interests in foreign subsidiaries). The obligations under our senior secured credit facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (i) on a first-lien basis, by all of our capital stock and the capital stock of certain of our subsidiaries (excluding significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by us or any guarantor and (ii) on a first-lien basis by substantially all of our and each guarantor's present and future assets, except that the Tranche B Second-Lien Term Loans are secured by the same capital stock and assets on a second-lien basis.

Interest and Fees

        The Tranche B First-Lien Term Loans bear interest at a rate per annum of LIBOR plus a spread of 4.00% (or alternate base rate plus 3.00%), subject to a 25 basis point step-down in the spread if we achieve a senior secured net leverage ratio (as defined below) of 4.00:1.00 or less. The Tranche B Second-Lien Term Loans bear interest at a rate per annum of LIBOR (subject to a 1.25% floor) plus a spread of 5.25% per annum (or alternate base rate (subject to a 2.25% floor) plus 4.25%). Borrowings under the New Revolving Credit Facility bear interest at a rate per annum of LIBOR plus a spread of 5.00% (or alternate base rate plus 4.00%), subject to a 25 basis point step-down in the spread if we achieve a senior secured net leverage ratio of 4.00:1.00 or less but greater than 3.25:1.00, and a 50 basis point step-down in the spread if we achieve a senior secured net leverage ratio of 3.25:1.00 or less. See "Interest Rate Sensitivity" below for a discussion of the Company's interest rate hedging activities.

        In addition to paying interest on outstanding principal of borrowings under our senior secured credit facility, we are required to pay a commitment fee to the lenders in respect of any unutilized loan commitments under the New Revolving Credit Facility at a rate of 0.375% per annum.

Covenants

        The credit agreement governing our senior secured credit facility contains a financial maintenance covenant that prohibits us from exceeding a ratio of (i) funded first-lien secured indebtedness (expressly excluding the Tranche B Second-Lien Term Loans) less unrestricted cash and cash equivalents to (ii) consolidated adjusted EBITDA (as defined in the credit agreement) of 5.75:1.00 (the "senior secured net leverage ratio"). The credit agreement also contains a number of other covenants that, among other things, limit or restrict our ability to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change our line of business or engage in certain transactions with affiliates.

Events of Default

        The credit agreement governing our senior secured credit facility contains customary events of default including: non-payment of principal; non-payment of interest or fees; non-payment of any other amounts due under our senior secured credit facility; inaccuracy of representations or warranties in any material respect; failure to perform or observe covenants set forth in the documentation governing our senior secured credit facility; cross-defaults to material indebtedness; bankruptcy and insolvency defaults; monetary judgment defaults to the extent not covered by indemnities or insurance; loss of lien perfection or priority on a material portion of the collateral; invalidity of guarantees or security documents; ERISA events; and a change of control.

Senior Unsecured Notes

9.125% Senior Notes due 2017 / 9.5% Senior Notes due 2020

        On September 19, 2012, we completed a notes offering (the "2017/2020 Notes Offering") of the 2017/2020 Notes. The 2017 Notes will mature on October 15, 2017 and accrue interest at the rate of 9.125% per year. The 2020 Notes will mature on October 15, 2020 and accrue interest at the rate of 9.5% per year. Interest on the 2017/2020 Notes is payable semi-annually in cash in arrears on April 15 and October 15 of each year. The net proceeds of the 2017/2020 Notes Offering were primarily used to repurchase and redeem all of our then outstanding 10.5% senior unsecured notes due 2015 and pay the related fees and expenses. The remaining proceeds were used for general corporate purposes. The 2017/2020 Notes rank equally in right of payment with all of our other existing and future senior unsecured indebtedness and senior in right of payment to any future indebtedness that is subordinated in right of payment to the notes. Obligations under the 2017/2020 Notes are guaranteed by Parent and each of our present and future, direct and indirect, wholly owned material domestic subsidiaries that guarantee our obligations under our senior secured credit facility (discussed above). Such guarantees are subordinated in right of payment to the guarantees of our obligations under our senior secured credit facility and related hedging obligations and any of our future secured indebtedness.

        We may redeem some or all of the 2017 Notes at any time prior to October 15, 2014 by paying a price equal to 100% of the principal amount plus a "make-whole" premium, along with accrued and unpaid interest and additional interest (as defined in the indentures governing the 2017/2020 Notes), if any, to the date of redemption. At any time prior to October 15, 2014, we may, on one or more occasions, use the net cash proceeds of certain equity offerings to redeem up to 35% of the principal amount of the 2017 Notes at a redemption price equal to 109.125% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of the 2017 Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. At any time on or after October 15, 2014, the 2017 Notes may be redeemed at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, and additional interest, if any, to, but not including, the redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2014	106.844%
2015	104.563%
2016 and thereafter	100.000%

        We may redeem some or all of the 2020 Notes at any time prior to October 15, 2016 by paying a price equal to 100% of the principal amount plus a "make-whole" premium, along with accrued and unpaid interest and additional interest, if any, to the date of redemption. At any time prior to October 15, 2015, we may, on one or more occasions, use the net cash proceeds of certain equity offerings to redeem up to 35% of the principal amount of the 2020 Notes at a redemption price equal to 109.5% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of the 2020 Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. At any time on or after October 15, 2016, the 2020 Notes may be redeemed at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest and any additional interest, if any, to, but not including, the redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2016	104.750%
2017	102.375%
2018 and thereafter	100.000%

        The indentures governing our 2017/2020 Notes contain a number of covenants that, among other things, limit or restrict our ability and the ability of our restricted subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change our line of business or engage in certain transactions with affiliates. Although we are not required to make mandatory redemption or sinking fund payments with respect to the 2017/2020 Notes, we are required to make an offer to purchase the 2017/2020 Notes in the event of a change of control or certain material sales of our assets.

        The indentures governing our 2017/2020 Notes also contain customary events of default including: non-payment of principal; non-payment of interest or other amounts due under the notes; failure to perform or observe covenants set forth in the indentures; cross defaults to material indebtedness; bankruptcy and insolvency defaults; monetary judgment defaults to the extent not covered by indemnities or insurance; and failure of guarantees to be in full force and effect.

        The 2017/2020 Notes were sold in a private placement and have not been registered under the Securities Act of 1933. We have agreed, under the terms of a registration rights agreement, to (i) file, no later than 18 months after the issue date of the 2017/2020 Notes, a registration statement (the "Exchange Offer Registration Statement") with the SEC with respect to a registered offer to exchange the 2017/2020 Notes and related guarantees for new notes (the "Exchange Notes") and related guarantees of ours having terms substantially identical in all material respects to the 2017/2020 Notes and related guarantees (except that the Exchange Notes do not contain any transfer restrictions) (the "Exchange Offer"), (ii) use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 21 months after the issue date of the 2017/2020 Notes (or two years if reviewed by the SEC) and (iii) use commercially reasonable efforts to consummate the Exchange Offer within 30 business days after the Exchange Offer Registration

Statement is declared effective by the SEC. In addition, we agreed, in some circumstances, to file a "shelf registration statement" that would allow some or all of the 2017/2020 Notes to be offered to the public. If we do not comply with our obligations under the registration rights agreements, we will be required to pay additional interest to holders of the 2017/2020 Notes.

5.5% Senior Notes due 2015

        We have outstanding $300 million aggregate principal amount of 5.5% senior notes due September 15, 2015 (the "5.5% senior notes"). The 5.5% senior notes rank equally in right of payment with all of our other existing and future senior unsecured indebtedness. The 5.5% senior notes bear interest at a rate of 5.5% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The 5.5% senior notes are not guaranteed by any of our subsidiaries.

        We may redeem the 5.5% senior notes, in whole or in part, at any time upon payment of a redemption price equal to (i) the greater of (a) 100% of the principal amount of the 5.5% senior notes to be redeemed or (b) the remaining scheduled payments of principal and interest on the 5.5% senior notes being redeemed, discounted to the redemption date on a semiannual basis at the treasury rate, plus 20 basis points, plus (ii) accrued and unpaid interest, if any, on the notes to be redeemed.

        The indenture governing the 5.5% senior notes contains a number of covenants that, among other things, limit or restrict our ability to create liens on the capital stock of our significant subsidiaries (as defined in Rule 1-02 of Regulation S-X under the Securities Act) that secure debt senior to the 5.5% senior notes, dispose of the capital stock of any of our significant subsidiaries or engage in mergers or consolidations. The indenture also contains customary events of default including payment defaults; covenant defaults; insolvency or bankruptcy; and cross defaults to other indebtedness.

 DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this "Description of Notes" under the subheading "—Certain Definitions." In this description, the term "Issuer" refers only to Nuveen Investments, Inc. and not to any of its Subsidiaries and the term "Parent" refers only to Windy City Investments, Inc., and not to any of its Subsidiaries.

        The Issuer has previously issued the 2017 Notes and the 2020 Notes. Each series of Notes was issued under an indenture dated September 19, 2012, among the Issuer, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"), as amended (each an "Indenture" and together the "Indentures"). The Notes were issued in private transactions that were not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the applicable Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"). Unless the context requires otherwise, references to the "Notes" include the outstanding Notes and the exchange Notes.

        The following description is a summary of the material provisions of the Indentures. It does not purport to be complete and is qualified in its entirety by reference to the provisions of the Indentures, including the definitions therein of certain terms used below. We urge you to read the Indentures because they, and not this description, will define your rights as Holders of the Notes. You may request copies of the Indentures at our address set forth under "Where You Can Find More Information."

        The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indentures.

Brief Description of the Notes and the Guarantees

        The Notes:

  •
  are general, unsecured, senior obligations of the Issuer;

  •
  are senior in right of payment to any future Subordinated Indebtedness of the Issuer;

  •
  rank equally in right of payment with all existing and future senior Indebtedness of the Issuer that is not subordinated in right of payment to the Notes;

  •
  are effectively subordinated to all existing and future Secured Indebtedness of the Issuer (including Indebtedness under the Credit Agreement) to the extent of the value of the collateral securing such Secured Indebtedness; and

  •
  are structurally subordinated to all existing and future Indebtedness and other liabilities of each Subsidiary of the Issuer that is not a Guarantor of the Notes.

        Each Guarantor's Guarantees of the Notes:

  •
  are general, unsecured obligations of such Guarantor;

  •
  are subordinated in right of payment to the obligations of such Guarantor under existing and future Designated Senior Indebtedness (including Indebtedness under the Credit Agreement);

  •
  are senior in right of payment to any future Subordinated Indebtedness of such Guarantor;

  •
  rank equally in right of payment with all other existing and future Indebtedness of such Guarantor;

  •
  are effectively subordinated to all existing and future Secured Indebtedness of such Guarantor (including Indebtedness under the Credit Agreement) to the extent of the value of the collateral securing such Secured Indebtedness; and

  •
  are structurally subordinated to all existing and future Indebtedness and other liabilities of each Subsidiary of such Guarantor that is not a Guarantor of the Notes.

        As of December 31, 2013, the Issuer and the Subsidiaries had approximately $4.5 billion aggregate principal amount of total Indebtedness, approximately $3.1 billion of which was secured, including borrowings under the Credit Agreement. An additional $190 million was available for borrowing under the revolving credit facility that is part of the Credit Agreement, all of which would be secured if borrowed. The Notes are unsecured. In the event of a bankruptcy or insolvency, any secured lenders will have a prior secured claim to any collateral securing the debt owed to them. The Issuer's obligations under the Credit Agreement are secured by a security interest in certain of its assets, including the capital stock of certain of its subsidiaries.

        The Indenture will permit the Issuer to incur additional Indebtedness, subject to compliance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Indenture does not limit the amount of liabilities that are not considered Indebtedness which may be incurred by the Issuer or its Restricted Subsidiaries.

        As of the date of this prospectus, all of the Subsidiaries of the Issuer are "Restricted Subsidiaries" under the Indentures. Under the circumstances described under "—Certain Covenants—Restricted Payments" and the definition of "Unrestricted Subsidiary," the Issuer is permitted to designate certain of its Subsidiaries as "Unrestricted Subsidiaries." Unrestricted Subsidiaries will not be subject to the restrictive covenants of the Indentures and will not guarantee the Notes.

        Certain of our Restricted Subsidiaries do not guarantee the Notes. In the event of a bankruptcy, liquidation, reorganization or similar proceeding of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer or a Guarantor. As a result, all of the existing and future liabilities of our non-guarantor Subsidiaries, including any claims of trade creditors, will be effectively senior to the Notes. Our non-guarantor Subsidiaries had aggregate net operating revenues of $87.5 million (excluding $120.3 million in intercompany revenue) for the year ended December 31, 2013, and at December 31, 2013, had total assets and total liabilities of $695 million and $25 million, respectively.

Principal, Maturity and Interest

        The Issuer issued 2017 Notes in an aggregate principal amount of $500.0 million. The Indenture governing the 2017 Notes provides for the issuance of additional 2017 Notes having identical terms and conditions to the 2017 Notes (the "Additional 2017 Notes"), subject to compliance with the covenants contained in such Indenture.

        The Issuer issued 2020 Notes in an aggregate principal amount of $645.0 million. The Indenture governing the 2020 Notes provides for the issuance of additional 2020 Notes having identical terms and conditions to the 2020 Notes (the "Additional 2020 Notes" and together with the Additional 2017 Notes, the "Additional Notes"), subject to compliance with the covenants contained in such Indenture. The Notes and any Additional Notes subsequently issued under each Indenture will be treated as a single class for all purposes under the applicable Indenture, including waivers, amendments, redemptions and offers to purchase.

        Interest on the 2017 Notes is payable in cash semi-annually in arrears on each April 15 and October 15. The first interest payment date for the 2017 Notes was April 15, 2013. The Issuer will make each interest payment to the holders of record of the 2017 Notes on the immediately preceding October 1 and April 1. Interest on the 2017 Notes will accrue from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The 2017 Notes will mature on October 15, 2017.

        Interest on the 2020 Notes is payable in cash semi-annually in arrears on each April 15 and October 15. The first interest payment date for the 2020 Notes was April 15, 2013. The Issuer will make each interest payment to the holders of record of the 2020 Notes on the immediately preceding October 1 and April 1. Interest on the 2020 Notes will accrue from the date it was most recently paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. The 2020 Notes will mature on October 15, 2020.

        The Notes will be issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000.

Additional Interest

        Additional Interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreements or as set forth in the Indentures. All references in the Indentures and this "Description of Notes," in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest payable pursuant to the Registration Rights Agreement and/or as set forth in the Indentures.

Methods of Receiving Payments on the Notes

        If a holder has given wire transfer instructions to the Issuer at least three Business Days prior to the applicable payment date, the Issuer, through the paying agent or otherwise, will pay all principal, interest and premium and Additional Interest, if any, on that holder's Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York, unless the Issuer elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

        The Issuer will maintain one or more paying agents (each, a "paying agent") for each series of Notes within the City and State of New York. The initial paying agent for the Notes is the Trustee.

        The Issuer will also maintain one or more registrars (each, a "registrar") and a transfer agent. The initial registrar and transfer agent with respect to the Notes is the Trustee. The registrar and the transfer agent will maintain a register reflecting ownership of Notes outstanding from time to time and will make payments on and facilitate transfer of Notes on behalf of the Issuer at the office or agency of the registrar within the City and State of New York.

        The Issuer may change the paying agents, the registrars or the transfer agents without prior notice to the holders. The Issuer or any Restricted Subsidiary may act as a paying agent or registrar.

Compliance with the TIA

        The TIA will become applicable to the Indentures upon the qualification of the Indentures under the TIA, which will occur at such time as the Notes have been registered under the Securities Act. The Indentures provide that the Issuer will comply with the provisions of § 314 of the TIA to the extent applicable.

Transfer and Exchange

        A holder may transfer or exchange Notes in accordance with the applicable Indenture. The registrar and the Issuer may require a holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption. Also, the

Issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

Guarantees

        The Guarantors of the Notes jointly and severally guarantee, fully and unconditionally, the Issuer's obligations under the applicable Indenture and the applicable series of Notes on an unsecured basis. Each Guarantor's Guarantee of the Notes is subordinated in right of payment to the obligations of such Guarantor under existing and future Designated Senior Indebtedness. The obligations of each Subsidiary Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor's obligation to an amount that effectively makes its Guarantee worthless. If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor's liability on its Guarantee could be reduced to zero. See "Risk Factors—Risks Relating to the Notes and Our Indebtedness—Federal and state statutes may allow courts, under specific circumstances, to void the notes and related guarantees, subordinate claims in respect of the notes and related guarantees and/or require holders of the notes to return payments received from us."

        Each Guarantor may consolidate with or merge into or sell its assets to the Issuer or another Guarantor without limitation, or with, into or to any other Persons upon the terms and conditions set forth in the Indenture. See "—Certain Covenants—Merger, Consolidation or Sale of Assets."

        The Guarantee of a Subsidiary Guarantor will be automatically released in the event that:

  (a)
  the sale, disposition or other transfer (including through merger or consolidation) of (x) Capital Stock of such Subsidiary Guarantor if after such sale, disposition or other transfer such Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor, provided that, in each case, such sale, disposition or other transfer is made in compliance with the provisions of the applicable Indenture;

  (b)
  the Issuer designates such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the applicable Indenture;

  (c)
  in the case of any Restricted Subsidiary which after the Issue Date is required to guarantee the Notes pursuant to the covenant described under "—Certain Covenants—Additional Guarantees," the release or discharge of the guarantee by such Restricted Subsidiary of all of the Indebtedness of the Issuer or any Restricted Subsidiary or the repayment of all of the Indebtedness which resulted in the obligation to guarantee the Notes, other than as a result of payment under a guarantee of such Indebtedness; or

  (d)
  such Subsidiary Guarantor is also a guarantor or borrower under the Credit Agreement as in effect on the Issue Date and, at the time of release of its Guarantee, (x) has been released from its guarantee of, and all pledges and security, if any, granted in connection with the Credit Agreement (which may be conditioned on the concurrent release hereunder), other than as a result of payment under a guarantee of such Indebtedness, (y) is not an obligor under any Indebtedness (other than Indebtedness permitted to be incurred pursuant to clause (3), (6), (7), (8), (9), (10), (11), (16) or (18) of the second paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock") and (z) does not guarantee any Indebtedness of the Issuer or any Restricted Subsidiaries (other than any guarantee that will be released upon the release of the Guarantee of the Notes).

In addition, the Guarantees will be automatically released if the Issuer exercises its legal defeasance option or its covenant defeasance option as described under "—Legal Defeasance and Covenant Defeasance" or its obligations under the applicable Indenture are discharged in accordance with the terms of such Indenture.

  Subordination of the Guarantees

        Each Guarantor's Guarantees of the applicable series of Notes are subordinated in right of payment to such Guarantor's Obligations on existing and future Designated Senior Indebtedness. The Guarantees are senior in right of payment to any future Subordinated Indebtedness of such Guarantor. The Guarantees rank equally in right of payment with all other Indebtedness of such Guarantor. The Notes are not subordinated in right of payment to any Indebtedness.

        No Guarantor is permitted to make any payments on its Guarantee of the applicable series of Notes and may not purchase, redeem or otherwise retire any Notes (collectively, "pay on the Guarantees of the Notes") (except in the form of Permitted Junior Securities (other than Disqualified Stock)) if either of the following occurs (a "Payment Default");

  (1)
  any Obligation on any Designated Senior Indebtedness of such Guarantor is not paid in full in cash when due; or

  (2)
  any other default on any Designated Senior Indebtedness of such Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms;

unless, in either case, the Payment Default has been cured or waived and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full in cash. Notwithstanding the foregoing, the Guarantors are permitted to pay on the Guarantees of the Notes if the Guarantors and the Trustee receive written notice approving such payment from the Representatives of all Designated Senior Indebtedness with respect to which the Payment Default has occurred and is continuing.

        During the continuance of any default (other than a Payment Default) (a "Non-Payment Default") with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Guarantors are not permitted to pay on the Guarantees of the Notes (except in the form of Permitted Junior Securities (other than Disqualified Stock)) for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Issuer) of written notice (a "Blockage Notice") of such Non-Payment Default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter. The Payment Blockage Period will end earlier if such Payment Blockage Period is terminated:

  (1)
  by written notice to the Trustee and the Issuer from the Person or Persons who gave such Blockage Notice;

  (2)
  because the Non-Payment Default giving rise to such Blockage Notice is cured, waived or otherwise no longer continuing; or

  (3)
  because such Designated Senior Indebtedness has been discharged or repaid in full in cash.

        Notwithstanding the provisions described above, unless the holders of such Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness have accelerated the maturity of such Designated Senior Indebtedness or a Payment Default has occurred and is continuing, the Guarantors are permitted to resume paying on the Guarantees of the Notes after the end of such Payment Blockage Period. The Guarantees of the Notes shall not be subject to more than one Payment Blockage Period in any consecutive 360-day period irrespective of the number of Non-Payment Defaults with respect to Designated Senior Indebtedness during such period. However, in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any consecutive 365-day period, and there must be at least 186 days during any consecutive 365-day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, however, no Non-Payment Default that existed or was continuing on the date of delivery of any Blockage Notice with respect to any Designated Senior Indebtedness and that was the basis for the initiation of such Blockage Notice will be, or be made, the basis for a subsequent Blockage Notice by the Representative of such Designated Senior Indebtedness unless such Non-Payment Default has been waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants during the period after the date of delivery of such initial Blockage Notice, that, in either case, would give rise to a Non-Payment Default pursuant to any provisions under which a Non-Payment Default previously existed or was continuing shall constitute a new Non-Payment Default for this purpose).

        Upon any payment or distribution of the assets of any Guarantor upon a total or partial liquidation or dissolution or reorganization of or similar proceeding relating to such Guarantor or its property:

  (1)
  the holders of Designated Senior Indebtedness of such Guarantor will be entitled to receive payment in full in cash of such Designated Senior Indebtedness before the holders of the Notes are entitled to receive any payment or distribution of any kind or character with respect to any Obligations on, or relating to, the Guarantees of the Notes; and

  (2)
  until the Designated Senior Indebtedness of such Guarantor is paid in full in cash, any payment or distribution to which holders of the Guarantees of the Notes would be entitled but for the subordination provisions of the applicable Indenture will be made to holders of such Designated Senior Indebtedness as their interests may appear, except that holders of the Guarantees of the Notes may receive Permitted Junior Securities.

        If a distribution is made to holders of the Notes that, due to the subordination provisions of the Indentures, should not have been made to them, such holders of the Notes are required to hold it in trust for the holders of Designated Senior Indebtedness of the Guarantors and pay it over to them as their interests may appear.

        The subordination and payment blockage provisions described above will not prevent a Default from occurring under either Indenture upon the failure of the Issuer to pay interest or principal with respect to the Notes when due by their terms. If payment of the Notes is accelerated because of an Event of Default, the Issuer or the Trustee must promptly notify the holders of Designated Senior Indebtedness or the Representative of such Designated Senior Indebtedness of the acceleration; provided that any failure to give such notice shall have no effect whatsoever on the subordination provisions described herein. If any Designated Senior Indebtedness of any Guarantor is outstanding, no Guarantor may pay on its Guarantee until five business days after the Representatives of all such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay on the Guarantees of the Notes only if the applicable Indenture (including the subordination provisions) otherwise permits payment at that time.

        A holder of Notes by its acceptance of Notes agrees to be bound by these subordination provisions and authorizes and expressly directs the Trustee under the applicable Indenture, on its behalf, to take such action as may be necessary or appropriate to effectuate the subordination of the Guarantees provided for in the Indentures and appoints the Trustee under the Indentures its attorney-in-fact for such purpose.

        By reason of the subordination provisions contained in the Indentures, in the event of a liquidation or insolvency proceeding, creditors of a Guarantor that are holders of Designated Senior Indebtedness of such Guarantor may recover more, ratably, than the holders of Notes.

Optional Redemption

        On or after October 15, 2014, the Issuer may redeem all or a part of the 2017 Notes at its option, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the 2017 Notes to be redeemed to the applicable redemption date if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2014	106.844%
2015	104.563%
2016 and thereafter	100.000%

        In addition, at any time prior to October 15, 2014, the Issuer may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the 2017 Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings, at a redemption price of 109.125% of the principal amount of the 2017 Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (provided that if the Equity Offering is an offering by Parent or any of its direct or indirect parent companies, a portion of the net cash proceeds thereof equal to the amount required to redeem any such 2017 Notes is contributed to the equity capital of the Issuer); provided, however, that:

  (1)
  at least 65% of the aggregate principal amount of the 2017 Notes originally issued under the applicable Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation 2017 Notes held by Parent and its Affiliates); and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        The 2017 Notes may also be redeemed, in whole or in part, at any time prior to October 15, 2014, at the option of the Issuer upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the 2017 Notes redeemed plus the 2017 Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the applicable redemption date.

        On or after October 15, 2016, the Issuer may redeem all or a part of the 2020 Notes at its option, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the 2020 Notes to be redeemed to the applicable redemption date if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2016	104.750%
2017	102.375%
2018 and thereafter	100.000%

        In addition, at any time prior to October 15, 2015, the Issuer may on one or more occasions redeem in the aggregate up to 35% of the aggregate principal amount of the 2020 Notes issued under the Indenture with the net cash proceeds of one or more Equity Offerings, at a redemption price of 109.500% of the principal amount of the 2020 Notes, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date (provided that if the Equity Offering is an offering by Parent or any of its direct or indirect parent companies, a portion of the net cash proceeds thereof equal to the amount required to redeem any such 2020 Notes is contributed to the equity capital of the Issuer); provided, however, that:

  (1)
  at least 65% of the aggregate principal amount of the 2020 Notes originally issued under the applicable Indenture must remain outstanding immediately after the occurrence of each such redemption (excluding in such calculation 2020 Notes held by Parent and its Affiliates); and

  (2)
  the redemption occurs within 90 days of the date of the closing of such Equity Offering.

        The 2020 Notes may also be redeemed, in whole or in part, at any time prior to October 15, 2016, at the option of the Issuer upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each holder's registered address, at a redemption price equal to 100% of the principal amount of the 2020 Notes redeemed plus the 2020 Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any to, the applicable redemption date.

        The Issuer may acquire Notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the applicable Indenture.

        Any and all interest payable upon any redemption shall be payable in cash.

  Selection and Notice

        If less than all of any series of the Notes are to be redeemed at any time, the Registrar will select Notes of such series for redemption as follows:

  (1)
  if the Notes of such series are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

  (2)
  if the Notes of such series are not listed on any national securities exchange, on a pro rata basis to the extent practicable or in accordance with customary procedures of DTC.

        No Notes of $2,000 or less can be redeemed in part. Except as otherwise provided herein, notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the applicable Indenture.

        If any Note of any series is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the holder of that Note upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption so long as the Issuer has deposited with the paying agent for the Notes funds in satisfaction of the redemption price (including accrued and unpaid interest on the Notes to be redeemed) pursuant to the applicable Indenture.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

        The Issuer is not required to make mandatory redemption or sinking fund payments with respect to any series of Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under "—Repurchase at the Option of Holders—Change of Control" and

"—Repurchase at the Option of Holders—Asset Sales." The Issuer may at any time and from time to time purchase any series of Notes in the open market or otherwise.

Repurchase at the Option of Holders

  Change of Control

        If a Change of Control occurs, unless the Issuer at such time has given notice of redemption under "—Optional Redemption" with respect to all outstanding Notes, each holder of Notes will have the right to require the Issuer to repurchase all or any part (equal to $2,000 or integral multiples of $1,000 in excess thereof) of that holder's Notes pursuant to a Change of Control Offer on the terms set forth in the applicable Indenture. In the Change of Control Offer, the Issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased, to the date of purchase. Within 30 days following any Change of Control, unless the Issuer at such time has given notice of redemption under "—Optional Redemption" with respect to all outstanding Notes, or, at the Issuer's option, in advance of a Change of Control, the Issuer will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the applicable Indenture and described in such notice. The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the applicable Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the applicable Indenture by virtue of such conflict.

        On the Change of Control Payment Date, the Issuer will, to the extent lawful:

  (1)
  accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

        The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a minimum principal amount of $2,000 or integral multiples of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

        The Issuer is not required to make a Change of Control Offer upon a Change of Control if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the applicable Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer or (ii) a notice of redemption for all Notes has been given pursuant to the applicable Indenture as described under "—Optional Redemption" unless and until there is a default in the payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control and may be conditional upon the occurrence of a Change of Control if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

        The Credit Agreement restricts the Issuer from purchasing Notes, and also provides that the occurrence of certain change of control events with respect to Parent or the Issuer would constitute a default thereunder. Prior to complying with any of the provisions of this "Change of Control" covenant under the Indenture governing the applicable Notes, but in any event within 90 days following a Change of Control, to the extent required to permit the Issuer to comply with this covenant, the Issuer could either repay all outstanding Indebtedness under the Credit Agreement or other Indebtedness ranking pari passu with the applicable Notes or obtain the requisite consents, if any, under all agreements governing such outstanding Indebtedness. If the Issuer does not repay such Indebtedness or obtain such consents, the Issuer will remain prohibited from purchasing Notes in a Change of Control, which after appropriate notice and lapse of time would result in an Event of Default under the applicable Indenture, which would in turn constitute a default under the Credit Agreement and could result in amounts outstanding thereunder being declared due and payable.

        Future indebtedness that the Issuer or its Subsidiaries may incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such indebtedness upon a Change of Control. Moreover, the exercise by the holders of their right to require the Issuer to repurchase their Notes could cause a default under such indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Issuer or its Subsidiaries. Finally, the Issuer's ability to pay cash to the holders of Notes following the occurrence of a Change of Control may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See "Risk Factors—Risks Related to the Notes and Our Indebtedness—We may not be able to finance a change of control offer required by the indentures."

        The provisions described above that require the Issuer to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the applicable Indenture are applicable. Except as described above with respect to a Change of Control, neither Indenture contains provisions that permit the holders of the Notes to require that the Issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction, unless such transaction includes an Asset Sale, as described below.

        The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Issuer or its Subsidiaries and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Issuer and the initial purchasers of the Notes. Subject to the limitations discussed below, the Issuer or its Subsidiaries could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the applicable Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect the capital structure of the Issuer or its credit ratings. Restrictions on the ability of the Issuer and its Subsidiaries to incur additional Indebtedness are contained in the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." Such restrictions can only be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford holders of the Notes protection in the event of a highly leveraged transaction.

        The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Issuer to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the consideration received in the Asset Sale by the Issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents.

        For purposes of clause (2) above, the amount of (i) any liabilities other than contingent liabilities (as shown on the Issuer's or the applicable Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Issuer or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or the Guarantees) that are assumed by the transferee of any such assets and from which the Issuer and all Restricted Subsidiaries have been validly released by the applicable creditor(s) in writing, (ii) any debt securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or Restricted Subsidiary into cash (to the extent of the cash received) within 90 days following the closing of such Asset Sale, (iii) any assets described in clause (2) or (3) below, and (iv) any Designated Non-cash Consideration received by the Issuer or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Board of Directors of the Issuer), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) an amount equal to 2.0% of Total Assets of the Issuer on the date on which such Designated Non-cash Consideration is received (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value), shall be deemed to be cash for purposes of this paragraph and for no other purpose.

        Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer or such Restricted Subsidiary, as the case may be, may apply those Net Proceeds at its option:

  (1)
  (i) to reduce Obligations under Secured Indebtedness of the Issuer or any Restricted Subsidiary, (ii) to reduce Obligations under Indebtedness of a Restricted Subsidiary that is not a Guarantor (other than Indebtedness owed to the Issuer or another Restricted Subsidiary), (iii) to reduce Obligations under any Indebtedness outstanding under the Credit Facilities (other than Subordinated Indebtedness) or (iv) to reduce Indebtedness of the Issuer that ranks pari passu in right of payment with the Notes or Indebtedness of a Guarantor that ranks pari passu in right of payment with such Guarantor's Guarantee of the Notes (provided that if the Issuer shall so reduce Obligations under Indebtedness that ranks pari passu in right of payment with the Notes or the Guarantees (other than Indebtedness specified in clauses (i) through (iii) above), it will equally and ratably reduce Obligations under the Notes through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by causing the Issuer to make an offer (in accordance with the procedures set forth below for an Asset Sale Offer (as defined below)) to all holders of Notes to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Notes), in each case other than Indebtedness owed to Parent or any Restricted Subsidiary;

  (2)
  to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) capital expenditures or (C) other non-current assets, in each of (A), (B) and (C), used or useful in a Permitted Business;

  (3)
  to an investment in (A) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or a Restricted Subsidiary owning an amount of the Capital Stock of such business such that such business constitutes a Restricted Subsidiary, (B) properties or (C) assets that, in each of (A), (B) and (C), replace the businesses, properties and assets that are the subject of such Asset Sale; and/or

  (4)
  to make any Seed Capital Investment.

        Any Net Proceeds from an Asset Sale not applied or invested in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds shall constitute "Excess Proceeds"; provided that if during such 365-day period the Issuer or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of the immediately preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed for a period not to exceed 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if earlier, until termination of such agreement).

        When the aggregate amount of Excess Proceeds exceeds $25.0 million, the Issuer or the applicable Restricted Subsidiary will make an offer (an "Asset Sale Offer") to all holders of Notes and Indebtedness that ranks pari passu with the Notes and contains provisions similar to those set forth in the Indentures with respect to offers to purchase with the proceeds of sales of assets to purchase, on a pro rata basis, the maximum principal amount of Notes and such other Indebtedness that ranks pari passu with the Notes that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash.

        Pending the final application of any Net Proceeds, the Issuer or the applicable Restricted Subsidiary may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by the applicable Indenture.

        If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Issuer or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the applicable Indenture. If the aggregate principal amount of Notes tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Registrar will select the Notes to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Issuer or the applicable Restricted Subsidiary will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the applicable Indenture, the Issuer or the applicable Restricted Subsidiary will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the applicable Indenture by virtue of such conflict.

        The Credit Agreement restricts the Issuer from purchasing Notes. In the event of an Asset Sale, the Issuer could seek the consent of its lenders to the repurchase of Notes or could attempt to refinance the Indebtedness under the Credit Agreement. If the Issuer does not obtain such consents or refinance such Indebtedness, the Issuer will remain prohibited from purchasing the Notes, which after appropriate notice and lapse of time would result in an Event of Default under the applicable Indenture, which would in turn constitute a default under the Credit Agreement and could result in amounts outstanding thereunder being declared due and payable. Future indebtedness that the Issuer or its Subsidiaries may incur may contain similar restrictions. Moreover, the exercise by the holders of their right to require the Issuer to repurchase their Notes could cause a default under such indebtedness, even if the repurchase itself does not, due to the financial effect of such repurchase on the Issuer or its Subsidiaries.

Certain Covenants

        Set forth below are summaries of certain covenants contained in each Indenture.

        If, on any date, (i) a series of Notes has Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the applicable Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a "Covenant Suspension Event") then, beginning on that day and continuing at all times thereafter until the Reversion Date (as defined below), the restrictions described under "—Repurchase at the Option of Holders—Asset Sales" and the covenants specifically listed under the following headings in this "Description of Notes" section of this prospectus will no longer be applicable to such series of Notes (collectively, the "Suspended Covenants"):

  (1)
  "—Restricted Payments";

  (2)
  "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (3)
  "—Limitation on Prepayment or Modification of Existing Notes";

  (4)
  "—Transactions with Affiliates";

  (5)
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries"; and

  (6)
  clause (4) of the first paragraph of "—Merger, Consolidation or Sales of Assets."

        If and while the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants, the applicable series of Notes will be entitled to substantially less covenant protection. In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under the applicable Indenture for any period of time as a result of the foregoing, and on any subsequent date (the "Reversion Date") one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the applicable Series of Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the applicable Indenture with respect to future events. The period of time between the Covenant Suspension Event and the Reversion Date is referred to in this description as the "Suspension Period."

        On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or preferred stock issued, during the Suspension Period will be classified as having been incurred or issued pursuant to clause (4) of the second paragraph of "—Incurrence of Indebtedness and Issuance of Preferred Stock" below. Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under "—Restricted Payments" will be made as though the covenant described under "—Restricted Payments" had been in effect prior to, and during, the Suspension Period. As described above, however, no Default or Event of Default will be deemed to have occurred on the Reversion Date as a result of any actions taken by the Issuer or the Restricted Subsidiaries during the Suspension

Period. On and after each Reversion Date, the Issuer and its Subsidiaries will be permitted to consummate the transactions contemplated by any contract entered into during the Suspension Period so long as such contract and such consummation would have been permitted during such Suspension Period.

        For purposes of the "—Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant, on the Reversion Date, any consensual encumbrances or restrictions of the type specified in clause (1), (2) or (3) of the first paragraph of that covenant entered into during the Suspension Period will be deemed to have been in effect on the date of the indenture, so that they are permitted under clause (1)(y) of the second paragraph under "—Dividend and Other Payment Restrictions Affecting Subsidiaries."

        For purposes of the "—Repurchase at the Option of Holders—Asset Sales" covenant, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.

        For purposes of the "Transactions with Affiliates" covenant, any Affiliate Transaction (as defined below) entered into after the Reversion Date pursuant to a contract, agreement, loan, advance or guaranty with, or for the benefit of, any Affiliate of the Issuer entered into during the Suspension Period will be deemed to have been in effect as of the date of the indenture for purposes of clause (8) under "—Transactions with Affiliates."

        During a Suspension Period, the Issuer may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

        There can be no assurance that any series of Notes will ever achieve or maintain Investment Grade Ratings.

  Restricted Payments

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (a)
  declare or pay any dividend or make any other distribution on account of the Issuer's or any of its Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Issuer payable in Equity Interests (other than Disqualified Stock) of the Issuer or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) and (B) dividends or distributions by a Restricted Subsidiary payable on or in respect of any class or series of its securities, provided that such dividend or distribution is made in accordance with the terms of the agreement or instrument governing such class or series of securities);

  (b)
  purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent entity of the Issuer held by any Person (other than by a Restricted Subsidiary), including in connection with any merger or consolidation;

  (c)
  make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness (other than (x) Indebtedness permitted under clause (8) of the definition of "Permitted Debt" or (y) the purchase, repurchase or other acquisition or retirement of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase, acquisition or retirement); or

  (d)
  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (a) through (d) being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

  (2)
  the Issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of the covenant described below under "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (3)
  such Restricted Payment, together with (A) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (9), (11), (13), (14) and (15) of the next succeeding paragraph; provided that the calculation of Restricted Payments shall also exclude the amounts paid or distributed pursuant to clause (1) of the next paragraph to the extent that the declaration of such dividend or other distribution shall have previously been included as a Restricted Payment) and (B) the aggregate amount of all prepayments of Existing Notes pursuant to clause (B) of the second proviso of the covenant contained under "—Certain Covenants—Limitation on Prepayment or Modification of Existing Notes" made by the Issuer and its Restricted Subsidiaries after the Issue Date, is less than the sum, without duplication, of

  (a)
  50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of the Issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

  (b)
  100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property received by the Issuer after the Issue Date from the issue or sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) of (x) Equity Interests of the Issuer (excluding (i) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph, (ii) cash proceeds received from the sale of Refunding Capital Stock (as defined below) to the extent such amounts have been applied to Restricted Payments made in accordance with clause (2) of the next succeeding paragraph, (iii) Designated Preferred Stock and (iv) Disqualified Stock) or (y) debt securities or Disqualified Stock of the Issuer that has been converted into or exchanged for Equity Interests of the Issuer (other than (i) Refunding Capital Stock, (ii) Equity Interests or convertible debt securities of Parent or any other direct or indirect parent Issuer sold to a Subsidiary or Parent, (iii) Disqualified Stock or (iv) Designated Preferred Stock), plus

  (c)
  100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property contributed to the equity capital of the Issuer after the Issue Date (other than (i) by a Subsidiary of the Issuer or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries, (ii) any Excluded Contributions, (iii) any Disqualified Stock, (iv) any Refunding Capital Stock, (v) any Designated Preferred Stock and (vi) cash proceeds applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph), plus

    (d)
    to the extent not already included in Consolidated Net Income, 100% of the aggregate amount received by the Issuer or a Restricted Subsidiary after the Issue Date in cash and the fair market value, as determined in good faith by the Board of Directors of the Issuer, of property received by the Issuer or a Restricted Subsidiary after the Issue Date by means of (A) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries, repayments of loans or advances which constitute Restricted Investments of the Issuer or its Restricted Subsidiaries and any dividend or other distribution with respect to a Restricted Investment of the Issuer or its Restricted Subsidiaries or (B) the sale (other than to the Issuer or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than, in each case, to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment) or a dividend or other distribution from an Unrestricted Subsidiary, plus

    (e)
    in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary or of the assets transferred (as applicable), as determined by the Board of Directors of the Issuer in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary constituted a Permitted Investment), plus

    (f)
    $50.0 million.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the applicable Indenture;

  (2)
  (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Issuer or any direct or indirect parent of the Issuer ("Retired Capital Stock") or Subordinated Indebtedness in exchange for or out of the net cash proceeds of the substantially concurrent sale (other than to the Issuer or any of its Subsidiaries) of Equity Interests of the Issuer or contributions to the equity capital of the Issuer (in each case, other than Disqualified Stock) ("Refunding Capital Stock") and (B) the declaration and payment of dividends on Retired Capital Stock out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock;

  (3)
  the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower of such Subordinated Indebtedness which is incurred in compliance with the covenant "—Incurrence of Indebtedness and Issuance of Preferred Stock" so long as (A) such new Indebtedness is subordinated to the Notes and any Guarantees thereof at least to the same extent as such Subordinated Indebtedness so redeemed, repurchased, acquired or retired, (B) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and (C) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

  (4)
  a Restricted Payment to pay for the repurchase, retirement, redemption or other acquisition or retirement for value of Equity Interests of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any Subsidiary or any of its direct or indirect parent companies (or their permitted transferees, assigns, estates or heirs) pursuant to any management unit purchase agreement, management equity plan or stock option plan or any other management or employee benefit plan, agreement or arrangement (including, for the avoidance of doubt, any principal and interest payable on any notes issued by the Issuer or any direct or indirect parent company in connection with any such repurchase, retirement or other acquisition or retirement); provided, however, that the aggregate amount of Restricted Payments made under this clause (4) does not exceed $50.0 million in any calendar year (which shall increase to $70.0 million subsequent to the consummation of an underwritten Equity Offering by the Issuer or any direct or indirect parent company of the Issuer), with any unused amounts in any calendar year being carried over to the two immediately succeeding calendar years subject to a maximum of $75.0 million in any calendar year (which shall increase to $90.0 million subsequent to the consummation of an underwritten Equity Offering by the Issuer or any direct or indirect parent company of the Issuer); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (A) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of its direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date plus (B) the cash proceeds of "key man" life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date (provided that the Issuer may elect to apply all or any portion of the aggregate increase contemplated by clauses (A) and (B) above in any calendar year) (it being understood that the forgiveness of any debt by such Person shall not be a Restricted Payment hereunder (to the extent such debt was incurred to purchase Equity Interests of the Issuer or any of its direct or indirect parent companies)) minus (C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

  (5)
  the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any Restricted Subsidiary issued or incurred in accordance with the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock;" provided such Disqualified Stock is included in the calculation of Consolidated Total Indebtedness for such entity;

  (6)
  the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to any direct or indirect parent company of the Issuer the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of any direct or indirect parent company of the Issuer issued after the Issue Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance (and the payment of dividends or distributions thereon) on a pro forma basis, the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or as "Permitted Debt" and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Issuer from any such sale of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date;

  (7)
  repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

  (8)
  the payment of dividends on the Issuer's common stock (or the payment of dividends to any direct or indirect parent company of the Issuer, as the case may be, to fund the payment by any such parent company of the Issuer of dividends on such entity's common stock) following the first public offering of the Issuer's common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, in an aggregate amount not to exceed, in any year, 6% of the net cash proceeds received by or contributed to the Issuer after the Issue Date in any such public offering, other than public offerings of common stock of the Issuer (or any direct or indirect parent company of the Issuer) registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Contribution;

  (9)
  Investments that are made with Excluded Contributions;

  (10)
  the payment of dividends or other distributions to any direct or indirect parent company of the Issuer to fund the payment by any such parent company of interest payments or AHYDO Catch Up Payments on Indebtedness, or dividends on Preferred Stock, of such parent company incurred or issued after the Issue Date; provided, however, that (A) the net cash proceeds of such Indebtedness or such Preferred Stock, as the case may be, are contributed to the Issuer as common equity, (B) the aggregate amount of dividends declared and paid pursuant to this clause (10) does not exceed the amount of net cash proceeds of such Indebtedness or Preferred Stock actually contributed to the Issuer as common equity and (C) after giving effect to such dividends or other distributions, the amount available for Restricted Payments pursuant to clause (3) of the first paragraph of this covenant shall not be less than $0;

  (11)
  distributions or payments of Receivables Fees and purchase of any assets in connection with a Receivables Facility;

  (12)
  the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness or Disqualified Stock pursuant to provisions similar to those described under "—Repurchase at the Option of Holders—Change of Control" and "—Repurchase at the Option of Holders—Asset Sales"; provided that a Change of Control Offer or Asset Sale Offer, as applicable, has been made and all Notes tendered by holders of the Notes in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

  (13)
  the declaration and payment of dividends to, or the making of loans to, a direct or indirect parent company of the Issuer in amounts required for such Person to pay, without duplication:

  (i)
  franchise taxes and other fees, taxes and expenses required to maintain its corporate existence;

  (ii)
  federal, foreign, state and local income or franchise taxes (or any alternative tax in lieu thereof); provided, that, in each fiscal year, the amount of such payments shall be equal to the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, foreign, state and local income or franchise taxes if such entities were corporations paying taxes separately from any parent entity at the highest combined applicable federal, foreign, state, local or franchise tax rate for such fiscal year;

  (iii)
  customary salary, bonus, severance, indemnification obligations and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer and any payroll, social security or similar taxes thereof to the extent such salaries, bonuses, severance, indemnification obligations and other benefits are reasonably attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

  (iv)
  general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are reasonably attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

  (v)
  amounts payable pursuant to the Management Agreement;

  (vi)
  fees and expenses other than to Affiliates of the Issuer related to (1) any unconsummated equity or debt offering of such parent entity, (2) any Investment otherwise permitted under this covenant (whether or not successful) and (3) any transaction of the type described under the heading "—Merger, Consolidation or Sale of Assets";

  (vii)
  cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer or any direct or indirect parent;

  (viii)
  amounts to finance Investments otherwise permitted to be made pursuant to the Indentures; provided, that (1) such Restricted Payment shall be made substantially concurrently with the closing of such Investment and (2) such direct or indirect parent company shall, immediately following the closing thereof, cause (x) all property acquired (whether assets or Equity Interests) to be contributed to the capital of the Issuer or one of its Restricted Subsidiaries or (y) the merger of the Person formed or acquired into the Issuer or one of its Restricted Subsidiaries (to the extent not prohibited by covenant entitled "Merger, Consolidation or Sale of Assets") in order to consummate such Investment, (3) such direct or indirect parent company and its Affiliates (other than the Issuer or a Restricted Subsidiary) receives no consideration or other payment in connection with such transaction, (4) any property received by the Issuer shall not increase amounts available for Restricted Payments pursuant to clause (3) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments" and (5) such Investment shall be deemed to be made by the Issuer or such Restricted Subsidiary by another paragraph of this paragraph (other than pursuant to clause (9) hereof) or pursuant to the definition of "Permitted Investments" (other than clause (11) thereof);

  (ix)
  reasonable and customary fees payable to any directors of any direct or indirect parent of the Issuer and reimbursement of reasonable out of pocket costs of the directors of any direct or indirect parent of the Issuer in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

    (x)
    reasonable and customary indemnities to directors, officers and employee of any direct or indirect parent of the Issuer in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

  (14)
  cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Issuer; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Issuer);

  (15)
  distributions, by dividends or otherwise, of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than any Unrestricted Subsidiary in which the Issuer or any Restricted Subsidiary has made an Investment (including by designation of a Restricted Subsidiary thereof as an Unrestricted Subsidiary) pursuant to clause (17) below or clause (10) of the definition of "Permitted Investments");

  (16)
  [Reserved];

  (17)
  Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (17) that are at the time outstanding, without giving effect to any sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities or are included in the calculation under clause (3)(d) of the first paragraph of this covenant, not to exceed the greater of (i) $75.0 million and (ii) 14% of Trailing EBITDA at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

  (18)
  payments and distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole that complies with the terms of the Indenture, including the covenant described under "—Merger, Consolidation or Sale of Assets"; and

  (19)
  the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all holders of common stock of the Issuer or any of its direct or indirect parent companies pursuant to any shareholders' rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided, however, that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading limitations of this covenant (all as determined in the good faith of the Board of Directors of the Issuer).

provided, however, that at the time of, and after giving effect to, (i) any Restricted Payment permitted under clauses (4), (5), (6), (8), (12), (13)(v) and (vi) and (17) above, no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) any Restricted Payment permitted under clause (10) above, no Default or Event of Default specified in clause (1), (2), (5) or (6) of the definition thereof shall have occurred and be continuing or would occur as a consequence thereof.

        The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Issuer.

        As of the date of this prospectus, all of the Issuer's Subsidiaries are Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of Unrestricted Subsidiary. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of Investments. Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants described in this summary.

        For the avoidance of doubt, any dividend or distribution otherwise permitted pursuant to this covenant may be in the form of a loan.

  Incurrence of Indebtedness and Issuance of Preferred Stock

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively "incur") any Indebtedness (including Acquired Debt) and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Issuer and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Total Leverage Ratio of the Issuer and its Restricted Subsidiaries (on a consolidated basis) for the Issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been less than 7.0 to 1.0 determined on a pro forma basis; provided further, that any incurrence of Indebtedness or issuance of Preferred Stock pursuant to this paragraph by a Restricted Subsidiary that is not a Guarantor is subject to the limitations of set forth in the last paragraph of this covenant.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, "Permitted Debt"):

  (1)
  the incurrence by the Issuer or a Restricted Subsidiary of Indebtedness under Credit Facilities together with the incurrence by the Issuer or any Restricted Subsidiary of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances thereunder (with letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount, equal to (A) $3,251 million plus additional Indebtedness incurred to pay premiums and fees in connection with the refinancing of any such Indebtedness, plus (B) the maximum principal amount of Indebtedness that could be incurred such that after giving effect thereto the Secured Indebtedness Leverage Ratio of the Issuer would not exceed 5.5 to 1.0 (provided that only Indebtedness that is included in Secured Indebtedness may be incurred under this clause (B)), minus (C) the amount of all mandatory principal payments actually made by the borrower thereunder with Net Proceeds from Asset Sales minus (D) the aggregate amount of Indebtedness incurred by a Receivables Subsidiary and then outstanding pursuant to clause (18) of this paragraph;

  (2)
  the incurrence by the Issuer and the Guarantors of Indebtedness represented by the Notes (including any Guarantee thereof) issued on the Issue Date and any Notes and related Guarantees to be issued in exchange for the Notes issued on the Issue Date (including any Guarantee thereof) pursuant to the Registration Rights Agreement;

  (3)
  the incurrence by a Broker-Dealer Subsidiary of Indebtedness incurred in connection with the settlement of securities transactions in the ordinary course of business in an amount not to exceed $50.0 million at any one time outstanding;

  (4)
  any Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) or (2) above), including the Existing Notes;

  (5)
  (i) Indebtedness (including Capitalized Lease Obligations) incurred by the Issuer or any Restricted Subsidiary to finance the purchase, construction, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), and (ii) Indebtedness incurred to refinance any such Indebtedness under subclause (i), in an aggregate principal amount under this clause (5) that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (5), does not exceed the greater of (i) $50.0 million and (ii) 10% of Trailing EBITDA;

  (6)
  Indebtedness incurred by the Issuer or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed or paid within 60 days following such drawing or incurrence;

  (7)
  indemnification, adjustment of purchase price, earn-outs or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

  (8)
  Indebtedness of the Issuer owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Issuer or any other Restricted Subsidiary; provided, however, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or a Restricted Subsidiary or any pledge of such Indebtedness constituting a Permitted Lien) shall be deemed, in each case, to constitute the incurrence of such Indebtedness not permitted by this clause (8) and (B) if the Issuer or a Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated in right of payment to all obligations of the Issuer or such Guarantor with respect to the Notes or the Guarantees;

  (9)
  shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);

  (10)
  Hedging Obligations of the Issuer or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes);

  (11)
  obligations in respect of customs, stay, bid, appeal, performance and surety bonds, appeal bonds and other similar types of bonds and performance and completion guarantees and other obligations of a like nature provided by the Issuer or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business consistent with past practice;

  (12)
  Indebtedness of the Issuer or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (12) does not at any one time outstanding exceed the greater of (i) $175.0 million and (ii) 30% of Trailing EBITDA;

  (13)
  (x) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary (other than Indebtedness incurred pursuant to clause (3) above) so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indentures; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Restricted Subsidiary or the Issuer, as applicable, any such guarantee of such Guarantor with respect to such Indebtedness shall be subordinated in right of payment to such Guarantor's Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes or the Guarantee of such Restricted Subsidiary, as applicable, and (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer incurred in accordance with the terms of the Indentures;

  (14)
  the incurrence by the Issuer or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund, replace or refinance any Indebtedness incurred as permitted under the first paragraph of this covenant and clauses (2) and (4) above, this clause (14) and clause (15) below or any Indebtedness issued to so refund, replace, redeem, extend or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "Refinancing Indebtedness") prior to its respective maturity; provided, however, that (A) such Refinancing Indebtedness has a Weighted Average Life to Maturity which is not less than the Weighted Average Life to Maturity of the Indebtedness being refunded, replaced, redeemed, extended or refinanced, and has a Stated Maturity not earlier than the Stated Maturity of the Indebtedness being refunded, replaced, redeemed, extended or refinanced, (B) to the extent such Refinancing Indebtedness refinances Subordinated Indebtedness, such Refinancing Indebtedness is subordinated to the Notes or the Guarantees at least to the same extent as the Indebtedness being refunded, replaced or refinanced, (C) such Refinancing Indebtedness shall not have any obligors that were not obligors of the Indebtedness being refunded, replaced or refinanced, (D) such Refinancing Indebtedness shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the Indebtedness being refunded, replaced, redeemed, extended or refinanced and (E) any Preferred Stock shall be refunded, replaced or refinanced with Preferred Stock;

  (15)
  subject to the last paragraph of this covenant, (i) Indebtedness or Preferred Stock of a Person incurred and outstanding on or prior to the date on which such Person was acquired by, the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture or (ii) Indebtedness of the Issuer or any Restricted Subsidiary incurred in connection with or in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate, the acquisition by the Issuer or such Restricted Subsidiary of property used or useful in a Permitted Business (whether through the direct purchase of assets or the purchase of Capital Stock of, or merger or consolidation with, any Person owning such assets); provided, that after giving effect to such incurrence of Indebtedness either (A) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of this covenant or (B) the Total Leverage Ratio would be less than or equal to such Total Leverage Ratio immediately prior to such acquisition;

  (16)
  Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

  (17)
  Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to a Credit Facility in a principal amount not in excess of the stated amount of such letter of credit;

  (18)
  Indebtedness incurred by a Receivables Subsidiary in connection with a Receivables Facility;

  (19)
  Indebtedness consisting of promissory notes issued by the Issuer or any Guarantor to current or former officers, directors, consultants and employees, their respective estates, spouses, former spouses, heirs or family members to finance the purchase or redemption of Equity Interests of the Issuer or any of its direct or indirect parent companies permitted by the covenant described under "—Restricted Payments";

  (20)
  Indebtedness of the Issuer or any Restricted Subsidiary to the extent the proceeds of such Indebtedness are deposited and used to defease the Notes as described under "Legal Defeasance and Covenant Defeasance" or "Satisfaction and Discharge";

  (21)
  Indebtedness of the Issuer or any Restricted Subsidiary consisting of the financing of insurance premiums in the ordinary course of business;

  (22)
  cash management obligations and Indebtedness in respect of netting services, employee credit card programs or similar arrangements in connection with cash management and deposit accounts or security accounts;

  (23)
  Indebtedness representing deferred compensation to employees of the Issuer or any Restricted Subsidiary incurred in the ordinary course of business; and

  (24)
  Indebtedness or Preferred Stock of Foreign Subsidiaries in an aggregate amount not to exceed $50.0 million at any one time outstanding.

        For purposes of determining compliance with this "—Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (24) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this covenant (so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification), and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest or dividends, the accretion of accreted value and the payment of interest or dividends in the form of additional Indebtedness or Preferred Stock will not be deemed to be an incurrence of Indebtedness or Preferred Stock for purposes of this covenant and the covenant described under "—Liens." Notwithstanding the foregoing, Indebtedness under the Credit Agreement outstanding on the Issue Date will be deemed to have been incurred on such date in reliance on the exception provided by clause (1)(A) of the definition of Permitted Debt and any such Indebtedness that was outstanding under the Credit Agreement as of the Issue Date may not later be re-classified.

        For purposes of determining compliance with any U.S. dollar restriction on the incurrence of Indebtedness where the Indebtedness incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent determined on the date of the incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a currency agreement with respect to U.S. dollars covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such currency agreement. The principal amount of any refinancing Indebtedness incurred in the same currency as the Indebtedness being refinanced will be the U.S. Dollar Equivalent of the Indebtedness being refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a currency agreement, in which case the refinancing Indebtedness will be determined in accordance with the preceding sentence, and (2) the principal amount of the refinancing Indebtedness exceeds the principal amount of the Indebtedness being refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such refinancing Indebtedness is incurred. The maximum amount of Indebtedness that the Issuer and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

        The Issuer will not, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Debt) of the Issuer, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer. No Guarantor will, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) contractually subordinated or junior in right of payment to any Indebtedness (including Acquired Debt, but excluding Designated Senior Indebtedness) of such Guarantor unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to such Guarantor's Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of such Guarantor. Indebtedness shall not be considered subordinate or junior in right of payment by virtue of being secured to a greater or lesser extent or with different priority.

        Notwithstanding anything to the contrary contained in the first paragraph of this covenant or in the definition of Permitted Debt, no Restricted Subsidiary of the Issuer that is not a Guarantor shall incur any Indebtedness or issue any Preferred Stock in reliance on the first paragraph of this covenant or clause (15) of the definition of Permitted Debt, or guarantee (in reliance on clause (13) of the definition of Permitted Debt) any Indebtedness incurred by the Issuer or a Restricted Subsidiary in reliance on the first paragraph of this covenant or clause (15) of this definition of Permitted Debt (collectively, the "Limited Non-Guarantor Debt Exceptions"), if the amount of such Indebtedness or Preferred Stock, when aggregated with the amount of all other Indebtedness or Preferred Stock outstanding under such Limited Non-Guarantor Debt Exceptions, together with any Refinancing Indebtedness in respect thereof, would exceed the greater of (i) $150.0 million and (ii) 27.5% of Trailing EBITDA; provided, that in no event shall any Indebtedness or Preferred Stock of any Restricted Subsidiary that is not a Guarantor (x) existing at the time it became a Restricted Subsidiary or (y) assumed in connection with any acquisition, merger or acquisition of minority interests of a non-Wholly Owned Subsidiary (and in the case of clauses (x) and (y), not created in contemplation of such Person becoming a Restricted Subsidiary or such acquisition, merger or acquisition of minority interests) be deemed to be Indebtedness outstanding under the Limited Non-Guarantor Debt Exceptions for purposes of this paragraph.

  Limitation on Prepayment or Modification of Existing Notes

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value (for purposes of this covenant, "prepay") any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Issuer may, so long as no Default or Event of Default exists or would result therefrom, prepay any Existing Notes; provided that (A) any such prepayment shall be funded only with the proceeds of unsecured Indebtedness incurred substantially concurrently with such prepayment and (a) at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (I) the Guaranteed Indebtedness Leverage Ratio shall be no greater than 7.20 to 1.0 or (II) such Indebtedness is incurred pursuant to clause (14) of the definition of "Permitted Debt" and (b) such Indebtedness shall have a Weighted Average Life to Maturity which is longer than the Weighted Average Life to Maturity of the Notes, and has a Stated Maturity later than the Stated Maturity of the Notes or (B) after giving effect thereto, the amount available for Restricted Payments under clause (3) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments" shall not be less than $0.

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, amend the Existing Notes or the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way (i) to make the final maturity date of the Existing Notes earlier than in effect on the Issue Date, (ii) to shorten the Weighted Average Life to Maturity of the Existing Notes, (iii) to modify or change any provision of the Existing Notes Indenture or the related definitions in a manner that is more restrictive to the Issuer than the Existing Notes Indenture as in effect on the Issue Date, (iv) to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures the Existing Notes, (v) to provide guarantees of the Existing Notes by any Subsidiary of the Issuer or (vi) to prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees.

  Liens

        The Issuer will not, and will not permit any of its Restricted Subsidiaries that are Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien that secures obligations under any Indebtedness on any asset or property of the Issuer or any Restricted Subsidiary, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

  (1)
  in the case of Liens securing Subordinated Indebtedness of the Issuer, the Notes are secured by a Lien on such property, assets or proceeds of the Issuer that is senior in priority to such Liens;

  (2)
  in the case of Liens securing Subordinated Indebtedness of any Guarantor, the Guarantee of such Guarantor is secured by a Lien on such property, assets or proceeds of such Guarantor that is senior in priority to such Liens;

  (3)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of the Issuer, the Notes are equally and ratably secured by a Lien on such property, assets or proceeds of the Issuer; and

  (4)
  in the case of Liens securing Indebtedness (other than Subordinated Indebtedness) of any Guarantor, the Guarantee of such Guarantor is equally and ratably secured by a Lien on such property, assets or proceeds of such Guarantor.

        The foregoing shall not apply to:

  (i)
  Liens existing on the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

  (ii)
  Liens securing all of the Notes and the related Guarantees and all of the Notes issued in exchange therefor pursuant to the Registration Rights Agreement (including Notes issued in exchange for Additional Notes) and secured by a Lien (in each case in accordance with the terms of the applicable Indenture) and the related Guarantees;

  (iii)
  Liens securing Indebtedness permitted to be incurred pursuant to clauses (1) and (5) of the definition of "Permitted Debt"; or

  (iv)
  Permitted Liens.

        Any Lien created for the benefit of the holders of the Notes pursuant to this covenant shall be deemed automatically and unconditionally released and discharged upon the release and discharge of each of the Liens described in clauses (1), (2), (3) and (4) above.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

  (3)
  sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  contractual encumbrances or restrictions in effect (x) pursuant to a Credit Facility or related documents as in effect on the Issue Date or (y) on the Issue Date, including, without limitation, pursuant to Indebtedness in existence on the Issue Date;

  (2)
  the Indentures, the Notes and Guarantees (including any Notes issued in exchange for the Notes and related Guarantees);

  (3)
  purchase money obligations or other obligations described in clause (5) of the definition of "Permitted Debt" that, in each case, impose restrictions of the nature discussed in clause (3) above in the first paragraph of this covenant on the property so acquired;

  (4)
  applicable law or any applicable rule, regulation or order;

  (5)
  any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

  (6)
  contracts for the sale of assets, including without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

  (7)
  Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness;

  (8)
  restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

  (9)
  other Indebtedness or Preferred Stock of any Restricted Subsidiary (i) that is a Guarantor that is incurred subsequent to the Issue Date pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (ii) that is incurred by a

    Foreign Subsidiary of the Issuer subsequent to the Issue Date pursuant to the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (10)
  customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

  (11)
  customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements;

  (12)
  restrictions and conditions by the terms of the documentation governing any Receivables Facility that in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility;

  (13)
  negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under the applicable Indenture;

  (14)
  any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of the first paragraph above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clause (1), (2), (3) or (5) above; provided that the encumbrances or restrictions imposed by such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Board of Directors of the Issuer, not materially less favorable to the holders of the Notes than encumbrances and restrictions contained in such predecessor agreements and do not affect the Issuer's and Guarantors' ability, taken as a whole, to make payments of interest and scheduled payments of principal in respect of the Notes, in each case as and when due; provided, further, however, that with respect to agreements existing on the Issue Date, any refinancings or amendments thereof contain such encumbrances or restrictions that are not materially less favorable to the holders of the Notes than the encumbrances or restrictions contained in such agreements as in effect on the Issue Date; and

  (15)
  any encumbrance or restriction contained in the terms of any Indebtedness incurred pursuant to the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" if (i) either (x) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or an event of default with respect to a financial covenant contained in such Indebtedness or agreement or (y) the Issuer determines in good faith at the time any such Indebtedness is incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Issuer's ability to make principal or interest payments on the notes and any other Indebtedness that is an obligation of the Issuer and (ii) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings or agreements (as determined by the Issuer in good faith).

  Transactions with Affiliates

        The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, assign, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction") involving aggregate consideration in excess of $10.0 million, unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or Restricted Subsidiary with an unrelated Person; and

  (2)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, a majority of the Board of Directors of the Issuer (and, if any, a majority of the disinterested members of the Board of Directors of the Issuer with respect to such Affiliate Transaction) have determined in good faith that the criteria set forth in the immediately preceding clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Issuer.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any transaction with the Issuer, a Restricted Subsidiary, an Investment Vehicle or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

  (2)
  Restricted Payments and Permitted Investments (including Seed Capital Investments) permitted by the Indenture;

  (3)
  the payment by the Issuer or any of its Restricted Subsidiaries, of management, consulting, monitoring and advisory fees, termination or indemnification payments and related reasonable expenses pursuant to the Management Agreement;

  (4)
  payments in respect of reasonable employment, severance and any other compensation arrangements with, and fees and reasonable expenses paid to, and indemnities provided on behalf of (and entering into related agreements with) officers, directors, employees or consultants of the Issuer, any of its direct or indirect parent companies, or any Restricted Subsidiary, in the ordinary course of business;

  (5)
  payments made by the Issuer or any Restricted Subsidiary for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by majority of the Board of Directors of the Issuer (and, if any, a majority of the disinterested members of the Board of Directors of the Issuer with respect to such Affiliate Transaction) in good faith;

  (6)
  transactions in which the Issuer or any Restricted Subsidiary delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (1) of the preceding paragraph;

  (7)
  payments or loans (or cancellations of loans) to employees or consultants of the Issuer or any of its direct or indirect parent companies or any Restricted Subsidiary which are approved by the Board of Directors of the Issuer in good faith and which are otherwise permitted under the Indenture;

  (8)
  payments made or performance under any agreement as in effect on the Issue Date (other than the Management Agreement (which is permitted under clause (3)), including additional parties that may be added subsequent to the Issue Date and any amendment thereto to the extent such an amendment is not adverse to the interests of the holders of the Notes in any material respect;

  (9)
  transactions with customers, clients, suppliers, or purchasers or sellers of goods or services (including Parent and its Subsidiaries), in each case in the ordinary course of business and otherwise in compliance with the terms of the Indentures that are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of

    Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party;

  (10)
  if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder, any director, officer, employee or consultant of the Issuer or its Subsidiaries or any other Affiliates of the Issuer (other than a Subsidiary);

  (11)
  any transaction permitted by the covenant "—Merger, Consolidation or Sale of Assets";

  (12)
  any transaction with a Receivables Subsidiary effected as part of a Receivables Facility;

  (13)
  the Transactions and the payment of the Transaction Expenses;

  (14)
  payments by the Issuer and its Restricted Subsidiaries to each other pursuant to tax sharing agreements or arrangements among Parent and its subsidiaries on customary terms (including, without limitation, transfer pricing initiatives);

  (15)
  payments to investment and commercial banks (or their affiliates) for financial advisory and other investment and commercial banking services and financings provided by them in the ordinary course of business on ordinary commercial terms;

  (16)
  investments by Affiliates of the Issuer in investment funds managed by the Issuer or any of its Restricted Subsidiaries on terms generally available to investors in such investment funds; and

  (17)
  any transaction with, or payment to, any financial institution or distribution participant in connection with the sale or distribution of securities or providing investment management services in the ordinary course of business of the Issuer and its Restricted Subsidiaries.

  Business Activities

        The Issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as would not be material to the Issuer and its Subsidiaries taken as a whole.

  Payments for Consent

        The Issuer will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indentures or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that so consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Additional Guarantees

        The Issuer will cause (i) each of its Domestic Subsidiaries (other than any Unrestricted Subsidiary) that incurs any Indebtedness in excess of $25.0 million (other than Indebtedness permitted to be incurred pursuant to clauses (3), (6), (7), (8), (9), (10), (11), (16) and (18) of the definition of "Permitted Debt") and (ii) each Restricted Subsidiary that guarantees any Indebtedness of the Issuer or any of the Guarantors, in each case, within 10 business days of such incurrence of any such Indebtedness or guarantee of such Indebtedness, to execute and deliver to the Trustee a Guarantee pursuant to which such Restricted Subsidiary will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes and all other obligations under the Indentures on the same terms and conditions as those set forth in the Indentures.

        Each Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

        Each Guarantee shall automatically be released in accordance with the provisions of the applicable Indenture described under "—Guarantees."

  Merger, Consolidation or Sale of Assets

        The Issuer may not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Restricted Subsidiaries, taken as a whole, in one or more related transactions, to another Person; unless:

  (1)
  (a) the Issuer is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (the Issuer or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the "Successor Company");

  (2)
  the Successor Company (if other than the Issuer) assumes all the obligations of the Issuer under the applicable Notes, the applicable Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Default or Event of Default exists;

  (4)
  immediately after giving pro forma effect to such transaction and any related financing transactions, as if the same had occurred at the beginning of the applicable four-quarter period, either (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Total Leverage Ratio test set forth in the first paragraph of the covenant described under "—Incurrence of Indebtedness and Issuance of Preferred Stock" or (b) the Total Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction; and

  (5)
  each Guarantor (except if it is the other party to the transactions described above in which case clause (2) above shall apply) shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the applicable Notes, the applicable Indenture and the Registration Rights Agreement.

        The predecessor company will be released from its obligations under the applicable Indenture and the applicable Notes and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the applicable Indenture and the applicable Notes, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from the obligation to pay the principal of and interest on the applicable Notes.

        Notwithstanding the foregoing, clauses (3) and (4) above will not be applicable to (a) any Restricted Subsidiary consolidating with, merging into or selling, assigning, transferring, conveying, leasing or otherwise disposing of all or part of its properties and assets to the Issuer or to another Guarantor, (b) the Issuer merging with an Affiliate solely for the purpose of reincorporating the Issuer, as the case may be, in another jurisdiction or (c) a merger, sale, liquidation, consolidation or other disposition, the purpose of which is to effect a permitted Asset Sale.

        Subject to certain limitations described in the Indentures governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, each Guarantor (other than Parent) will not, and the Issuer will not permit such Guarantor to, (1) consolidate or merge with or into another Person (whether or not such Guarantor is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless:

  (1)
  (a) such Guarantor is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (such Guarantor or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the "Successor Guarantor");

  (2)
  the Successor Guarantor (if other than such Guarantor) assumes all the obligations of such Guarantor under the applicable Guarantee, the applicable Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction, no Event of Default exists; and

  (4)
  the transaction is made in compliance with the covenant described under "—Repurchase at the Option of Holders—Asset Sales."

        The predecessor company will be released from its obligations under the applicable Indenture and its applicable Guarantee and the Successor Guarantor will succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under the Indenture and such Guarantee, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligation under such Guarantee.

        Notwithstanding the foregoing, any Guarantor (other than Parent) (A) may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Issuer or to another Guarantor or (B) dissolve, liquidate or wind up its affairs if at that time it does not hold any material assets.

        Parent will not (1) consolidate or merge with or into another Person (whether or not Parent is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of its properties or assets; unless:

  (1)
  (a) Parent is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Parent) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation or limited liability company organized or existing under the laws of the United States, any state of the United States, the District of Columbia or any territory thereof (Parent or such Person, including the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made, as the case may be, being herein called the "Successor Parent Guarantor");

  (2)
  the Successor Parent Guarantor (if other than Parent) assumes all the obligations of Parent under the applicable Guarantee, the applicable Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee; and

  (3)
  immediately after such transaction, no Event of Default exists.

        The predecessor company will be released from its obligations under the Indenture and its Guarantee and the Successor Parent Guarantor will succeed to, and be substituted for, and may exercise every right and power of, Parent under the applicable Indenture and such Guarantee, but, in the case of a lease of all or substantially all its assets, the predecessor company will not be released from its obligation under such Guarantee.

        Notwithstanding the foregoing, Parent may consolidate with, merge into or sell, assign, transfer, convey, lease or otherwise dispose of all or part of its properties and assets to the Issuer or to another Guarantor.

        For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of the Issuer.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the property or assets of a Person.

  Reports

        Whether or not required by the Commission, so long as any Notes of any series are outstanding, if not filed electronically with the Commission through the Commission's Electronic Data Gathering, Analysis, and Retrieval System (or any successor system), the Issuer will furnish to the holders of Notes of such series, by posting on its publicly available website, within fifteen days after the deadlines specified in the Commission's rules and regulations for a filer that is a "non-accelerated filer":

  (1)
  substantially the same quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K, if the Issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Issuer's certified independent accountants; and

  (2)
  substantially the same current reports that would be required to be filed with the Commission on Form 8-K if the Issuer were required to file such reports (other than those current reports relating to Section 3 (Securities and Trading Markets), Section 5 (Corporate Governance and Management), Section 6 (Asset-Backed Securities) and Section 8 (Other Events) or successor provisions; provided, however, that the Issuer shall be required to file current reports relating to change of control of the Issuer, any amendments to the charter documents of the Issuer or any Guarantor that materially modify the rights of security holders).

To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default or Event of Default with respect thereto shall be deemed to have been cured; provided, that such cure shall not otherwise affect the rights of the Holders under "Events of Default and Remedies" if holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

        The Issuer has agreed that, for so long as any Notes remain outstanding, it will furnish to the holders of the Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        So long as any Notes are outstanding, the Issuer will also (1) within 15 business days after filing with the Commission or posting to a website the annual and quarterly information required pursuant to clauses (1) and (2) of the first paragraph of this section, hold a conference call to discuss such reports and the results of operations for the relevant reporting period and (2) issue a press release to an internationally recognized wire service no fewer than three business days prior to the date of the conference call required to be held in accordance with clause (1) above, announcing the time and date of such conference call and either including all information necessary to access the call or directing Holders of the Notes, prospective investors that certify that they are qualified institutional buyers, securities analysts and market makers to contact the appropriate person at the Issuer to obtain such information.

        In addition, if at any time Parent or any direct or indirect parent company that becomes a Guarantor (there being no obligation of any such parent company to do so) holds no material assets other than cash, Cash Equivalents and the Capital Stock of the Issuer or any other direct or indirect parent of the Issuer (and performs the related incidental activities associated with such ownership) and complies with the requirements of Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provision), the reports, information and other documents required to be filed and furnished to holders of the Notes pursuant to this covenant may, at the option of the Issuer, be filed by and be those of Parent or such parent company (as applicable) rather than the Issuer; provided that the same is accompanied by consolidating information as required by Rule 3-10 of Regulation S-X that explains in reasonable detail the differences between the information relating to Parent and such other parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Events of Default and Remedies

        Under each Indenture, an Event of Default is defined as any of the following:

  (1)
  the Issuer defaults in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

  (2)
  the Issuer defaults in the payment when due of interest or Additional Interest, if any, on or with respect to the Notes and such default continues for a period of 30 days;

  (3)
  the Issuer defaults in the performance of, or breaches any covenant, warranty or other agreement contained in, the applicable Indenture (other than a default in the performance or breach of a covenant, warranty or agreement which is specifically dealt with in clause (1) or (2) above) and such default or breach continues for a period of 60 days (or 90 days with respect to the covenant described under "—Reports") after notice of the default or breach has been given to the Issuer by the Trustee or the Holders of at least 25% of the aggregate principal amount of the outstanding Notes;

  (4)
  a default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by Parent, the Issuer or any Restricted Subsidiary or the payment of which is guaranteed by Parent, the Issuer or any Restricted Subsidiary (other than Indebtedness owed to Parent, the Issuer or a Restricted Subsidiary), whether such Indebtedness or guarantee now exists or is created after the Issue Date, if (A) such default either (1) results from the failure to pay any such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods, amendments or waivers) or (2) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and (B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $75.0 million (or its foreign currency equivalent) or more at any one time outstanding;

  (5)
  certain events of bankruptcy affecting Parent, the Issuer or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary);

  (6)
  the failure by Parent, the Issuer or any Significant Subsidiary (or any group of Subsidiaries that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $75.0 million (other than any judgments covered by indemnities or insurance policies as to which liability coverage has not been denied by the insurance company or indemnifying party), which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after the applicable judgment becomes final and non-appealable; or

  (7)
  the Guarantee of Parent or a Significant Subsidiary that is a Guarantor or any group of Subsidiaries that are Guarantors and that, taken together as of the date of the most recent audited financial statements of the Issuer, would constitute a Significant Subsidiary ceases to be in full force and effect (except as contemplated by the terms hereof) or any Guarantor denies or disaffirms its obligations under the Indenture or any Guarantee, other than by reason of the release of the Guarantee in accordance with the terms of the applicable Indenture.

        If an Event of Default (other than an Event of Default specified in clause (5) above with respect to the Issuer) shall occur and be continuing, the Trustee, by written notice to the Issuer, or the holders of at least 25% in aggregate principal amount of the outstanding Notes under the applicable Indenture by written notice to the Issuer and the Trustee, may declare the principal of and accrued interest on the applicable Notes to be due and payable, which notice shall specify the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same shall become immediately due and payable.

        If an Event of Default specified in clause (5) above with respect to the Issuer occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of the Notes.

        Each Indenture provides that, at any time after a declaration of acceleration with respect to the applicable Notes as described in the two preceding paragraphs, the holders of a majority in principal amount of the applicable Notes may rescind and cancel such declaration and its consequences:

  (1)
  if the rescission would not conflict with any judgment or decree;

  (2)
  if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

  (3)
  to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  (4)
  if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

  (5)
  in the event of the cure or waiver of an Event of Default of the type described in clause (5) of the description above of Events of Default, the Trustee shall have received an Officers' Certificate and an opinion of counsel that such Event of Default has been cured or waived.

        No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        The holders of a majority in principal amount of a series of Notes issued and then outstanding under the applicable Indenture may waive any existing Default or Event of Default under such Indenture, and its consequences, except a default in the payment of the principal of or interest on such Notes.

        In the event of any Event of Default specified in clause (4) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the applicable Notes, if within 30 days after such Event of Default arose the Issuer delivers an Officers' Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged, (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the applicable Notes as described above be annulled, waived or rescinded upon the happening of any such events.

        Holders of any series of Notes may not enforce the applicable Indenture or the Notes except as provided in the Indenture and under the TIA. Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request, order or direction of any of the holders of the Notes, unless such holders have offered to the Trustee reasonable indemnity. Subject to all provisions of the applicable Indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding Notes issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

        The Issuer is required to deliver to the Trustee annually a statement regarding compliance with the applicable Indenture. Upon becoming aware of any Default or Event of Default, the Issuer is required to promptly deliver to the Trustee a statement specifying such Default or Event of Default (unless such Default or Event of Default has been cured prior to such time).

No Personal Liability of Directors, Officers, Employees and Stockholders

        No director, officer, employee, incorporator, stockholder, unitholder or member of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies, as such (and not as a Guarantor), has any liability for any obligations of the Issuer or any Guarantor under the Notes, the Indenture, the Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such waiver is against public policy.

Governing Law

        The Indenture, the Notes and the Guarantees are governed by, and construed in accordance with, the laws of the State of New York.

Legal Defeasance and Covenant Defeasance

        The Issuer may, concurrently and only concurrently, at its option and at any time, elect to have all of its obligations and the obligations of the applicable Guarantors discharged with respect to the outstanding Notes of any series issued under an Indenture ("Legal Defeasance") except for:

  (1)
  the rights of holders of outstanding Notes issued thereunder to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the Issuer's obligations with respect to the Notes issued thereunder concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of such Indenture.

        In addition, the Issuer may, at its option and at any time, elect to have its obligations and the obligations of the Guarantors released with respect to certain covenants that are described in the applicable Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes issued thereunder. In the event that a Covenant Defeasance occurs, certain events (not including nonpayment, bankruptcy, receivership, rehabilitation and insolvency events of the Issuer but including such events with respect to any Significant Subsidiary) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes issued under such Indenture.

        In order to exercise either Legal Defeasance or Covenant Defeasance under the Indenture:

  (1)
  the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes issued thereunder, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination of cash in U.S. dollars and non-callable U.S. Government Securities, in amounts as will be sufficient (without consideration of any reinvestment of interest), in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium and Additional Interest, if any, on the outstanding Notes issued thereunder on the stated maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuer has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuer has delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the respective outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Event of Default has occurred and is continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor are a party or by which the Issuer or any of its Guarantors is bound;

  (6)
  the Issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Issuer with the intent of preferring the holders of Notes over the other creditors of the Issuer or any Guarantor or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or any Guarantor or others; and

  (7)
  the Issuer must deliver to the Trustee an Officers' Certificate and an opinion of counsel (which may be subject to certain qualifications), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

        Each Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

  (1)
  either:

  (a)
  all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

  (b)
  all Notes that have not been delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable, or may be called for redemption (and arrangements satisfactory to the Trustee for the giving of notice thereof are made with the Trustee), within one year or (iii) have been called for redemption and, in each case, the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. Government Securities, or a combination thereof, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

  (2)
  no Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default resulting from borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Issuer is a party or by which the Issuer is bound;

  (3)
  the Issuer has paid or caused to be paid all sums payable by it under the applicable Indenture; and

  (4)
  the Issuer has delivered irrevocable instructions to the Trustee under the applicable Indenture to apply the deposited money toward the payment of the Notes issued thereunder at maturity or the redemption date, as the case may be.

        In addition, the Issuer must deliver an Officers' Certificate and an opinion of counsel (which may be subject to certain qualifications) to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, each Indenture or the Notes issued thereunder may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of either Indenture or the Notes issued thereunder may be waived (except a default in respect of the payment of principal or interest on the Notes) with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

        Without the consent of each holder affected, an amendment or waiver of either Indenture may not (with respect to any Notes held by a non-consenting holder):

  (1)
  reduce the principal amount of Notes issued thereunder whose holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes issued thereunder (other than provisions relating to the covenants described above under "—Repurchase at the Option of Holders" except as set forth in item (11) below);

  (3)
  reduce the rate of or change the time for payment of interest on any Note issued thereunder;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, and Additional Interest, if any, on the Notes issued thereunder (except a rescission of acceleration of the Notes issued thereunder by the holders of at least a majority in aggregate principal amount of the Notes issued thereunder with respect to a nonpayment default and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than that stated in the Notes;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes issued thereunder or impair the right of any holder of Notes to institute suit for the enforcement of any payment on or with respect to such holder's Notes;

  (7)
  waive a redemption payment with respect to any Note issued thereunder (other than a payment required by one of the covenants described above under "—Repurchase at the Option of Holders" except as set forth in item (11) below);

  (8)
  make any change in the ranking or priority in right of payment of any Note that would adversely affect the holders of such Notes;

  (9)
  modify or change any provision of the applicable Indenture or the related definitions affecting the subordination of the Guarantees in a manner that adversely affects the holders of the Notes;

  (10)
  modify the Guarantees in any manner adverse to the holders of the Notes;

  (11)
  amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer in respect of a Change of Control that has occurred or make and consummate an Asset Sale Offer in respect of an Asset Sale that has been consummated after a requirement to make an Asset Sale Offer has arisen; or

  (12)
  make any change in the preceding amendment and waiver provisions.

        Notwithstanding the preceding, without the consent of any holder of Notes, the Issuer, the Guarantors and the Trustee upon receipt of an officer's certificate of no material adverse effect to the holders and opinion of counsel may amend or supplement the applicable Indenture, the Notes or the Guarantees for any of the following purposes issued thereunder:

  (1)
  to cure any ambiguity, mistake, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption by a Successor Company or a successor company of a Guarantor, as applicable, of the Issuer's or such Guarantor's obligations under the applicable Indenture, the Notes or any Guarantee in accordance with the provisions of the applicable Indenture;

  (4)
  to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the applicable Indenture of any such holder;

  (5)
  to secure the Notes;

  (6)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the applicable Indenture under the TIA;

  (7)
  to add a Guarantee of the Notes;

  (8)
  to release a Guarantor upon its sale or designation as an Unrestricted Subsidiary or other permitted release from its Guarantee; provided that such sale, designation or release is in accordance with the applicable provisions of the applicable Indenture; or

  (9)
  to conform the text of the Indenture, Notes or Guarantees to any provision of this "Description of Notes."

        No amendment of, or supplement or waiver to, either of the Indenture shall adversely affect the rights of any holder of Designated Senior Indebtedness under the subordination provisions of the Indentures, without the consent of such holder or, in accordance with the terms of such Designated Senior Indebtedness, the consent of the Representative of such holder or the requisite holders of such Designated Senior Indebtedness.

Concerning the Trustee

        If the Trustee becomes a creditor of the Issuer, each Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue to serve as trustee or resign.

        The holders of a majority in principal amount of the then outstanding Notes issued under either Indenture will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee under such Indenture, subject to certain exceptions. Each Indenture provides that in case an Event of Default occurs and is continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of such person's own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under any Indenture at the request, order or direction of any holder of Notes, unless such holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

        Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a more detailed presentation of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "2017 Applicable Premium" means, with respect to any 2017 Note on any applicable redemption date, the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price at October 15, 2014 (such redemption price being set forth under "—Optional Redemption") plus (ii) all required interest payments due on such 2017 Note through October 15, 2014 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the 2017 Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of such 2017 Note.

        "2017 Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2014; provided, however, that if the period from such redemption date to October 15, 2014 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "2020 Applicable Premium" means, with respect to any 2020 Note on any applicable redemption date, the excess of:

  (a)
  the present value at such redemption date of (i) the redemption price at October 15, 2016 (such redemption price being set forth under "—Optional Redemption") plus (ii) all required interest payments due on such 2020 Note through October 15, 2016 (excluding accrued but unpaid interest to the date of redemption), computed using a discount rate equal to the 2020 Treasury Rate as of such redemption date plus 50 basis points; over

  (b)
  the then outstanding principal amount of such 2020 Note.

        "2020 Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to October 15, 2016; provided, however, that if the period from such redemption date to October 15, 2016 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person.

        "Additional Interest" has the meaning given to such term or similar terms in the Registration Rights Agreement.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "AHYDO Catch Up Payment" means payments in respect of Indebtedness necessary in order to avoid such Indebtedness being characterized as "applicable high yield discount obligations" within the meaning of the Code.

        "Asset Sale" means (i) the sale, conveyance, transfer, lease (as lessor) or other voluntary disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer (other than the sale of Equity Interests of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a "disposition") or (ii) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions), in each case, other than:

  (1)
  a disposition of Cash Equivalents or Investment Grade Securities or obsolete, damaged, worn out, uneconomical or surplus assets in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business and dispositions of property no longer used or useful in the conduct of the business of the Issuer and its Restricted Subsidiaries or the disposition of inventory in the ordinary course of business;

  (2)
  the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the covenant contained under "—Certain Covenants—Merger, Consolidation or Sale of Assets" or any disposition that constitutes a Change of Control pursuant to the Indenture;

  (3)
  the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to the covenant contained under "—Certain Covenants—Restricted Payments" or the granting of a Lien permitted by the covenant contained under "—Certain Covenants—Liens";

  (4)
  any disposition of assets, or issuance or sale of Equity Interests of any Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or a Restricted Subsidiary), in any transaction or series of related transactions with an aggregate fair market value of less than $25.0 million;

  (5)
  any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

  (6)
  the lease, assignment, sublease, license or sublicense of any real or personal property in the ordinary course of business;

  (7)
  any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (other than any Unrestricted Subsidiary in which the Issuer or any Restricted Subsidiary has made an Investment (including by designation of a Restricted Subsidiary thereof as an Unrestricted Subsidiary) pursuant to clause (17) of the second paragraph under "—Certain Covenants—Restricted Payments" or clause (10) of the definition of "Permitted Investments");

  (8)
  foreclosures on assets or transfers by reason of eminent domain;

  (9)
  disposition of an account receivable in connection with the collection or compromise thereof;

  (10)
  termination of leases, subleases, licenses and sublicenses in the ordinary course of business;

  (11)
  sales of accounts receivable or rights to future advisory fees, or participations therein, in connection with any Receivables Facility;

  (12)
  any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions, permitted under the applicable Indenture;

  (13)
  transfers of property subject to casualty or condemnation proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;

  (14)
  the abandonment of intellectual property rights in the ordinary course of business, which in the reasonable good faith determination of the Issuer or a Restricted Subsidiary are not material to the conduct of the business of the Issuer and its Restricted Subsidiaries taken as a whole;

  (15)
  voluntary terminations of Hedging Obligations;

  (16)
  any issuance of Equity Interests in any Restricted Subsidiary to any officer, director, employee or consultant of the Issuer or any Restricted Subsidiary in respect of services provided to the Issuer or a Restricted Subsidiary in the ordinary course of business approved by the Board of Directors of the Issuer;

  (17)
  any Permitted Asset Swap;

  (18)
  Sale and Lease-Back Transactions involving (i) real property owned on the Issue Date, (ii) property acquired not more than 180 days prior to such Sale and Lease-Back Transaction for cash in an amount at least equal to the cost of such property and (iii) other property for cash consideration if the sale is treated as an Asset Sale;

  (19)
  the sale or other disposition of a Seed Capital Investment in the ordinary course of business; and

  (20)
  dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties entered into in the ordinary course of business.

        "Bankruptcy Law "means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

        "Beneficial Owner "has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns," "Beneficially Owned" and "Beneficial Ownership" have a corresponding meaning.

        "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the board of directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Broker-Dealer Subsidiary" means any Subsidiary of the Issuer or any other Subsidiary of the Issuer required to be registered as a broker-dealer under the Exchange Act.

        "Capital Stock" means:

  (1)
  in the case of a corporation, capital stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP (except for temporary treatment of construction-related expenditures under EITF 97-10, "The Effect of Lessee Involvement in Asset Construction," which will ultimately be treated as operating leases upon a Sale and Lease-Back Transaction).

        "Cash Equivalents" shall mean:

  (1)
  U. S. dollars;

  (2)
  in the case any Foreign Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

  (3)
  securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

  (4)
  certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with (i) any lender under the Credit Agreement or an Affiliate thereof or (ii) any commercial bank having capital and surplus of not less than $250.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non U.S. banks;

  (5)
  repurchase obligations for underlying securities of the types described in clauses (3), (4) and (6) entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper rated at least P-2 by Moody's or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof;

  (7)
  marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody's or S&P, respectively (or, if at any time neither Moody's nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

  (8)
  investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above;

  (9)
  readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody's or S&P with maturities of 24 months or less from the date of acquisition.

  (10)
  Indebtedness or Preferred Stock issued by Persons with a rating of "A" or higher from S&P or "A2" or higher from Moody's with maturities of 24 months or less from the date of acquisition;

  (11)
  Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A3 (or the equivalent thereof) or better by Moody's;

  (12)
  shares of investment companies that are registered under the Investment Company Act of 1940, as amended, and substantially all of the investments of which are one or more of the types of securities described in clauses (1) through (11) above; and

  (13)
  in the case of any Foreign Subsidiary, investments of comparable tenure and credit quality to those described in the foregoing clauses (1) through (12) above or other high-quality short term investments, in each case, customarily utilized in countries in which such Foreign Subsidiary operates for short-term cash management purposes.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the sale, lease, transfer or other conveyance, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than to one or more Permitted Holders;

  (2)
  the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of Beneficial Ownership or otherwise, directly or indirectly, of 50% or more of the Voting Stock of the Issuer or any of its direct or indirect parent entities, including, without limitation, Parent; provided that, for purposes of calculating the Beneficial Ownership of any group, a Permitted Holder shall not be attributed Beneficial Ownership of the Capital Stock of any unaffiliated person that is not itself a Permitted Holder;

  (3)
  any Person or group (as defined in clause (2)) shall be entitled to appoint or elect 50% or more of the Board of Directors of the Issuer or any of its direct or indirect parent entities, including, without limitation, Parent; provided that the Sponsor being entitled to appoint or elect 50% or more of the Board of Directors of the Issuer or any of its direct or indirect parent entities shall not be deemed a Change of Control; or

  (4)
  the first day on which the majority of the Board of Directors of the Issuer or any of its direct or indirect parent companies then in office shall cease to consist of Continuing Directors.

        "Code" means the United States Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Issue Date, and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

        "Commission "means the U.S. Securities and Exchange Commission.

        "Consolidated Depreciation and Amortization Expense" means, with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, bridge, commitment and other financing fees and other non-cash charges (excluding any non-cash item that represents an accrual or reserve for a cash expenditure for a future period) of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

        "Consolidated Guaranteed Indebtedness" means, as at any date of determination, an amount equal to (a) Consolidated Total Indebtedness minus (b) to the extent included in Consolidated Total Indebtedness, (i) the amount of any Capital Stock and (ii) the amount of any Indebtedness of the Issuer that is not guaranteed by any Restricted Subsidiary.

        "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication, the sum of:

  (a)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (iii) non-cash interest expense (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations, (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, (vi) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (vii) costs of surety bonds in connection with financing activities, and excluding (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

  (b)
  consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

  (c)
  interest income of such Person and its Restricted Subsidiaries for such period (other than interest income from Seed Capital Investments).

        For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that (without duplication),

  (a)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, or any severance costs, integration costs, relocation costs and costs associated with curtailments or modifications to pension and post-retirement employee benefit plans, shall be excluded,

  (b)
  the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

  (c)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

  (d)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of gains or losses (less all accrued fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

  (e)
  the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided, that, to the extent not already included, Consolidated Net Income of such Person shall be (A) increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to such Person or a Subsidiary thereof that is the Issuer or a Restricted Subsidiary in respect of such period (subject in the case of dividends paid or distributions made to a Restricted Subsidiary (other than a Guarantor) to the limitations contained in clause (f) below) and (B) decreased by the amount of any equity of the Issuer in a net loss of any such Person for such period to the extent the Issuer has funded such net loss in cash with respect to such period,

  (f)
  solely for the purpose of determining the amount available under clause (3) of the first paragraph of "—Certain Covenants—Restricted Payments," the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided, that Consolidated Net Income of the Issuer will be, subject to the exclusions in clauses (c) and (d) above, increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

  (g)
  effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such Person and such Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-up, write-down or write-off of any amounts thereof, net of taxes, shall be excluded,

  (h)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

  (i)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of any non-cash impairment charge or asset write-off, write-up or write-down, in each case, pursuant to GAAP and the amortization of intangibles arising (including goodwill and organizational costs) pursuant to GAAP (excluding any such non-cash adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), shall be excluded,

  (j)
  any pro forma after-tax effect (using a reasonable estimate based on applicable tax rates) of non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

  (k)
  any other non-cash charges, expenses or losses including any write-offs or write-downs and any non-cash expense relating to the vesting of warrants, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated Net Income in such future period to the extent paid, and excluding amortization of a prepaid cash item that was paid in a prior period) shall be excluded,

  (l)
  any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Disposition, dividend or similar Restricted Payments, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing or recapitalization transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded; and

  (m)
  structuring fees and upfront distribution costs paid in the ordinary course of business for closed-end funds, mutual funds, exchange traded funds and other structured products, such as collateralized loan and debt obligations, and payments made to terminate trailer fees to underwriters of closed-end funds, mutual funds, exchange traded funds and other structured products, shall be excluded.

        Notwithstanding the foregoing, for the purpose of the covenant contained under "—Certain Covenants—Restricted Payments" only, there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments made by the Issuer and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "Consolidated Total Indebtedness" means, as at any date of determination, an amount equal to (a) the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (excluding Hedging Obligations) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer, all Preferred Stock of its Restricted Subsidiaries and all Designated Preferred Stock on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP minus (b) the aggregate unrestricted cash and cash equivalents included in the cash and cash equivalents accounts (other than settlement assets) listed on the consolidated balance sheet of the Issuer and the Restricted Subsidiaries as of such date. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

        "Contingent Obligations" means, with respect to any Person, any obligation of such Person guaranteeing or having the economic effect of guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

  (i)
  to purchase any such primary obligation or any property constituting direct or indirect security therefor, or

  (ii)
  to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

  (iii)
  to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof, or

  (iv)
  as an account party in respect of any letter of credit, letter of guaranty or bankers' acceptance.

        "Continuing Directors" means, as of any date of determination, individuals who (i) were members of such Board of Directors on the Issue Date or (ii) were either (x) nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of nomination or election, (y) appointed, approved or recommended by a majority of the then Continuing Directors or (z) designated or appointed by a Permitted Holder.

        "Credit Agreement" means that certain credit agreement, dated as of November 13, 2007, among the Issuer, Deutsche Bank AG New York Branch, as Administrative Agent, the agents and lenders party thereto and certain other parties specified therein, providing for term loans and revolving credit borrowings (including the issuance of letters of credit), including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, supplemented, modified, renewed, refunded, replaced (whether at maturity or thereafter) or refinanced from time to time in one or more agreements or indentures (in each case with the same or new agents, lenders or institutional investors), including any agreement adding or changing the borrower or any guarantor or extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (provided that such increase in borrowings is permitted under the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock").

        "Credit Facilities" means, with respect to the Issuer, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities or Debt Issuances, in each case, with banks, investment banks, insurance companies, mutual funds and/or other institutional lenders or investors providing for revolving credit loans, term loans, receivables or inventory financing (including through the sale of receivables or inventory to such lenders or to special purpose entities formed to borrow from (or sell receivables to) such lenders against such receivables or inventory) or letters of credit or Debt Issuances, in each case, as amended, restated, modified, renewed, refunded, replaced, supplemented or refinanced, including refinancing with Debt Issuances, in whole or in part and without limitation as to amounts, terms, conditions, covenants and other provisions, from time to time. Indebtedness under Credit Facilities outstanding on the date on which the Notes are first issued and authenticated under the Indenture (after giving effect to the use of proceeds thereof) shall be deemed to have been incurred on such date in reliance on the exception provided by clause (1)(A) of the second paragraph of the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Debt Issuances" means, with respect to the Issuer or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

        "Default" means any event that is, or with the lapse of grace period or the giving of notice or both would, unless cured or waived, be, an Event of Default.

        "Designated Non-cash Consideration" means the fair market value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

        "Designated Preferred Stock" means Preferred Stock of the Issuer or any direct or indirect parent company of the Issuer (other than Disqualified Stock of the Issuer), that is issued for cash (other than to Parent or any of its Subsidiaries or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate delivered to the Trustee, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant described under "—Certain Covenants—Restricted Payments."

        "Designated Senior Indebtedness" of any Guarantor means the principal of, premium, if any, and interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on any Secured Indebtedness of such Guarantor, whether outstanding on the Issue Date or thereafter created, incurred or assumed, including, without limitation, the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts constituting Secured Indebtedness owing in respect of:

  (1)
  all monetary obligations of every nature, including, without limitation, obligations to pay principal and interest, reimbursement obligations under letters of credit, fees, expenses and indemnities (and guarantees thereof); and

  (2)
  all Hedging Obligations;

in each case whether outstanding on the Issue Date or thereafter incurred. Notwithstanding the foregoing, "Designated Senior Indebtedness" shall not include:

  (1)
  any Indebtedness of such Guarantor to Parent or any of its Subsidiaries;

  (2)
  Indebtedness to, or guaranteed on behalf of, any director, officer or employee of Parent or any of its Subsidiaries (including, without limitation, amounts owed for compensation);

  (3)
  that portion of any Indebtedness incurred in violation of the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant or secured in violation of the "Liens" covenant (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (3) if the holder(s) of such obligation or their representative shall have received an Officers' Certificate of the Issuer to the effect that the incurrence and securing of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the incurrence and securing of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of the Indenture);

  (4)
  Indebtedness which, when incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse to such Guarantor; and

  (5)
  any Indebtedness which is, by its express terms, subordinated in right of payment to any other Indebtedness of such Guarantor.

        "Disqualified Stock" means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the earlier of the final maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any employees of the Issuer or any of its Subsidiaries for compensatory purposes or to plan for the benefit of employees of the Issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or any of its Subsidiaries pursuant to the terms of any such arrangement.

        "Domestic Subsidiary" means any direct or indirect subsidiary of the Issuer that was formed under the laws of the United States, any State of the United States or the District of Columbia.

        "EBITDA" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

  (a)
  increased (without duplication) by (to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income):

  (i)
  provision for taxes based on income or profits or capital (or any alternative tax in lieu thereof), including, without limitation, foreign, state, franchise and similar taxes and foreign withholding taxes of such Person and such subsidiaries paid or accrued during such period, including payments made pursuant to any tax sharing agreements or arrangements among the Issuer, its Restricted Subsidiaries and any direct or indirect parent company of the Issuer (so long as such tax sharing payments are attributable to the operations of the Issuer and its Restricted Subsidiaries); plus

  (ii)
  Fixed Charges of such Person for such period; plus

  (iii)
  Consolidated Depreciation and Amortization Expense of such Person for such period; plus

  (iv)
  any fees, costs, commissions, expenses, accruals or other charges (including stock and other equity-based compensation expenses) (other than Consolidated Depreciation and Amortization Expense but including the effects of purchase accounting adjustments) related to the Transactions, any Equity Offering, Permitted Investment, acquisition, disposition, dividend or similar Restricted Payment, recapitalization or the incurrence or repayment, amendment or modification of Indebtedness permitted to be incurred under this Indenture (including a refinancing thereof) (whether or not successful), including (w) any expensing of bridge, commitment or other financing fees, (x) such fees, costs, commissions, expenses or other charges related to the offering of the Notes and the Credit Facilities, (y) any such fees, costs (including call premium), commissions, expenses or other charges related to any amendment or other modification of the Existing Notes, the Notes and the Credit Facilities and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility; plus

  (v)
  the amount of any restructuring charge or reserve, including restructuring costs and integration costs incurred in connection with acquisitions after the Issue Date, costs related to the closure and/or consolidation of facilities, retention charges, contract termination costs, retention, recruiting, relocation, severance and signing bonuses and expenses, transaction fees and expenses, future lease commitments, systems establishment costs, conversion costs and excess pension charges, consulting fees and any one-time expense relating to enhanced accounting function, or costs associated with becoming a standalone entity or public company incurred in connection with any of the foregoing; provided that the aggregate amount of expenses added pursuant to this clause (v) shall not exceed $30.0 million in any period of four consecutive fiscal quarters most recently ended prior to the determination date; plus

    (vi)
    the amount of management, monitoring, consulting, transaction and advisory fees and related expenses accrued or paid in such period pursuant to the Management Agreement; plus

    (vii)
    costs or expense of such Person pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation of the amount available for Restricted Payments under clause (3) of the first paragraph of "—Certain Covenants—Restricted Payments"; plus

    (viii)
    the amount of net cost savings and acquisition synergies projected by the Issuer in good faith to be realized during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period) as a result of specified actions taken or initiated in connection with any acquisition or disposition (including termination or discontinuance of activities constituting such business) by the Issuer or any Restricted Subsidiary, net of the amount of actual benefits realized during such period that are otherwise included in the calculation of EBITDA from such actions; provided that (A) such cost savings are reasonably identifiable and factually supportable as evidenced in an Officers' Certificate and (B) such actions are taken within 12 months after the date of such acquisition or disposition; plus

    (ix)
    to the extent covered by insurance and actually reimbursed or otherwise paid, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed or otherwise paid by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed or otherwise paid within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed or otherwise paid within such 365 days), expenses with respect to liability or casualty events and expenses or losses relating to business interruption; plus

    (x)
    expenses to the extent covered by contractual indemnification or refunding provisions in favor of the Issuer or a Restricted Subsidiary and actually paid or refunded, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days); plus

    (xi)
    an amount equal to losses on Seed Capital Investments up to $15.0 million in any four-quarter period; plus

    (xii)
    the amount of loss on sale of receivables to a Receivables Subsidiary in connection with a Receivables Facility; plus

    (xiii)
    extraordinary losses or unusual or non-recurring charges or expenses (including fines and penalties);

  (b)
  decreased by (without duplication) (i) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, (ii) the minority interest income consisting of subsidiary losses attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary to the extent such minority interest income is included in Consolidated Net Income, (iii) an amount equal to gains on Seed Capital Investments in excess of $15.0 million in any four-quarter period and (iv) extraordinary gains or unusual or non-recurring income or gains (to the extent not already excluded in calculating Consolidated Net Income); and

  (c)
  increased or decreased by (without duplication):

  (i)
  any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133 and International Accounting Standards No. 39 and their respective related pronouncements and interpretations; plus or minus, as applicable,

  (ii)
  any net gain or loss included in calculating Consolidated Net Income resulting in such period from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

        Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary (other than a Guarantor) shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the net income or loss of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Issuer by such Restricted Subsidiary without any prior governmental approval (which has not been obtained) or would not be restricted from being so dividended, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Issuer or of any of its direct or indirect parent companies registered on Form S-4 or Form S-8, (ii) any such public or private sale that constitutes an Excluded Contribution or (iii) an issuance to any Subsidiary of the Issuer.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Excluded Contribution" means net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Issuer and its Restricted Subsidiaries from:

  (1)
  contributions to its common equity capital; and

  (2)
  the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer or any Subsidiary) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate delivered to the Trustee on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "Existing Notes" means the Issuer's $300,000,000 5.50% Senior Notes due 2015 outstanding on the Issue Date.

        "Existing Notes Indenture" means that certain Indenture, dated as of September 12, 2005, between Nuveen Investments, Inc. and The Bank of New York Trust Company, N.A., as Trustee, as amended by the First Supplemental Indenture, dated as of September 12, 2005, between Nuveen Investments, Inc. and The Bank of New York Trust Company, N.A., as Trustee.

        "Fixed Charges" means, with respect to any Person, for any period, the sum of, without duplication, (a) Consolidated Interest Expense (excluding all non-cash interest expense and amortization/accretion of original issue discount (including any original issue discount created by fair value adjustments to Indebtedness in existence as of the Issue Date as a result of purchase accounting)) of such Person for such period, (b) all cash dividends paid during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person and its Subsidiaries and (c) all dividends paid during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock of such Person and its Subsidiaries.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Issuer that is not a Domestic Subsidiary.

        "GAAP" means generally accepted accounting principles in the United States in effect on the Issue Date, except for any reports required to be delivered under the covenant "—Reports," which shall be prepared in accordance with GAAP in effect on the date thereof. For purposes of this "Description of Notes," the term "consolidated" with respect to any Person means such Person consolidated with its Restricted Subsidiaries and does not include any Unrestricted Subsidiary.

        "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations. When used as a verb, "guarantee" shall have a corresponding meaning.

        "Guarantee" means any guarantee of the obligations of the Issuer under the Indenture and the Notes by a Guarantor in accordance with the provisions of the Indenture. When used as a verb, "Guarantee" shall have a corresponding meaning.

        "Guaranteed Indebtedness Leverage Ratio" means, with respect to any Person, at any date the ratio of (i) Consolidated Guaranteed Indebtedness to (ii) EBITDA (as calculated below) of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred. In the event that the Issuer or any of its Restricted Subsidiaries incurs or redeems any Indebtedness (other than incurrences or redemptions of working capital borrowings under revolving credit facilities in the ordinary course of business) subsequent to the end of the period for which the Guaranteed Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Guaranteed Indebtedness Leverage Ratio is made (the "Guaranteed Leverage Calculation Date"), then the Guaranteed Indebtedness Leverage Ratio shall be calculated using the aggregate amount of Consolidated Guaranteed

Indebtedness as of the Guaranteed Leverage Calculation Date. The Guaranteed Indebtedness Leverage Ratio shall be calculated in a manner consistent with the definition of "Total Leverage Ratio," including any pro forma adjustments to EBITDA (including for acquisitions).

        "Guarantor" means any Person that incurs a Guarantee of the Notes; provided that upon the release and discharge of such Person from its Guarantee in accordance with the Indenture, such Person shall cease to be a Guarantor. On the Issue Date, the Guarantors will be Parent and each Domestic Subsidiary of the Issuer that is a Restricted Subsidiary and a guarantor under the Credit Agreement.

        "Hedging Obligations" means, with respect to any Person, the obligations of such Person under:

  (1)
  currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

  (2)
  other agreements or arrangements designed to manage, hedge or protect such Person with respect to fluctuations in currency exchange, interest rates or commodity, raw materials, utilities and energy prices.

        "Indebtedness" means, with respect to any Person,

  (a)
  any indebtedness (including principal and premium) of such Person, whether or not contingent:

  (i)
  in respect of borrowed money,

  (ii)
  evidenced by bonds, notes, debentures or similar instruments,

  (iii)
  evidenced by letters of credit or bankers' acceptances (or, without duplication, reimbursement agreements in respect thereof),

  (iv)
  Capitalized Lease Obligations,

  (v)
  representing the deferred and unpaid balance of the purchase price of any property (other than Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor in each case accrued in the ordinary course of business, (B) liabilities accrued in the ordinary course of business and (C) earn-outs and other contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment becomes fixed and is not paid promptly thereafter after such payment becomes due and payable, or

  (vi)
  representing any interest rate Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

  (b)
  to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business),

  (c)
  Disqualified Stock and Designated Preferred Stock of such Person, and

  (d)
  to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset (other than a Lien on Capital Stock of an Unrestricted Subsidiary) owned by such Person (whether or not such Indebtedness is assumed by such Person);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (A) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money, (B) items that would appear as a liability on a balance sheet prepared in accordance with GAAP as a result of the application of EITF 97-10, "The Effect of Lessee Involvement in Asset Construction," and (C) obligations with respect to Receivables Facilities. The amount of Indebtedness of any person under clause (d) above shall be deemed to equal the lesser of (x) the aggregate unpaid amount of such Indebtedness secured by such Lien and (y) the fair market value of the property encumbered thereby as determined by such person in good faith.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm or consultant of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Issuer, qualified to perform the task for which it has been engaged.

        "Investment Grade Rating" shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody's and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

        "Investment Grade Securities" shall mean:

  (a)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

  (b)
  debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

  (c)
  investments in any fund that invests exclusively in investments of the type described in clauses (a) and (b) which fund may also hold immaterial amounts of cash pending investment or distribution; and

  (d)
  corresponding instruments in countries other than the United States customarily utilized for high quality investments.

        "Investment Vehicle" means a separate account or vehicle for collective investment (in whatever form of organization, including a corporation, limited liability company, partnership, association, trust or other entity, and including each separate portfolio or series of any of the foregoing), including any entity investing in collateralized loan obligations or collateralized debt obligations, which investments are managed by the Issuer or any of its Subsidiaries in the ordinary course of business.

        "Investments "means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, commission, travel, entertainment, relocation, payroll and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Issuer or any Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the third paragraph of the covenant described above under "—Certain Covenants—Restricted Payments." The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.

        For purposes of the definition of "Unrestricted Subsidiary" and the covenant described above under "—Certain Covenants—Restricted Payments," (i) "Investments" shall include the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (x) the Issuer's "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Issuer's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Issuer.

        "Issue Date" means September 19, 2012, the date of the initial issuance of the Notes.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

        "Management Agreement "means the Management Services Agreement dated as of November 13, 2007, by and among certain management companies associated with the Sponsor, certain other equity investors and the Issuer and any direct or indirect parent company, as in effect on the Issue Date or thereafter amended, modified or supplemented in a manner that (x) does not increase the amount of fees payable by the Issuer, any of its direct or indirect parent companies or any of its Subsidiaries and (y) is not less advantageous to the holders of the Notes in any material respect than the Management Agreement as in effect on the Issue Date.

        "Moody's "means Moody's Investors Service, Inc. and any successor to its rating business.

        "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

        "Net Proceeds" shall mean, with respect to any Asset Sale, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds subsequently received (as and when received) in respect of deferred payments or non-cash consideration initially received, net of any costs relating to the disposition thereof), net of, without duplication, (i) out-of-pocket expenses incurred (including reasonable and customary banker's fees or commissions, investment banking, consultant, legal, accounting or similar fees, survey costs, title insurance premiums, and related search and recording charges, transfer, deed, recording and similar taxes incurred by the Issuer and its Restricted Subsidiaries in connection therewith), and the Issuer's good faith estimate of taxes paid or payable (after taking into account any available tax credits or deductions and tax sharing agreement or arrangement), in connection with such Asset Sale (including, in the case of any such Asset Sale in respect of property of any Foreign Subsidiary, taxes payable upon the repatriation of any such proceeds), (ii) amounts provided as a reserve, in accordance with GAAP, against any (x) liabilities under any indemnification obligations or purchase price adjustment associated with such Asset Sale and (y) other liabilities associated with the asset disposed of and retained by the Issuer or any of its

Restricted Subsidiaries after such disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) any funded escrow established pursuant to the documents evidencing any such sale or disposition to secure any indemnification obligations or adjustments to the purchase price associated with any such sale or disposition, (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness or other obligation which is secured by a Lien on the asset sold and (v) in the case of any such Asset Sale by a non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Proceeds thereof (calculated without regard to this clause (v)) attributable to minority interests and not available for distribution to or for the account of the Issuer or a Wholly Owned Restricted Subsidiary as a result thereof.

        "Obligations" means any principal, interest, premium, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit), costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, payable under the documentation governing any Indebtedness.

        "Officer" means the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, principal accounting officer, controller, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer.

        "Officers' Certificate" means a certificate signed on behalf of the Issuer, by two Officers of the Issuer, one of whom is the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer that meets the requirements set forth in the applicable Indenture.

        "Parent "means Windy City Investments, Inc. and any successor.

        "Permitted Asset Swap" means, to the extent allowable under Section 1031 of the Code, the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets (excluding any boot thereon) between the Issuer or any of its Restricted Subsidiaries and another Person.

        "Permitted Business" means the business and any services, activities or businesses incidental, or directly related or similar to, or complementary to any line of business engaged in by the Issuer and its Subsidiaries as of the Issue Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

        "Permitted Debt"is defined under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock."

        "Permitted Holders" means: (i) the Sponsor, (ii) any Person who is an Officer or otherwise a member of management of the Issuer or any of its Subsidiaries on the Issue Date, provided that if such Officers and members of management Beneficially Own more shares of Capital Stock of either of the Issuer or any of its direct or indirect parent entities than the amount of such shares Beneficially Owned by all the Officers as of the Issue Date or issued within 90 days thereafter, such excess shall be deemed not to be Beneficially Owned by Permitted Holders, (iii) any Related Party of any of the foregoing Persons and (iv) any "group" (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing Persons specified in clauses (i), (ii), or (iii) are members, provided that no member of the "group" (other than the Sponsor) shall, without giving effect to Rule 13d-5 of the Exchange Act, have Beneficial Ownership or otherwise, directly or indirectly, of 50% or more of the Voting Stock of the Issuer or any of its direct or indirect parent entities, including, without limitation, Parent.

        "Permitted Investments" means

  (1)
  (A) any Investment by the Issuer in any Restricted Subsidiary or by a Restricted Subsidiary in the Issuer or another Restricted Subsidiary or (B) any Seed Capital Investment made by the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (2)
  any Investment in cash and Cash Equivalents or Investment Grade Securities;

  (3)
  any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

  (4)
  any Investment in securities or other assets not constituting cash or Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described above under "—Repurchase at the Option of Holders—Asset Sales" or any other disposition of assets not constituting an Asset Sale;

  (5)
  any Investment existing on the Issue Date or made pursuant to binding commitments in effect on the Issue Date or an Investment consisting of any extension, modification, replacement, renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

  (6)
  loans and advances to, or guarantees of Indebtedness of, directors, employees, officers and consultants not in excess of $15.0 million outstanding at any one time, in the aggregate;

  (7)
  any Investment acquired by the Issuer or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Issuer or Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or settlement of delinquent accounts or (B) as a result of a foreclosure by the Issuer or Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (8)
  Hedging Obligations permitted under clause (10) of the definition of "Permitted Debt";

  (9)
  loans and advances to officers, directors and employees for moving or relocation expenses and other similar expenses, in each case incurred in the ordinary course of business or to fund such Person's purchase of Equity Interests of the Issuer;

  (10)
  any Investment by the Issuer or a Restricted Subsidiary having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (10) that are at that time outstanding not to exceed the greater of (i) $150.0 million and (ii) 27.5% of Trailing EBITDA (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Restricted Subsidiary, such Investment shall thereafter be deemed permitted under clause (1) above and shall not be included as having been made pursuant to this clause (10);

  (11)
  Investments the payment for which consists of Equity Interests of the Issuer or any of its direct or indirect parent companies (exclusive of Disqualified Stock); provided that such Equity Interests will not increase the amount available for Restricted Payments under clause (3)(b) of the first paragraph under the covenant described under "—Certain Covenants—Restricted Payments";

  (12)
  guarantees (including Guarantees) of Indebtedness permitted under the covenant contained under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and performance guarantees consistent with past practice, and the creation of liens on the assets of the Issuer or any of its Restricted Subsidiaries in compliance with the covenant described in "—Certain Covenants—Liens";

  (13)
  Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

  (14)
  Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

  (15)
  additional Investments in joint ventures in an aggregate amount not to exceed $25.0 million at any time outstanding;

  (16)
  loans and advances relating to indemnification or reimbursement of any officers, directors or employees in respect of liabilities relating to their serving in any such capacity;

  (17)
  Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

  (18)
  extensions of trade credit in the ordinary course of business; and

  (19)
  Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect a Receivables Facility.

        "Permitted Liens" means the following types of Liens:

  (1)
  deposits of cash or government bonds made in the ordinary course of business to secure surety or appeal bonds to which such Person is a party;

  (2)
  Liens (including deposits) in favor of issuers of stay, customs, performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers' acceptance issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business or consistent with past practice;

  (3)
  Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized in connection with, such other Person becoming such a Subsidiary; provided further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (4)
  Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, or to provide all or any portion of the funds or credit support utilized for, such acquisition; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any Restricted Subsidiary;

  (5)
  Liens securing Hedging Obligations so long as the related Indebtedness is permitted to be incurred under the Indenture and is secured by a Lien on the same property securing such Hedging Obligation;

  (6)
  Liens on specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (7)
  Liens in favor of the Issuer or any Restricted Subsidiary;

  (8)
  Liens to secure any Indebtedness that is incurred to refinance any Indebtedness that has been secured by a Lien existing on the Issue Date or referred to in clauses (3), (4) and (19) of this definition; provided, however, that such Liens (x) are no less favorable to the holders of the Notes taken as a whole and (y) do not extend to or cover any property or assets of the Issuer or any of its Restricted Subsidiaries not securing the Indebtedness so refinanced;

  (9)
  other Liens securing Indebtedness for borrowed money or other obligations in an aggregate amount under this clause (9) not exceeding the greater of (i) $50.0 million and (ii) 10% of Trailing EBITDA at any time;

  (10)
  Liens for taxes, assessments or other governmental charges or levies not overdue by more than forty-five (45) days or the nonpayment of which in the aggregate would not reasonably be expected to result in a material adverse effect, or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property;

  (11)
  judgment liens in respect of judgments that do not constitute an Event of Default;

  (12)
  pledges, deposits or security under workmen's compensation, unemployment insurance and other social security laws or regulations, or deposits to secure the performance of tenders, contracts (other than for the payment of Indebtedness) or leases, deposits given to public or private utilities or any government authority or deposits to secure public or statutory obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, or deposits or other security securing liabilities to insurance carriers under insurance or self-insurance arrangements or earnest money deposits required in connection with a purchase agreement or other acquisition, in each case incurred in the ordinary course of business or consistent with past practice;

  (13)
  carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by applicable law, (i) arising in the ordinary course of business and securing obligations that are not overdue by more than sixty (60) days, (ii) (A) that are being contested in good faith by appropriate proceedings and (B) the Issuer or a Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (iii) the existence of which would not reasonably be expected to result in a material adverse effect;

  (14)
  minor survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of business or to the ownership of properties that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business;

  (15)
  leases, licenses, subleases or sublicenses (including, without limitation, licenses and sublicenses of intellectual property) granted to others in the ordinary course of business that do not

    (x) interfere in any material respect with the business of the Issuer or any of its material Restricted Subsidiaries or (y) secure any Indebtedness;

  (16)
  the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

  (17)
  banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depositary institution or securities intermediary;

  (18)
  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

  (19)
  Liens on accounts receivable and related assets incurred in connection with Receivable Facility incurred pursuant to clause (18) of "Permitted Debt.";

  (20)
  Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits or securities accounts (including the right of set-off) and which are within the general parameters customary in the banking industry;

  (21)
  Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

  (22)
  Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

  (23)
  Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

  (24)
  Liens with respect to the assets of a Restricted Subsidiary that is not a Guarantor securing Indebtedness of such Restricted Subsidiary incurred in accordance with the covenant contained under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (25)
  Liens to secure Indebtedness incurred pursuant to clauses (20) and (24) of the definition of "Permitted Debt";

  (26)
  Liens arising by operation of law under Article 2 of the Uniform Commercial Code in favor of a reclaiming seller of goods or buyer of goods;

  (27)
  security given to a public or private utility or any governmental authority as required in the ordinary course of business;

  (28)
  landlords' and lessors' Liens in respect of rent not in default for more than sixty days or the existence of which, individually or in the aggregate, would not reasonably be expected to result in a material adverse effect;

  (29)
  Liens in favor of customs and revenues authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations (i) with respect to customs duties in the ordinary course of business, (ii) that are not overdue by more than sixty (60) days, (iii) (A) that are being contested in good faith by appropriate proceedings, (B) the Issuer or Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (C) such contest effectively suspends collection of the contested obligation and enforcement of any Lien securing such obligation, or (iv) the existence of which would not reasonably be expected to result in a material adverse effect;

  (30)
  Liens on securities which are the subject of repurchase agreements incurred in the ordinary course of business;

  (31)
  Liens on the Capital Stock of Unrestricted Subsidiaries;

  (32)
  pledges or deposits made in the ordinary course of business to secure liability to insurance carriers and Liens on insurance policies and the proceeds thereof (whether accrued or not), rights or claims against an insurer or other similar asset securing insurance premium financings permitted under clause (21) of the definition of "Permitted Debt";

  (33)
  any encumbrance or retention (including put and call agreements and rights of first refusal) with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement with respect to such joint venture or similar agreement;

  (34)
  Liens consisting of customary contractual restrictions on cash and Cash Equivalents;

  (35)
  Liens on property subject to Sale and Lease-Back Transactions permitted hereunder and general intangibles related thereto;

  (36)
  possessory Liens in favor of brokers and dealers arising in connection with the acquisition or disposition of Investments owned as of the date hereof and other Permitted Investments; provided that such Liens (a) attach only to such Investments or other Investments held by such broker or dealer and (b) secure only obligations incurred in the ordinary course of business and arising in connection with the acquisition or disposition of such Investments and not any obligation in connection with the incurrence of Indebtedness or margin financing;

  (37)
  Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Investment; and

  (38)
  any interest or title of a licensor, a sublicensor, lessor or sublessor under any license or operating or true lease agreement.

        "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Preferred Stock" means any Equity Interest with preferential rights of payment of dividends upon liquidation, dissolution or winding up; provided that in no event shall Equity Interests outstanding as of the Issue Date or issued thereafter to any officer, director, employee or consultant of the Issuer or any Restricted Subsidiary in respect of services provided to the Issuer or a Restricted Subsidiary in the ordinary course of business approved by Board of Directors of the Issuer be considered Preferred Stock.

        "Qualified Proceeds" means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors of the Issuer in good faith.

        "Rating Agencies" means (1) S&P and Moody's or (2) if S&P or Moody's or both of them are not making ratings publicly available, a nationally recognized statistical rating organization within the meaning of Rule 15c3-1(c)(2) under the Exchange Act, as the case may be, selected by the Issuer, which will be substituted for S&P or Moody's or both, as the case may be.

        "Receivables Facility" means any of one or more financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells their accounts receivable or rights to future advisory fees (including Rule 12b-1 fees) to either (A) a Person that is not a Restricted Subsidiary or (B) a Receivables Subsidiary that in turn sells its accounts receivable or rights to future advisory fees to a Person that is not a Restricted Subsidiary.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any accounts receivable or rights to future advisory fees or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

        "Receivables Subsidiary" means any subsidiary formed for the purpose of, and that solely engages only in, one or more Receivables Facilities and other activities reasonably related thereto.

        "Refunding Capital Stock" has the meaning ascribed to such term in clause (2) of the second paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "Registration Rights Agreement" means with respect to any series of Notes, (i) the Registration Rights Agreement dated as of the Issue Date between the Issuer, the Guarantors and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives (the "Representatives") of the initial purchasers relating to the Notes issued on the Issue Date and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date.

        "Related Business Assets" means assets (other than cash or Cash Equivalents) used or useful in a Permitted Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon a receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

        "Related Party" means (a) with respect to Madison Dearborn Partners, LLC, (i) any investment fund controlled by or under common control with Madison Dearborn Partners, LLC, any officer, director or person performing an equivalent function of the foregoing persons, or any entity controlled by any of the foregoing Persons and (ii) any spouse or lineal descendant (including by adoption and stepchildren) of the officers and directors referred to clause (a)(i); and (b) with respect to any officer of the Issuer or its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of the officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships.

        "Representative" means any agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such agent or representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness.

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

        "Retired Capital Stock" has the meaning ascribed to such term in clause (2) of the second paragraph of the covenant contained under "—Certain Covenants—Restricted Payments."

        "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Issuer or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "Secured Indebtedness" means, as at any date of determination, an amount equal to (a) Consolidated Total Indebtedness minus (b) to the extent included in Consolidated Total Indebtedness, (i) the amount of any Capital Stock and (ii) if any Indebtedness and any guarantee thereof is not secured by any Lien, the amount of such Indebtedness.

        "Secured Indebtedness Leverage Ratio" means, with respect to any Person, at any date the ratio of (i) the aggregate amount of Secured Indebtedness of such Person as of such date of calculation to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is incurred. In the event that the Issuer or any of its Restricted Subsidiaries incurs or redeems any Indebtedness (other than incurrences or redemptions of working capital borrowings under revolving credit facilities in the ordinary course of business) subsequent to the end of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the "Secured Leverage Calculation Date"), then the Secured Indebtedness Leverage Ratio shall be calculated using the aggregate amount of Secured Indebtedness as of the Secured Leverage Calculation Date. The Secured Indebtedness Leverage Ratio shall be calculated in a manner consistent with the definition of "Total Leverage Ratio," including any pro forma adjustments to EBITDA (including for acquisitions).

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Seed Capital Investment" means each Investment Vehicle in which the Issuer or one or more of its Restricted Subsidiaries has invested or is investing "seed" or "early stages" capital in the ordinary course of business.

        "Significant Subsidiary" means any Restricted Subsidiary that would be "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

        "Sponsor" means Madison Dearborn Partners, LLC and its Affiliates (other than any portfolio company thereof).

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subordinated Indebtedness" means (a) with respect to the Issuer, any Indebtedness of the Issuer that is by its terms subordinated in right of payment to the Notes and (b) with respect to any Guarantor of the Notes, any Indebtedness of such Guarantor that is by its terms subordinated in right of payment to its Guarantee of the Notes.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity, of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise and (y) such Person or any Wholly Owned Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity;

provided that, in all cases, Subsidiary shall not include any Investment Vehicle even if any such entity would be consolidated with the Issuer under GAAP.

        "Subsidiary Guarantors" means the Guarantors other than Parent or any other direct or indirect parent of the Issuer that delivers a Guarantee.

        "Total Assets" means total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries as may be expressly stated.

        "Total Leverage Ratio" means, with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of Total Consolidated Indebtedness of such Person as of the end of such period to the EBITDA (as calculated below) of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees or repays any Indebtedness (other than incurrences or repayments of working capital borrowings under revolving credit facilities in the ordinary course of business) or issues or redeems Disqualified Stock or Preferred Stock, in each case subsequent to the end of the period for which the Total Leverage Ratio is being calculated but prior to the event for which the calculation of the Total Leverage Ratio is made (the "Calculation Date"), then the Total Leverage Ratio shall be calculated using the aggregate amount of Total Consolidated Indebtedness as of the Calculation Date.

        If Investments, acquisitions, dispositions, mergers or consolidations outside the ordinary course of business have been made by the Issuer or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, then the Total Leverage Ratio shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers or consolidations (and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period.

        If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period)

shall have made any Investment, acquisition, disposition, merger or consolidation that would have required adjustment pursuant to this definition, then the Total Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation had occurred at the beginning of the applicable four-quarter period.

        For purposes of this definition, whenever pro forma effect is to be given to an Investment, acquisition, disposition, merger or consolidation (including, without limitation, the Transactions) and the amount of income or earnings relating thereto, the pro forma calculations shall be determined in good faith by a responsible financial or accounting Officer of the Issuer and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such pro forma calculations may include synergies, operating improvements and operating expense reductions for such period resulting from the transaction which is being given pro forma effect that (A) have been realized or (B) for which the steps necessary for realization have been taken (or are taken concurrently with such transaction) or (C) for which the steps necessary for realization are reasonably expected to be taken within the twelve-month period following such transaction and, in each case, including, but not limited to, (a) reduction in personnel expenses, (b) reduction of costs related to administrative functions, (c) reduction of costs related to leased or owned properties and (d) reductions from the consolidation of operations and streamlining of corporate overhead, provided that, in each case, such adjustments are set forth in an Officers' Certificate signed by the Issuer's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) in the case of item (B) or (C) above, that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to the Indenture.

        "Total Net Tangible Assets" means total assets of the Issuer and its Restricted Subsidiaries, less all goodwill, trade names, trademarks, patents and any other like intangibles, all on a consolidated basis prepared in accordance with GAAP, shown on the most recent balance sheet of the Issuer and its Restricted Subsidiaries as may be expressly stated.

        "Trailing EBITDA" means EBITDA of the Issuer and its Restricted Subsidiaries for the four most recently ended full fiscal quarters for which internal financial statements are available.

        "Transaction Expenses" means any fees or expenses incurred or paid by the Issuer or any Restricted Subsidiary in connection with the Transactions, including payments to officers, employees and directors as change of control payments, severance payments, special or retention bonuses and charges for repurchase or rollover of, or modifications to, stock options or other equity interests.

        "Transactions" means (i) the entry into an amendment to the Credit Agreement and incurrence of additional Indebtedness thereunder on the Issue Date by the Issuer and the guarantors thereunder, (ii) the issuance of the Notes and the provision of Guarantees by the Guarantors, (iii) the refinancing of certain existing indebtedness of the Issuer as contemplated in the offering memoranda distributed in connection with the private offerings of the outstanding notes and (iv) the payment of fees and expenses related to each of the foregoing.

        "Unrestricted Subsidiary" means (i) any Subsidiary of the Issuer that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Issuer, as provided below) and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of the Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Issuer, (b) such designation complies with the covenant contained under "—Certain Covenants—Restricted Payments" and (c) each of (I) the Subsidiary to be so designated and (II) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than the Capital Stock of such Subsidiary to be so designated). The Board of Directors of the Issuer may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such re-designation, no Event of Default shall have occurred and be continuing and any Indebtedness of, or Lien existing on assets of, such Subsidiary existing at the time of such redesignation is permitted pursuant to the covenants described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and "—Liens." Any such designation or redesignation by the Board of Directors of the Issuer shall be notified by the Issuer to the Trustee by promptly filing with such Trustee a copy of the Board Resolution giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or resignation, as the case may be, complied with the foregoing provisions.

        "U.S. Dollar Equivalent" means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the "Exchange Rates" column under the heading "Currency Trading" on the date two business days prior to such determination.

        Except as described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," whenever it is necessary to determine whether the Issuer has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than U.S. dollars, such amount will be treated as the U.S. Dollar Equivalent determined as of the date such amount is initially determined in such currency.

        "U.S. Government Securities" means securities that are

  (a)
  direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

  (b)
  obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

        "Wholly Owned Restricted Subsidiary" is any Wholly Owned Subsidiary that is a Restricted Subsidiary.

        "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares and shares issued to foreign nationals under applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

MANAGEMENT

        Our directors and executive officers are as follows:

Name	Age	Principal Position
John P. Amboian	52	Chairman, Chief Executive Officer and Director
Glenn R. Richter	52	Executive Vice President, Chief Operating Officer and Principal Financial Officer
Thomas S. Schreier, Jr.	51	Vice Chairman, Wealth Management
William Adams IV	58	Senior Executive Vice President, Global Structured Products
John L. MacCarthy	54	Executive Vice President, Secretary and General Counsel
Sherri A. Hlavacek	51	Managing Director, Corporate Controller and Principal Accounting Officer
Terrance R. Dolan	52	Director
Vahe A. Dombalagian	40	Director
Frederick W. Eubank II	50	Director
Timothy M. Hurd	43	Director
Edward M. Magnus	38	Director
Samuel M. Mencoff	57	Director
Eugene S. Sunshine	64	Director
Mark B. Tresnowski	54	Director
Peter S. Voss	67	Director

        John P. Amboian has been our Chief Executive Officer since June 2007. He has been a director of Nuveen Investments since May 1998 and became a director of Holdings in November 2007. He was our President from May 1999 to June 2007. Prior to that, he served as our Executive Vice President and Chief Financial Officer beginning in June 1995. As a result of these and other professional experiences, Mr. Amboian possesses particular knowledge and experience with respect to our business and the asset management industry, strategic planning and leadership of complex organizations that strengthen the board's collective qualifications, skills and experience.

        Glenn R. Richter has served as our Executive Vice President and Chief Operating Officer since October 2006. He joined our company as Executive Vice President and Chief Administrative Officer in May 2006. In October 2006, he was also designated as the Principal Financial Officer of our company. Prior to that, he served as Executive Vice President and Chief Financial Officer of RR Donnelley & Sons beginning in April 2005. Prior to that, from 2000 to April 2005, he served in various capacities at Sears, Roebuck and Co., including Executive Vice President and Chief Financial Officer, Senior Vice President, Finance and Vice President and Controller.

        Thomas S. Schreier, Jr. became our Vice Chairman, Wealth Management in December 2010. Mr. Schreier was Chief Executive Officer of FAF Advisors from November 2000 to December 2010 and President of First American Funds from February 2001 to December 2010. From 1998 to November 2000, Mr. Schreier served as Senior Managing Director and Head of Equity Research for U.S. Bancorp Piper Jaffray, Inc.

        William Adams IV became our Senior Executive Vice President, Global Structured Products in November 2010. Prior to that, he was our Executive Vice President, U.S. Structured Products since December 1999. Mr. Adams was our Managing Director of Structured Investments from September 1997 to December 1999 and Vice President and Manager, Corporate Marketing from August 1994 to September 1997.

        John L. MacCarthy has served as our Executive Vice President, Secretary and General Counsel since January 2008. He joined our company as Senior Vice President and General Counsel in

March 2006 and became our Secretary in May 2006. Prior to that, he was a partner at the law firm of Winston & Strawn LLP beginning in 1993.

        Sherri A. Hlavacek has served as our Managing Director and Corporate Controller since March 2009. She joined our company in 1998 as Vice President and Assistant Controller and has served as our Corporate Controller since 2001. She has been our Principal Accounting Officer since October 2006.

        Terrance R. Dolan became a director of Nuveen Investments and a director of Holdings in February 2013. Mr. Dolan is Vice Chairman, Wealth Management and Securities Services, of U.S. Bancorp. Mr. Dolan has served in this position since July 2010. From September 1998 to July 2010, Mr. Dolan served as U.S. Bancorp's Controller. Mr. Dolan currently serves on the boards of The Minneapolis Foundation, Artspace Projects, Inc., Cowles Center for Dance and the Performing Arts, the University of St. Thomas Opus College of Business, Catholic Charities and the College of St. Benedict. As a result of these and other professional experiences, Mr. Dolan possesses particular knowledge and experience in financial management, accounting, strategic planning, corporate development, and board practices of other organizations that strengthen the board's collective qualifications, skills and experience.

        Vahe A. Dombalagian became a director of Nuveen Investments and a director of Holdings in November 2007. Mr. Dombalagian is a Managing Director of MDP, and joined that firm in 2001. Mr. Dombalagian currently serves on the boards of directors of Cinemark Holdings, Inc., EVO Merchant Services, LA Fitness International, LLC and National Financial Partners Corp. As a result of these and other professional experiences, Mr. Dombalagian possesses particular knowledge and experience in investment banking, private equity, strategic planning, leadership of complex organizations and board practices of other major corporations that strengthen the board's collective qualifications, skills and experience

        Frederick W. Eubank II has been a director of Nuveen Investments and a director of Holdings since May 2008. Mr. Eubank is a Managing Partner of Pamlico Capital and joined that firm in 1988. Mr. Eubank currently serves on the board of Physical Endoscopy Holdings, LLC and previously served on the boards of directors of CapitalSource, Inc. and Comsys IT Partners. Mr. Eubank currently serves on the board of trustees at Wake Forest University. As a result of these and other professional experiences, Mr. Eubank possesses particular knowledge and experience in private equity, strategic planning, leadership of complex organizations and board practices of other major corporations that strengthen the board's collective qualifications, skills and experience.

        Timothy M. Hurd became a director of Nuveen Investments and a director of Holdings in November 2007. Mr. Hurd is President and Chief Investment Officer of BlueSpruce Investments, LP, a private investment firm. From 2000 to February 2013, Mr. Hurd served as Managing Director of MDP. Mr. Hurd also serves on the board of directors of Horton Trust Company and CapitalSource, Inc. Mr. Hurd also serves on the boards of the Children's Memorial Foundation, the Latin School of Chicago and the Endowment & Investment Committee of the Chicago Symphony Orchestra. As a result of these and other professional experiences, Mr. Hurd possesses particular knowledge and experience in the financial services industry, private equity, strategic planning, leadership of complex organizations and board practices of other major corporations and organizations that strengthen the board's collective qualifications, skills and experience.

        Edward M. Magnus became a director of Nuveen Investments and a director of Holdings in November 2007. Mr. Magnus is Managing Director and Head of Research of BlueSpruce Investments, LP. Prior to joining BlueSpruce in February 2013, Mr. Magnus worked at MDP, joining the firm in 2000 for two years as an Associate and then returning after business school in 2004 as a Vice President, before being promoted to Director in 2008. As a result of these and other professional experiences, Mr. Magnus possesses particular knowledge and experience in the financial services industry, private equity, strategic planning and leadership of complex organizations that strengthen the board's collective qualifications, skills and experience

        Samuel M. Mencoff became a director of Nuveen Investments and a director of Holdings in May 2013. Mr. Mencoff is co-Chief Executive Officer of MDP. Prior to co-founding MDP, Mr. Mencoff was with First Chicago Venture Capital for 11 years. Mr. Mencoff currently serves on the Boards of Directors of Boise Cascade Company, Packaging Corporation of America, Smurfit Kappa Group Limited, and World Business Chicago. He is a member of the Board of Fellows of Brown University, a Trustee of the Art Institute of Chicago and a Director of NorthShore University HealthSystem, where he serves as chairman of the investment committee. As a result of these and other professional experiences, Mr. Mencoff possesses particular knowledge and experience in the financial services industry, private equity, strategic planning, leadership of complex organizations and board practices of other major corporations and organizations that strengthen the board's collective qualifications, skills and experience.

        Eugene S. Sunshine has been a director of Nuveen Investments and a director of Holdings since May 2008. Mr. Sunshine is Senior Vice President for Business and Finance (Chief Financial Officer), Northwestern University, a position he has held since 1997. Prior to joining Northwestern, he was senior vice president for administration at The John Hopkins University. Mr. Sunshine currently serves as the chairman of the board of Rubicon, an insurance affiliate of Northwestern University, and on the boards of directors of the Chicago Board Options Exchange, PlattForm Advertising, Inc., the Civic Federation, Evanston Inventure and the Pathways Awareness Foundation. Mr. Sunshine serves as a member of the audit committee and as chairman of the compensation committee at the Chicago Board Options Exchange and serves as chairman of the audit committee at PlattForm Advertising, Inc. He is also a member of the Advisory Committee of the District 65 Educational Foundation and a member of the Commercial Club of Chicago. Mr. Sunshine previously served as a member of the board of the Nuveen family of mutual funds from 2005 through July 2007. As a result of these and other professional experiences, Mr. Sunshine possesses particular knowledge and experience in accounting, finance, strategic planning, leadership of complex organizations and board practices of other major corporations that strengthen the board's collective qualifications, skills and experience.

        Mark B. Tresnowski became a director of Nuveen Investments and a director of Holdings in November 2007. Mr. Tresnowski is Managing Director and General Counsel of MDP and joined that firm in 2005. Previously, Mr. Tresnowski was a partner at Kirkland & Ellis LLP, a firm he had been with from 1986 through 1999 and rejoined in August 2004 after having served as Executive Vice President and General Counsel of Allegiance Telecom Inc. from 1999 through 2004. Mr. Tresnowski previously served on the board of directors of US Power Generating Company. Mr. Tresnowski also serves on the board of trustees of The Children's Home + Aid. As a result of these and other professional experiences, Mr. Tresnowski possesses particular knowledge and experience in complex legal and regulatory issues, strategic planning, leadership of complex organizations and board practices of other major corporations that strengthen the board's collective qualifications, skills and experience.

        Peter S. Voss has been a director of Nuveen Investments and a director of Holdings since May 2008. Since 2007, Mr. Voss has been a private investor and consultant. Prior to that, he served as Chairman and Chief Executive Officer of Natixis Global Asset Management (formerly known as Ixis Asset Management), a global multi-firm asset management company with assets under management of over $700 billion with headquarters in Paris, France and Boston, Massachusetts, where he also served on the audit committee, compensation committee and investment committee. Mr. Voss currently serves as a director of The Oakmark Funds and IRG, Inc. Mr. Voss also serves as a member of the Board of Fellows of Brown University and other charitable organizations. As a result of these and other professional experiences, Mr. Voss possesses particular knowledge and experience in the asset management industry, strategic planning, leadership of complex organizations and board practices of other major corporations and organizations that strengthen the board's collective qualifications, skills and experience.

Composition of the Board of Directors

        The limited liability company agreement of Holdings requires Holdings to cause the board of directors of the Company to consist of the same individuals serving on the board of managers of Holdings. Members of the board of managers of Holdings are appointed pursuant to the limited liability company agreement of Holdings, under which MDP has the right to appoint six members, an affiliate of U.S. Bancorp has the right to appoint one member, the Nuveen Investments chief executive officer serves as a member and a majority of the members of the board may appoint up to three independent members. Messrs. Hurd, Tresnowski, Dombalagian, Magnus, Eubank and Mencoff have been appointed by MDP and Mr. Dolan has been appointed by an affiliate of U.S. Bancorp. Messrs. Sunshine and Voss have been appointed as independent members of the board of managers.

Board Committees

        Nuveen Investments has three board committees—the Audit and Compliance Committee, the Compensation Committee and the Strategy/M&A Committee.

Director Independence

        The Company is privately owned. As a result, the Company is not required to have independent directors.

Family Relationships

        There are no family relationships among any of our executive officers or directors.

Compensation Committee Interlocks and Insider Participation

        The following persons served on our Compensation Committee during 2013: Messrs. Hurd, Tresnowski and Dombalagian. No member of the Compensation Committee was, during the fiscal year ended December 31, 2013, a current or former officer or employee of our Company or any of our subsidiaries. None of our executive officers served as a member of:

  •
  the compensation committee of another entity in which one of the executive officers of such entity served on our Compensation Committee;

  •
  the board of directors of another entity, one of whose executive officers served on our Compensation Committee; or

  •
  the compensation committee of another entity in which one of the executive officers of such entity served as a member of our board of directors.

Compensation Discussion and Analysis

Introduction

        This compensation discussion and analysis describes the material principles underlying our executive compensation philosophy and objectives and explains how they were applied in determining the material elements of compensation awarded to, earned by or paid to our named executive officers with respect to the fiscal year ended December 31, 2013. For purposes of this discussion, our named executive officers include our principal executive officer, principal financial officer and the three other most highly compensated executive officers of the Company during 2013, which are listed in the

Summary Compensation Table below. This discussion should be read together with the tables and related disclosures that follow this discussion.

Compensation Philosophy and Objectives

        The Company's overall philosophy is to use all elements of executive compensation to reinforce a results-oriented management culture focusing on our level of earnings, the achievement of longer-term strategic goals and specific individual performance. The objectives of our compensation policies are (i) to provide a level of compensation that will allow us to attract, motivate, retain and reward talented executives who have the ability to contribute to our success, (ii) to link executive compensation to our success through the use of compensation based in whole or in part upon our performance, (iii) to align the interests of executives with those of our equity holders thereby providing incentive for, and rewarding, the attainment of objectives that inure to the benefit of our equity holders and (iv) to motivate and reward high levels of individual performance or achievement.

        Although we have not adopted policies with respect to cash versus non-cash compensation (or among different forms of non-cash compensation), we have determined that our executives should hold a personally significant interest in the equity of the Company to align their interests with the interests of our equity holders. The allocation between cash and non-cash compensation has historically been based on a number of factors, including individual performance, company performance and liquidity of prior year non-cash compensation awards. These determinations vary from year to year. We have also not adopted policies with respect to current versus long-term compensation, but believe that both elements are necessary for achieving our compensation objectives.

Determination of Compensation

        The Compensation Committee has the sole authority to approve the compensation of our named executive officers. Our Compensation Committee determines the compensation of our named executive officers based on, and in furtherance of, the compensation philosophies and objectives described above. Our chief executive officer provides input to the Compensation Committee regarding the compensation of our other named executive officers, but does not provide input regarding his own compensation. The Compensation Committee also gathers input from other executive officers regarding the design, implementation and administration of our compensation plans. Some elements of our named executive officers' compensation were determined by the Compensation Committee in the course of negotiating each executive's employment agreement. Other elements of our named executive officers' compensation are determined by the Compensation Committee on an annual or ad hoc basis.

        We have engaged a compensation consultant, McLagan Partners, to provide us with certain compensation data that our Compensation Committee uses in evaluating the competitiveness of our executive compensation program. However, we have not identified a specific peer group of companies for comparative purposes and have not engaged in formal competitive benchmarking of compensation against any such peer group. Instead, our Compensation Committee uses the information supplied by McLagan Partners as reference material to assist in maintaining a general awareness of industry compensation standards and trends. Such information does not formulaically determine compensation decisions for any particular executive.

        We intend to periodically evaluate the success of our compensation and equity participation programs in achieving our objectives and adapt these programs as our company grows in order to enable us to better achieve these, and future, objectives.

Elements of Executive Compensation

        Total compensation for named executive officers is currently comprised of:

  •
  base salary;

  •
  annual cash incentive awards;

  •
  Mutual Fund Incentive Plan awards;

  •
  equity awards;

  •
  retention awards;

  •
  retirement plan benefits; and

  •
  other benefits and perquisites.

Certain elements of our overall compensation program may not be included in each year's compensation.

Base Salary

        Base salary is provided to our named executive officers in order to provide them with a degree of financial certainty and stability that does not depend on Company or individual performance. Providing a stable and predictable source of cash flow helps us meet our objective of attracting and retaining talented executives. Annual base salaries for our named executive officers are set forth in their respective employment agreements, which were approved by the Compensation Committee. Each named executive officer's base salary was determined on the basis of his or her historical base salary and the base salaries of similarly situated executives within our organization. As has historically been true of the investment management industry generally, incentive compensation, and not base salary, is the primary compensation vehicle for our named executive officers.

Annual Cash Incentive Awards

        Annual cash incentive compensation is a significant part of the overall annual compensation of our named executive officers. We use annual cash incentive awards to motivate and reward Company and/or individual performance. By basing such awards in part upon our performance, we are able to link executive compensation to our success and the interests of our equity holders. Annual cash incentive awards are determined towards the end of each fiscal year.

        Our chief executive officer's annual award is determined pursuant to a formula set forth in his employment agreement, which is based on Company earnings and described in more detail in the narrative under the headings "—Summary Compensation Table" and "—Grants of Plan-Based Awards During 2013" below. We have not historically used formulas to determine our other named executive officers' annual cash incentive awards. Instead, such awards are generally determined by adjusting prior year bonus amounts up or down based on various performance factors, including the Company's performance, individual performance and the amounts of other compensation granted or received by the named executive officers during the relevant fiscal year. Such awards are generally recommended by our chief executive officer and approved by the Compensation Committee. The bonus adjustment is discretionary and no percentage weightings are assigned to the various factors that are considered. Individual performance is subjectively measured based on individual accomplishment, including in the areas of leadership, communication and overall managerial ability, as well as the performance of those aspects of the business under his or her supervision. In determining the target or minimum bonus amount for each named executive officer, the Compensation Committee considered his or her historical bonus amounts and the bonus amounts of similarly situated executives within our organization.

        In addition to the adjustments discussed above, the annual cash incentive compensation of our named executive officers is adjusted by the dollar denominated amount of any Mutual Fund Incentive Plan award earned with respect to any given year. More information regarding Mutual Fund Incentive Plan awards is included in this compensation discussion and analysis below under the heading "—Mutual Fund Incentive Plan Awards."

Mutual Fund Incentive Plan Awards

        Our Mutual Fund Incentive Plan ("MFIP") is intended to align executive compensation with the performance of our investment products. MFIP awards are denominated in dollars and represent the right to receive, subject to time-vesting conditions, shares of mutual funds sponsored and managed by the Company and selected with input by the participant. For each MFIP award, the Company funds a nonexempt employees' trust in the amount of such award. Such trust then acquires the shares of the mutual funds selected by the participants. MFIP awards vest over time in accordance with a schedule set forth in the award notice so long as the executive remains employed by the Company through each vesting date. Upon a termination of the participant's employment by the Company without cause or by reason of death or disability, one hundred percent of the unvested portion of his or her unvested MFIP award shall immediately vest. In the event of a termination of the participant's employment for any other reason, the entire unvested portion of his or her MFIP award will be forfeited.

        During the vesting period, participants may receive payments of dividends or interest with respect to the mutual fund shares purchased for their account. Upon vesting, the participant receives the mutual fund shares purchased by the trust or, at the Company's discretion, cash in an amount equal to the value of such shares at the vesting date. MFIP awards align executive compensation with performance because the value of MFIP awards may increase or decrease during the vesting period based on the investment performance of the underlying mutual funds.

        Each of our named executive officers received an MFIP award during 2013. These awards are scheduled to vest ratably on January 31 of 2014, 2015 and 2016, and are the only MFIP awards held by our named executive officers at December 31, 2013. The dollar denominated amount of any MFIP award earned with respect to any given year is taken into consideration in determining the annual cash incentive award that would otherwise be paid to the recipient of such award for that year. Additional information about outstanding MFIP awards is contained in the tables and accompanying narrative under the headings "—Summary Compensation Table" and "—Grants of Plan-Based Awards During 2013" below.

Equity Awards

        We have sought to align the interests of our executives with those of our equity holders by awarding them with, and inviting them to invest in, equity in our parent company, Holdings. Each of our named executive officers has purchased equity in Holdings in the form of Class A Units. The Compensation Committee believes that our executives should hold a personally significant interest in the equity of the Company to align their interests with the interests of our equity holders. In addition, each of our named executive officers has received equity awards that either vest over time and/or achievement of certain performance goals or are contingent upon the value of Company equity exceeding a certain threshold amount. These equity awards are intended to incentivize both general long-term growth in the value of the Company and the attainment of specific financial and operational Company objectives. These discretionary awards are generally determined by the Compensation Committee based on the intrinsic value of prior equity awards and an evaluation of each executive's performance and scope of responsibilities. Additional information regarding each of these equity awards is set forth below.

Time-Vested Deferred Units

        The Company has granted time-vested deferred units to each named executive officer, which represent a deferred right to receive Class A Units of Holdings and all distributions paid with respect to such Class A Units, subject to certain vesting conditions. Time-vested deferred units vest over time in accordance with a schedule set forth in the executive's grant agreement so long as the executive remains employed by the Company on and until each vesting date. Vesting is accelerated in connection with certain events, which are described in more detail under the heading "—Potential Payments Upon Termination or Change in Control" below. In the event of a termination of the executive's employment, all of his or her unvested time-vested deferred units will be forfeited after giving effect to any applicable accelerated vesting.

        The deferral schedule for each time-vested deferred unit is set forth in the executive's grant agreement and may or may not coincide with the vesting schedule. Settlement is accelerated in connection with certain events, which are described in more detail under the heading "—Potential Payments Upon Termination or Change in Control" below. When the deferral breaks on a vested time-vested deferred unit, the executive receives a distribution of a Class A Unit of Holdings and all distributions paid with respect thereto since the grant date, provided that the Company satisfies any tax withholding obligations it may have by withholding Class A Units to which such executive is otherwise entitled having a fair market value equal to such obligations. In lieu of delivering Class A Units, the Company may, in its discretion, deliver cash equal to the liquidation value of such Class A Units.

        None of our named executive officers received an award of time-vested deferred units during the fiscal year ended December 31, 2013. Additional information about time-vested deferred units is set forth below under the headings "—Outstanding Equity Awards at December 31, 2013," "—Equity Awards Vested During 2013" and "—Potential Payments Upon Termination or Change in Control."

Performance-Vested Deferred Units

        The Company has granted performance-vested deferred units to each named executive officer, which represent a deferred right to receive Class A Units of Holdings and all distributions paid with respect to such Class A Units, subject to certain vesting conditions. Performance-vested deferred units vest upon satisfaction of both time- and performance-vesting conditions. The time-vesting condition is satisfied over time in accordance with a schedule set forth in the executive's grant agreement so long as the executive remains employed by the Company on and until each vesting date. The performance vesting conditions are satisfied on the basis of five measures of the Company's financial and operational performance: (i) twenty percent of the condition is satisfied in connection with the realization of certain levels of cost savings in connection with synergies related to the Company's acquisition of FAF Advisors in 2010; (ii) twenty-five percent of the condition is satisfied as certain thresholds tied to growth in the Company's Adjusted EBITDA margin are met; (iii) fifteen percent of the condition is satisfied on the basis of growth in the number of the Company's investment products on the retail platforms of certain wirehouses, regional broker dealers and banks; (iv) twenty percent of the condition is satisfied as certain thresholds tied to growth in the Company's assets under management are met; and (v) twenty percent of the condition is satisfied as certain thresholds tied to increases in the compound annual growth rate of the Company's free cash flow (Adjusted EBITDA minus capital expenditures and seed capital investments) are met. For purposes of determining satisfaction of the conditions in clauses (ii) and (v) above, the Compensation Committee has discretion to make adjustments to Adjusted EBITDA as are necessary and appropriate to reflect material acquisitions or divestures by the Company and to reflect the impact of certain compensation expenses not included in Adjusted EBITDA. The portion of the performance-vested deferred units that is vested at any given time is equal to the percentage of the performance-vesting conditions that has been satisfied multiplied by the percentage of the time-vesting condition that has been satisfied. Certain of Mr. Schreier's performance-vested deferred units are subject only to a performance-vesting condition that is periodically satisfied on the basis of reaching certain thresholds tied to the performance of the businesses with which FAF Advisors was combined following completion of the FAF Transaction on December 31, 2010, which resulted in Mr. Schreier joining the Company.

        Satisfaction of the performance vesting conditions, which is determined by the Compensation Committee, is measured over time in accordance with a schedule set forth in the executive's grant agreement. The performance-vesting conditions may be adjusted by the Compensation Committee to account for any acquisitions or other material changes to the Company's operations. Once a performance vesting condition is satisfied, it remains satisfied notwithstanding any subsequent failure of any of the applicable criteria to be met.

        All other terms applicable to the performance-vested deferred units, including the terms of the deferral, are substantially similar to the time-vested deferred units described above.

        None of our named executive officers received an award of performance-vested deferred units during the fiscal year ended December 31, 2013. Additional information about performance-vested deferred units is set forth below under the headings "—Outstanding Equity Awards at December 31, 2013," "—Equity Awards Vested During 2013" and "—Potential Payments Upon Termination or Change in Control."

Deferred Incentive Units

        The Company has granted deferred incentive units to each named executive officer. Similar to time-vested deferred units, deferred incentive units represent a deferred right to receive Class A Units of Holdings, subject to time vesting conditions. Unlike time-vested deferred units, an award of deferred incentive units represents the right to receive a number of Class A Units with a total liquidation value equal to the product of (x) the excess, if any, of the liquidation value of a Class A Unit over a specified amount (called a "participation threshold") and (y) such number of deferred incentive units. This determination is made at the time the deferral breaks. The original participation threshold represented the value assigned to a Class A Unit at the time of the MDP Transactions. The participation threshold may be adjusted by the Compensation Committee to account for any acquisitions or other material changes to the Company's operations.

        All other terms applicable to the deferred incentive units, including the terms of the deferral, are substantially similar to those applicable to the time-vested deferred units described above.

        None of our named executive officers received an award of deferred incentive units during the fiscal year ended December 31, 2013. Additional information about deferred incentive units awarded to our named executive officers in previous fiscal years is set forth below under the headings "—Outstanding Equity Awards at December 31, 2013" and "—Potential Payments Upon Termination or Change in Control."

Retention Awards

        In 2010 and 2011, the Company granted a retention award to each of our named executive officers. These retention awards were designed to provide our named executive officers with further financial incentives to remain with the Company through an initial public offering or other liquidity event in which they could realize the value of prior year equity awards. The retention awards vest over time in accordance with a schedule determined at the time of grant so long as the executive remains employed by the Company on and until each vesting date.

Retirement Plan Benefits

        We do not regard retirement plan benefits as a central element of our overall compensation strategy. Retirement plans, in general, are designed to provide executives with financial security after their employment has terminated. The named executive officers participate in a 401(k) retirement savings plan generally available to all employees. Company matching contributions under the 401(k) plan are available to all eligible employees generally and are designed to encourage and increase employee savings. The Company matches 50% of employee contributions up to 7% of an employee's eligible compensation, or $17,500 (for 2014, as adjusted), whichever is less. The matching contributions by the Company vest ratably over a three-year period from the date of employment.

        Our named executive officers who joined the Company prior to March 24, 2003, also participate in our tax-qualified defined benefit retirement plan (our "Retirement Plan"). Participation in our Retirement Plan has been frozen and is restricted to employees who qualified as participants prior to March 24, 2003. Additionally, we amended our Retirement Plan such that existing participants will not accrue any new benefits under our Retirement Plan after March 31, 2014. On November 6, 2013, the Company's board of directors approved a resolution to freeze benefit accruals under and terminate the Retirement Plan effective December 31, 2013, provided that each participant in the Retirement Plan who is an active current employee on the termination date will receive an accrued benefit comparable to what he or she would have received if he or she had continued to accrue benefits through March 31, 2014. Final termination of the Retirement Plan is subject to the approval of the Pension Benefit Guaranty Corporation and IRS approval, which is not anticipated to be granted until mid- to late-2014.

Post-Employment Benefits

        Our named executive officers may receive certain benefits in the event of their termination of employment. Termination benefits and change in control benefits provide additional security and help minimize inherent conflicts of interest for executives that may arise in potential change in control transactions. The terms of these post-employment benefits are summarized under the heading "—Potential Payments Upon Termination or Change in Control" below.

Other Benefits and Perquisites

        Our named executive officers also participate in other employee benefit programs that are available to employees of the Company generally, including health and welfare benefit plans and a dependent college tuition scholarship plan. Named executive officers receive reimbursement, pursuant to applicable Company policies, for certain business expenses. In addition, consistent with our practice for other employees who are eligible under applicable securities laws to invest in certain Company sponsored funds, we may waive applicable fees for named executive officers to encourage participation in and to capitalize such funds. Allowing our named executive officers and other employees to invest in Company sponsored funds provides them an opportunity to participate in investment products that they may have helped to develop. The Company has also supported through charitable giving the charitable organizations to which its employees, including named executive officers, commit their time. In addition to the up to $5,000 match of charitable contributions available to all employees in 2013, the Company also contributed additional funds directly to charitable organizations, generally supporting those organizations to which the Company's more senior executive officers commit their time and resources. These benefits and perquisites are designed to attract, retain and reward talented executives who have the ability to contribute to our success.

Summary Compensation Table

        The following table provides compensation information for our principal executive officer, our principal financial officer and the three other most highly compensated executive officers of the Company (collectively, our "named executive officers") for the fiscal year ended December 31, 2013.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Equity Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total Compensation ($)
John P. Amboian	2013	650,000	2,940,639	—	—	2,739,515	0	144,183	6,474,337
Chief Executive Officer
Glenn R. Richter	2013	550,000	1,191,735	—	—	1,002,445	—	66,005	2,810,185
Executive Vice President, Chief Operating Officer and Principal Financial Officer
Thomas S. Schreier, Jr.	2013	550,000	943,153	—	—	800,168	—	75,821	2,369,142
Vice Chairman, Wealth Management
William Adams IV	2013	500,000	911,456	—	—	831,652	125,843	72,890	2,441,841
Senior Executive Vice President, Global Structured Products
John L. MacCarthy	2013	450,000	560,269	—	—	498,659	—	138,467	1,647,395
Executive Vice President, Secretary and General Counsel

(1)
The amounts in this column represent the annual cash incentive awards earned by our named executive officers in 2013, a portion of which were paid in December 2013 and the balance of which were paid in February 2014.

(2)
The amounts in this column represent the fair market value of MFIP awards that vested and were paid on January 31, 2014. Please see the compensation discussion and analysis for further information regarding MFIP awards.

(3)
Based on actuarial assumptions in 2013 tied to the expected Retirement Plan termination distribution date of November 1, 2014, the value of the pension benefits declined slightly for Mr. Amboian from 2012. Mr. Adams' pension value increased in 2013 because he met the age and service requirements for full career retirement age under the Retirement Plan, entitling him to an unreduced benefit as of the expected plan termination distribution date.

(4)
The amounts in this column for 2013 include:

Name	Company Paid Parking Expenses($)	Dependent College Tuition Scholarship Plan($)	Life Insurance Premiums($)	Matching Contributions under the 401(k) Plan($)	Payment of Dividends or Interest on MFIP Awards($)*
John P. Amboian	2,670	—	967	8,750	131,796
Glenn R. Richter	2,670	11,617	818	6,344	44,556
Thomas S. Schreier, Jr.	1,108	29,055	4,454	8,750	32,454
William Adams IV	—	23,095	744	6,250	42,801
John L. MacCarthy	—	99,020	700	8,750	29,997

*
This amount represents the aggregate amount of cash dividends or interest paid to each named executive officer during 2013 in respect of unvested MFIP awards. Please see the compensation discussion and analysis for further information regarding MFIP awards.

Grants of Plan-Based Awards During 2013

        The following table provides information about plan-based awards granted to our named executive officers during the fiscal year ended December 31, 2013.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
John P. Amboian	3/13/2013	—	8,248,363	—
Glenn R. Richter	3/13/2013	—	2,960,900	—
Thomas S. Schreier, Jr.	3/13/2013	—	2,355,777	—
William Adams IV	3/13/2013	—	2,482,378	—
John L. MacCarthy	3/13/2013	—	1,466,125	—

(1)
The amounts in this column represent the grant date value of MFIP awards granted to our named executive officers during 2013. These MFIP awards are scheduled to vest and be paid out ratably on January 31 of 2014, 2015 and 2016 so long as the executive remains employed by the Company through each vesting date. The compensation ultimately realized by our named executive officers upon vesting of these MFIP awards depends upon the investment performance of the Company-sponsored mutual funds underlying the awards. Please see the compensation discussion and analysis for further information regarding MFIP awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards During 2013

Employment Agreements

        In November 2002, the Company entered into an employment agreement with Mr. Amboian, which has since been amended in January 2008 and May 2013. The agreement automatically renews for successive one-year periods on January 1 of each year unless sixty days' prior written notice of non-renewal is provided by either party. The agreement establishes a minimum base salary of $650,000, which minimum is increased in the event, and to the extent, that the Company pays Mr. Amboian a higher base salary in any given year. The agreement also establishes a formula for determining Mr. Amboian's annual cash incentive award. The formula provides for an annual award equal to the sum of: (i) the prior fiscal year's annual award, plus or minus (ii) an amount equal to (x) the prior fiscal year's annual award multiplied by (y) the positive or negative percentage change in the Company's Adjusted EBITDA from its prior fiscal year. For purposes of calculating the award, the Compensation Committee has discretion to make adjustments to Adjusted EBITDA as are necessary and appropriate to reflect material acquisitions or divestures by the Company and to reflect the impact of certain items not included in Adjusted EBITDA. Mr. Amboian is entitled to certain severance arrangements upon termination of his employment, which are described in more detail under the heading "—Potential Payments Upon Termination or Change in Control" below. Mr. Amboian's agreement prohibits him from soliciting or hiring any of the Company's employees for a period of twelve months following termination of his employment and requires him to maintain the confidentiality of the Company's confidential information indefinitely.

        The Company has also entered into employment agreements with Messrs. Richter, Schreier, Adams, and MacCarthy, each of which has substantially similar terms. The agreements with Messrs. Adams and MacCarthy had an initial term ending December 31, 2012 but renewed automatically on January 1, 2013 and will continue to automatically renew for successive one-year periods on January 1 of each year unless sixty days' prior written notice of non-renewal is provided by either party. The agreements with Messrs. Richter and Schreier provide for an initial term ending on December 31, 2015, after which such agreements are subject to automatic renewal for successive one-year periods on January 1 of each year unless sixty days' prior written notice of non-renewal is provided by either party. The agreements provide for minimum base salaries of $550,000, $550,000, $450,000 and $450,000 for Messrs. Richter, Schreier, Adams and MacCarthy, respectively. The agreements with Messrs. Richter, Schreier, Adams and MacCarthy include target annual cash incentive awards that were applicable to prior years. Awards for 2013 were determined by adjusting prior year bonus amounts up or down based on various factors, including the Company's performance, individual performance and the amounts of other compensation granted or received by the named executive officers during such year. Mr. Richter's agreement has also been amended to provide for minimum annual cash bonus and non-equity incentive awards of $1,665,000 for each of 2013 through 2015. Please see the compensation discussion and analysis for further information regarding such annual cash incentive awards. The agreements with Messrs. Richter, Schreier, Adams and MacCarthy establish certain severance arrangements upon termination of employment, which are described in more detail under the heading "—Potential Payments Upon Termination or Change in Control" below. Under their employment agreements, Messrs. Richter, Schreier, Adams and MacCarthy must maintain the confidentiality of the Company's confidential information indefinitely and are prohibited from soliciting or hiring the Company's employees, soliciting the Company's clients for competitive products and services and disparaging the Company or its products and services, in each case, for a period of up to eighteen months following termination of employment.

MFIP Awards

        Please see the compensation discussion and analysis for information regarding MFIP awards.

Outstanding Equity Awards at December 31, 2013

        The following table provides information about unvested equity awards held by our named executive officers at December 31, 2013.

Name	Type of Award	Number of Units That Have Not Vested (#)		Market Value of Units That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
John P. Amboian	Time-Vested Deferred Units	224,091	(2)	681,237	—		—
	Performance-Vested Deferred Units	100,590	(3)	305,794	61,780	(4)	187,811	(5)
	Deferred Incentive Units	—		—	2,304,100	(6)	—	(7)
Glenn R. Richter	Time-Vested Deferred Units	83,690	(2)	254,418	—		—
	Performance-Vested Deferred Units	43,736	(3)	132,957	26,861	(4)	81,657	(5)
	Deferred Incentive Units	—		—	720,500	(6)	—	(7)
Thomas S. Schreier	Time-Vested Deferred Units	108,696	(2)	330,436	—		—
	Performance-Vested Deferred Units	29,305	(3)	89,087	17,999	(4)	54,717	(5)
	FAF-Based Performance-Vested Deferred Units(8)	—		—	63,034	(9)	191,623	(5)
	Deferred Incentive Units	—		—	173,100	(6)	—	(7)
William Adams IV	Time-Vested Deferred Units	85,000	(2)	258,400	—		—
	Performance-Vested Deferred Units	39,688	(3)	120,652	24,375	(4)	74,100	(5)
	Deferred Incentive Units	—		—	401,000	(6)	—	(7)
John L. MacCarthy	Time-Vested Deferred Units	58,950	(2)	179,208	—		—
	Performance-Vested Deferred Units	28,019	(3)	85,178	17,209	(4)	52,315	(5)
	Deferred Incentive Units	—		—	327,800	(6)	—	(7)

(1)
The amounts in this column were determined by multiplying the number of unvested deferred restricted units held by each named executive officer by the fair value of a Class A Unit at December 31, 2013. Following the MDP Transactions, our equity ceased to be publicly traded and, therefore, there is no ascertainable public market value for Class A Units. The fair value per Class A Unit used for purposes of this column is based upon a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm.

(2)
For each of our named executive officers other than Mr. Schreier, this amount represents unvested time-vested deferred units which are scheduled to vest on December 31, 2014. For Mr. Schreier, this amount represents 67,980 unvested time-vested deferred units which are scheduled to vest December 31, 2014 and 40,716 unvested time-vested deferred units which are scheduled to vest in three equal increments on April 1 of 2014, 2015 and 2016. Additional information regarding time-vested deferred units is included in the compensation discussion and analysis above.

(3)
This amount represents unvested performance-vested deferred units for which the performance-vesting conditions, but not the time-vesting conditions, have been satisfied. Unvested performance-vested deferred units for which the performance-vesting conditions have not been satisfied are included in the equity incentive plan award columns to the right. Forty percent (40%) of the time-vesting conditions applicable to the performance-vested deferred units are scheduled to be satisfied ratably on February 28 of 2014 and 2015 while the remaining sixty percent (60%) of the time-vesting conditions are scheduled to be satisfied ratably on April 15, July 15, October 15 and February 28 of 2014 and 2015. Additional information regarding performance-vested deferred units is included in the compensation discussion and analysis above.

(4)
This amount represents all unvested performance-vested deferred units for which the performance-vesting conditions have not been satisfied. Unvested performance-vested deferred units for which the performance-vesting conditions, but not the time-vesting conditions, have been satisfied are included in the unvested unit columns to the left. Satisfaction of forty percent (40%) of the performance-vesting conditions applicable to the performance-vested deferred units is scheduled to be determined as of December 31, 2014, while satisfaction of the remaining sixty percent (60%) of the performance-vesting conditions is scheduled to be determined as of March 31, June 30, September 30 and December 31 of 2014. Additional information regarding performance-vested deferred units is included in the compensation discussion and analysis above.

(5)
This amount was determined by multiplying the total number of unvested performance-vested deferred units for which the performance-vesting conditions have not been satisfied by the fair value of a Class A Unit at December 31, 2013. This amount therefore assumes full satisfaction of both the time- (if any) and performance-vesting conditions applicable to the performance-vested deferred units held by the named executive officer. See footnote 1 to this table for additional information regarding the fair value of a Class A Unit.

(6)
This amount represents the number of unsettled deferred incentive units held by the named executive officer. The number of deferred incentive units held is not comparable to the number of other deferred units held. Each other deferred unit represents the right to receive (after vesting and settlement) a Class A Unit. Each deferred incentive unit represents the right to receive a number of Class A Units with a liquidation value equal to the excess, if any, of the liquidation value of a Class A Unit over the participation threshold, as determined at the time the deferral breaks and the units are settled. As of December 31, 2013, the participation threshold was significantly above the fair value of a Class A Unit at that time, determined as discussed in footnote 1 to this table. The deferred incentive units held by each of our named executive officers other than Mr. Schreier were fully vested as of December 31, 2013. Fifty percent (50%) of the time-vesting conditions applicable to the deferred incentive units held by Mr. Schreier have been satisfied while the remaining fifty percent (50%) are scheduled to be satisfied on December 31, 2014. Thirty-three percent (33%), thirty-three percent (33%) and thirty-four percent (34%) of the deferred incentive units are scheduled to settle on December 31 of 2014, 2015 and 2016, respectively. Additional information regarding deferred incentive units is included in the compensation discussion and analysis above.

(7)
The threshold performance goal of an unsettled deferred incentive unit is a $0.01 appreciation in the liquidation value of a Class A Unit above the participation threshold applicable to the deferred incentive units. The liquidation value of a Class A Unit at December 31, 2013 was below the participation threshold. See footnote 1 to this table for additional information regarding the fair value of a Class A Unit.

(8)
The units reported in this row represent the performance-vested units held by Mr. Schreier that are subject to a performance-vesting condition that is satisfied on the basis of reaching certain thresholds tied to the performance of the businesses with which FAF Advisors was combined (collectively, "FAF") following completion of the FAF Transaction on December 31, 2010, which resulted in Mr. Schreier joining the Company. Additional information regarding FAF-based performance-vested deferred units is included in the compensation discussion and analysis above.

(9)
This amount represents unvested FAF-based performance-vested deferred units. Satisfaction of the performance-vesting conditions applicable to the FAF-based performance-vested deferred units is scheduled to be determined as of December 31 of 2014, 2015 and 2017. Additional information regarding FAF-based performance-vested deferred units is included in the compensation discussion and analysis above.

Equity Awards Vested During 2013

        The following table provides information about equity awards held by our named executive officers that vested during the fiscal year ended December 31, 2013.

	Equity Awards
Name	Number of Units Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
John P. Amboian	290,306	(2)	873,261
Glenn R. Richter	121,480	(3)	365,268
Thomas S. Schreier, Jr.	134,321	(4)	414,103
William Adams IV	111,125	(5)	334,163
John L. MacCarthy	77,394	(6)	232,696

(1)
The amounts in this column were determined by multiplying the number of deferred restricted units that vested during 2013 by the fair value of a Class A Unit as of the applicable vesting date. Following the MDP Transactions, our equity ceased to be publicly traded and, therefore, there is no ascertainable public market value for Class A Units. The fair value per Class A Unit used for purposes of this column is based upon a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm.

(2)
This amount represents 224,091 Class A Units that Mr. Amboian received upon vesting and settlement of time-vested deferred units during 2013 and 66,215 performance-vested deferred units that vested but did not settle during 2013. The vested but unsettled performance-vested deferred units are scheduled to settle when the deferral breaks on February 28, 2015, at which time Mr. Amboian will receive 66,215 Class A Units, which number may increase as a result of further vesting. Additional information regarding deferred restricted units is included in the compensation discussion and analysis above.

(3)
This amount represents 92,690 Class A Units that Mr. Richter received upon vesting and settlement of time-vested deferred units during 2013 and 28,790 performance-vested deferred units that vested but did not settle during 2013. The vested but unsettled performance-vested deferred units are scheduled to settle when the deferral breaks on February 28, 2015, at which time Mr. Richter will receive 28,790 Class A Units, which number may increase as a result of further vesting. Additional information regarding deferred restricted units is included in the compensation discussion and analysis above.

(4)
This amount represents 67,980 Class A Units that Mr. Schreier received upon vesting and settlement of time-vested deferred units during 2013, 27,144 time-vested deferred units that vested, but did not settle, during 2013, 19,291 performance-vested deferred units that vested, but did not settle, during 2013 and 19,906 FAF-based performance-vested deferred units that vested, but did not settle, during 2013. The vested but unsettled time-vested deferred units are scheduled to settle when the deferral breaks on April 1, 2014, at which time Mr. Schreier will receive 27,144 Class A Units. The vested but unsettled performance-vested deferred units are scheduled to settle when the deferral breaks on February 28, 2015, at which time Mr. Schreier will receive 19,291 Class A Units, which number may increase as a result of further vesting. The vested but unsettled FAF-based performance-vested deferred units are scheduled to settle when the deferral breaks on February 28, 2018, at which time Mr. Schreier will receive 19,906 Class A Units, which number may increase as a result of further vesting. Additional information regarding deferred restricted units is included in the compensation discussion and analysis above.

(5)
This amount represents 85,000 Class A Units that Mr. Adams received upon vesting and settlement of time-vested deferred units during 2013 and 26,125 performance-vested deferred units that vested but did not settle during 2013. The vested but unsettled performance-vested deferred units are scheduled to settle when the deferral breaks on February 28, 2015, at which time Mr. Adams will receive 26,125 Class A Units, which number may increase as a result of further vesting. Additional information regarding deferred restricted units is included in the compensation discussion and analysis above.

(6)
This amount represents 58,950 Class A Units that Mr. MacCarthy received upon vesting and settlement of time-vested deferred units during 2013 and 18,444 performance-vested deferred units that vested but did not settle during 2013. The vested but unsettled performance-vested deferred units are scheduled to settle when the deferral breaks on February 28, 2015, at which time Mr. MacCarthy will receive 18,444 Class A Units, which number may increase as a result of further vesting. Additional information regarding deferred restricted units is included in the compensation discussion and analysis above.

Pension Benefits

        The following table provides information about the participation of our named executive officers in our Retirement Plan for the fiscal year ended December 31, 2013. Participation in our Retirement Plan has been frozen and is restricted to employees who qualified as participants prior to March 24, 2003. Messrs. Richter, Schreier, and MacCarthy each joined the Company after participation in the Retirement Plan was frozen and therefore do not participate in the Retirement Plan. Additionally, we amended our Retirement Plan in 2004 such that existing participants will not accrue any new benefits under our Retirement Plan after March 31, 2014. Additional information regarding the valuation method and material assumptions applied in quantifying the present value at December 31, 2013 of the accumulated benefits payable to each of the named executive officers who participates in the Retirement Plan is included in Note 9 to Company's 2013 financial statements included elsewhere herein. All amounts shown in the table are fully vested.

Name	Plan Name(s)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John P. Amboian	Retirement Plan	17.75	447,445	—
William Adams IV	Retirement Plan	31.75	1,465,359	—

        Each participant's benefits under the Retirement Plan are determined under a formula that takes into account years of credited service and the participant's highest average monthly compensation over the 60 calendar months or five consecutive calendar years within the ten consecutive calendar years immediately preceding the earliest of retirement, a break in service, or April 1, 2014, less a portion of primary Social Security benefits. Compensation on which plan benefits are based excludes bonuses, commissions, and overtime. The maximum annual compensation taken into consideration in the benefit calculation under the Retirement Plan for the fiscal year ended December 31, 2013 was not to exceed $255,000. The plan generally provides for payments to or on behalf of each vested employee upon such employee's retirement at the normal retirement age provided under the plan or later, although provision is made for payment of early retirement benefits on a graduated reduced basis according to provisions of the plan. Normal retirement age under the plan is 65. An employee whose age and years of service add up to 90 is entitled to an unreduced pension despite not having attained normal retirement age. The plan provides for reduced retirement benefits once a participant has completed 15 or more years of continuous service with the Company and has reached at least age 55. As of December 31, 2013, Mr. Adams was eligible for early retirement benefits under the Retirement Plan, while Mr. Amboian was not.

        On November 6, 2013, the Company's board of directors approved a resolution to freeze benefit accruals under and terminate the Retirement Plan effective December 31, 2013, provided that each participant in the Retirement Plan who is an active current employee on the termination date will receive an accrued benefit comparable to what he or she would have received if he or she had continued to accrue benefits through March 31, 2014. Final termination of the Retirement Plan is subject to the approval of the Pension Benefit Guaranty Corporation and IRS approval, which is not anticipated to be granted until mid- to late-2014.

Non-Qualified Deferred Compensation

        The following table provides information about deferred bonus units held by Messrs. Adams and MacCarthy that settled during the fiscal year ended December 31, 2013, and which are described in more detail below.

Name	Type of Award	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last FYE ($)
William Adams IV	Deferred Bonus Units	—	—	—	90,100	—
John L. MacCarthy	Deferred Bonus Units	—	—	—	106,000	—

(1)
The amounts in this column represent the value of Class A Units received upon settlement of deferred bonus units during 2013. This amount was determined by multiplying the number of such Class A Units by the fair value of a Class A Unit on the settlement date. Following the MDP Transactions, our equity ceased to be publicly traded and, therefore, there is no ascertainable public market value for Class A Units. The fair value per Class A Unit for purposes of this column is based upon a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm.

        In December 2007, Messrs. Adams and MacCarthy elected to defer $425,000 and $500,000, respectively, of their 2007 bonuses (payable in 2008) in exchange for 42,500 and 50,000, respectively, fully vested deferred units. Such deferred bonus units represented a deferred right to receive Class A Units of Holdings and all distributions paid with respect to such Class A Units. All other material terms of the deferred bonus units were substantially similar to the deferred restricted units described in more detail above under the heading "—Compensation Discussion and Analysis—Elements of Executive Compensation—Equity Awards." The deferral on the deferred bonus units broke on February 15, 2013, at which time Messrs. Adams and MacCarthy received distributions of 42,500 and 50,000 Class A Units, respectively.

Potential Payments Upon Termination or Change in Control

        The following tables and the accompanying narrative show potential benefits payable to our named executive officers upon the occurrence of the events specified therein, assuming such events occurred on December 31, 2013. The following tables include amounts representing the value of deferred units that vest upon a termination of employment or change in control. These amounts were determined by multiplying the number of such deferred units by the fair value of a Class A Unit at December 31, 2013. Following the MDP Transactions, our equity ceased to be publicly traded and, therefore, there is no ascertainable public market value for Class A Units. The fair value per Class A Unit used for purposes of these tables is based upon a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm. The following tables do not include any amount to be provided to a named executive officer under any arrangement which does not discriminate in scope, terms or operation in favor of our executive officers and which is available generally to all of our salaried employees.

John P. Amboian

Executive Benefits and Payments Upon Termination	Termination by Company for Cause or by Executive without Good Reason ($)(1)	Termination by Company without Cause or by Executive for Good Reason ($)(2)	Death or Disability ($)(3)	Change in Control ($)(4)	Qualified Termination Following Change in Control ($)(5)
Bonus Through Termination Date	—	—	—	—	—
Severance Payment	—	$7,000,000	—	—	—
Accelerated Vesting of Equity Awards	—	—	$1,174,359	$1,174,359	$1,174,359
Accelerated Vesting of MFIP Awards	—	5,317,883	5,317,883	—	—
Welfare Benefit Continuation	—	21,750	—	—	—
Incremental Pension Benefits	—	—	—	—	—
Total:	—	$12,339,633	$6,492,242	$1,174,359	$1,174,359

Glenn R. Richter

Executive Benefits and Payments Upon Termination	Termination by Company for Cause or by Executive without Good Reason ($)(1)	Termination by Company without Cause or by Executive for Good Reason ($)(2)	Death or Disability ($)(3)	Change in Control ($)(4)	Qualified Termination Following Change in Control ($)(5)
Bonus Through Termination Date	—	—	—	—	—
Severance Payment	—	$3,000,000	—	—	—
Accelerated Vesting of Equity Awards	—	—	$281,778	$496,183	$496,183
Accelerated Vesting of MFIP Awards	—	1,945,922	1,945,922	—	—
Welfare Benefit Continuation	—	21,750	21,750	—	—
Total:	—	$4,967,672	$2,249,450	$496,183	$496,183

Thomas S. Schreier, Jr.

Executive Benefits and Payments Upon Termination	Termination by Company for Cause or by Executive without Good Reason ($)(1)	Termination by Company without Cause or by Executive for Good Reason ($)(2)(6)	Death or Disability ($)(3)	Change in Control ($)(4)	Qualified Termination Following Change in Control ($)(5)
Bonus Through Termination Date	—	—	—	—	—
Severance Payment	—	$2,500,000	—	—	—
Accelerated Vesting of Equity Awards	—	—	$330,436	$665,724	$665,724
Accelerated Vesting of MFIP Awards	—	1,553,267	1,553,267	—	—
Accelerated Vesting of Retention Awards	—	100,000	100,000	—	—
Welfare Benefit Continuation	—	32,624	32,624	—	—
Total:	—	$4,185,891	$2,016,327	$665,724	$665,724

William Adams IV

Executive Benefits and Payments Upon Termination	Termination by Company for Cause or by Executive without Good Reason ($)(1)	Termination by Company without Cause or by Executive for Good Reason ($)(2)	Death or Disability ($)(3)	Change in Control ($)(4)	Qualified Termination Following Change in Control ($)(5)
Bonus Through Termination Date	—	—	—	—	—
Severance Payment	—	$1,000,000	—	—	—
Accelerated Vesting of Equity Awards	—	—	$258,400	$452,960	$452,960
Accelerated Vesting of MFIP Awards	—	1,614,382	1,614,382	—	—
Welfare Benefit Continuation	—	21,750	21,750	—	—
Total:	—	$2,636,132	$1,894,532	$452,960	$452,960

John L. MacCarthy

Executive Benefits and Payments Upon Termination	Termination by Company for Cause or by Executive without Good Reason ($)(1)	Termination by Company without Cause or by Executive for Good Reason ($)(2)	Death or Disability ($)(3)	Change in Control ($)(4)	Qualified Termination Following Change in Control ($)(5)
Bonus Through Termination Date	—	—	—	—	—
Severance Payment	—	$1,000,000	—	—	—
Accelerated Vesting of Equity Awards	—	—	$179,208	$316,567	$316,567
Accelerated Vesting of MFIP Awards	—	967,985	967,985	—	—
Welfare Benefit Continuation	—	21,750	21,750	—	—
Total:	—	$1,989,735	$1,168,943	$316,567	$316,567

(1)
Details regarding payments and benefits provided in connection with a termination by the Company for cause or by the executive without good reason are described in more detail below.

(2)
The amounts in these columns include payments and benefits provided in connection with employment agreements and MFIP awards, which are described in more detail below. No amount is included for bonus through termination date because such amounts would be earned as of December 31, 2013.

(3)
The amounts in these columns include payments and benefits provided in connection with employment agreements, MFIP awards, time-vested deferred units, performance-vested deferred units and deferred incentive units, which are described in more detail below. No amount is included for bonus through termination date because such amounts would be earned as of December 31, 2013.

(4)
The amounts in these columns include payments and benefits provided in connection with time-vested deferred units, performance-vested deferred units and deferred incentive units, which are described in more detail below.

(5)
The amounts in these columns include payments and benefits provided in connection with time-vested deferred units, performance-vested deferred units and deferred incentive units, which are described in more detail below.

(6)
The amounts in this column include payments and benefits provided in connection with Mr. Schreier's retention award, which are described in more detail below.

Employment Agreements

        In the event that any of our named executive officer's employment is terminated by the Company without "cause" (including by non-renewal of such executive's employment agreement by the Company) or by the executive for "good reason," as such terms are defined in the executive's agreement, such executive will receive a lump sum cash payment within thirty days after the termination date equal to the sum of (i) the executive's annual base salary through the termination date and the annual cash incentive award for the prior fiscal year to the extent not paid, (ii) the product of (x) the executive's annual cash incentive award for the prior fiscal year (or, in the case of Mr. Amboian, the average annual cash incentive award for the three prior fiscal years) and (y) a fraction, the numerator of which is the number of days in the then-current fiscal year that had elapsed up to and including the termination date and the denominator of which is 365, and (iii) a severance payment, as set forth in each executive's agreement. The agreements with Messrs. Amboian, Schreier, Adams and MacCarthy provide for severance payments of $7,000,000, $2,500,000, $1,000,000 and $1,000,000, respectively. The agreement with Mr. Richter provides for a severance payment equal to the greater of (i) $3,000,000 and (ii) the product of (x) 1.25 and (y) the sum of his (a) current annual base salary, (b) annual cash incentive award for the prior fiscal year, (c) MFIP award for the prior fiscal year and (d) retention award for the prior fiscal year (not including the retention award that was outstanding as of December 31, 2013). Each executive will also be entitled to continuation of welfare benefits for a period of one year following the termination date (or, with respect to Mr. Schreier, eighteen months) and any accrued benefits that the executive is eligible to receive under the Company's benefit plans. The agreement with Mr. Amboian also provides that he will be entitled to one year of additional age and service credit under the Company's retiree benefits plan and defined benefit pension plan. Receipt of a severance payment and welfare benefit continuation by Messrs. Richter, Schreier, Adams and MacCarthy is conditioned upon their execution of a general release of claims in favor of the Company.

        In the event that any of our named executive officer's employment is terminated by the Company for cause or by the executive without good reason, such executive will receive his annual base salary through the termination date and his annual cash incentive award for the prior fiscal year to the extent not paid. Such executive will not receive the pro-rated annual cash incentive award, severance payment or welfare benefit continuation described above. Such executive will be entitled to any accrued benefits that he is eligible to receive under the Company's benefit plans.

        In the event that any of our named executive officer's employment is terminated by reason of death or "disability," as such term is defined in the executive's employment agreement, such executive will receive a lump sum cash payment within thirty days after the termination date equal to the sum of (i) the executive's annual base salary through the termination date and the annual cash incentive award for the prior fiscal year to the extent not paid and (ii) the product of (x) the executive's annual cash incentive award for the prior fiscal year (or, in the case of Mr. Amboian, the average annual cash incentive award for the three prior fiscal years) and (y) a fraction, the numerator of which is the number of days in the then-current fiscal year that had elapsed up to and including the termination date and the denominator of which is 365. Each executive (other than Mr. Amboian) will also be entitled to continuation of welfare benefits for a period of one year following the termination date (or, with respect to Mr. Schreier, eighteen months) and each executive (including Mr. Amboian) will be entitled to any accrued benefit that the executive is eligible to receive under the Company's benefit plans. None of our named executive officers will receive the severance payment described above in the event of termination by reason of death or disability.

        Further information regarding our employment agreements with our named executive officers can be found above under the heading "—Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards During 2013—Employment Agreements."

MFIP Awards

        Upon a termination of an executive's employment by the Company without "cause" (as defined in the plan documents) or by reason of death or "disability" (as defined in the plan documents), one hundred percent of the unvested portion of his or her unvested MFIP award shall immediately vest. In the event of a termination of the participant's employment for any other reason, the entire unvested portion of his or her MFIP award will be forfeited. Further information regarding MFIP awards can be found above under the heading "—Compensation Discussion and Analysis—Elements of Compensation—MFIP Awards."

Equity Awards

Time-Vested Deferred Units

        Upon a termination of an executive's employment by reason of death or "disability" (as defined in the grant agreements), all of the executive's time-vested deferred units will immediately vest.

        If a Sale of the Firm (as defined below) occurs, then 80% of the aggregate time-vested deferred units held by an executive will immediately vest. All of the executive's remaining unvested time-vested deferred units will vest upon the first anniversary of the Sale of the Firm so long as the executive remains employed until such date or the executive's employment is terminated by the Company without "cause" (as defined in the grant agreements), by the executive for "good reason" (as defined in the executive's employment agreement), or by reason of the executive's death or "disability" (as defined in the grant agreements). A "Sale of the Firm" generally means (i) a transaction in which a third party acquires a majority of the Company's outstanding equity interests or all or substantially all of the Company's assets or (ii) both (x) a person or group (other than MDP and its affiliates) becomes the majority owner of the Company or its successor or otherwise gains the right to appoint a majority of the Company's or its successor's board of directors or similar governing body, and (y) in connection therewith, MDP and/or its affiliates sell, exchange, dispose of, monetize or otherwise extract economic value from the Company or its successor representing more than 25% of MDP's ownership interest in the Company or its successor (any such transaction by MDP and/or its affiliates is referred to herein as an "MDP Liquidity Event") on a non-pro rata basis. Notwithstanding the foregoing, a Sale of the Firm will not occur if a person or group consummates a transaction (a "Contribution Transaction") in which (i) the acquiror's asset management business with assets under management of at least $100 billion is combined with the Company's asset management business, and that transaction would otherwise constitute a Sale of the Firm, and (ii) an MDP Liquidity Event does not occur in connection with such transaction. However, if an executive's employment is terminated by the Company without "cause" (as defined in the grant agreements) or by an executive for "good reason" (as defined in the executive's employment agreement) during the 12 months following a Contribution Transaction, then all of the executive's time-vested deferred units will immediately vest. The value of the time-vested deferred units included in the tables above under the heading "Change in Control" include the value of the units that would vest immediately upon a Sale of the Firm and the value of those units that would vest upon the first anniversary thereof. The value of time-vested deferred units that would vest immediately upon a termination following a Contribution Transaction are included in the tables above under the heading "Qualified Termination Following Change in Control." These amounts were determined by multiplying the number of such deferred units by the fair value of a Class A Unit as of December 31, 2013. Following the MDP Transactions, our equity ceased to be publicly traded and, therefore, there is no ascertainable public market value for Class A Units. The fair value per Class A Unit for purposes of this column is based upon a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm. Certain of Mr. Schreier's time-vested deferred units will immediately vest in the event that a third party acquires a majority of the equity interests, or all or substantially all of the assets, of the businesses with which FAF Advisors was combined.

        All of an executive's vested time-vested deferred units will be settled thirty days after the executive's death or separation from service (or, if the executive is a specified employee as defined in Section 409A of the Code, six months after the separation from service). Upon a Sale of the Firm that also constitutes a change in control event within the meaning of Section 409A of the Code, all vested time-vested deferred units will be settled thirty days after the triggering event, with the remaining unvested time-vested deferred units settled on the first anniversary of the triggering event subject to satisfaction of the vesting conditions described above.

        Further information regarding time-vested deferred units can be found above under the heading "—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards."

Performance-Vested Deferred Units

        Pursuant to his employment agreement, all unvested performance-vested deferred units held by Mr. Amboian vest immediately upon a termination of his employment by reason of death or disability. Vesting of performance-vested deferred units held by our other named executive officers is not accelerated in connection with death or disability.

        Vesting of performance-vested deferred units is accelerated in the same manner as time-vested deferred units upon a Sale of the Firm or upon a termination following a Contribution Transaction (as described above) and are likewise reported the same in the tables above.

        If a '40 Act Change of Control (as defined below) occurs in connection with any transaction other than a Sale of the Firm or an underwritten and registered public offering of the Company's equity interests, then 50% of the unvested performance-vested deferred units held by an executive will immediately vest, determined pro rata based on each performance-vesting condition. The executive's remaining unvested performance-vested deferred units will continue to be subject to performance-vesting conditions. A "'40 Act Change of Control" means any transaction involving a change in ownership that results in an actual or deemed assignment of investment advisory contracts under the Investment Company Act or the Investment Advisers Act. The value of the performance-vested deferred units that would vest immediately upon a "'40 Act Change of Control" are included in the tables above under the heading "Change in Control." These amounts were determined by multiplying the number of such deferred units by the fair value of a Class A Unit as of December 31, 2013. Following the MDP Transactions, our equity ceased to be publicly traded and, therefore, there is no ascertainable public market value for Class A Units. The fair value per Class A Unit for purposes of this column is based upon a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm. All of Mr. Schreier's FAF-based performance-vested deferred units will immediately vest in the event that a third party acquires a majority of the equity interests, or all or substantially all of the assets, of the businesses with which FAF Advisors was combined.

        Vested performance-vested deferred units are settled upon an executive's death or separation of service, or upon a Sale of the Firm, in the same manner as vested time-vested deferred units are settled in connection with such triggering events.

        Further information regarding performance-vested deferred units can be found above under the heading "—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards."

Deferred Incentive Units

        Although the time-vesting condition applicable to deferred incentive units held by our named executive officers will be immediately satisfied in the event that the executive's employment is terminated by reason of death or disability (as defined in the grant agreements), the tables above do not reflect any amounts attributable to such units because the liquidation value of a Class A Unit at

December 31, 2013 was below the participation threshold. Further information regarding deferred incentive units can be found above under the heading "—Compensation Discussion and Analysis—Elements of Compensation—Equity Awards."

Retention Awards

        Pursuant to his employment agreement, the unvested portion of the retention award granted to Mr. Schreier in 2011 will vest and become payable within thirty days of a termination of his employment by reason of death or disability, by the Company without cause or by Mr. Schreier for good reason. Vesting of retention awards held by the other named executive officers is not accelerated under any circumstances. Further information regarding retention awards can be found above under the heading "—Compensation Discussion and Analysis—Elements of Compensation—Retention Awards."

Director Compensation

        Directors who are Company employees do not receive compensation for their services as directors. Two of our non-employee directors—Eugene S. Sunshine and Peter S. Voss—receive the following compensation for their services as directors:

  •
  an annual retainer of $125,000, payable quarterly;

  •
  a fee of $2,000 for each Board and Board committee meeting and each Board action taken by written consent, payable quarterly;

  •
  if the director serves as chair of our Audit and Compliance Committee, an additional annual fee of $15,000, payable quarterly; and

  •
  if the director serves as chair of any other Board committee, an additional annual fee of $10,000, payable quarterly.

        All or any portion of the compensation described above may, at the election of the director, be paid in deferred Class A Units of Holdings instead of cash. The deferred units received by the directors are substantially similar to those granted to our executive officers (see compensation discussion and analysis above) except that such deferred units are 100% vested upon issuance and the deferral breaks upon the earliest to occur of a change of control, the date that is 30 days following the director's removal or resignation from the Board and May 13, 2015. None of our other non-employee directors receive compensation for serving as directors. All of our directors are reimbursed for out-of-pocket expenses incurred in connection with attending all board and other committee meetings.

        The following table provides compensation information for our non-employee directors for the fiscal year ended December 31, 2013.

Name	Fees Earned or Paid in Cash ($)(1)
Eugene S. Sunshine	164,000
Peter S. Voss	143,000

(1)
The amounts in this column include the annual retainer, meeting fees and committee chair fees. In the event that a director chose to receive compensation in the form of deferred Class A Units instead of cash, the number of deferred Class A Units received was determined by dividing the amount of such cash compensation owed to such director by the grant date fair value of a Class A Unit. The amounts in this column do not reflect any subsequent change in the fair value of a Class A Unit. Following the MDP Transactions, our equity ceased to be publicly traded and, therefore, there is no ascertainable public market value for Class A Units. The fair value per Class A Unit used for purposes of the calculation described above was based upon a valuation analysis of the "fair market value" of total Company equity performed by a third party valuation firm.

THE EXCHANGE OFFERS

Purpose and Effect of the Exchange Offers

        On September 19, 2012 (the "issue date"), the Issuer issued in a private offering $500,000,000 aggregate principal amount of 9.125% Senior Notes due 2017 and $645,000,000 aggregate principal amount of 9.5% Senior Notes due 2020 (the "outstanding notes"). At that time, the Issuer and the guarantors of the outstanding notes entered into registration rights agreements with the initial purchasers of the outstanding notes, pursuant to which the Issuer and such guarantors have agreed, for the benefit of the holders of the outstanding notes, that they will, at their own expense, (i) file a registration statement with the SEC with respect to an offer to exchange the outstanding notes for new notes (the "exchange notes"), guaranteed by the guarantors, having identical terms in all material respects to the outstanding notes and which will evidence the same continuing indebtedness (except that the exchange notes will not contain terms with respect to transfer restrictions or interest rate increases as described below) within 18 months after the issue date, (ii) use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective by the SEC under the Securities Act within 21 months after the issue date (or two years if reviewed by the SEC) and (iii) use commercially reasonable efforts to consummate the exchange offer promptly following the effectiveness of the exchange offer registration statement.

        The Issuer and the guarantors have also agreed that, upon the occurrence of any of the events described below, they will, at their own expense, (i) file a shelf registration statement with the SEC with respect to the resale of the outstanding notes within 30 days after such event, (ii) use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC under the Securities Act within 90 days after such event (or 180 days if reviewed by the SEC) and (iii) use commercially reasonable efforts to keep the shelf registration statement effective for up to two years following the issue date. The board of directors of the Issuer may suspend the offering and sale under the shelf registration statement for up to 120 days in each year if it determines that there are valid business reasons for doing so (including, for example, a potential acquisition, divestiture or other material transaction) or that the registration statement contains material deficiencies. The obligations described above will arise upon the occurrence of any of the following events:

  •
  if on or prior to the time the exchange offer is completed, existing SEC interpretations are changed such that the exchange notes or related guarantees received by holders of outstanding notes in the exchange offer are not, or would not be, upon receipt, transferable by such holder without restriction under the Securities Act (other than as a result of such holder being an affiliate of the Issuer, an initial purchaser of the outstanding notes or for certain other disqualifying reasons);

  •
  if the exchange offer registration statement is not declared effective by the SEC within 21 months after the issue date (or two years if reviewed by the SEC) or the exchange offer has not been completed within 30 business days following the effectiveness of the exchange offer registration statement; or

  •
  if any holder notifies the Issuer prior to the 20th business day following the completion of the exchange offer that (x) it is prohibited by law or SEC policy from participating in the exchange offer, (x) it may not resell the exchange notes without delivering a prospectus and the prospectus supplement contained in the exchange offer registration statement is not appropriate or available for such resales or (y) it is a broker-dealer and holds notes acquired directly from the Issuer or an affiliate of the Issuer.

        Under the applicable registration rights agreements, if (i) the exchange offer registration statement or, if applicable, the shelf registration statement is not filed or declared effective within the applicable time periods described above or is subsequently withdrawn or suspended (except as permitted in the registration rights agreements) or (ii) the exchange offer has not been completed within the time period described above (each such event referred to in clause (i) and clause (ii), a "Registration Default"), then additional interest ("Additional Interest") shall accrue on the principal amount of the notes at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any Registration Default, which rate will be increased by an additional 0.25% per annum for each subsequent 90-day period that such Additional Interest continues to accrue, provided that the rate at which such Additional Interest accrues may in no event exceed 1.00% per annum. The interest rate borne by the notes will be reduced to the original interest rate if we cure the Registration Default.

        If you wish to exchange your outstanding notes for exchange notes in the exchange offers, you will be required to make the following written representations:

  •
  you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 of the Securities Act or, if you are, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

  •
  you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution (within the meaning of the Securities Act) of the exchange notes;

  •
  you are acquiring the exchange notes in the ordinary course of your business;

  •
  if you are a broker-dealer, that you did not purchase the outstanding notes to be exchanged for the exchange notes from the Issuer or any of its affiliates; and

  •
  you are not acting on behalf of any person who could not truthfully and completely make the representations above.

        In addition, each broker-dealer that acquired the outstanding notes for its own account as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes that it receives in the exchange offers. Please see "Plan of Distribution."

Resale of the Exchange Notes

        Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offers without complying with the registration and prospectus delivery provisions of the Securities Act, if:

  •
  you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        If you are an affiliate of the Issuer or any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

  •
  you cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

  •
  in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

        This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offers. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read "Plan of Distribution" for more details regarding the transfer of exchange notes.

Terms of the Exchange Offers

        On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange in the exchange offers any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a principal amount of $2,000 and in integral multiples of $1,000 in excess thereof. The Issuer will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes surrendered in the exchange offers.

        The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon failure by the Issuer and the guarantors to fulfill their obligations under the applicable registration rights agreements to complete the exchange offers, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indentures that govern the terms of the outstanding notes. For a description of the indentures, see "Description of Notes."

        The exchange offers are not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

        This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offers. The Issuer and the guarantors intend to conduct the exchange offers in accordance with the provisions of the applicable registration rights agreements, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offers will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indentures and the applicable registration rights agreements except the Issuer and the guarantors will not have any further obligation to you to provide for the registration of the outstanding notes under the applicable registration rights agreements.

        The Issuer will be deemed to have accepted for exchange properly tendered outstanding notes when the Issuer has given written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from the Issuer and delivering exchange notes to holders. Subject to the terms of the applicable registration rights agreements, the Issuer expressly reserves the right to amend or terminate the exchange offers and to refuse to accept the occurrence of any of the conditions specified below under "—Conditions to the Exchange Offers."

        If you tender your outstanding notes in the exchange offers, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offers. It is important that you read "—Fees and Expenses" below for more details regarding fees and expenses incurred in the exchange offers.

Expiration Date; Extensions, Amendments

        As used in this prospectus, the term "expiration date" means 5:00 p.m., New York City time, on                        , 2014, which is the 21st business day after the date of this prospectus. However, if the Issuer, in its sole discretion, extends the period of time for which the exchange offers are open, the term "expiration date" will mean the latest time and date to which the Issuer shall have extended the expiration of the exchange offers.

        To extend the period of time during which the exchange offers are open, the Issuer will notify the exchange agent of any extension by written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        The Issuer reserves the right, in its sole discretion:

  •
  to delay accepting for exchange any outstanding notes (if the Issuer amends or extends the exchange offers);

  •
  to extend the exchange offers or to terminate the exchange offers if any of the conditions set forth below under "—Conditions to the Exchange Offer" have not been satisfied, by giving written notice of such delay, extension or termination to the exchange agent; and

  •
  subject to the terms of the registration rights agreements, to amend the terms of the exchange offers in any manner.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by notice to the registered holders of the outstanding notes. If the Issuer amends the exchange offers in a manner that it determines to constitute a material change, the Issuer will promptly disclose the amendment in a manner reasonably calculated to inform the holders of applicable outstanding notes of that amendment.

Conditions to the Exchange Offers

        Despite any other term of the exchange offers, the Issuer will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and the Issuer may terminate or amend the exchange offers as provided in this prospectus prior to the expiration date if in its reasonable judgment:

  •
  the exchange offers or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

  •
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offers that, in their judgment, would reasonably be expected to impair their ability to proceed with the exchange offers.

        In addition, the Issuer will not be obligated to accept for exchange the outstanding notes of any holder that has not made to the Issuer:

  •
  the representations described under "—Purpose and Effect of the Exchange Offers," "—Procedures for Tendering Outstanding Notes" and "Plan of Distribution;" or

  •
  any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to the Issuer an appropriate form for registration of the exchange notes under the Securities Act.

        The Issuer expressly reserves the right at any time or at various times to extend the period of time during which the exchange offers are open. Consequently, the Issuer may delay acceptance of any outstanding notes by giving written notice of such extension to their holders. The Issuer will return any outstanding notes that the Issuer does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offers.

        The Issuer expressly reserves the right to amend or terminate the exchange offers and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offers specified above. In addition, the Issuer is generally required to extend the offering period for any material change, including the waiver of a material condition, so that at least five business days remain in the exchange offers after the change. The Issuer will give written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date.

        These conditions are for sole benefit of the Issuer and the Issuer may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in its sole discretion. If the Issuer fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that the Issuer may assert at any time or at various times prior to the expiration date.

        In addition, the Issuer will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture under the TIA.

Procedures for Tendering Outstanding Notes

        To tender your outstanding notes in the exchange offers, you must comply with either of the following:

  •
  complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under "—Exchange Agent" prior to the expiration date; or

  •
  comply with DTC's Automated Tender Offer Program procedures described below.

        In addition, either:

  •
  the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

  •
  the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent's account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent's message prior to the expiration date; or

  •
  you must comply with the guaranteed delivery procedures described below.

        Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between the Issuer and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

        The method of delivery of outstanding notes, letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send letters of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

        If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

  •
  make appropriate arrangements to register ownership of the outstanding notes in your name; or

  •
  obtain a properly completed bond power from the registered holder of outstanding notes.

        The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

        Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of FINRA, a commercial bank or trust company having an office or correspondent in the United States or another "eligible guarantor institution" within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

  •
  by a registered holder of the outstanding notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal; or

  •
  for the account of an eligible guarantor institution.

        If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder's name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

        If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by the Issuer, they should also submit evidence satisfactory to the Issuer of their authority to so act.

        The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC's system may use DTC's Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. DTC will then send an agent's message to the exchange agent. The term "agent's message" means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

  •
  DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

  •
  the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent's message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

  •
  the Issuer may enforce that agreement against such participant.

Acceptance of Exchange Notes

        In all cases, the Issuer will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offers only after the exchange agent timely receives:

  •
  outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent's account at the book-entry transfer facility; and

  •
  a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent's message.

        By tendering outstanding notes pursuant to the exchange offers, you will represent to the Issuer that, among other things:

  •
  you are not an affiliate of the Issuer or any guarantor within the meaning of Rule 405 under the Securities Act;

  •
  you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

  •
  you are acquiring the exchange notes in the ordinary course of your business.

        In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution."

        The Issuer will interpret the terms and conditions of the exchange offers, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Determinations of the Issuer in this regard will be final and binding on all parties. The Issuer reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in their or their counsel's judgment, be unlawful. The Issuer also reserves the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

        Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as the Issuer may determine. Neither the Issuer, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

        Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC, as book-entry transfer facilities, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility's system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent's account at the facility in accordance with the facility's procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a "book-entry confirmation," prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an "agent's message," as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

        Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent's account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

        If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC's Automatic Tender Offer Program, prior to the expiration date, you may still tender if:

  •
  the tender is made through an eligible guarantor institution;

  •
  prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent's message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

        Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

        Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective:

  •
  the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under "—Exchange Agent;" or

  •
  you must comply with the appropriate procedures of DTC's Automated Tender Offer Program system.

        Any notice of withdrawal must:

  •
  specify the name of the person who tendered the outstanding notes to be withdrawn;

  •
  identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

  •
  where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

        If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

  •
  the serial numbers of the particular certificates to be withdrawn; and

  •
  a signed notice of withdrawal with signatures guaranteed by an eligible institution unless you are an eligible guarantor institution.

        If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. The Issuer will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and its determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offers. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn outstanding notes may be retendered by following the procedures described under "—Procedures for Tendering Outstanding Notes" above at any time on or prior to the expiration date.

Exchange Agent

        U.S. Bank National Association has been appointed as the exchange agent for the exchange offers. U.S. Bank National Association also acts as trustee under the indentures governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

By Mail or Overnight Courier:	By Facsimile Transmission:	By Hand Delivery:
U.S. Bank National Association		U.S. Bank National Association
U.S. Bank West Side Flats Operations Center	(651) 466-7372	U.S. Bank West Side Flats Operations Center
60 Livingston Ave.		60 Livingston Ave.
St. Paul, MN 55107		St. Paul, MN 55107
Attention: Specialized Finance		Attention: Specialized Finance
Reference: Nuveen Investments, Inc.		Reference: Nuveen Investments, Inc.
To Confirm by Telephone: (800) 934-6802

        If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

        The registration rights agreements provide that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offers. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

        We have not retained any dealer-manager in connection with the exchange offers and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding unregistered notes pursuant to the exchange offers.

Accounting Treatment

        We will record the exchange notes in our accounting records at the same carrying value as the outstanding notes, which is the aggregate principal amount as reflected in our accounting records on the date of exchanges net of unamortized discount and debt issuance costs, as the terms of the exchange notes are substantially identical to the terms of the outstanding notes. Accordingly, we will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offers.

Transfer Taxes

        The Issuer and the guarantors will pay all transfer taxes, if any, applicable to the exchange of outstanding notes under the exchange offers. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  •
  certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

  •
  tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

  •
  a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offers.

        If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

        Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct the Issuer to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offers be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

        If you do not exchange your outstanding notes for exchange notes under the exchange offers, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

  •
  as set forth in the legend printed on the outstanding notes as a consequence of the issuances of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

  •
  as otherwise set forth in the offering memoranda distributed in connection with the private offerings of the outstanding notes.

        In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the applicable registration rights agreements, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

        Participating in the exchange offers is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any untendered outstanding notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations relating to the exchange of outstanding notes for exchange notes pursuant to the exchange offers. It does not contain a complete analysis of all the potential tax considerations relating to the exchange. It addresses only holders who purchased the outstanding notes for cash in the initial offering at their initial issue price (generally, the first price at which a substantial amount of the outstanding notes were sold for money to investors, not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). This summary applies only to holders exchanging outstanding notes for exchange notes in the exchange offers and who hold the outstanding notes as "capital assets" within the meaning of Section 1221 of the Code. A "capital asset" is generally an asset held for investment.

        This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular taxpayers in light of their special circumstances or persons subject to special treatment under U.S. federal income tax laws. This discussion does not address any aspect of U.S. federal taxation other than U.S. federal income taxation (e.g., estate and gift tax) or any aspect of state, local or non-U.S. taxation.

        This summary is based on the U.S. federal income tax laws as in effect as of the date hereof, which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with such statements and conclusions.

        EACH HOLDER OF THE OUTSTANDING NOTES SHOULD CONSULT ITS OWN TAX ADVISOR CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF EXCHANGING AN OUTSTANDING NOTE FOR AN EXCHANGE NOTE AND THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE EXCHANGE NOTES.

Exchange of Outstanding Notes for Exchange Notes Pursuant to the Exchange Offers

        The exchange of outstanding notes for exchange notes in the exchange offers will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you a holder will not recognize taxable gain or loss upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor, and the adjusted tax basis of the exchange note will be the same as the adjusted tax basis of the outstanding note immediately before the exchange. A holder who does not exchange its outstanding notes for exchange notes pursuant to the exchange offers will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offers.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with the purchase and holding of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (ERISA), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an "ERISA Plan") and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

        In considering an investment of any portion of the assets of any Plan in the notes, a Plan fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Laws relating to the fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of Section 3(14) of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

        The acquisition and/or holding of the notes by an ERISA Plan with respect to which the issuer, a subsidiary guarantor or any of their respective affiliates are considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any

ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied. There can be no assurance that any class exemption or any other exemption will be available with respect to any particular transaction involving the notes, or that if an exemption is available, it will cover all aspects of any particular transaction.

        Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

        Accordingly, by acceptance of a note or an exchange note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used to acquire or hold the notes constitutes assets of any Plan or (ii) the acquisition and holding of the notes (and the exchange of outstanding notes for exchange notes) will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Law.

        The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

        The sale of notes to a Plan is in no respect a representation by the Issuer that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

 PLAN OF DISTRIBUTION

        Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired as a result of market-making activities or other trading activities. To the extent any such broker-dealer participates in the exchange offers, we have agreed that for a period of up to 90 days, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resale, and will deliver to such broker-dealer as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

        We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own accounts pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        We have agreed to pay all expenses incident to the exchange offers and will indemnify the holders of outstanding notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The validity and enforceability of the exchange notes and the related guarantees will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

        The consolidated balance sheets of Nuveen Investments, Inc. and its subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in equity and cash flows for the years ended December 31, 2013, 2012 and 2011, which are referred to in and made a part of this prospectus and registration statement, have been audited by KPMG LLP, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon such report given on their authority as experts in accounting and auditing.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Nuveen Investments, Inc. and Subsidiaries:

Report of Independent Registered Public Accounting Firm

The Board of Directors
Nuveen Investments, Inc. and Shareholders:

        We have audited the accompanying consolidated balance sheets of Nuveen Investments, Inc. and subsidiaries (the Company) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2013. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Nuveen Investments, Inc. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP

Chicago, Illinois
March 13, 2014

Nuveen Investments, Inc. & Subsidiaries

Consolidated Balance Sheets

(in thousands)

	December 31, 2013	December 31, 2012
Assets
Cash and cash equivalents	$323,717	$289,289
Cash segregated in compliance with federal and other regulations	1,000	1,000
Cash and cash equivalents—consolidated variable interest entities	430,515	457,179
Management fees, distribution fees, and reimbursable fund expenses receivable	138,198	151,064
Other receivables	16,528	16,280
Other receivables—consolidated variable interest entities	277,402	239,952
Furniture, equipment, and leasehold improvements, at cost less accumulated depreciation and amortization of $114,071 and $87,487, respectively	89,956	101,776
Investments	205,553	169,642
Investments—consolidated variable interest entities	5,880,598	4,778,445
Goodwill	2,799,120	2,791,147
Intangible assets, at cost less accumulated amortization of $95,007 and $55,095, respectively	2,673,875	2,713,787
Fair value of open derivatives	33,755	—
Other assets	16,488	29,241
Other assets—consolidated variable interest entities	3,918	6,240

Total assets	$12,890,623	$11,745,042

Liabilities and Equity
Short-term obligations:
Current taxes payable	$2,685	$2,448
Accounts payable	15,679	20,060
Accrued compensation and other expenses	228,077	234,095
Other short-term liabilities	35,486	5,174
Other short-term liabilities—consolidated variable interest entities	465,267	459,948

Total short-term obligations	747,194	721,725

Long-term obligations:
Debt	4,482,668	4,419,990
Debt—consolidated variable interest entities	5,982,231	4,898,375
Deferred income tax liability, net	706,838	730,707
Contingent consideration—Gresham acquisition	37,200	124,400
Other long-term liabilities	22,267	50,056

Total long-term obligations	11,231,204	10,223,528

Total liabilities	11,978,398	10,945,253
Redeemable noncontrolling interests	276,753	242,551
Nuveen Investments shareholders' equity:
Additional paid-in capital	2,952,493	2,968,812
Retained earnings/(deficit)	(2,497,022)	(2,542,176)
Appropriated retained earnings of consolidated variable interest entities	92,220	81,922
Accumulated other comprehensive income/(loss)	18,992	(13,196)

Total Nuveen Investments shareholders' equity	566,683	495,362
Noncontrolling interests	68,789	61,876

Total equity	635,472	557,238

Total liabilities, redeemable noncontrolling interests, and equity	$12,890,623	$11,745,042

See accompanying notes to consolidated financial statements.

Nuveen Investments, Inc. & Subsidiaries

Consolidated Statements of Operations

(in thousands)

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Operating revenues:
Investment advisory fees from assets under management	$977,414	$991,729	$973,900
Income from CLOs/CDOs	50,830	33,398	19,255
Product distribution	20,625	21,678	20,217
Performance fees/other revenue	27,476	57,168	15,839

Total operating revenues	1,076,345	1,103,973	1,029,211

Operating expenses:
Compensation and benefits	468,914	472,854	432,830
Severance	21,309	23,075	4,520
Advertising and promotional costs	13,643	15,134	12,881
Occupancy and equipment costs	49,477	44,418	45,392
Amortization of intangible assets	39,912	69,271	72,316
Travel and entertainment	17,845	19,288	16,965
Distribution expense	57,398	55,841	50,893
Outside and professional services	52,329	60,750	67,745
Intangible asset impairment	—	586,715	—
Other operating expenses	41,671	72,001	45,202

Total operating expenses	762,498	1,419,347	748,744

Operating other:
Contingent consideration	87,200	(29,300)	—
Other income/(expense)	(96,791)	(120,051)	29,975
Net interest expense	(283,759)	(340,270)	(320,416)
Consolidated VIEs and funds, net	11,862	(72,921)	(16,472)

Income/(loss) before taxes	32,359	(877,916)	(26,446)
Income tax expense/(benefit):
Current	765	1,130	1,963
Deferred	(43,150)	(241,860)	(8,254)

Total income tax expense/(benefit)	(42,385)	(240,730)	(6,291)
Net income/(loss)	74,744	(637,186)	(20,155)

Less:
net income/(loss) attributable to noncontrolling interests—consolidated VIEs and funds	7,137	(96,086)	(8,896)
net income/(loss) attributable to other noncontrolling interests	22,379	29,898	1,725

Total net income/(loss) attributable to noncontrolling interests	29,516	(66,188)	(7,171)

Net income/(loss) attributable to Nuveen Investments	$45,228	$(570,998)	$(12,984)

See accompanying notes to consolidated financial statements.

Nuveen Investments, Inc. & Subsidiaries

Consolidated Statements of Comprehensive Income/(Loss)

(in thousands)

	For the Year Ended December 31, 2013	For the Year Ended December 31, 2012	For the Year Ended December 31, 2011
Net income/(loss)	$74,744	$(637,186)	$(20,155)
Other comprehensive income:
Unrealized gains/(losses) on available for sale securities, net of tax $4,544, $3,532, and $(1,946), respectively	7,574	5,617	(3,600)
Reclassification adjustments for realized (gains)/losses, net of tax $(2,341), $(285), and $(5,471), respectively	(3,775)	(456)	(9,034)
Funded status of retirement plans, net of tax $4,186, $(2,181) and $(2,760), respectively	6,975	(2,567)	(4,471)
Unrealized gains/(losses) on cash flow hedges, net of tax $12,450, $0, and $0, respectively	21,305	—	—
Foreign currency translation adjustments	109	(44)	(21)

Subtotal: other comprehensive income/(loss)	32,188	2,550	(17,126)

Comprehensive income/(loss)	$106,932	$(634,636)	$(37,281)
Less: net income/(loss) attributable to noncontrolling interests	29,516	(66,188)	(7,171)

Comprehensive income/(loss) attributable to Nuveen Investments	$77,416	$(568,448)	$(30,110)

See accompanying notes to consolidated financial statements.

Nuveen Investments, Inc. & Subsidiaries

Consolidated Statements of Changes in Equity

(in thousands)

	Additional Paid-In Capital	Retained Earnings / (Deficit)	Appropriated Retained Earnings Consolidated VIEs	Accumulated Other Comprehensive Income/(Loss)	Noncontrolling Interests	Total Equity	Redeemable Noncontrolling Interests
Balance at December 31, 2010	$2,964,071	$(1,958,194)	$186,435	$1,380	$13,013	$1,206,705	$—

Net income/(loss)	—	(12,984)	(8,896)	—	1,725	(20,155)	—
Equity based compensation	20,702	—	—	—	3,492	24,194	9,487
Payout of deferred A units and deferred and restricted A units	(97)	—	—	—	—	(97)	—
Other comprehensive income/(loss)	—	—	—	(17,126)	—	(17,126)	—
Changes to noncontrolling interests	(23,417)	—	—	—	(12,745)	(36,162)	—
Gresham other noncontrolling interests	—	—	—	—	41,791	41,791	—
Gresham redeemable noncontrolling interests	—	—	—	—	—	—	193,289
Gresham consolidated funds	—	—	—	—	17,913	17,913	—

Balance at December 31, 2011	$2,961,259	$(1,971,178)	$177,539	$(15,746)	$65,189	$1,217,063	$202,776

Net income/(loss)	—	(570,998)	(95,617)	—	4,635	(661,980)	24,794
Equity based compensation	15,163	—	—	—	4,373	19,536	20,657
Conversion of right to receive class A units into class A units	(3,744)	—	—	—	—	(3,744)	—
Payout of deferred A units and deferred and restricted A units	(299)	—	—	—	—	(299)	—
Other comprehensive income/(loss)	—	—	—	2,550	—	2,550	—
Changes to noncontrolling interests	(3,567)	—	—	—	(12,321)	(15,888)	(5,676)

Balance at December 31, 2012	$2,968,812	$(2,542,176)	$81,922	$(13,196)	$61,876	$557,238	$242,551

Net income/(loss)	—	45,228	10,298	—	275	55,801	18,943
Dividends paid	—	(74)	—	—	—	(74)	—
Equity based compensation	10,325	—	—	—	3,869	14,194	21,296
Conversion of right to receive class A units into class A units	(2,937)	—	—	—	—	(2,937)	—
Payout of deferred A units and deferred and restricted A units	(86)	—	—	—	—	(86)	—
Other comprehensive income/(loss)	—	—	—	32,188	—	32,188	—
Changes to noncontrolling interests	(23,621)	—	—	—	2,769	(20,852)	(6,037)

Balance at December 31, 2013	$2,952,493	$(2,497,022)	$92,220	$18,992	$68,789	$635,472	$276,753

See accompanying notes to consolidated financial statements.

Nuveen Investments, Inc. & Subsidiaries

Consolidated Statements of Cash Flows

(in thousands)

	2013	2012	2011
Cash flows from operating activities:
Net income/(loss)	$74,744	$(637,186)	$(20,155)
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Net (income)/loss attributable to noncontrolling interests	(29,516)	66,188	7,171
Net (income)/loss attributable to other consolidated VIEs	(4,725)	(23,165)	7,576
Deferred income taxes	(43,150)	(241,860)	(8,254)
Depreciation of office property, equipment, and leaseholds	29,397	26,370	21,016
(Gain)/loss on sale of fixed assets and lease abandonment	965	(1,059)	5,896
Realized (gains)/losses from available-for-sale investments and other investment related	(15,552)	(13,926)	(21,432)
Unrealized (gains)/losses on derivatives	—	(17,389)	(21,985)
Amortization of intangible assets	39,912	69,271	72,316
Amortization of debt related items, net	10,108	16,159	21,341
Equity based compensation	35,490	40,193	33,681
Compensation expense for mutual fund incentive program	14,398	36,254	12,401
Loss on debt transactions	103,726	139,568	—
Contingent consideration	(87,200)	29,300	—
Intangible asset impairment	—	586,715	—
Net (increase)/decrease in assets (excluding the impact of acquisitions):
Management fees, distribution fees and reimbursable fund expenses receivable	12,865	40,712	4,126
Current taxes receivable/payable	237	(845)	1,507
Other receivables	851	5,663	11,349
Other assets	12,730	(3,022)	(146)
Net increase/(decrease) in liabilities (excluding the impact of acquisitions):
Accrued compensation and other expenses	(1,299)	(7,125)	59,754
Accounts payable	(5,761)	(2,816)	(1,257)
Other liabilities	(2,595)	(48,108)	(4,011)
Other	(1)	256	58

Net cash provided by operating activities	145,624	60,148	180,952

Cash flows from financing activities:
Proceeds from loans and notes payable, net of premium and discount	3,061,251	2,135,563	428,525
Repayments of notes and loans payable	(3,096,942)	(1,885,251)	(93,000)
Debt issuance costs	(13,442)	(24,018)	(14,960)
Purchase of noncontrolling interests	(4,322)	(86)	(30,825)
Payments to noncontrolling interests less than/(in excess of) income	(9,727)	17,483	(1,166)
Dividends paid	(74)	—	—
Conversion of right to receive class A units into class A units	(2,937)	(3,744)	—
Deferred and restricted class A unit payouts	(86)	(299)	(97)

Net cash provided by/(used in) financing activities	(66,279)	239,648	288,477

Cash flows from investing activities:
Gresham acquisition	—	(3,274)	(285,127)
Winslow acquisition additional consideration	—	(157,185)	(6,500)
HydePark acquisition additional consideration	—	—	(1,500)
Purchase of office property and equipment	(18,712)	(44,176)	(49,791)
Proceeds from sales of investment securities	65,139	37,994	43,202
Purchases of investment securities	(57,985)	(44,435)	(65,154)
Purchases of securities for mutual fund incentive program	(35,053)	(14,966)	(30,300)
Distributions from consolidated variable interest entities	1,405	4,321	—
Net change in consolidated funds	(26,664)	199,382	(107,867)
Other	180	—	—

Net cash used in investing activities	(71,690)	(22,339)	(503,037)

Effect of exchange rate changes on cash and cash equivalents	109	(44)	(21)
Increase/(decrease) in cash and cash equivalents	7,764	277,413	(33,629)
Cash and cash equivalents:
Beginning of year	747,468	470,055	479,008
Cash acquired—Gresham acquisition, including Gresham consolidated funds	—	—	24,676

End of year	$755,232	$747,468	$470,055

See accompanying notes to consolidated financial statements.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General Information

        Nuveen Investments, Inc. and its subsidiaries (the "Company," or "Nuveen," or "Nuveen Investments") provide investment management and related services to retail and institutional investors. The Company markets a wide range of specialized investment solutions which provide investors access to the capabilities of its boutique investment management affiliates: Nuveen Asset Management, LLC ("NAM"), Symphony Asset Management LLC ("Symphony"), NWQ Investment Management Company, LLC ("NWQ"), Santa Barbara Asset Management, LLC ("Santa Barbara"), Tradewinds Global Investors, LLC ("Tradewinds"), Winslow Capital Management, LLC ("Winslow") and Gresham Investment Management LLC ("Gresham").

        The Company offers investment management capabilities across a diversified set of asset classes and investment strategies through its investment management affiliates, including municipal bond, investment grade, global and high-yield bond, floating-rate bank loan, preferred securities, growth equity, value equity, global and international equity, equity income, core equity, equity index, quantitative and enhanced equity, asset allocation, balanced strategies, real asset and commodity. The investment management affiliates are supported by its scaled shared services platform, through which the Company provides assistance in distribution, marketing, product development and operations. Nuveen provides investment management services through the investment products that it develops, markets and distributes, including open-end mutual funds ("open-end funds" or "mutual funds"), closed-end exchange-traded funds ("closed-end funds"), managed accounts, collateralized loan/debt obligations ("CLO/CDOs"), commodity exchange-traded products, private funds and Undertakings for Collective Investments in Transferable Securities funds ("UCITS funds"). In addition, Nuveen provides investment management services on a direct basis or through sub-advisory relationships. Most of the investment management capabilities are offered in multiple product wrappers in order to provide customized investment solutions for investors. Although the Company offers a wide range of investment products and services, it operates in one business segment.

Basis of Presentation

        The accompanying consolidated financial statements include the accounts of Nuveen Investments, Inc., its majority-owned subsidiaries, and certain funds which the Company is required to consolidate (refer to Note3, "Consolidated Variable Interest Entities"), and have been prepared in conformity with U.S. generally accepted accounting principles ("U.S. GAAP"). All significant intercompany transactions and accounts have been eliminated in consolidation. The Company makes reference to U.S. GAAP issued by the Financial Accounting Standards Board ("FASB") as either: the "Codification," "FASB ASC," or "Topic" before the Codification topic reference number.

        The Company acquired 60% of both Gresham Investment Management, LLC and Gresham Asset Management, LLC (collectively, "Gresham"). As a result of the Gresham acquisition closing on December 31, 2011, only the Company's consolidated statements of operations for the years ended December 31, 2013 and 2012 include the results of Gresham.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

        The accompanying consolidated financial statements rely, in part, on estimates. Actual results could differ from these estimates. In the opinion of management, all necessary adjustments (consisting of normal recurring accruals) have been reflected for a fair presentation of the results of operations, financial position, and cash flows.

Other

        Certain amounts in the prior year financial statements have been reclassified to conform to the 2013 presentation. These reclassifications include the presentation of "Income from CLOs/CDOs" on the consolidated statements of operations. Amounts presented in this line item were previously presented in "Investment advisory fees from assets under management" and "Performance fees/other revenue." In addition, "Contingent consideration" is presented under "Operating other" on the consolidated statements of operations. In prior years, contingent consideration was included in "Total operating expenses." Finally, "Other income/(expense)—consolidated variable interest entities" and "net interest income/(expense)—consolidated variable interest entities" presented in prior years have been combined into one line item on the Company's consolidated statements of operations in "Consolidated VIEs and funds, net." These reclassifications had no effect on net income or shareholders' equity.

Revenue Recognition

        Investment advisory fees from assets under management are recognized ratably over the period that assets are under management. Performance fees are recognized only at the performance measurement date contained in the individual account management agreements and are dependent upon performance of the account exceeding agreed-upon benchmarks over the relevant period. Some of the Company's investment management agreements provide that, to the extent certain enumerated expenses exceed a specified percentage of a fund's or a portfolio's average net assets for a given year, the advisor will absorb such expenses through a reduction in management fees. Investment advisory fees are recorded net of any such expense reductions. Investment advisory fees are also recorded net of any sub-advisory fees paid by the Company, based on the terms of those arrangements.

Underwriting and Distribution Revenue and Distribution Expense

        The Company earns revenue upon the sale or distribution of mutual funds and upon the public offering of new closed-end exchange-traded funds. Distribution revenue is allowed by Securities and Exchange Commission Rule 12b-1, which provides for a service fee to compensate securities dealers for providing continuing financial advice and other services to investors, and is based on a percentage of assets under management. Contingent deferred sales charges are deferred when received and amortized as revenue over the period the related advanced commissions are amortized. Underwriting revenue is earned based on the Company's participation in a syndicate or selling group for a new closed-end fund.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Distribution revenue retained by the Company (i.e., not passed through to third party distribution firms) is included in "Product distribution" on the accompanying consolidated statements of operations.

        Distribution expense consists primarily of certain payments made to distribution partners pursuant to third party distribution arrangements for certain Class C share assets, which are calculated as a percentage of average assets under management, commissions paid to broker/dealers on the sale of Class A shares at net asset value, and other marketing expenses, including marketing expenses associated with marketing support arrangements with the Company's distribution partners. Distribution expense also includes the amortization of advanced commissions.

Income from CLOs/CDOs

        Income from consolidated CLOs/CDOs represents the retained income earned by the Company in connection with the consolidated CLOs/CDOs attributed to the collateral management agreement with the CLOs/CDOs.

Cash and Cash Equivalents

        Cash and cash equivalents include cash on hand, investment instruments with maturities of three months or less and other highly liquid investments, including money market funds, which are readily convertible to cash. Amounts presented on the Company's consolidated balance sheets approximate fair value.

        The Company maintains cash at federally insured banking institutions, which can exceed the Federal Deposit Insurance Corporation's ("FDIC") insurance coverage, and as a result, there is a concentration of credit risk related to amounts in excess of FDIC insurance coverage.

Cash Segregated in Compliance with Federal and Other Regulations

        Cash Segregated in Compliance with Federal and Other Regulations represents cash segregated in a special reserve account for the benefit of customers under rule 15c3-3 of the Securities and Exchange Commission.

Securities Transactions

        Securities transactions, other than those entered into by the Company's broker-dealer subsidiary, are recorded on a trade date basis. Securities transactions entered into by the Company's broker-dealer are recorded on a settlement date basis, which is generally three business days after the trade date. The differences between trade date accounting and settlement date accounting are not material. Refer to the "Investments" section below for a discussion of the Company's securities transactions, excluding those of the Company's broker-dealer. Securities owned by the Company's broker-dealer are valued at market value, with profit and loss accrued on unsettled transactions based on the trade date.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Investments

        The accounting method used for the Company's investments is dependent upon the type of financial interest the Company has in the investment. For investments where the Company can exert control over financial and operating policies of the investment entity, the investment entity is consolidated into the Company's financial statements. For certain investments where the risks and rewards of ownership are not directly linked to voting interests ("variable interest entities" or "VIEs"), an investment entity may be consolidated if the Company, with its related parties, is considered the primary beneficiary of the investment entity. The primary beneficiary determination will consider not only the Company's equity interest, but the benefits and risks associated with non-equity components of the Company's relationship with the investment entity, including debt, investment advisory and other similar arrangements, in accordance with FASB ASC 810—Consolidation. (Refer to Note 3, "Consolidated Variable Interest Entities" for further information).

        For purposes of the following discussion on the Company's investments being classified as either held-to-maturity, trading, or available-for-sale, "Investments from consolidated variable interest entities" are excluded from the discussion below. "Investments from consolidated variable interest entities" relate to underlying securities from CLOs and CDO that the Company is required to consolidate into its financial results. These underlying investments in CLOs and CDOs are further discussed in Note 3, "Consolidated Variable Interest Entities."

        Investments not classified as either held-to-maturity or trading are classified as available-for-sale securities. These investments are carried at fair value with unrealized holding gains and losses reported net of tax in accumulated other comprehensive income ("AOCI"), a separate component of shareholders' equity, until realized. Realized gains and losses are reflected as a component of "Other Income/(Expense)" on the accompanying statement of operations.

        Realized gains and losses on the sale of investments are calculated based on the specific identification method and are recorded in "Other Income/(Expense)" on the accompanying consolidated statements of operations. Refer to Note 5, "Fair Value Measurements" for a summary of the cost, gross unrealized holdings gains, gross unrealized holding losses, and fair value of available-for-sale security type as well as the aging of investments with unrealized losses at December 31, 2013 and December 31, 2012.

        The Company periodically evaluates its investments for other-than-temporary declines in value. Other-than-temporary declines in value may exist when the fair value of an investment security has been below the carrying value for an extended period of time. The Company recorded an other-than-temporary impairment of $44 thousand for the year ended December 31, 2013. For the years ended December 31, 2012 and 2011, the Company did not record any other-than-temporary impairments on available-for-sale securities.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Furniture, Equipment and Leasehold Improvements

        Furniture and equipment, primarily computer equipment, is depreciated on a straight-line basis over estimated useful lives ranging from three to ten years. Leasehold improvements are amortized over the lesser of the economic useful life of the improvement or the remaining term of the lease.

        Furniture, equipment and leasehold improvements at December 31 consists of:

	2013	2012
Furniture and equipment	$154,910	$139,394
Leasehold improvements	49,117	49,869

	204,027	189,263
Less accumulated depreciation and amortization	114,071	87,487

Furniture, equipment, and leasehold improvements, net	$89,956	$101,776

Leases

        The Company leases its various office locations under cancelable and non-cancelable operating leases, whose initial terms typically range from month-to-month to fifteen years, along with options that permit renewals for additional periods. Minimum rent is expensed on a straight-line basis over the term of the lease, with any applicable leasehold incentives applied as a reduction to monthly lease expense.

Software Costs

        The Company follows FASB ASC 350 in accounting for internal use software. Capitalized software costs are included within "Furniture, Equipment, and Leasehold Improvements" on the accompanying consolidated balance sheets and are amortized over the estimated useful life of the software (generally three to five years) beginning when the software project is complete and placed into service. During 2013, 2012 and 2011, the Company capitalized $9.2 million, $18.1 million and $14.2 million, respectively, for costs incurred in connection with developing software for internal use.

Goodwill and Intangibles

        In accordance with FASB ASC 350, "Intangibles—Goodwill and Other" ("ASC 350"), goodwill and intangible assets with indefinite useful lives are not amortized. Instead, they are tested for impairment at least annually using a two-step approach (the "goodwill impairment test"). Intangible assets with definite useful lives are amortized over their useful lives. The Company's measurement date for its annual goodwill impairment test is December 31.

        FASB ASC 350 requires that goodwill of a reporting unit be tested for impairment between annual tests if an event occurs or circumstances change that would more likely than not reduce the fair value of a reporting unit below its carrying amount. Examples of such events or circumstances include:

  a)
  a significant adverse change in legal factors or in the business climate;

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

  b)
  an adverse action or assessment by a regulator;

  c)
  unanticipated competition;

  d)
  a loss of key personnel;

  e)
  a more-likely-than-not expectation that a reporting unit or significant portion of a reporting unit will be sold or otherwise disposed of; and

  f)
  the testing for recoverability under FASB ASC 360-10, "Long Lived Assets," of a significant asset group within a reporting unit.

Overview of the Goodwill Impairment Test and the Company's Results

        A two-step approach is required by FASB ASC 350 for the goodwill impairment test. Step 1 is to determine the carrying value of a reporting unit and compare it to the reporting unit's fair value. Step 2 is performed to determine whether there is an impairment loss and the amount of such loss. If the fair value exceeds the carrying value, then there is no indication of impairment. If the fair value does not exceed the carrying value, then Step 2 is to calculate the impairment loss. The difference between the carrying value of the goodwill and its implied fair value should be recognized as an expense in the period in which the impairment occurs.

Determination of Reporting Units Utilized by the Company

        The Company utilizes reporting units in categories of investment products and services: retail advisory, institutional, and structured products. The Company also utilizes a "corporate" reporting unit for its goodwill impairment tests, which is mainly used for the Company's tradename intangible asset that was recorded as a result of the MDP-led buyout in November 2007 (the "MDP Transactions").

        The Company's goodwill impairment test reporting units are one level below the Company's operating segment and were determined based on how the Company manages its business, including internal reporting structure and management accountability. While the Company maintains and reports sales, net flows, assets under management, revenue and performance by product group, it does not manage expenses by product group. Due to the Company's centralized structure, the Company does not have discrete financial information by product line. Allocations of costs were made to the four reporting units for purposes of the impairment test using various estimates and assumptions.

Valuation Methodology

        For the valuation methodology utilized in goodwill impairment tests, the Company employed both an income approach (discounted cash flow method) as well as a market approach (guideline company method) in determining the fair value of certain reporting units as of the valuation date. For indefinite-lived intangibles, the Multi-Period Excess Earnings approach was utilized to value certain investment management contracts and the Relief from Royalty approach was utilized to value the tradename as part of the goodwill impairment test valuation.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Each approach was considered for appropriateness to the Company's business. Management of the Company believes that, for companies providing a product or service, the Income Approach and Market Approach would generally provide the most reliable indications of value because the value of such firms is more dependent on their ability to generate earnings than on the value of the assets used in the production process. Therefore, for purposes of analyzing the implied fair values of the Company's reporting units, the Income Approach and Market Approach were applied. Specifically, the Income Approach incorporated the use of the Discounted Cash Flow Method and the Market Approach incorporated the use of the Guideline Company Method. The approaches were weighted as follows:

Reporting Units	Approach to Value	Valuation Method	Weighting
Corporate	Income Approach	Discounted Cash Flow	100%
Retail Advisory	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%
Institutional	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%
Structured Products	Income Approach	Discounted Cash Flow	50%
	Market Approach	Guideline Company	50%

        Significant forecast assumptions used in the Income Approach include: revenue growth rate; gross profit; operating expenses as a percent of revenue; earnings before interest, taxes, depreciation and amortization ("EBITDA"); capital expenditures; and debt-free net working capital. Significant assumptions used in the Market Approach include a control premium and multiples of indicated total invested capital value to EBITDA. Assumptions inherent in EBITDA estimates include assumptions about: operational risk, growth expectations, and profitability.

2012 Intangible Impairment Analysis

        As a result of outflows in the Company's assets under management during the first half of 2012, the Company performed a valuation analysis of its customer relationships—managed accounts intangible asset under FASB ASC 360, which governs the "Impairment and Disposal of Long-Lived Assets." The Company's customer relationships—managed accounts intangible asset was first recorded in connection with the MDP Transactions. Under FASB ASC 360, the Company determined a valuation as of June 30, 2012 for the customer relationships—managed accounts intangible asset, described above. At the time of the MDP Transactions, the Company recorded $972.6 million for this intangible asset relating to customer relationships on the Company's managed accounts business. The original estimated useful life for this intangible asset was 15 years. Prior to the interim impairment analysis, the carrying value, net of accumulated amortization, for this intangible asset was $672.7 million.

        The 2012 interim impairment test under FASB ASC 360 indicated that the June 30, 2012 fair value for this intangible asset relating to customer relationships on the Company's managed accounts business was $86.0 million, with a new estimated useful life of 7 years.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        As a result of this new indication of estimated fair value, the Company recorded a $586.7 million impairment charge on this intangible asset at June 30, 2012. This expense is stated separately within the operating expenses section of the Company's consolidated statement of operations for the year ended December 31, 2012.

        This impairment charge reduced future amortization expense for intangible assets. Previously, the Company had been recording approximately $64.8 million of annual amortization expense relating to this one intangible asset. As a result of the new estimated fair value and new estimated useful life, the Company now incurs an annual amortization expense related to this one intangible asset of $12.3 million.

        The impairment charge described above for the Nuveen customer relationships—managed accounts intangible asset decreased the carrying value of the managed accounts reporting unit. In performing "Step 1" of the separate goodwill impairment analysis, the adjusted carrying value of the managed accounts reporting unit was compared to the fair value of the managed accounts reporting unit. Primarily as a result of the carrying value reduction resulting from the intangible asset impairment described above, and the fact that the related reporting unit includes business operations other than those impacted by the customer relationship intangible impairment described above, the estimated fair value of the reporting unit exceeded the adjusted carrying value of the managed accounts reporting unit. Therefore, there were no additional impairments to goodwill recorded at June 30, 2012.

Reconciliation of Activity in Goodwill

        The following table presents a reconciliation of activity in goodwill from December 31, 2011 to December 31, 2013, as presented on the Company's consolidated balance sheets:

(in 000s)
Balance at December 31, 2011 and December 31, 2012	$2,791,147
Winslow	7,973

Balance at December 31, 2013	$2,799,120

        The transaction price for the Winslow acquisition from 2008 had potential additional future payments up to a maximum of $180.0 million, based on Winslow reaching specified performance targets for its business. The final payment under the arrangement became due on December 31, 2013 and has been recorded as additional goodwill.

        At December 31, 2013 and 2012, the Company's accumulated goodwill impairment losses totaled $1.1 billion.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Reconciliation of Activity in Intangible Assets

        The following table presents a reconciliation of activity in Intangible Assets from December 31, 2011 to December 31, 2013, as presented on the Company's consolidated balance sheets:

(in 000s)
Balance at December 31, 2011	$3,369,773
Impairment on intangible assets:
MDP Transactions—Nuveen customer relationships managed accounts	(586,715)
Amortization of Intangibles:
MDP Transactions—Nuveen customer relationships	(38,562)
Winslow acquisition—
Trade name	(105)
NYLIM customer relationship	(1,754)
Other customer relationships	(3,481)
FAF acquisition—
Customer relationships—institutional separately managed accounts	(690)
Customer relationships—retail separately managed accounts	(167)
Customer relationships—FAF research	(1,280)
Gresham acquisition—
Customer relationships	(20,150)
Other	(3,082)

Balance at December 31, 2012	$2,713,787

Amortization of Intangibles:
MDP Transactions—Nuveen customer relationships	(12,286)
Winslow acquisition—
Trade name	(105)
NYLIM customer relationship	(1,754)
Other customer relationships	(3,481)
FAF acquisition—
Customer relationships—institutional separately managed accounts	(689)
Customer relationships—retail separately managed accounts	(167)
Customer relationships—FAF research	(1,280)
Gresham acquisition—
Customer relationships	(20,150)

Balance at December 31, 2013	$2,673,875

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table reflects the gross carrying amounts and the accumulated amortization amounts for the Company's intangible assets as of December 31, 2013 and 2012:

	As of December 31, 2013		As of December 31, 2012
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization
	(in 000s)
Nuveen trade names	$184,900	—	$184,900	—
Nuveen investment contracts—CEF	1,277,900	—	1,277,900	—
Nuveen investment contracts—MF	768,900	—	768,900	—
Nuveen customer relationships—MA	86,000	18,429	86,000	6,143
Winslow trade name	2,100	527	2,100	422
Winslow NYLIM customer relationship	22,800	8,797	22,800	7,044
Winslow other customer relationships	38,300	17,465	38,300	13,983
FAF investment contracts—MF	78,800	—	78,800	—
FAF customer relationships—Inst SMA	6,200	2,067	6,200	1,378
FAF customer relationships—Retail SMA	2,000	500	2,000	333
FAF customer relationships—FAF research	6,400	3,840	6,400	2,560
FAF investment contracts—CEF	1,300	—	1,300	—
Gresham customer relationships	282,100	40,300	282,100	20,150
Gresham trade name	8,100	—	8,100	—
Gresham other	3,082	3,082	3,082	3,082

Total	$2,768,882	$95,007	$2,768,882	$55,095

        Of the four Nuveen intangible assets presented above resulting from the MDP Transactions, only one, Nuveen customer relationships, is amortizable, with a new estimated useful life of 7 years (refer to "2012 Intangible Impairment Analysis" section, above). The remaining Nuveen intangible assets resulting from the MDP Transactions presented above are indefinite-lived, and therefore, determined to be unamortizable.

        The estimated useful lives of the Winslow intangible assets are 20 years for the Winslow Capital trade name, 13 years for the Winslow Capital NYLIM customer relationship, and 11 years for all other Winslow Capital customer relationships.

        Of the FAF intangible assets acquired, investment contracts for mutual funds and closed-end funds are considered indefinite-lived and determined to be not amortizable. The estimated useful lives of the remaining FAF intangible assets are 9 years for the customer relationships—institutional separately managed accounts intangible asset, 12 tears for the FAF customer relationships -retail separately managed accounts intangible asset, and 5 years for the FAF customer relationships—FAF research intangible asset.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        For the Gresham acquisition, of the intangible assets acquired, the Gresham trade name is considered indefinite-lived and was determined to be not amortizable. The Gresham customer relationships intangible asset is being amortized over its estimated useful life of 14 years. The other Gresham intangible asset was amortized over one year.

        For the years ended December 31, 2013, 2012 and 2011, the Company recorded $39.9 million, $69.3 million and $72.3 million of amortization expense, respectively, for all intangible assets.

        The estimated aggregate amortization expense for each of the next five years for all intangible assets is approximately $39.9 million in each year from 2014 to 2015 and $38.6 million in each year from 2016 to 2018.

        At December 31, 2013 and 2012, the Company's accumulated intangible asset impairment losses totaled approximately $1.5 billion, respectively.

Other Receivables and Other Liabilities

        Included in other receivables and other liabilities (short-term and long-term) are receivables from and payables to broker-dealers and customers, primarily in conjunction with unsettled trades. Also included in other receivables are various deposits. Other liabilities include amounts accrued for the Company's pension and post-retirement plans (refer to Note 9, "Retirement Plans" for additional information.)

        Significant components included in "Other Receivables" and "Other Liabilities" on the Company's consolidated balance sheets at December 31, 2013 and 2012 are:

	2013	2012
	(in 000s)
Other Receivables:
Receivables due from broker-dealers	$250	$304
Deposits	11,874	7,861
Receivables due from Nuveen sponsored funds	2,497	1,982
Other Liabilities:
Pension and post-retirement plan liabilities	21,182	37,358
Deferred rent	9,675	6,744
Winslow contingent consideration	15,065	—

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Assets

        Significant components included in "Other Assets" on the Company's consolidated balance sheets at December 31, 2013 and 2012 are:

	2013	2012
	(in 000s)
Prepaid retention	2,946	13,842
Commissions advanced for sales of mutual funds shares*	2,754	6,164
Other prepaid expenses	10,025	8,301

*
Advanced sales commission costs are being amortized over the lesser of the Securities and Exchange Commission Rule 12b-1 revenue stream period (one to eight years) or the period during which the shares of the fund upon which the commissions were paid remain outstanding.

Contingent Consideration

        Contingent consideration represents potential additional payments associated with an acquisition, based on the outcome of future events. In accordance with FASB ASC 850, "Business Combinations," the Company recognizes the fair value of any contingent consideration at the date of acquisition. Contingent consideration will be classified as a liability when the Company is obligated to pay cash or transfer other assets to the seller. Contingent consideration will be classified as equity when the Company is obligated to issue shares or the seller has the option to elect settlement in equity shares. Contingent consideration classified as a liability is remeasured to fair value at each balance sheet date until the contingency is resolved, with changes recognized in earnings. The changes in fair value include both the time value of money, which will accrete with the passage of time, and revisions to estimates of the amount and/or timing of the contingent consideration payment. Refer to Note 2, "Gresham Acquisition," for information regarding the $37.2 million and $124.4 million recorded on the Company's consolidated balance sheets at December 31, 2013 and 2012, respectively.

Noncontrolling Interests

        In accordance with FASB ASC 810-10, the Company reports noncontrolling interests separate from the Company's equity on the accompanying consolidated balance sheets.

Redeemable Noncontrolling Interests—Gresham

        In connection with the Gresham acquisition (which closed on December 31, 2011), the Company recorded redeemable noncontrolling interests and other (non-redeemable) noncontrolling interests, collectively, for the 40% equity interests not purchased by Nuveen. The portion of the 40% equity interests reflected as "Redeemable Noncontrolling Interests" on the accompanying consolidated balance sheets represents interests where the holder has the option to require the Company to purchase its interests at the later of the holder's death, permanent incapacity, or the fifth anniversary of the

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Gresham acquisition date. The other (non-redeemable) noncontrolling interests represent the remainder of the 40% equity interests not purchased by Nuveen and are included in "Noncontrolling Interests" on the accompanying consolidated balance sheets. (Refer to "Other Noncontrolling Interests," section below, for additional information about the Gresham (non-redeemable) noncontrolling interests).

        Under purchase accounting required by Codification, the Company is required to initially record the amount of redeemable noncontrolling interests at fair value. Subsequent to recording the fair value of the redeemable noncontrolling interests on the acquisition date, the Company adjusts the redeemable noncontrolling interests to the greater of the current redemption value or the FASB ASC 810-10 basis of the interest.

        The Company originally recorded the redeemable noncontrolling interests associated with the Gresham acquisition at $193.3 million, the fair value of the redeemable noncontrolling interests on the date of the Gresham acquisition. Management of the Company engaged outside valuation consultants to assist in the initial determination of the fair value for these redeemable noncontrolling interests at December 31, 2011.

        In subsequent periods, on an annual basis, the Company determines the redeemable value of the Gresham redeemable noncontrolling interests. The redemption value of the Gresham redeemable noncontrolling interests will be calculated based on multiples (not market multiples) and run rates, as defined in the Gresham purchase agreement. As long as the redeemable value is at or below the fair value recorded at the time of the acquisition, no adjustment to the Gresham redeemable noncontrolling interests will be recorded. However, if the redeemable value exceeds the fair value recorded at the time of the Gresham acquisition, the change in redemption value for the Gresham redeemable noncontrolling interests will be recorded and will impact shareholder's equity of Nuveen. During 2012 and 2013, there were no adjustments made that were related to increases in the redeemable value of Gresham redeemable noncontrolling interests. At December 31, 2013 and 2012, the Company had $194.1 million and $201.8 million, respectively, recorded on its consolidated balance sheets for Gresham redeemable noncontrolling interests.

Redeemable Noncontrolling Interests—Affiliate Equity Plans

        As further discussed in Note 4, "Equity-Based Compensation," the Company implemented affiliate equity programs during 2011 and 2012. The holders of certain of these equity interests have the option to require the Company to purchase their interests at the later of the holder's death or permanent incapacity. At December 31, 2013 and 2012, the amount included in the Company's consolidated balance sheet for these redeemable noncontrolling interests is $82.6 million and $40.7 million, respectively.

Other Noncontrolling Interests

        In addition to "Redeemable Noncontrolling Interests" reflected as a separate line item on the Company's consolidated balance sheets, the Company also has "Noncontrolling Interests" reflected on

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

its December 31, 2013 and 2012 consolidated balance sheets. "Noncontrolling Interests" at December 31, 2013 and 2012 are comprised of the following three components: noncontrolling interests associated with the Gresham acquisition, noncontrolling interests for Gresham consolidated funds, and noncontrolling interests for certain affiliate equity programs.

        As discussed in the "Redeemable Noncontrolling Interests—Gresham," section above, the Company recorded "Noncontrolling interests" for the Gresham acquisition, representing the remainder of the equity interests not purchased by Nuveen which were not classified as "redeemable noncontrolling interests." At December 31, 2013 and 2012, the noncontrolling interests related to the Gresham acquisitions are $41.8 million and $44.2 million, respectively, representing the 10.2% and 8.7% ownership by others. These amounts are included in "Noncontrolling Interests" on the Company's December 31, 2013 and 2012 consolidated balance sheets.

        Also included in "Noncontrolling Interests" on the Company's consolidated balance sheets at December 31, 2013 and 2012 are certain Gresham funds which the Company is required to consolidate into its financial statements. At December 31, 2013 and 2012, the amounts included in "Noncontrolling Interests" on the Company's consolidated balance sheets for these Gresham funds are $15.4 million and $8.5 million, respectively.

        Finally, included in "Noncontrolling Interests" on the Company's consolidated balance sheets at December 31, 2013 and 2012 are amounts for affiliate equity programs (discussed further in Note 4, "Equity-Based Compensation") that do not give the holder the option to require the Company to purchase their interests at the later of the holder's death or permanent incapacity. At December 31, 2013 and 2012, the amounts included in "Noncontrolling Interests" on the Company's consolidated balance sheets for such affiliate equity programs are $11.6 million and $9.2 million, respectively.

Accounting for Changes in Noncontrolling Interests

        Under FASB ASC 810-10-65, changes in a parent company's ownership interest in a subsidiary while the parent retains its controlling financial interest in that subsidiary are accounted for as equity transactions. Any difference between the fair value of the consideration received or paid and the amount by which the noncontrolling interests are adjusted shall be recognized in equity attributable to the parent.

        Noncontrolling interests will change from period to period due to the allocation of the noncontrolling interests' pro-rata share of income/(loss). Reductions in noncontrolling interests will also occur for any distributions made to the noncontrolling interests.

        Under FASB ASC 810-10-65, any repurchases of noncontrolling interests are reflected in the "Cash Flows from Financing Activities" section of the Company's consolidated statements of cash flows.

Appropriated Retained Earnings of Consolidated Variable Interest Entities

        In connection with the Company's implementation of FASB ASC 810 for Variable Interest Entities as of January 1, 2010 (refer to Note 3, "Consolidated Variable Interest Entities" for additional

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

information), the Company began to present "Appropriated Retained Earnings of Consolidated Variable Interest Entities," on its consolidated balance sheet, which represents the equity of the consolidated variable interest entities.

Accumulated Other Comprehensive Income/(Loss)

        Accumulated other comprehensive income/(loss) ("AOCI"), a separate component of equity, on the Company's consolidated balance sheets consists of: (1) changes in unrealized gains and losses on certain investment securities classified as available-for-sale (recorded net of tax); (2) reclassification adjustments for realized gains/(losses) on those investment securities classified as available-for-sale; (3) activity related to the funded status of the Company's qualified pension and post-retirement plans (recorded net of tax) (refer to Note 9, "Retirement Plans," for additional information); (4) unrealized gains/(losses) on the Company's cash flow hedges (refer to Note 7, "Derivative Financial Instruments" for additional information); and (5) foreign currency translation adjustments.

        The following table presents accumulated other comprehensive income/(loss) at December 31, 2013 and 2012, as presented on the Company's consolidated balance sheets:

	12/31/13	12/31/12
	(in 000s)
Unrealized gains on available-for-sale securities, net of tax	$10,113	$6,314
Funded status of retirement plans, net of tax	(12,434)	(19,409)
Foreign currency translation adjustment	8	(101)
Fair value of derivatives, net of tax	21,305	—

Accumulated Other Comprehensive Income/(Loss)	$18,992	$(13,196)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table presents a reconciliation of the activity by component of the AOCI amounts included on the Company's consolidated balance sheets at December 31, 2013 and 2012 (in 000s):

	Gains/(Losses) on Available for Sale Securities	Funded Status Retirement Plans	Cash Flow Hedges	Translation Gains/(Losses)	Total AOCI
Balance at December 31, 2011	$1,153	$(16,842)	$—	$(57)	$(15,746)
Other comprehensive income/(loss) before reclassification adjustments	5,617	(4,850)	—	(22)	745
Amounts reclassified from AOCI to the statement of operations	(456)	2,283	—	(22)	1,805

Net other comprehensive income/(loss)	5,161	(2,567)	—	(44)	2,550

Balance at December 31, 2012	$6,314	$(19,409)	$—	$(101)	$(13,196)

Other comprehensive income/(loss) before reclassification adjustments	7,574	4,398	21,305	(140)	33,137
Amounts reclassified from AOCI to the statement of operations	(3,775)	2,577	—	249	(949)

Net other comprehensive income	3,799	6,975	21,305	109	32,188

Balance at December 31, 2013	$10,113	$(12,434)	$21,305	$8	$18,992

        Of the Company's four AOCI components described, above, the unrealized gains/(losses) related to the Company's cash flow hedges does not include any amounts reclassified to the Company's statement of operations. As further described in Note 7, "Derivative Financial Instruments," in May of 2013, the Company entered into four forward-starting interest rate swap transactions, which were designated as cash flow hedges of interest rate risk. At December 31, 2013, the Company had $33.8 million recorded as the fair value of open derivatives in the assets section of its consolidated balance sheet. The effective portion of the changes in the fair value of these derivatives is recorded net of tax in AOCI. Such amounts recorded in AOCI will be reclassified into earnings during the period in which the hedged transactions affect earnings. The ineffective portion of the change in the fair value of these derivatives will be recognized directly into earnings. Amounts reported in AOCI related to these derivatives will be reclassified to interest expense as settlement payments on these forward-starting interest rate swap transactions are made. As these forward-starting interest rate swap transactions become effective on December 31, 2014, changes to AOCI related to these four interest rate swap transactions do not include any amounts reclassified to earnings for the year ended December 31, 2013.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following table provides information on items not reclassified in their entirety from AOCI to net income in the Company's consolidated statements of operations (in 000s):

AOCI Components	For the Year Ended December 31, 2013	Affected Line Item(s) in the Consolidated Statements of Operations
Investments
Fair value gains/(losses) on Investments	$3,775	Other Income/(Expense)
Retirement Plans
Funded status of retirement plans	(2,577)	Operating Expense
Foreign Currency Impact
Foreign currency translation gains	(249)	Other Income/(Expense)
AOCI Components	For the Year Ended December 31, 2012	Affected Line Item(s) in the Consolidated Statements of Operations
Investments
Fair value gains/(losses) on Investments	$456	Other Income/(Expense)
Retirement Plans
Funded status of retirement plans	(2,283)	Operating Expense
Foreign Currency Impact
Foreign currency translation gains	22	Other Income/(Expense)

Advertising and Promotional Costs

        Advertising and promotional costs include amounts related to the marketing and distribution of specific products offered by the Company, as well as expenses associated with promoting the Company's brands and image. The Company's policy is to expense such costs as incurred.

Other Income/(Expense) (excluding VIEs)

        Other income/(expense) includes realized and unrealized gains and losses on investments and miscellaneous income/(expense), including gain or loss on the disposal of property.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        The following is a summary of other income/(expense) for the years ended December 31, 2013, 2012 and 2011:

For the year ended	12/31/13	12/31/12	12/31/11
	(in 000s)
Gains/(losses) on investments	$7,605	$22,583	$35,620
Transaction costs	(261)	890	(8,535)
Loss on debt transactions	(103,726)	(143,274)	—
Miscellaneous income/(expense)	(409)	(250)	2,890

Total	$(96,791)	$(120,051)	$29,975

        Total other expense for the year ended December 31, 2013 is approximately $96.8 million. Included in gains/(losses) on investments are $3.3 million of realized gains on the sale of investments. Transaction costs represents expenses associated with acquisition activities. Included in the loss on debt transactions are call premiums of $35.6 million that were paid in connection with the refinancing of loans under the senior secured credit facility and $68.0 million of expense for the acceleration of the remaining unamortized discount and debt issuance costs related to such loans.

        Total other expense for the year ended December 31, 2012 is approximately $120.1 million. Included in gains/(losses) on investments are $17.4 million of unrealized gains on derivative transactions. Transaction costs represents expenses associated with acquisition activities. Included in the $143.3 million loss on debt transactions are: a $30.0 million call premium, $52.5 million of accelerated expense related to the then-remaining unamortized costs associated with the February 29, 2012 debt transactions, as well as $39.1 million in tender premium, $3.7 million in call premium, consent fees and amendment fees, and $17.6 million of accelerated expense relating to the then-remaining unamortized costs associated with the September 19, 2012 debt transactions (refer to Note 6, "Debt," for additional information).

        Total other income for the year ended December 31, 2011 is approximately $30.0 million. Included in gains/(losses) on investments are $22.0 million of unrealized gains on derivative transactions. Transaction costs represents expenses associated with acquisition activities.

Net Interest Expense (excluding VIEs)

        The following is a summary of Net Interest Expense for the years ended December 31, 2013, 2012 and 2011:

For the year ended	12/31/13	12/31/12	12/31/11
	(in 000s)
Dividends and interest income	$5,885	$5,290	$3,685
Interest expense	(289,644)	(345,560)	(324,101)

Total	$(283,759)	$(340,270)	$(320,416)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Taxes

        The Company and its subsidiaries file a consolidated federal income tax return. The Company accounts for income taxes under the asset and liability method which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Deferred income tax assets and liabilities are recognized for future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases using currently enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

        Valuation allowances may be established, when necessary, to reduce deferred tax assets to amounts expected to be realized. At December 31, 2013 and 2012, the Company had $18.8 million and $74.1 million, respectively, in valuation allowances, related to net operating loss carryforwards due to the uncertainty that the deferred tax assets will be realized. At December 31, 2013 and 2012, total gross deferred tax assets (after tax valuation allowances) were $342.8 million and $223.8 million, respectively. In assessing the likelihood of realization of deferred tax assets, management considers whether it is more likely than not that some or all of the deferred tax assets will not be realized. At December 31, 2013, management of the Company has identified tax-planning strategies which, if implemented, would allow the Company to recognize significant taxable income prior to the expiration of the Company's net operating losses. The amount of the deferred tax asset considered realizable, however, could be reduced if estimates of future taxable income and the reversal of future temporary timing differences during the carryforward period are reduced.

        Consolidated CLOs and CDO (refer to Note 3, "Consolidated Variable Interest Entities") are treated as pass-through entities for tax purposes. Therefore, income/(loss) attributable to consolidated CLOs/ the CDO (included in both "Net income/(loss) attributable to non-controlling interests" as well as "Net income/(loss) attributable to Nuveen Investments" on the accompanying consolidated statements of operations) are not adjusted for income taxes.

Supplemental Cash Flow Information

        Excluding consolidated VIEs, for the years ended December 31, 2013, 2012, and 2011, the Company paid $289.4 million, $305.1 million, and $302.0 million in interest, respectively. This compares with interest expense reported on the Company's consolidated statements of operations of $289.6 million, $345.6 million, and $324.1 million, respectively.

        For the year ended December 31, 2013, the Company paid approximately $0.1 million for state and federal income taxes. For the year ended December 31, 2012, the Company received a net refund of $0.1 million for state and federal income taxes. For the year ended December 31, 2011 the Company paid approximately $0.5 million for state and federal income taxes. State and federal income taxes paid include required payments on estimated taxable income and final payments of prior year taxes required to be paid upon filing the final federal and state tax returns.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

1. BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        For the years ended December 31, 2013, 2012, and 2011, the vested value of securities distributed to participants in the mutual fund incentive program was $11.8 million, $33.8 million, and $32.0 million (refer to Note 10, "Mutual Fund Incentive Program" for additional information).

2. GRESHAM ACQUISITION

        On December 31, 2011, the Company completed the acquisition of 60% of the equity interests of Gresham Investment Management, LLC and Gresham Asset Management, LLC (collectively, "Gresham"). Gresham specializes in the management of diversified commodity investment portfolios using commodity futures.

        The Company has the right to purchase an additional 5%, 5%, and 10% of the equity interests of Gresham upon the third, fourth and fifth anniversaries of the closing of the Gresham acquisition, respectively. The purchase price for such additional equity interests will be determined by reference to Gresham's earnings before interest, taxes, depreciation and amortization ("EBITDA").

Purchase Price

        The purchase price for the Gresham acquisition was $386.6 million, comprised of $285.1 million paid at closing, $3.3 million of post-closing adjustments, $3.1 million in other liabilities assumed, and $95.1 million of contingent consideration. This purchase price does not include any acquisition costs. In accordance with U.S. GAAP, all acquisition costs have been expensed.

        The purchase price for Gresham was largely funded with the $280.0 million Incremental Term Loans obtained by the Company during December 2011 (refer to Note 6, "Debt," for additional information). As of December 31, 2012, the purchase accounting for the Gresham acquisition has been finalized.

Noncontrolling Interests

        As further described in Note 1, "Basis of Presentation and Summary of Significant Accounting Policies—Noncontrolling Interests," the Company has recorded both "redeemable noncontrolling interests" and other (non-redeemable) "noncontrolling interests" associated with the Gresham acquisition. Refer to Note 1 for additional information regarding the accounting for the various Gresham noncontrolling interests.

Consolidation

        As the Company is deemed to have control of Gresham, the Company consolidates Gresham into its financial results.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

2. GRESHAM ACQUISITION (Continued)

Gresham Consolidated Funds

        As a result of the Gresham acquisition, the Company is required to consolidate certain funds into its consolidated financial statements. Refer to Note 3, "Consolidated Variable Interest Entities" for additional information.

Contingent Consideration

        The Company may become periodically obligated to pay the sellers additional consideration contingent upon the growth in Gresham's EBITDA during the five years following the closing of the Gresham transaction. There are no maximums as it relates to the potential additional contingent consideration. U.S. GAAP requires that the Company recognize the acquisition date fair value of the contingent consideration as part of the consideration transferred in exchange for the acquiree (Gresham). Since the Gresham contingent consideration will be settled in cash, it is classified as a liability on the Company's consolidated balance sheets at December 31, 2013 and 2012.

        A Monte Carlo simulation model is used to determine the fair value of the Gresham contingent consideration. Significant forecast assumptions used in the modeling include projections of management fee EBITDA and performance fee EBITDA. Assumptions inherent in EBITDA estimates include assumptions about: assets under management flows, market appreciation, and profitability. Other significant assumptions used in the modeling include the discount rate and volatility.

        During the years ended December 31, 2012 and 2013, the Company estimated the fair value of the Gresham contingent consideration at each reporting date. For the year ended December 31, 2012, the Company recorded $29.3 million in expense to reflect the increase in fair value of the Gresham contingent consideration. For the year ended December 31, 2013, the Company recorded $87.2 million of income, reflecting a decline in the fair value of the Gresham contingent consideration. The Company will continue to estimate the fair value of the Gresham contingent consideration at each reporting date until the contingency is resolved. Increases in fair value will continue to be recorded as other operating expense on the Company's consolidated statement of operations, and any decreases in the fair value of the Gresham contingent consideration will be recorded as other operating income on the Company's consolidated statement of operations.

        At December 31, 2013 and 2012, the Company has $37.2 million and $124.4 million, respectively, recorded as "Contingent consideration—Gresham acquisition" under Long-Term Obligations on its consolidated balance sheets.

3. CONSOLIDATED VARIABLE INTEREST ENTITIES

Consolidated CLOs/CDO

        Symphony, one of the Company's subsidiaries, acts as collateral manager for several collateralized loan obligations ("CLOs") and one collateralized debt obligation ("CDO"). Symphony has the most power to direct the activities of these CLOs and the CDO, activities that most significantly impact the CLOs' and CDO's economic performance.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

        Under the accounting standards for the consolidation of VIEs, the Company is considered to be the primary beneficiary of the CLOs/the CDO where Symphony is the collateral manager. As such, the Company is required to consolidate these CLOs and the one CDO into its financial results.

        The CLOs and CDO are Special Purpose Vehicles ("SPV") collateralized by a pool of assets, primarily syndicated loans and may have limited exposure in high-yield bonds. Multiple tranches of securities are issued by a CLO and/or a CDO, offering investors various credit risk characteristics. The notes issued by the CLOs and CDO are non-recourse to the Company. The CLO and CDO note holders have recourse only to the assets of the CLO and CDO. The assets that collateralize these notes are held in SPVs and cannot be used by the Company. Scheduled and unscheduled (for subordinated notes) interest payments are based on the performance of the CLO's and CDO's collateral pool. The Company generally earns management fees from the CLOs and the CDO based on the underlying assets and, in certain instances, may also receive performance-based fees. In the normal course of business, the Company has invested in certain CLOs and the CDO, generally taking an insignificant portion of the unrated, subordinated debt.

        During 2013, the Company began consolidating one newly formed CLO: Symphony CLO XI Limited Partnership ("CLO XI"). The results of this newly formed CLO have been included in the Company's consolidated balance sheet at December 31, 2013 and the Company's consolidated statement of operations for the year ended December 31, 2013. At December 31, 2013, total assets and total liabilities of CLO XI were $0.9 billion and $0.9 billion, respectively.

        During 2013, an optional redemption occurred on Symphony CLO VI, Ltd.

        During 2012, the Company began consolidating three newly formed CLOs: Symphony CLO VIII, Limited Partnership ("CLO VIII"), Symphony CLO IX, Limited Partnership ("CLO IX"), and Symphony CLO X, Ltd. ("CLO X"). At December 31, 2012, total assets and total liabilities of the newly created CLOs were $1.6 billion and $1.6 billion, respectively.

        The following tables reflect the impact of consolidated CLOs/CDO and the Gresham consolidated funds on the Company's consolidated balance sheets as of December 31, 2013 and 2012, as well as on

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

the Company's consolidated statements of operations for the years ended December 31, 2013 and 2012 (in 000s):

At December 31, 2013 and For the Year Ended December 31, 2013:

	Before Consolidated VIEs and Funds	Consolidated VIEs and Funds	Eliminations	Total
At December 31, 2013:
Total assets	$6,313,482	6,592,433	(15,292)	$12,890,623
Total liabilities	5,530,899	6,462,773	(15,274)	11,978,398
Redeemable noncontrolling interests	276,753	—	—	276,753
Total Nuveen Investments shareholders' equity	452,405	114,278	—	566,683
Noncontrolling interests	53,425	15,382	(18)	68,789
Total equity	505,830	129,660	(18)	635,472
For the year ended December 31, 2013:
Total operating revenues	$1,076,345	—	—	$1,076,345
Total operating (expenses)	(762,498)	—	—	(762,498)
Operating other: contingent consideration	87,200	—	—	87,200
Other income/(expense)	(96,791)	—	—	(96,791)
Net interest (expense)	(283,759)	—	—	(283,759)
Consolidated VIEs and funds, net	—	11,862		11,862
Income/(loss) before taxes	20,497	11,862	—	32,359
Income tax expense/(benefit)	(42,385)	—	—	(42,385)
Net income/(loss)	62,882	11,862	—	74,744
Net income/(loss) attributable to noncontrolling interests	22,379	7,137	—	29,516
Net income/(loss) attributable to Nuveen Investments	$40,503	4,725	—	$45,228

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

At December 31, 2012 and For the Year Ended December 31, 2012:

	Before Consolidated VIEs and Funds	Consolidated VIEs and Funds	Eliminations	Total
At December 31, 2012:
Total assets	$6,278,918	5,481,816	(15,692)	$11,745,042
Total liabilities	5,586,930	5,373,996	(15,673)	10,945,253
Redeemable noncontrolling interests	242,551	—	—	242,551
Total Nuveen Investments shareholders' equity	396,107	99,255	—	495,362
Noncontrolling interests	53,330	8,565	(19)	61,876
Total equity	449,437	107,820	(19)	557,238
For the year ended December 31, 2012:
Total operating revenues	$1,103,973	—	—	$1,103,973
Total operating (expenses)	(1,419,347)	—	—	(1,419,347)
Operating other: contingent consideration	(29,300)			(29,300)
Other income/(expense)	(120,051)	—	—	(120,051)
Net interest (expense)	(340,270)	—	—	(340,270)
Consolidated VIEs and funds, net	—	(72,921)	—	(72,921)
Income/(loss) before taxes	(804,995)	(72,921)	—	(877,916)
Income tax expense/(benefit)	(240,730)	—	—	(240,730)
Net income/(loss)	(564,265)	(72,921)	—	(637,186)
Net income/(loss) attributable to noncontrolling interests	29,898	(96,086)	—	(66,188)
Net income/(loss) attributable to Nuveen Investments	$(594,163)	23,165	—	$(570,998)

        The Company has elected the fair value option with the consolidation standards issued in June 2009 for the financial assets and liabilities of the CLOs and the CDO consolidated on January 1, 2010, as well as any new CLO/CDO VIE entities that need to be consolidated after January 1, 2010.

        Management believes that the use of the fair value option eliminates certain timing differences and better matches the changes in fair value of assets and liabilities related to the CLOs and the CDO. The fair value option had not been elected for the historically consolidated Symphony CLO V, and therefore the debt of this entity remains at original basis (par). Consequently, while all other consolidated CLOs/CDO are presented in "net income/(loss) attributable to noncontrolling interests—consolidated VIEs and funds" on the Company's consolidated statements of operations, net income/(loss) for Symphony CLO V is included in "net income/(loss) attributable to Nuveen Investments."

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

        The following table presents information about the fair value of investments and debt held by the consolidated CLOs/CDO that have consolidated under the fair value option at December 31, 2013 and 2012 (in 000s):

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets
Investments (all consolidated VIEs)
Corporate debt securities	$—	$427,197	$—	$427,197
Common stocks	3,149	14,319	1,968	19,436
Other structured investments	—	—	3,500	3,500
Syndicated loans	—	5,430,465	—	5,430,465

Total investments	$3,149	$5,871,981	$5,468	$5,880,598

Liabilities
Debt (all consolidated VIEs except CLO V)	$—	$—	$5,578,053	$5,578,053

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Assets
Investments (all consolidated VIEs)
Corporate debt securities	$—	$206,186	$—	$206,186
Common stocks	—	14,755	807	15,562
Other structured investments	—	—	11,258	11,258
Syndicated loans	—	4,545,439	—	4,545,439

Total investments	$—	$4,766,380	$12,065	$4,778,445

Liabilities
Debt (all consolidated VIEs except CLO V)	$—	$—	$4,494,578	$4,494,578

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

        The following table provides a summary of changes in Level 3 assets and liabilities measured at fair value as of December 31, 2013 and 2012:

	Symphony Consolidated VIE Assets			Symphony Consolidated VIE Liabilities
	Common Stock	Other Structured Investments	Syndicated Loans	Debt
Beginning balance (as of January 1, 2013)	$807	$11,258	$—	$(4,494,578)
Total gains/(losses) included in net income	(1,308)	1,564	(63)	(8,304)
Purchases	—	—	1,175	—
Sales	—	(9,322)	—	—
Issuances	—	—	—	(1,655,566)
Settlements/distributions	380	—	—	580,395
Transfers into Level 3	2,089	—	(1,112)	—

Ending Balance (as of December 31, 2013)	$1,968	$3,500	$—	$(5,578,053)

	Symphony Consolidated VIE Assets		Symphony Consolidated VIE Liabilities
	Common Stock	Other Structured Investments	Debt
Beginning balance (as of January 1, 2012)	$4,161	$11,830	$(2,914,952)
Total gains/(losses) included in net income	1,403	(572)	(276,954)
Purchases	—	—	—
Sales	—	—	5,501
Issuances	—	—	(1,392,994)
Settlements/distributions	(4,757)	—	84,821
Transfers out of Level 3	—	—	—

Ending Balance (as of December 31, 2012)	$807	$11,258	$(4,494,578)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

        The following table shows the valuation techniques and significant unobservable inputs utilized in the fair value measurement of Level 3 liabilities at December 31, 2013:

	Fair Value at December 31, 2013	Valuation Technique	Unobservable Inputs(1)	Range
(in 000s)
Liabilities of consolidated CLOs/CDO:
Debt (all consolidated VIEs except CLO V)	$5,578,053	Income approach	Discount rate	100 - 700 bps
			Default rate	2% - 3%
			Prepayment rate	10% - 20%
			Recovery rate	60% - 70%

(1)
Discount rate refers to spread over LIBOR. Lower spreads relate to the more senior tranches in the note structure, higher spreads relate to the subordinate tranches. The Par-weighted average spread for the liabilities of consolidated CLOs/CDO was 241 bps. The default rate refers to the constant annual default rate. Prepayment rate is the rate at which the underlying collateral is expected to repay principal. Recovery rate is the expected recovery of defaulted amounts received through asset sale or recovery through bankruptcy, restructuring or other settlement processes.

Valuation Process

        For the consolidated CLOs/CDO, the carrying value of receivables, other assets and other liabilities approximates fair value, as the nature of these assets and liabilities have historically been short term and the receivables have been collectible. The fair value of these assets and liabilities is classified as Level 1. The fair value of syndicated loans is obtained from nationally recognized pricing services and is classified as Level 2. The fair value of the CLOs' and the CDO's debt is valued using a methodology which considers expected cash flows including assumptions about default rates, interest rates, prepayments, and recovery rates of the CLOs' and the CDO's underlying assets. An independent valuation firm assisted the Company in determining fair values of debt. The model used by the third party provider considered the assumptions participants in a hypothetical market would make to reflect an exit price. Given the significance of the unobservable inputs into this fair value measurement, the CLO and CDO debt is classified as Level 3.

Sensitivity to Changes in Significant Unobservable Inputs

        For the debt issued by the consolidated CLOs and CDO, a change in assumptions used for the probability of default is generally accompanied by a directionally similar change in the assumption used for discount rates. Significant increases in either one of these inputs would result in a significantly lower measurement of fair value.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

        The following table presents the fair value and unpaid principal balance of assets and liabilities carried at fair value under the fair value option as of December 31, 2013 and December 31, 2012 (in millions):

	December 31, 2013	December 31, 2012
Investments in syndicated loans, corporate debt and structured investments
Unpaid principal balance	$5,860	$4,793
Excess estimated unpaid principal over fair value	(1)	30
Fair value	$5,861	$4,763
Fair value of assets with accruals more than 90 days past due or with non-accrual status	13	10
Difference between fair value and unpaid principal of assets in the above category	11	18
Debt (excludes Symphony CLO V debt, which is not carried at fair value & other Nuveen owned debt)
Unpaid principal balance	$5,727	$4,621
Excess estimated unpaid principal over fair value	149	126
Fair value	$5,578	$4,495

        At December 31, 2013 and 2012, only one CLO/CDO had open derivatives, which were credit default swaps with notional values of $20.0 million and $32.0 million, respectively. The credit default swaps were purchased by the CLO/CDO for protection against potential losses from an issuer of debt. At December 31, 2013 and 2012, the fair values of $0.3 million and $2.9 million for these open derivatives are included in "Other assets—consolidated variable interest entities." For the year ended December 31, 2013, the Company recorded $3.2 million of realized losses on these derivatives, and $0.4 million of unrealized gains on these derivatives. For the year ended December 31, 2012, the Company recorded $5.7 million of realized losses and $1.7 million of unrealized gains on these derivatives. For the year ended December 31, 2011, the Company recorded $0.6 million of realized gains and $0.2 million of unrealized losses on these derivatives. The realized and unrealized gains/(losses) are reported in "Consolidated VIEs and funds, net" on the Company's consolidated statements of operations. These derivatives are considered to be Level 2 on the fair value hierarchy.

        Interest income from loans, bonds and structured investments is recorded in "Consolidated VIEs and funds, net", as well as gains and losses related to changes in the fair value of investments, gains and losses on sales of investments, and other investment income/(expense). Interest expense on debt, and gains and losses related to changes in the fair value of debt is also recorded in "Consolidated VIEs and funds, net."

        For the years ended December 31, 2013, 2012 and 2011 the Company recorded $20.6 million, $139.7 million, and $125.1 million in unrealized gains and $40.2 million, $28.7 million, and $29.5 million in realized gains for fair value changes in the financial assets of the consolidated CLOs/CDO for which the fair value option was elected. Also for the years ended December 31, 2013, 2012 and 2011, the

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

Company recorded $7.4 million, $277.0 million, and $23.5 million in unrealized losses due to the increase in the fair value of the debt of the consolidated CLOs/CDO.

        Debt and the weighted average stated interest rates for the consolidated CLOs/CDO at December 31, 2013 and 2012 were as follows (in millions):

	December 31, 2013		December 31, 2012
	Carrying Value	Weighted Average Stated Interest Rate	Carrying Value	Weighted Average Stated Interest Rate
Debt of consolidated CLOs and CDOs due 2012— 2024 (exclusive of revolver)	$5,483	1.83%	$4,376	1.77%
Floating rate revolving credit borrowings due 2015	359	0.63%	351	0.73%
Floating rate revolving credit borrowings due 2019	101	0.52%	132	0.59%
Floating rate revolving credit borrowings due 2020	39	0.53%	39	0.60%

Total	$5,982		$4,898

        The debt of the consolidated CLOs/CDO has floating interest rates. The stated interest rates are a weighted average rate based on the principal and the stated interest rates according to the terms of each CLO and/or CDO structure, which range from 0.48% to 7.24%. These rates exclude the subordinated debt, which do not have stated interest rates. The carrying value of the consolidated CLO/CDO debt represents the fair value of the aggregate debt as of December 31, 2013 and 2012, except for CLO V, which carries its debt at original basis. The fair value of the consolidated CLOs/CDO whose debt is fair valued was $5.6 billion as of December 31, 2013, and $4.5 billion December 31, 2012. Symphony CLO V's debt is not fair valued and is carried on the Company's consolidated balance sheets at $0.4 billion at December 31, 2013 and 2012, respectively. The estimated fair value of Symphony CLO V's debt is $0.4 billion at December 31, 2013 and 2012, respectively.

        For the years ended December 31, 2013 and 2012, total interest paid on the debt of the consolidated CLOs/CDO was $223.5 million and $164.8 million, respectively.

        As of December 31, 2013, future maturities (the par value) of the debt for all consolidated CLOs/CDO were:

(in millions)
2014	$—
2015	630
2016	—
2017	—
2018	—
Thereafter	5,525

Total future maturities	$6,155

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

3. CONSOLIDATED VARIABLE INTEREST ENTITIES (Continued)

Gresham Consolidated Funds

        Gresham, one of the Company's subsidiaries, manages certain funds that qualify as variable interest entities ("VIEs") and which the Company is required to consolidate. The funds were organized for the purpose of trading and investing in securities and derivative contracts, and are included on the Company's consolidated balance sheets at December 31, 2013 and 2012. The financial results of these consolidated Gresham funds are also included in the Company's consolidated statement of operations for the years ended December 31, 2013 and December 31, 2012. As the Gresham acquisition closed on December 31, 2011, the financial results of these funds are not included in the Company's consolidated statement of operations for the year ended December 31, 2011.

        At December 31, 2013 and 2012, total assets of the Gresham consolidated funds were $15.5 million and $8.8 million, respectively. These assets were primarily comprised of $13.3 million of U.S. Treasury bills, $2.1 million of receivables due from brokers at December 31, 2013 and $7.4 million of U.S. Treasury bills, $1.2 million of receivables due from brokers, and $0.1 million of derivative future contracts at December 31, 2012. The U.S. Treasury bills and derivative futures contracts are determined to be Level 1 on the fair value hierarchy.

        At December 31, 2013 and 2012, total liabilities of the Gresham consolidated funds were $150 thousand and $0.2 million, respectively. These liabilities were comprised primarily of $89 thousand of derivative futures contracts and $61 thousand accrued expenses at December 31, 2013, and $0.2 million of derivative futures contracts at December 31, 2012. These accrued expenses and futures contracts are considered to be Level 1 on the fair value hierarchy.

        Noncontrolling interests were $15.4 million and $8.5 million at December 31, 2013 and 2012, respectively. Certain other funds managed by Gresham also qualify as VIEs, but because Gresham is not deemed the primary beneficiary thereof, the Company is not required to consolidate these funds into its financial statements. Total assets for the Gresham funds which the Company is not required to consolidate are $6.9 billion and $8.1 billion at December 31, 2013 and December 31, 2012. Gresham's interest in these funds is approximately $0.2 million at December 31, 2013 and $0.3 million at December 31, 2012, which represents their maximum exposure to loss.

4. EQUITY-BASED COMPENSATION

        The Company has various equity-based compensation programs, which may be categorized as one of two types: Corporate Programs and Affiliate Equity Programs.

Corporate Programs

2007 Programs

        In connection with the MDP Transactions, the Company entered into equity arrangements with certain employees, including members of senior management of the Company ("Employee Participants"). The equity consisted of two classes of ownership interests in Windy City Investments Holdings, L.L.C. ("Holdings"), the Company's ultimate parent company: Class A Units and Class B Units. Holdings acquired all of the outstanding capital of the Company in connection with the MDP

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

4. EQUITY-BASED COMPENSATION (Continued)

Transactions. The rights and obligations of Holdings and the holders of its Units are generally set forth in Holdings' limited liability company agreement, Holdings' unitholders' agreement, and the individual purchase agreements entered into with the respective unitholders (the "equity agreements").

Class A Units

        Certain Employee Participants purchased 9,977,299 Class A Units (approximately 3% of Holdings' then-outstanding Class A Units). The remaining Class A Units were purchased by investment funds affiliated with Madison Dearborn Partners, LLC ("MDP"), and certain other co-investors in connection with the consummation of the MDP Transactions. The purchase price paid by Employee Participants for the Class A Units was $10 per unit, the same price that was paid by the other investors in connection with the consummation of the MDP Transactions. The Class A Units are not subject to vesting.

Deferred Class A Units

        During 2007, in lieu of cash bonuses, certain Employee Participants, including certain members of senior management, accepted the right to receive Class A Units in the form of deferred Class A Units that, upon a break in the deferral (for example, separation from the Company), could either be settled, at the option of the Company, in cash or be converted into Class A Units. These deferred Class A Units were settled on February 15, 2013, and resulted in the issuance of 485,601 Class A Units.

Deferred and Restricted Class A Units

        Certain Employee Participants received deferred and restricted Class A Units, which entitled the holders to the same economic benefit as the Class A Units. Between November 14, 2007 and December 31, 2007, a total of 3,043,450 of such units were received by certain employees with an estimated value of $10 per unit. Certain of these units vested over a three, four, or five year period. The Company recognized $2.5 million and $2.9 million in non-cash compensation related to the deferred and restricted Class A Units for the years ended December 31, 2012 and 2011, respectively. The Company recorded associated deferred tax benefits related to these amounts totaling $0.9 million and $0.8 million, for the years ended December 31, 2012 and 2011, respectively. As of December 31, 2012, all compensation costs associated with these units have been recognized. The Company recognized compensation cost related to these awards on a straight-line basis over the requisite service period for the entire award. These deferred and restricted Class A Units were settled on February 15, 2013, and resulted in the issuance of 1,247,421 Class A Units.

Class B Units

        Certain Employee Participants received Class B Units, which were profits interests that entitled the holders in the aggregate to fifteen percent of the appreciation in the value of the Company beyond the issue date. The Class B Units vested over five to seven years, or earlier in the case of a liquidity event. The Company engaged outside valuation experts to assist management in estimating the per-share fair value of the Class B Units for financial reporting purposes. Based on the valuation, the Class B Units

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

4. EQUITY-BASED COMPENSATION (Continued)

issued were valued at $155.11 per share. The aggregate value of the Class B Units was being amortized over the vesting period and resulted in the recognition of $0.2 million in income due to forfeitures, $1.1 million of expense and $5.6 million of expense of non-cash compensation for the years ended December 31, 2013, 2012 and 2011, respectively. The Company recorded associated deferred tax expense of $0.1 million as of December 31 2013 and tax benefits related to these amounts totaling $0.4 million, and $2.1 million for the years ended December 31, 2012, and 2011, respectively. During 2010, the Class B Units were eliminated and employees were granted deferred restricted Class A Units. (Refer to the modification accounting discussion below in the "Deferred Restricted Class A Unit Program" section for further information.)

2010 Programs

Deferred Restricted Class A Unit Program

        In October 2010, the Company implemented a deferred restricted Class A Unit program similar to the deferred restricted Class A Unit program that already existed at the time (refer to discussion above). These Units vest over a two, three, four or five year period, generally depending on the year in which the Units were issued. Management of the Company engaged external valuation specialists to assist in the valuation of this program.

        When the Class B Units were eliminated in October 2010, certain holders were granted deferred restricted Class A Units. The Company accounted for these transactions as a modification. Modification accounting resulted in the total cost of the new deferred restricted Class A Unit awards being equal to: (1) the remaining unamortized cost of the original Class B Unit program, plus (2) the value of the new deferred restricted Class A Unit program in excess of the fair value of the old Class B Unit program, as remeasured just prior to the modification.

        The total number of deferred restricted Class A Units granted to employees for this program approximates 13.4 million. The following table presents information about various grants:

Year	Units Issued	Grant Date Fair Value per Unit
2010	8,615,076	$1.81
2011	2,088,488	2.89
2011	924,650	2.45
2012	1,559,948	3.05
2012	100,000	2.12
2013	60,000	2.12
2013	100,000	3.04

        The current fair value per deferred restricted Class A Unit is $3.04 and was determined using income and market approaches. None of the deferred restricted Class A Units were fully vested at the grant date. The deferral periods break on December 31 in years 2012 through 2017. The first settlement of these Units occurred on December 31, 2012, and resulted in the issuance of 4,011,406

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

4. EQUITY-BASED COMPENSATION (Continued)

Class A Units. A second settlement of these Units occurred on December 31, 2013, and resulted in the issuance of 1,554,138 Class A Units. At December 31, 2013, approximately 4.0 million deferred restricted Class A Units remain outstanding after settlement and forfeiture.

        For the years ended December 31, 2013, 2012 and 2011, the Company recorded approximately $10.3 million, $10.7 million and $11.4 million, respectively, of compensation expense related to these awards. The Company recorded associated deferred tax benefits related to this amount totaling $3.9 million, $4.0 million and $4.2 million in 2013, 2012 and 2011, respectively. At December 31, 2013, the total value yet to be expensed over the remaining amortization period was approximately $10.2 million. For service conditions associated with the awards, some of the Units (approximately 1.3 million Units) are based on both time and performance criteria and approximately 0.1 million Units based on performance, only. These Units time vest if the performance criteria are met. Vesting accelerates upon a sale of the Company or the holder's death or disability.

Deferred Incentive Class A Units

        During the year ended December 31, 2010, the Company issued deferred incentive Class A Units. The deferred incentive Class A Units are profits interests whereby holders are entitled, in the aggregate, to a portion of the appreciation in the value per unit beyond the $10 per unit Class A Unit value at the date of the MDP Transactions. At December 31, 2010, the total number of deferred incentive Class A Units granted were 4,691,600 with a value of $0.77 per unit. During 2011, an additional 395,100 Units were issued with a value of $1.88 per unit. Management engaged an external valuation consulting firm to assist with the valuation of these profits interests. Key assumptions used in the valuation of these deferred incentive Class A Units include: five years until the expected liquidity event; expected volatility of 92.5%; zero expected dividends; a risk-free rate of 1.79%; and a 62.7% discount for lack of marketability.

        For the deferred incentive Class A Units granted in 2010, 55% vested upon grant and 5% vested in each of the nine quarters following the date of issuance. For the deferred incentive Class A Units granted in 2011, 50% vested or will vest on December 31 of each of 2012 and 2014. There are no performance-based vesting criteria. During 2013, 48,900 Deferred Incentive Units were settled at no value. At December 31, 2013, approximately 96.6% of the deferred incentive Class A Units were vested. The deferral for the deferred incentive Class A Units breaks in three separate tranches: 33% on December 31, 2014, 33% on December 31, 2015, and 34% on December 31, 2016. Vesting accelerates upon a sale of the Company or the holder's death or disability.

        For the years ended December 31, 2013, 2012 and 2011, the Company recorded $0.2 million, $0.8 million and $0.8 million, respectively of compensation expense related to the deferred incentive Class A Units. The Company recorded associated deferred tax benefits related to these amounts totaling $0.1 million, $0.3 million and $0.3 million in 2013, 2012 and 2011, respectively. At December 31, 2013, the total remaining compensation cost to be expensed in future years for the remaining non-vested deferred incentive Class A Units approximates $0.2 million, which will be fully expensed in 2014. The Company recognizes compensation cost related to these awards on a straight-line basis over the requisite service period for the entire award.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

4. EQUITY-BASED COMPENSATION (Continued)

Affiliate Equity Programs

Current Affiliate Programs

        In order to allow key individuals to participate in the earnings growth and cash flows of their respective businesses, the Company has instituted equity programs at each of its affiliated investment managers other than Gresham. Each of the affiliate equity programs consists of profits interests, which are generally subject to multi-year vesting periods. Certain percentages of these profits interests vested or will vest each year beginning in 2012 and ending in 2021. The fair market value of the profits interests, determined as of their grant date, is amortized to expense over the term of the applicable vesting period (see "Affiliate Plan Compensation Expense" below.) The Company has the right to call certain percentages of certain vested profits interests beginning in 2013 and each year thereafter through 2022. Other profits interests are generally not callable prior to termination of the respective holder's employment.

        Holders of profits interests are entitled to receive a distribution of the cash flow from their business. With respect to certain of the profits interests ("Collared Interests"), distributions are subject to an annual cap. Furthermore, distributions on Collared Interests are only made to the extent cash flow exceeds certain thresholds. The distribution percentages on Collared Interests generally increase upon vesting. With respect to the other type of profits interests ("Non-collared Interests") issued under the affiliate equity programs, distributions are not subject to an annual cap. Distributions on certain of the Non-collared Interests are only made to the extent cash flow exceeds certain thresholds. During the years ended December 31, 2013, 2012 and 2011, the Company recorded approximately $15.4 million, $12.2 million and $1.7 million, respectively, of income attributable to noncontrolling interests in respect of the Collared and Non-collared Interests.

        With respect to the Collared Interests, there is generally no accelerated vesting. Certain percentages of certain Non-collared Interests automatically vest in the event of the holder's death or disability, a sale of Nuveen, certain public offerings of Nuveen equity, a sale of the applicable affiliate or any transaction by Nuveen that results in an "assignment" of the applicable affiliate's advisory contracts under the Investment Company Act or the Investment Advisers Act.

        Holders of vested Non-collared Interests generally have the option to require the Company to purchase their interests upon death or incapacity. As a result, these interests are reflected in "redeemable noncontrolling interests" on the Company's December 31, 2013, 2012 and 2011 consolidated balance sheets. At December 31, 2013, 2012 and 2011, the Company had approximately $82.6 million, $40.7 million and $9.5 million, respectively, of redeemable noncontrolling interests on its consolidated balance sheets representing vested Non-collared Interests.

2006 Affiliate Equity Plans

        During 2006, equity programs were put in place covering NWQ, Tradewinds and Symphony. These programs allowed key individuals of these businesses to participate in the growth of their respective businesses over the subsequent six years. Classes of interests were established at each subsidiary (collectively referred to as "Interests"). Certain of these Interests vested on June 30 of 2007, 2008,

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

4. EQUITY-BASED COMPENSATION (Continued)

2009, 2010 and 2011. The Interests entitle the holders to receive a distribution of the cash flow from their business to the extent such cash flow exceeds certain thresholds. The distribution thresholds increase from year to year and the distributions of the profits interests are also subject to a cap in each year. Beginning in 2008 and continuing through 2012, the Company had the right to acquire the Interests of the noncontrolling members. During 2008 through 2012, the Company exercised its right to call various classes of Interests. During the first quarter of 2012, the Company exercised its right to call the last class of Interests outstanding and no Interests remain outstanding after this call.

        During the years 2010-2012, the Company exercised its right to call various noncontrolling members' interests as it relates to these equity programs. Of the total $30.8 million paid in 2011, approximately $21.1 million was recorded as a reduction to additional paid-in-capital. As a result of the $68 thousand paid to repurchase these interests during 2012, the Company recorded an increase to additional-paid-in-capital of approximately $0.4 million.

Affiliate Plan Compensation Expense

        For the years ended December 31, 2013, 2012 and 2011, the Company recorded approximately $25.2 million, $25.0 million and $13.0 million, respectively, of compensation expense related to all affiliate equity plan programs. The Company recorded associated deferred tax benefits related to these amounts totaling $9.5 million, $9.3 million, and $4.8 million in 2013, 2012, and 2011 respectively. At December 31, 2013, the total value yet to be expensed over the remaining amortization period was approximately $76.9 million.

5. FAIR VALUE MEASUREMENTS

        Of the approximate $205.6 million in total investments at December 31, 2013, approximately $119.6 million relates to equity-based funds and accounts, $61.1 million relates to fixed income funds or accounts, and $24.9 million relates to private investment funds and other investments. At December 31, 2012, of the approximate $169.6 million in total investments on the Company's consolidated balance sheet, approximately $84.4 million relates to equity-based funds and accounts, $61.9 million relates to fixed income funds or accounts, and $23.3 million relates to private investment funds and other investments.

Fair Value Hierarchy

        FASB ASC 820-10 also establishes a fair value hierarchy that prioritizes information used to develop those assumptions. The fair value hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data (for example, the reporting entity's own data). FASB ASC 820-10 requires that fair value measurements be separately disclosed by level within the fair value hierarchy in order to distinguish between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

Levels 1 and 2 of the hierarchy) and the reporting entity's own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy). Specifically:

  •
  Level 1—inputs to the valuation methodology are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

  •
  Level 2—inputs to the valuation methodology other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, through corroboration with observable market data (market-corroborated inputs).

  •
  Level 3—inputs to the valuation methodology that are unobservable inputs for the asset or liability—that is, inputs that reflect the reporting entity's own assumptions about the assumptions market participants would use in pricing the asset or liability (including assumptions about risk) developed based on the best information available in the circumstances.

        In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company's assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

The Company's Fair Value Measurements

        The Company did not elect to apply the fair value provisions to any qualifying non-financial assets and liabilities. As a result, the application of FASB ASC 820-10 to the Company's non-financial assets did not have any impact on the Company's consolidated results of operations or financial position.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

        The following table presents information about the Company's fair value measurements at December 31, 2013 and 2012 (in 000s). (Refer to Note 3, "Consolidated Variable Interest Entities," for fair value information related to consolidated variable interest entities.)

		Fair Value Measurements at December 31, 2013 Using
Description	Total December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)(a)	Significant Other Observable Inputs (Level 2)(a)	Significant Unobservable Inputs (Level 3)
Assets
Available-for-sale securities:
Equity Separately Managed Accounts ("SMAs")	$25,355	$25,355	$—	$—
Fixed Income SMAs	2,742	—	2,742	—
Equity Funds	94,278	93,612	666	—
Fixed Income Funds	58,365	58,365	—	—
Other	64	—	—	64

Total available-for-sale securities	180,804	177,332	3,408	64
Other Investments	24,749	—	21,280	3,469

Subtotal—Investments	205,553	177,332	24,688	3,533

Fair value of open derivatives	33,755	—	33,755	—

Total Assets	$239,308	$177,332	$58,443	$3,533

Liabilities
Contingent consideration—Gresham	$37,200	$—	$—	$37,200

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

		Fair Value Measurements at December 31, 2012 Using
Description	Total December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Available-for-sale securities:
Equity Separately Managed Accounts ("SMAs")	$29,862	$29,862	$—	$—
Fixed Income SMAs	1,738	—	1,738	—
Equity Funds	54,559	54,433	126	—
Fixed Income Funds	60,114	60,114	—	—
Other	101	37	—	64

Total available-for-sale securities	146,374	144,446	1,864	64
Other Investments	23,268	—	21,964	1,304

Total Assets	$169,642	$144,446	$23,828	$1,368

Liabilities
Contingent consideration—Gresham	$124,400	$—	$—	$124,400

(a)
There were no transfers to or from Levels 1 and 2 during the period December 31, 2013.

Level 3 Rollforward

        The following tables present a rollforward of fair value measurements consolidated to be Level 3 (in 000s):

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
For the Year Ended December 31, 2013

	Available- for-Sale Securities	Other Investments	Total
Beginning balance (as of January 1, 2013)	$64	$1,304	$1,368
Total gains or losses (realized/unrealized)	—	(548)	(548)
Included in earnings	—	(548)	(548)
Included in other comprehensive income	—	—	—
Purchases	—	2,983	2,983
Sales	—	(270)	(270)
Transfers into Level 3	—	—	—
Transfers out of Level 3	—	—	—

Ending balance (as of December 31, 2013)	$64	$3,469	$3,533

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
For the Year Ended December 31, 2012

	Available- for-Sale Securities	Other Investments	Derivative Financial Instruments	Total
Beginning balance (as of January 1, 2012)	$5,828	$231	$(19,876)	$(13,817)
Total gains or losses (realized/unrealized)	(502)	(504)	17,389	16,383
Included in earnings	(502)	(504)	17,389	16,383
Included in other comprehensive income	—	—	—	—
Purchases	18	1,577	—	1,595
Sales	(5,280)	—	2,487	(2,793)
Transfers into Level 3	—	—	—	—
Transfers out of Level 3	—	—	—	—

Ending balance (as of December 31, 2012)	$64	$1,304	$—	$1,368

        The amounts shown in the "Available-for-Sale Securities" columns above represent a required investment in the stock of the Depository Trust Clearing Corporation ("DTCC"). The Company considers its investment in DTCC stock to be a Level 3 financial instrument, as there is no quoted market price for DTCC stock. The fair value of DTCC stock comes from valuation information obtained directly from the DTCC.

        The amounts shown in the "Other Investments" columns above represent the Company's ownership in two outside private equity partnerships. These private equity partnerships were organized for the purpose of making and managing investments in the asset management industry, including businesses that manage assets on behalf of, or provide advice to, their clients and businesses that provide other products or services related to asset management. The Company considers its investments in these private equity partnerships to be Level 3 financial instruments, as there are no quoted market prices for these private equity partnerships and there are redemption restrictions on these private equity partnership investments. The net losses shown in the "Other Investments" columns in the tables above as included in earnings are attributable to investments which are still held at December 31, 2013.

        For the "Derivative Financial Instruments" column presented in the table above, the $17.4 million of net gains presented as included in earnings for the year ended December 31, 2012 is attributable to the change in fair value for derivatives transactions that matured by December 31, 2012.

Fair Value Levels of Assets and Liabilities

Available-for-Sale Securities

        Approximately $177.3 million of the Company's available-for-sale securities are classified as Level 1 financial instruments, as they are valued based on unadjusted quoted market prices. The majority of these investments are investments in the Company's managed funds and separately

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

managed accounts. Approximately $3.4 million of the Company's available-for-sale investments are considered to be Level 2 financial instruments, as they are valued based on observable inputs.

        Realized gains and losses on the sale of investments are calculated based on a specific identification method and are recorded in "Other Income/(Expense)" on the consolidated statement of operations. For the year ended December 31, 2013, dispositions of available-for-sale securities were $67.4 million, which consisted of sales proceeds of $55.7 million and the vested value of securities distributed to participants in the mutual fund incentive program of $11.7 million (refer to Note 10, "Mutual Fund Incentive Program" for additional information). Net realized gains included in earnings were $6.1 million, comprised of $7.4 million gross realized gains and $1.3 million of gross realized losses for the year ended December 31, 2013.

        For the year ended December 31, 2012, dispositions of available-for-sale securities were $71.8 million, which consisted of sales proceeds of $38.0 million and the vested value of securities distributed to participants in the mutual fund incentive program of $33.8 million (refer to Note 10, "Mutual Fund Incentive Program" for additional information). Net realized gains included in earnings were $1.3 million, comprised of $4.2 million gross realized gains and $2.9 million of gross realized losses for the year ended December 31, 2012.

        For the year ended December 31, 2011, dispositions of available-for-sale securities were $75.2 million, which consisted of sales proceeds of $43.2 million and the vested value of securities distributed to participants in the mutual fund incentive program of $32.0 million (refer to Note 10, "Mutual Fund Incentive Program" for additional information). Net realized gains included in earnings were $13.6 million, comprised of $15.3 million gross realized gains and $1.7 million of gross realized losses for the year ended December 31, 2011.

Other Investments

        Included in the $24.7 million of Other Investments in the fair value measurements table as of December 31, 2013, above, are approximately $19.9 million of private investment funds and general partner interests and $3.5 million in private equity funds. In accordance with ASC 820, the fair value of these investments is based on their reported net asset values. The private investment funds and general partner interests are considered Level 2 financial instruments. The private equity funds are considered to be Level 3 financial instruments.

        Included in the $23.3 million of Other Investments in the fair value measurements table as of December 31, 2012, above, are approximately $21.5 million of private investment funds and general partner interests. In accordance with ASC 820, the fair value of these investments is based on their reported net asset values. The private investment funds and general partner interests are considered Level 2 financial instruments. There exists approximately $1.3 million in private equity funds. The private equity funds are considered to be Level 3 financial instruments.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

Liabilities

        At December 31, 2013 and December 31, 2012, the Company has $37.2 million and $124.4 million, respectively, recorded on its consolidated balance sheets as the estimated fair value of the contingent consideration for the Gresham acquisition. Due to the use of significant unobservable inputs, the Company considers the estimated fair value of the Gresham contingent consideration to be a Level 3 financial instrument. Significant unobservable inputs utilized in the December 31, 2013 valuation include: an estimated average annual increase in total assets under management of approximately 12% from the acquisition date through December 31, 2016, a discount rate of 9.5%, and volatility of 27.4%. The contingent consideration terms require two separate calculations involving the use of EBTIDA: one for management fees and the other for performance fees. The Company engaged an external valuation consultant from a nationally recognized consulting firm to assist with the determination of the estimated fair value for the Gresham contingent consideration.

        The following table presents a rollforward of the Gresham contingent consideration fair value measurement, which is considered to be a Level 3 financial instrument, for the years ended December 31, 2013 and 2012 (in millions):

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)

Contingent Consideration
Beginning balance (at January 1, 2012)	$95
Increase in estimated value of contingent consideration	29

Ending balance (at December 31, 2012)	$124

Beginning balance (at January 1, 2013)	124
Decrease in estimated value of contingent consideration	(87)

Ending balance (at December 31, 2013)	$37

Derivative Financial Instruments

        As further discussed in Note 7, "Derivative Financial Instruments," the Company used derivative instruments to manage the economic impact of fluctuations in interest rates related to its long-term debt.

        The fair value of the Company's interest rate swaps are determined using the standard market methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based on the expectation of future interest rates (forward curves) derived from observed market interest rate curves. In addition, to comply with the provisions of FASB ASC 820, credit valuation adjustments, which consider the impact of any credit enhancements to the contracts, are incorporated in the fair values to account for potential nonperformance risk. In adjusting the fair value of its derivative

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

contracts for the effect of nonperformance risk, the Company has considered any applicable credit enhancements such as collateral postings, thresholds, mutual puts, and guarantees.

        The Company has determined that the majority of the inputs used to value its derivatives at December 31, 2013 fall within Level 2 of the fair value hierarchy. Although the credit valuation adjustments required by FASB ASC 820-10 utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties, the Company has determined that, as of December 31, 2013, the impact of the credit valuation adjustments on the overall valuation of the Company's derivative positions is not significant. As a result, the Company classifies its derivative valuations in Level 2 of the fair value hierarchy. During the year ended December 31, 2012 while the Company had other interest rate swap transactions that were not designated in a formal hedge relationship under the provisions of Codification, the Company had determined that, although the majority of the inputs used to value those derivatives fell within Level 2 of the fair value hierarchy, that, because the credit valuation adjustments associated with those derivatives utilized Level 3 inputs and those credit valuation adjustments had historically been significant to the overall valuation of those derivatives, the Company determined that its overall valuations for those derivatives should be classified in Level 3 of the fair value hierarchy.

Unrealized Gains and Losses

        The cost, gross unrealized holding gains, gross unrealized holding losses, and fair value of available-for-sale securities by major security type at December 31, 2013 and 2012, are as follows (in 000s):

	At December 31, 2013
	Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value
Equity SMAs	$19,638	$5,723	$(6)	$25,355
Fixed Income SMAs	2,753	13	(24)	2,742
Equity Funds	83,323	11,179	(225)	94,277
Fixed Income Funds	58,791	1,327	(1,752)	58,366
Other	64	—	—	64

	$164,569	$18,242	$(2,007)	$180,804

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

	At December 31, 2012
	Cost	Gross Unrealized Holding Gains	Gross Unrealized Holding Losses	Fair Value
Equity SMAs	$28,202	$2,135	$(475)	$29,862
Fixed Income SMAs	1,652	86	—	1,738
Equity Funds	48,998	5,837	(276)	54,559
Fixed Income Funds	57,183	3,488	(557)	60,114
Other	101	—	—	101

	$136,136	$11,546	$(1,308)	$146,374

        The following table presents information about the Company's investments with unrealized losses at December 31, 2013 and 2012 (in 000s):

	At December 31, 2013
	Less Than 12 months		12 months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Equity SMAs	$—	$—	$619	$(6)	$619	$(6)
Fixed Income SMAs	1,005	—	1,045	(24)	2,050	(24)
Equity Funds	3,076	(25)	29,485	(200)	32,561	(225)
Fixed Income Funds	80	(20)	35,447	(1,732)	35,527	(1,752)

	At December 31, 2012
	Less Than 12 months		12 months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Equity SMAs	$5,933	$(72)	$6,709	$(403)	$12,642	$(475)
Fixed Income SMAs	—	—	—	—	—	—
Equity Funds	3,716	(83)	1,928	(193)	5,644	(276)
Fixed Income Funds	16,451	(542)	141	(15)	16,592	(557)

Fair Value of Financial Instruments

        FASB ASC 825, "Financial Instruments," requires the disclosure of the estimated fair value of financial instruments. The fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced or liquidation sale. In determining the fair value of its financial instruments, the Company uses a variety of methods and assumptions that are based on market conditions and risk existing at each balance sheet date. For the majority of financial instruments, including most derivatives, long-term investments and long-term debt, standard market conventions and techniques such as closing market prices, discounted cash flow analysis, option pricing models, replacement cost and termination cost are used to determine fair value. Dealer quotes are used for the remaining financial instruments. All methods of

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

5. FAIR VALUE MEASUREMENTS (Continued)

assessing fair value result in a general approximation of value, and such value may never actually be realized.

        Cash and cash equivalents, marketable securities, notes and other accounts receivable and investments are financial assets with carrying values that approximate fair value because of the short maturity of those instruments. Accounts payable and other accrued expenses are financial liabilities with carrying values that also approximate fair value because of the short maturity of those instruments. The fair value of long-term debt is based on market prices.

        A comparison of the fair values and carrying amounts of these instruments is as follows.

	December 31, 2013		December 31, 2012
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Cash and cash equivalents	$323,717	$323,717	$289,289	$289,289
Cash segregated in compliance with federal and other regulations	1,000	1,000	1,000	1,000
Management fees, distribution fees, and reimbursable fund expenses receivable	138,198	138,198	151,064	151,064
Other receivables	16,528	16,528	16,280	16,280
Available-for-sale securities	180,804	180,804	146,374	146,374
Other investments	24,749	24,749	23,268	23,268
Open derivatives	33,755	33,755	—	—
Liabilities:
Debt	$4,482,668	$4,506,498	$4,419,990	$4,518,874
Accounts payable	15,679	15,679	20,060	20,060
Gresham contingent consideration	37,200	37,200	124,400	124,400

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT

        At December 31, 2013 and 2012, debt (not including any debt related to consolidated VIEs) on the accompanying consolidated balance sheets was comprised of the following, all of which is classified as long-term obligations:

	December 31, 2013	December 31, 2012
First Lien Term Loans
Extended Term Loans due 5/13/17 (floating interest rate)	—	$2,281,251
Net unamortized discount	—	(9,793)
Net unamortized debt issuance costs	—	(27,630)
Incremental Term Loans due 5/13/17 (floating interest rate)	—	280,000
Net unamortized discount	—	(4,889)
Net unamortized debt issuance costs	—	(7,389)
First Lien Term Loans—April 29, 2013
First-Lien Term Loans due 5/13/17 (floating interest rate)	2,561,251	—
Net unamortized discount	—	—
Net unamortized debt issuance costs	(4,951)	—
Second-Lien Term Loans
Second Lien-Term Loans due 2/28/19 (floating interest rate)	—	500,000
Net unamortized discount	—	(4,552)
Net unamortized debt issuance costs	—	(9,638)
Second-Lien Term Loans—April 29, 2013
New Second Lien-Term Loans due 2/28/19	500,000	—
Net unamortized discount	—	—
Net unamortized debt issuance costs	(1,018)	—
Senior Unsecured Notes
Senior unsecured notes—5 1/2% due 9/15/15	300,000	300,000
Net unamortized discount	(318)	(492)
Net unamortized debt issuance costs	(501)	(773)
Senior unsecured notes—9 1/8% due 10/15/17	500,000	500,000
Net unamortized discount	(6,290)	(8,336)
Net unamortized debt issuance costs	(587)	(779)
Senior unsecured notes—9 1/2% due 10/15/20	645,000	645,000
Net unamortized discount	(9,074)	(10,969)
Net unamortized debt issuance costs	(844)	(1,021)

	$4,482,668	$4,419,990

        The aggregate maturities of debt for each of the next five years are as follows: none in 2014, $300.0 million in 2015, none in 2016, $3.1 billion in 2017, none in 2018, and $1.1 billion thereafter.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT (Continued)

Senior Secured Credit Facility

Overview

        In connection with the MDP Transactions, the Company entered into a senior secured credit facility, consisting of a $2.3 billion first-lien term loan facility and a $250 million first-lien revolving credit facility (the "Original Revolving Credit Facility"). At the time of the MDP Transactions, the Company borrowed the full amount available under the $2.3 billion first-lien term loan facility (the "Original Term Loans") and used the proceeds from this borrowing to finance part of the MDP Transactions.

        On December 31, 2010, the Company amended its senior secured credit facility pursuant to which, among other things, the Company: extended the final maturity of $171.0 million of commitments under the Original Revolving Credit Facility from November 13, 2013 to November 13, 2015 (the "Extended Revolving Credit Facility"), subject to certain springing maturity terms; extended the final maturity of $1.0 billion of Original Term Loans from November 13, 2014 to May 13, 2017 (the "Extended Term Loans"), subject to certain springing maturity terms; and converted $57.0 million of then-outstanding borrowings under the Original Revolving Credit Facility into additional Extended Term Loans.

        On December 30, 2011, the Company obtained an additional $280.0 million in first-lien term loans (the "Incremental Term Loans") under its senior secured credit facility. All proceeds from the Incremental Term Loans were used to pay a portion of the cash consideration for the acquisition of a controlling interest in Gresham.

        On February 29, 2012, the Company extended an additional $789.3 million of Original Term Loans into additional Extended Term Loans. On the same date, the Company refinanced $500.0 million of second-lien term loans that it had obtained under its senior secured credit facility in July and August of 2009 (the "Original Second-Lien Term Loans") by obtaining $500.0 million of new second-lien term loans under its senior secured credit facility (the "New Second-Lien Term Loans"). Proceeds from the Original Second-Lien Term Loans were used to pay down a portion of its first-lien term loans. Proceeds from the New Second-Lien Term Loans were used to repay the $500.0 million of Original Second-Lien Term Loans.

        On September 19, 2012, the Company amended its senior secured credit facility pursuant to which, among other things, the Company:

  •
  obtained an additional $365.9 million in first-lien term loans having a final maturity of May 13, 2017 (the "New First-Lien Term Loans"), subject to the springing maturity date described under "—Maturity";

  •
  used a portion of the proceeds from the New First-Lien Term Loans to repay $228.8 million of the $297.9 million of outstanding Original Term Loans along with related fees and expenses;

  •
  extended the final maturity of the remaining $69.1 million of outstanding Original Term Loans from November 13, 2014 to May 13, 2017, subject to the springing maturity date described under "—Maturity";

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT (Continued)

  •
  used a portion of the proceeds from the New First-Lien Term Loans to repay the $13.9 million outstanding under the Original Revolving Credit Facility and the $108.1 million outstanding under the Extended Revolving Credit Facility, along with related fees and expenses; and

  •
  obtained a new $190.0 million first-lien revolving credit facility (the "New Revolving Credit Facility") having a final maturity of February 12, 2017, subject to the springing maturity date described under "—Maturity," which replaced both the Original Revolving Credit Facility and the Extended Revolving Credit Facility (the "Old Revolving Credit Facilities").

        After giving effect to the September 19, 2012 amendment, both the Original Term Loans that were extended, and the New First-Lien Term Loans that were obtained in connection with such amendment, had the same terms as the Extended Term Loans and, as a result, the term "Extended Term Loans" includes the extended Original Term Loans and the New First-Lien Term Loans for all purposes herein for any period after September 19, 2012. In addition, as a result of the September 19, 2012 amendment, all of the Company's first-lien term loans, including the Incremental Term Loans, had a final maturity date of May 13, 2017, subject to the springing maturity date described under "—Maturity."

        Effective February 28, 2013, the Company amended its senior secured credit facility pursuant to which it reduced the interest rate spread applicable to all of the outstanding term loans under its first-lien term loan facility and all of the outstanding commitments under its first-lien revolving credit facility. As a result of the February 28, 2013 amendment, the Company converted all of its outstanding first-lien term loans into a single tranche of outstanding term loans under its first-lien term loan facility (the "Tranche A First-Lien Term Loans").

        The February 28, 2013 amendment did not result in any change to the aggregate principal amount of term loans outstanding under the first-lien term loan facility or the aggregate amount of commitments outstanding under the Company's first-lien revolving credit facility.

        Effective April 29, 2013, the Company refinanced its $2,561 million first-lien and $500 million second-lien term loans. In connection with this refinancing, the then-existing first-lien and second-lien lenders were paid call premiums of 101% and 102%, respectively (total $35.6 million). Also as a result of this refinancing, the interest rate spread for the first-lien and second-lien loans decreased 1.00% and 1.75%, respectively. There was no change in the aggregate principal amount of term loans outstanding under the Company's senior secured credit facility. Also, the maturity of the first-lien and second-lien loans remains at May 13, 2017 and February 28, 2019, respectively (subject, in each case, to a springing maturity date). As a result of the April 29, 2013 refinancing transaction, the Company expensed approximately $103.6 million, comprised of: $35.6 million in call premium and $68.0 million to the write-off of the then-remaining unamortized discounts and capitalized debt issuance costs associated with the original first-lien and second-lien loans. The Company also capitalized $7.2 million of new debt issuance costs, which will be amortized to expense over the term of the new first-lien and second-lien loans using the effective interest rate method.

        As a result of the April 29, 2013 amendment, the Company has a single tranche of outstanding term loans under its first-lien term loan facility (the "Tranche B First-Lien Term Loans"). The

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT (Continued)

Tranche B First-Lien Term Loans bear interest at a rate of LIBOR plus a spread of 4.00% per annum (or alternate base rate plus 3.00%), subject to a 25 basis point step-down in the spread if the Company achieves a ratio of net first-lien secured indebtedness to adjusted EBITDA ("Senior Secured Net Leverage Ratio") of 4.00:1.00 or less. As of December 31, 2013, the Company's Senior Secured Net Leverage Ratio was 4.56:1.00. The Tranche B First-Lien Term Loans will mature on May 13, 2017 (or, if applicable, on the Springing Maturity Date, as defined below). The Tranche B First-Lien Term Loans have call protection with respect to certain "repricing transactions" that occur during the six months following the effective date (April 29, 2013) in the form of a fee equal to 1.0% of the principal amount of any such repriced Tranche B First-Lien Term Loans.

        As a further result of the April 29, 2013 amendment, the Company has a single tranche of outstanding term loans under its second-lien term loan facility (the "Tranche B Second-Lien Term Loans"). The Tranche B Second-Lien Term Loans bear interest at a rate of LIBOR (subject to a 1.25% floor) plus a spread of 5.25% per annum (or alternate base rate (subject to a 2.25% floor) plus 4.25%). The Tranche B Second-Lien Term Loans will mature on February 28, 2019 (or, if applicable, the Springing Maturity Date). Upon a Change of Control (as defined in the Credit Agreement), the Company must make an offer to repay all or any part of each Tranche B Second-Lien Term Loans at a price of 101% of the principal amount thereof plus accrued and unpaid interest thereon. The Tranche B Second-Lien Term Loans have call protection with respect to voluntary and mandatory prepayments (other than in connection with a Change of Control) that occur during the first year following the effective date (April 29, 2013) in the form of a fee equal to 1.0% of the principal amount of any such prepaid Tranche B Second-Lien Term Loans.

        The final stated maturity of the Tranche B First-Lien Term Loans and the Tranche B Second-Lien Term Loans will be the 90th day prior to the maturity of the Company's 2015 5.5% Notes (i.e., June 17, 2015) if, on such date, the aggregate principal amount of all such 5.5% Notes is equal to or greater than the adjusted EBITDA of the Company and its restricted subsidiaries for the most recently ended four fiscal quarters of the Company. Such date is referred to as the "Springing Maturity Date."

Principal Amounts Outstanding

        At December 31, 2013, the Company had $2.6 billion of outstanding First-Lien Term Loans and $500.0 million of outstanding New Second-Lien Term Loans. At December 31, 2013, the Company did not have any borrowings outstanding under its New Revolving Credit Facility.

        At December 31, 2012, the Company had $2.3 billion of outstanding Extended Term Loans, $280.0 million of outstanding Incremental Term Loans, and $500.0 million of outstanding Original Second-Lien Term Loans. At December 31, 2012, the Company did not have any borrowings outstanding under its Old Revolving Credit Facilities.

Fair Value

        At December 31, 2013, the fair values of the Company's debt under its senior secured credit facility were: $2.6 billion for the First-Lien Term Loans and $495.8 million for the New Second-Lien Term Loans.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT (Continued)

        At December 31, 2012, the fair values of the Company's debt under its senior secured credit facility were: $2.3 billion for the Extended Term Loans, $281.7 million for the Incremental Term Loans, and $510.0 million for the New Second-Lien Term Loans.

Weighted Average Interest Rates

        For the years ended December 31, 2013, 2012 and 2011, the unhedged weighted-average interest rates on the amounts borrowed under the First-Lien Term Loans were 4.63%, 5.08%, and 5.07%, respectively.

Guarantors and Security

        All obligations under the Company's senior secured credit facility are guaranteed by Windy City Investments, Inc., its parent company ("Parent"), and each of its present and future, direct and indirect, wholly owned material subsidiaries (excluding broker-dealer subsidiaries, foreign subsidiaries and domestic subsidiaries whose only assets are equity interests in foreign subsidiaries). The obligations under the Company's senior secured credit facility and these guarantees are secured, subject to permitted liens and other specified exceptions, (i) on a first-lien basis, by all of its capital stock and the capital stock of certain of its subsidiaries (excluding significant subsidiaries and limited, in the case of foreign subsidiaries, to 100% of the non-voting capital stock and 65% of the voting capital stock of the first tier foreign subsidiaries) directly held by the Company or any guarantor and (ii) on a first-lien basis by substantially all of its and each guarantor's present and future assets, except that the New Second-Lien Term Loans are secured by the same capital stock and assets on a second-lien basis. Refer to Note 14, "Financial Information Related to Guarantor Subsidiaries" for additional information.

Senior Unsecured Notes

9 1/8% Senior Notes due 2017 / 9 1/2% Senior Notes due 2020

        On September 19, 2012, the Company completed a notes offering (the "2017/2020 Notes Offering") of (i) $500,000,000 aggregate principal amount of 9 1/8% senior notes due 2017 (the "2017 Notes") and (ii) $645,000,000 aggregate principal amount of 9 1/2% senior notes due 2020 (the "2020 Notes" and together with the 2017 Notes, the "2017/2020 Notes"). The 2017 Notes will mature on October 15, 2017 and will accrue interest at the rate of 9 1/8% per year. The 2020 Notes will mature on October 15, 2020 and will accrue interest at the rate of 9 1/2% per year. Interest on the 2017/2020 Notes is payable semi-annually in cash in arrears on April 15 and October 15 of each year. The net proceeds of the 2017/2020 Notes Offering were primarily used to repurchase and redeem all of the Company's outstanding 10 1/2% senior unsecured notes due 2015 (described below) and pay the related fees and expenses. The remaining proceeds were used for general corporate purposes. The 2017/2020 Notes rank equally in right of payment with all of the Company's other existing and future senior unsecured indebtedness and are senior in right of payment to any future indebtedness that is subordinated in right of payment to the notes. Obligations under the 2017/2020 Notes are guaranteed by Parent and each of the Company's present and future, direct and indirect, wholly owned material domestic subsidiaries that guarantee its obligations under its senior secured credit facility (discussed above). Such guarantees are

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT (Continued)

subordinated in right of payment to the guarantees of the Company's obligations under its senior secured credit facility and related hedging obligations and any future secured indebtedness of the Company. Refer to Note 14, "Financial Information Related to Guarantor Subsidiaries" for additional information.

        At December 31, 2013, the fair value of the 2017 Notes was $502.8 million and the fair value of the 2020 Notes was $651.9 million.

        The Company may redeem some or all of the 2017 Notes at any time prior to October 15, 2014 by paying a price equal to 100% of the principal amount plus a "make-whole" premium, along with accrued and unpaid interest and additional interest (as defined in the indentures governing the 2017/2020 Notes), if any, to the date of redemption. At any time prior to October 15, 2014, the Company may, on one or more occasions, use the net cash proceeds of certain equity offerings to redeem up to 35% of the principal amount of the 2017 Notes at a redemption price equal to 109.125% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date, provided that at least 65% of the aggregate principal amount of the 2017 Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. At any time on or after October 15, 2014, the 2017 Notes may be redeemed at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, and additional interest, if any, to, but not including, the redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2014	106.844%
2015	104.563%
2016 and thereafter	100.000%

        The Company may redeem some or all of the 2020 Notes at any time prior to October 15, 2016 by paying a price equal to 100% of the principal amount plus a "make-whole" premium, along with accrued and unpaid interest and additional interest, if any, to the date of redemption. At any time prior to October 15, 2015, the Company may, on one or more occasions, use the net cash proceeds of certain equity offerings to redeem up to 35% of the principal amount of the 2020 Notes at a redemption price equal to 109.5% of their principal amount, plus accrued and unpaid interest and additional interest, if any, to the redemption date; provided that at least 65% of the aggregate principal amount of the 2020 Notes originally issued remains outstanding immediately following such redemption and such redemption occurs within 90 days of such equity offering. At any time on or after October 15, 2016, the 2020 Notes may be redeemed at the redemption prices (expressed as a percentage of the principal amount) set forth below, plus accrued and unpaid interest, and additional interest, if any, to, but not

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT (Continued)

including, the redemption date, if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Year	Percentage
2016	104.750%
2017	102.375%
2018 and thereafter	100.000%

        The indentures governing the Company's 2017/2020 Notes contain a number of covenants that, among other things, limit or restrict the Company's ability and the ability of the Company's restricted subsidiaries to dispose of assets, incur additional indebtedness, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, engage in mergers or consolidations, change its line of business or engage in certain transactions with affiliates. Although the Company is not required to make mandatory redemption or sinking fund payments with respect to the 2017/2020 Notes, the Company is required to make an offer to purchase the 2017/2020 Notes in the event of a change of control or certain material sales of its assets.

        The indentures governing the Company's 2017/2020 Notes also contain customary events of default including: non-payment of principal; non-payment of interest or other amounts due under the notes; failure to perform or observe covenants set forth in the indentures; cross defaults to material indebtedness; bankruptcy and insolvency defaults; monetary judgment defaults to the extent not covered by indemnities or insurance; and failure of guarantees to be in full force and effect.

        The 2017/2020 Notes were sold in a private placement and have not been registered under the Securities Act of 1933. The Company has agreed, under the terms of a registration rights agreement, to (i) file, no later than 18 months after the issue date of the 2017/2020 Notes, a registration statement (the "Exchange Offer Registration Statement") with the U.S. Securities and Exchange Commission (the "SEC") with respect to a registered offer to exchange the 2017/2020 Notes and related guarantees for new notes (the "Exchange Notes") and related guarantees of the Company having terms substantially identical in all material respects to the 2017/2020 Notes and related guarantees (except that the Exchange Notes will not contain any transfer restrictions) (the "Exchange Offer"), (ii) use commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 21 months after the issue date of the 2017/2020 Notes (or two years if reviewed by the SEC) and (iii) use commercially reasonable efforts to consummate the Exchange Offer within 30 business days after the Exchange Offer Registration Statement is declared effective by the SEC. In addition, the Company agreed, in some circumstances, to file a "shelf registration statement" that would allow some or all of the 2017/2020 Notes to be offered to the public. If the Company does not comply with its obligations under the registration rights agreements, the Company will be required to pay additional interest to holders of the 2017/2020 Notes.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

6. DEBT (Continued)

5 1/2% Senior Notes due 2015

        At December 31, 2013 and 2012, the Company had $300 million in aggregate principal amount of 5 1/2% senior notes due September 15, 2015 (the "5 1/2% senior notes") outstanding. The 5 1/2% senior notes rank equally in right of payment with all of the Company's other existing and future senior unsecured indebtedness. The 5 1/2% senior notes bear interest at a rate of 5 1/2% per annum, payable semiannually in arrears on March 15 and September 15 of each year. The 5 1/2% senior notes are not guaranteed by any of the Company's subsidiaries.

        At December 31, 2013 and December 31, 2012, the fair values of the 5 1/2% senior notes were $303.0 million and $289.5 million, respectively.

        The Company may redeem the 5 1/2% senior notes, in whole or in part, at any time upon payment of a redemption price equal to (i) the greater of (a) 100% of the principal amount of the 5 1/2% senior notes to be redeemed or (b) the remaining scheduled payments of principal and interest on the 5 1/2% senior notes being redeemed, discounted to the redemption date on a semiannual basis at the treasury rate, plus 20 basis points, plus (ii) accrued and unpaid interest, if any, on the notes to be redeemed.

        The indenture governing the 5 1/2% senior notes contains a number of covenants that, among other things, limit or restrict the Company's ability to create liens on the capital stock of its significant subsidiaries that secure debt senior to the 5 1/2% senior notes, dispose of the capital stock of any of its significant subsidiaries or engage in mergers or consolidations. The indenture also contains customary events of default including payment defaults; covenant defaults; insolvency or bankruptcy; and cross defaults to other indebtedness.

7. DERIVATIVE FINANCIAL INSTRUMENTS

        FASB ASC 815, Derivatives and Hedging ("ASC 815"), provides the disclosure requirements for derivatives and hedging activities with the intent to provide users of financial statements with an enhanced understanding of: (a) how and why an entity uses derivative instruments, (b) how the entity accounts for derivative instruments and related hedged items, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. Further, qualitative disclosures are required that explain the Company's objectives and strategies for using derivatives, as well as quantitative disclosures about the fair value of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative instruments.

        As required by ASC 815, the Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. Derivatives designated and qualifying as a hedge of the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives designated and qualifying as a hedge of the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges. Derivatives may also be designated as hedges of the foreign currency

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

7. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

exposure of a net investment in a foreign operation. Hedge accounting generally provides for the matching of the timing of gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk in a fair value hedge or the earnings effect of the hedged forecasted transactions in a cash flow hedge. The Company may enter into derivative contracts that are intended to economically hedge certain of its risk, even though hedge accounting does not apply or the Company elects not to apply hedge accounting.

Risk Management Objective of Using Derivatives

        The Company is exposed to certain risk arising from both its business operations and economic conditions. The Company principally manages its exposures to a wide variety of business and operational risks through management of its core business activities. The Company manages economic risks, including interest rate, liquidity, and credit risk primarily by managing the amount, sources, and duration of its debt funding and the use of derivative financial instruments. Specifically, the Company enters into derivative financial instruments to manage exposures that arise from business activities that result in the receipt or payment of future known and uncertain cash amounts, the value of which are determined by interest rates. The Company's derivative financial instruments are used to manage differences in the amount, timing, and duration of the Company's known or expected cash receipts and its known or expected cash payments principally related to the Company's borrowings.

Cash Flow Hedges of Interest Rate Risk

        The Company's objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps as part of its interest rate risk management strategy. During May 2013, the Company entered into four forward-starting interest-rate swap derivatives to hedge the variable cash flows associated with existing variable-rate debt. As of December 31, 2013, the Company had all four outstanding forward-starting interest rate swap derivatives outstanding with an initial combined notional value of $1.5 billion, which decreases to $1.25 billion on December 31, 2017 and $1.0 billion on December 31, 2018. The last termination date for these interest rate swaps is December 31, 2019. These four forward-starting interest rate swap derivatives were designated as cash flow hedges of interest rate risk. At December 31, 2013, the Company had $33.8 million recorded as the "Fair Value of Open Derivatives" in the Assets section of its consolidated balance sheet for these four forward-starting interest rate swap derivatives.

        The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded net of tax in AOCI, which is a separate component of equity, on the Company's December 31, 2013 consolidated balance sheet. At December 31, 2013, the Company had $21.3 million of unrealized gains recorded in AOCI (which is net of tax) relating to these four interest rate swaps. The amount recorded in AOCI is subsequently reclassified into earnings in the period that the hedged transaction affects earnings. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings. For the year ended December 31, 2013, the Company did not have any amounts recorded on its consolidated statements of operations for ineffectiveness on

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

7. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

these four interest rate swap derivatives. Amounts reported in AOCI related to these derivatives will be reclassified to interest expense as settlement payments on these forward-starting interest rate swap derivatives are made. The swaps become effective on December 31, 2014, ensuring one day of accrued interest that will need to be reclassified to interest expense. This amount will change until December 29, 2014 when the rate fixes for the first interest period. However, based on the forward curve at December 31, 2013, the amount that is currently expected to be accrued is $58 thousand.

Non-designated Hedges

        The Company does not have any derivatives that are not designated as hedges at December 31, 2013. During the year ended December 31, 2012, the Company had certain derivatives that were not designated as hedges for accounting purposes; these derivatives matured November 1, 2012.

Credit-risk-related Contingent Features

        The Company's derivatives trading agreements contain credit-risk-related contingent features that, if triggered, could allow the counterparties to terminate derivatives contracts, including those where the Company is in a net liability position. The circumstances in which the credit-risk-related contingent features in one or more of the Company's derivatives trading agreements could be triggered include the following: a default by the Company under certain of its indebtedness; a bankruptcy or insolvency of the Company; a material change in the structure of the Company that materially weakens the Company's creditworthiness; failure to secure certain of the Company's derivatives obligations on a pari passu basis with certain of its indebtedness; or a failure to refinance certain indebtedness prior to its maturity date. As of December 31, 2013, the Company had not triggered any such credit-risk-related contingent features. Also, at December 31, 2013, the Company was in an asset position with respect to its open derivatives. Therefore, had the credit-risk related contingent features been triggered at December 31, 2013, no payment would have been required.

Fair Value

        The fair value of the Company's interest rate swaps are determined using the standard market methodology of netting the discounted future fixed cash receipts (or payments) and the discounted expected variable cash payments (or receipts). The variable cash payments (or receipts) are based the expectation of future interest rates (forward curves) derived from observed market interest rate curves. In addition, to comply with the provisions of FASB ASC 820, credit valuation adjustments, which consider the impact of any credit enhancements to the contracts, are incorporated in the fair values to account for potential nonperformance risk. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered any applicable credit enhancements such as collateral postings, thresholds, mutual puts, and guarantees.

        The Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy. Although the credit valuation adjustments required by FASB ASC 820-10 utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by itself and its counterparties, the Company has determined that, as of December 31, 2013, the impact of the credit valuation adjustments on the overall valuation of the Company's derivative

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

7. DERIVATIVE FINANCIAL INSTRUMENTS (Continued)

positions is not significant. As a result, the Company classifies its derivative valuations in Level 2 of the fair value hierarchy.

8. INCOME TAXES

        The provision for income taxes on earnings for the three years ended December 31, 2013 is:

	2013	2012	2011
	(in 000s)
Current:
Federal	$—	$—	$—
State	634	1,078	1,907
Foreign	131	52	56

Total Current	765	1,130	1,963

Deferred:
Federal	(46,616)	(238,160)	(2,013)
State	3,467	(3,700)	(6,241)
Foreign	(1)	—	—

Total Deferred	(43,150)	(241,860)	(8,254)

Income Tax Benefit	$(42,385)	$(240,730)	$(6,291)

        The provision for income taxes is different from that which would be computed by applying the statutory federal income tax rate to income before taxes.

        The provision for income taxes is different from that which would be computed by applying the statutory federal income tax rate to income before taxes. Net income/(loss) associated with Symphony CLO V (the one CLO that is included in "Net Income/(Loss) attributable to Nuveen Investments"—refer to Note 3, "Consolidated Variable Interest Entities" for additional information) is excluded from the effective tax rate reconciliations below to present a more transparent analysis.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

8. INCOME TAXES (Continued)

        Other principal components of the differences between applying the statutory federal income tax rate to the provision for income taxes are presented below:

	2013	2012	2011
Federal statutory rate applied to income before taxes	$(659)	$(292,213)	$(4,095)
State and local income taxes net of federal income tax benefit	2,178	(16,177)	1,197
Effect of changes in tax law, rates	—	—	(1,937)
Effect of apportionment changes on temporary differences	3,481	12,747	(1,020)
Valuation allowance	(54,494)	52,495	(1,163)
Non-deductible expense	985	990	851
Share based awards	7,979	4,180	—
Foreign tax	130	52	—
Other, net	(1,985)	(2,804)	(124)

	$(42,385)	$(240,730)	$(6,291)

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

8. INCOME TAXES (Continued)

        The tax effects of significant items that give rise to the net deferred tax liability recorded on the Company's consolidated balance sheets are shown in the following table:

	December 31,
	2013	2012
	(in 000s)
Gross deferred tax assets:
Deferred compensation	$11,331	$9,287
Net operating loss carryforwards	241,960	193,454
Pension and post-retirement benefit plan costs	7,961	14,524
Equity based compensation	51,284	48,444
Accrued compensation	12,208	8,847
Investments in partnerships	14,834	1,879
Alternative minimum tax credit carryforward	8,549	8,549
Charitable contribution carryforward	3,170	4,008
Other, consisting primarily of deferred rent and depreciation	10,255	8,975

Gross deferred tax assets	361,552	297,967

Valuation allowance	(18,794)	(74,142)

Deferred tax assets, net of valuation allowances	342,758	223,825

Gross deferred tax liabilities:
Deferred commissions and fund offering costs	(1,051)	(2,232)
Intangible assets	(856,344)	(849,194)
Goodwill amortization	(142,503)	(85,154)
Unrealized gains on investments and derivatives	(17,350)	(1,279)
Debt related deferrals	(20,565)	(3,603)
Internally developed software	(11,783)	(13,069)

Gross deferred tax liabilities	(1,049,596)	(954,532)

Net deferred tax liability	$(706,838)	$(730,707)

        The future realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

        At December 31, 2013, the Company had a federal net operating loss carryforward deferred tax asset of $210.4 million that, if not utilized, will expire between 2028 and 2033. At December 31, 2013, the Company also had a state net operating loss carryforward deferred tax asset of $31.6 million that, if not utilized, will expire between 2014 and 2033. For financial reporting purposes, a valuation allowance has been established against the deferred tax assets related to certain tax loss carryforwards due to the uncertainty that the assets will be realized. At December 31, 2013 and 2012, the Company maintained a valuation allowance against its deferred tax assets of $18.8 million and $74.1 million, respectively. Under U.S. GAAP, a valuation allowance is required to be recognized if it is "more likely than not" that a deferred tax asset will not be realized. The determination of the realizability of the deferred tax assets is highly subjective and dependent upon judgment concerning management's evaluation of both

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

8. INCOME TAXES (Continued)

positive and negative evidence, the forecasts of future income, applicable tax planning strategies, and assessments of current and future economic and business conditions. Positive evidence may include the existence of taxes paid in available carry-back years as well as the probability that taxable income will be generated in future periods, while negative evidence may include the Company's cumulative losses in the current year and prior two years, the absence of recoverable taxes available from the carry-back years, and general business and economic trends. The Company is required to assess all qualifying tax planning strategies. The qualifying tax planning strategies identified by management are 1) prudent and feasible, 2) strategies that the Company has the intent and ability to implement, and 3) strategies that would allow the Company to recognize significant taxable income prior to the expiration of the Company's net operating losses.

        At December 31, 2013 and 2012, the Company carried a $1.2 million liability on each respective consolidated balance sheet for uncertain tax positions, which if recognized, would affect the Company's effective tax rate.

        The Company and its subsidiaries file income tax returns in federal, various state, and foreign jurisdictions. The Company is generally no longer subject to income tax examinations by tax authorities for years prior to 2009.

9. RETIREMENT PLANS

Description of the Company's Retirement Plans

        The Company maintains a non-contributory qualified pension plan (the "Pension Plan"). The Company also maintains a post-retirement welfare benefit plan (the "Post-Retirement Benefit Plan"). Each of the above Plans covers only employees that qualify as plan participants, excluding employees of certain subsidiaries. The benefits under the Pension Plans are based on years of service and the employee's average compensation during the highest consecutive five years of the employee's last ten years of employment or April 1, 2014, if earlier. The Company's funding policy considers several factors, including the applicable funding requirements and the tax deductibility of amounts funded. The Company's Post-Retirement Benefit Plan provides certain welfare benefits (life insurance and health care) for eligible retired employees and their eligible dependents. The cost of these benefits is shared by the Company and the retiree.

        Effective March 24, 2003, the Pension Plan was amended to only include employees who qualified as plan participants prior to such date. On March 31, 2004, the Pension Plan was further amended to provide that existing plan participants will not accrue any new benefits under the Plan after March 31, 2014. (Refer to "Pension Plan—Changes in Plan Provisions and Actuarial Methods," below).

        The Post-Retirement Benefit Plan was amended in 2008 to provide that only those participants who satisfied the Plan's age and service requirements by June 30, 2014 would be eligible for benefits under the Plan. As noted, Post-Retirement Plan benefits are partially subsidized by the Company. The amendment further provided that no employee first employed after January 1, 2009 shall be eligible for Post-Retirement Plan benefits. Effective February 1, 2009, the Company adopted an "access only" retiree welfare plan that offers guaranteed access for qualifying employees of the Company and its subsidiaries. This "access only" plan requires covered retirees to pay the full premium cost with no Company subsidy or reduced premium.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

        On November 6, 2013, the Company's board of directors approved a resolution to freeze benefit accruals under and terminate its pension plan effective December 31, 2013, provided that each participant in the pension plan who is an active current employee on the termination date will receive an accrued benefit comparable to what he or she would have received if he or she had continued to accrue benefits through March 31, 2014. Final termination of the pension plan is subject to Pension Benefit Guarantee Corporation and IRS approval, which is not anticipated to be granted until mid- to late-2014. The Company is in the process of finalizing the calculation of the amount of additional contributions it will have to make to the pension plan in connection with the termination and completing the evaluation of the impact that such termination or any such contributions will have upon its financial statements.

Pension Plan—Changes in Plan Provisions and Actuarial Methods

        In early November 2013, the Company's Board of Directors adopted a resolution to amend the Pension Plan to accelerate the remaining three months of benefit accruals into 2013, formally terminate the Plan as of December 31, 2013, and provide active employees the option to elect a lump sum payment at Plan termination. By accelerating the Pension Plan benefit accruals, all accruals that were originally to cease accruing as of March 31, 2014 have been accelerated and fully accrued as of December 31, 2013. There are no employment contingencies for the accelerated accruals so even if a participant were to leave the Company after December 31, 2013 they could still receive the three months of additional benefits that would have originally been accrued through March 31, 2014. This plan amendment required a remeasurement for expense purposes on October 31, 2013. In order to measure the impact of the plan amendment, several actuarial assumptions were adjusted to appropriately reflect the revised terms of the plan an anticipated benefit payments. Additionally, the November 2013 Board resolution amended the Pension Plan so that it was effectively terminated as of December 31, 2013. The Company will allow the active and vested terminated participants the option to elect a lump sum payment or receive annuity payments at Plan termination. Retirees already in payment status will not be allowed to elect a lump sum. If an active participant or a vested terminated participant does not elect to commence an annuity or take a lump sum at the special distribution date at plan termination, they will not be able to take a distribution while actively employed or while under age 55. However, once employment has terminated and the participant has attained at least age 55, they will be allowed to choose between a lump sum or annuity payments in future periods.

        The Company has provided the appropriate filings to the Pension Benefit Guaranty Corporation ("PBGC") and the Internal Revenue Service ("IRS") for regulatory approval for the Plan termination. The approvals are currently pending but are expected to be received during 2014. The Company also anticipates the Plan will be fully settled in 2014 and will later determine whether it will proceed with settlement of the Plan prior to receiving regulatory approval or if it will wait to settle until all regulatory approvals have been obtained.

Post-Retirement Benefit Plan—Changes in Plan Provisions and Actuarial Methods

        During the third quarter of 2013, the Company amended its Post-Retirement Benefit Plan to change pre- and post-Medicare coverage for current and future retirees, dependent on whether they

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

were age 61 or older as of January 1, 2014. Grandfathered participants, those current and future retirees age 61 and older as of January 1, 2014, maintained the same pre-Medicare coverage; however, post-Medicare coverage was updated to a defined contribution approach in which grandfathered retirees (participants who are age 61 or older as of January 1, 2014) receive a fixed amount of: $3,000 annually per member for the calendar year in which they turn ages 65 through 69, $3,500 per member for ages 70 through 74, and $4,000 annually per member for those participants ages 75 and greater. Non-grandfathered future retirees are not eligible for this new post-Medicare coverage. These changes are effective January 1, 2014.

Measurement

        For purposes of the Company's consolidated financial statements, the measurement date is December 31 for the Company's Pension and Post-Retirement Plans. The market-related value of plan assets is determined based on the fair value at measurement date. The projected benefit obligation is determined based on the present value of projected benefit distributions at an assumed discount rate. The discount rate used reflects the rate at which management of the Company believes the Pension Plan obligations could be effectively settled at the measurement date, as though the pension benefits of all plan participants were determined as of that date.

Health Care Reform—Excise Tax on Certain Healthcare Plans

        The 2010 Patient Protection and Affordable Care Act contains a provision for a 40% excise tax on "high cost" plans starting in 2018. The Company engaged a nationally recognized actuarial consulting firm to assist in the determination of an estimated liability for this excise tax. At December 31, 2013 and 2012, the Company has $0.1 million and $0.3 million, respectively, recorded in "other long-term liabilities" on its December 31, 2013 and 2012 consolidated balance sheets for this excise tax. The Company's estimate assumes the excise tax is divided between the Company and the retiree proportionately.

Accumulated Benefit Obligation

        An accumulated benefit obligation represents the actuarial present value of benefits. Whether vested or non-vested, they are attributed by the pension benefit formula to employee services rendered before a specified date using existing salary levels. As of December 31, 2013 and 2012, the accumulated benefit obligation for the Company's Pension Plan was $65.6 million and $59.2 million, respectively. For the Company's Post-Retirement Plan, the accumulated benefit obligation at December 31, 2013 and 2012 was $8.5 million and $20.7 million, respectively.

Projected Benefit Obligation

        A projected benefit obligation represents the actuarial present value as of a date of all benefits attributed by the pension benefit formula to employee service performed before that date. It is measured using assumptions as to future compensation levels, as the pension benefit formula is based on those future salary levels.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

        The following tables provide a reconciliation of the changes in the projected benefit obligations under the Pension Plan, the accumulated benefit obligation under the Post-Retirement Benefit Plan, the fair value of Pension and Post-Retirement Plan assets for the two-year period ending December 31, 2013, and a statement of the funded status for each plan as of December 31:

	Pension Benefits
(in 000s)	2013	2012
Change in projected benefit obligation:
Obligation at January 1	$60,411	$51,114
Service cost	1,721	1,562
Interest cost	2,130	2,279
Actuarial (gain)/loss	(5,432)	7,338
Plan amendments	8,331	—
Benefit payments	(1,566)	(1,882)

Obligation at December 31	$65,595	$60,411

	Post-Retirement Benefits
(in 000s)	2013	2012
Change in accumulated post-retirement benefit obligation:
Obligation at January 1	$20,746	$18,715
Service cost	171	197
Interest cost	800	829
Actuarial (gain) or loss	(799)	1,498
Actual benefits paid	(1,010)	(903)
Employee contributions	287	338
Amendments	(11,719)	—
Medicare Part D subsidy	63	72

Obligation at December 31	$8,539	$20,746

	Pension Benefits		Post-Retirement Benefits
(in 000s)	2013	2012	2013	2012
Change in fair value of plan assets:
Fair value of plan assets at January 1	$43,155	$33,395	$—	$—
Actual return on plan assets	2,202	4,840	—	—
Benefit payments	(1,566)	(1,882)	(1,010)	(903)
Company contributions	9,200	6,802	723	565
Employee contributions	—	—	287	338

Fair value of plan assets at December 31	$52,991	$43,155	$—	$—

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

	Pension Benefits		Post-Retirement Benefits
	2013	2012	2013	2012
	(in 000s)
Funded status at December 31	$(12,604)	$(17,256)	$(8,578)	$(20,746)

        The funded status amounts presented above represent the liabilities recorded on the Company's consolidated balance sheets as of December 31, 2013 and 2012. These amounts are included in Short-Term and Long-Term Obligations (see below).

Amounts Recognized on the Consolidated Balance Sheets

        The following table presents amounts included in "accrued compensation and other expenses" under Short-Term Obligations and in "other long-term liabilities" under the Long-Term Obligations section of the Company's consolidated balance sheets at December 31, 2013 and 2012:

	Pension Benefits		Post-Retirement Benefits
	2013	2012	2013	2012
	(in 000s)
Liabilities-
Current accrued benefit liabilities	(12,604)	—	(663)	(643)
Non-current accrued benefit liabilities	—	(17,256)	(7,915)	(20,103)

Net amount recognized	$(12,604)	$(17,256)	$(8,578)	$(20,746)

Pension Plan Assets

        The Company maintains an investment policy for Pension Plan assets. The overall goal of the policy is to provide for retirement benefits and anticipated benefit obligations through future cash contributions and investment returns, while managing and potentially reducing the volatility of the Pension Plan's funded status. The Company has an investment committee that directs the Pension Plan to this goal. The committee is responsible for setting investment policy, monitoring the management of the Pension Plan's assets, reviewing asset allocation, monitoring performance, and taking action if objectives are not being met.

        This investment committee retains a nationally recognized third-party actuarial consulting firm to act as a full discretion manager, and to provide expert advice and recommendations to help the investment committee discharge its fiduciary responsibilities and meet the Pension Plan's goals. The services provided by the discretion manager include monitoring long-term capital market trends, suggesting asset allocation policies, appointing and terminating investment management firms, rebalancing the portfolio, documenting and reviewing investment policies, providing written performance evaluations at least quarterly, and meeting with the committee to review performance and future prospects.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

        The assets of the Pension Plan are held in a trust at a well-established bank. The bank acts as trustee in accordance with the terms of a separate trust agreement. The trustee provides quarterly and annual accounting statements for the Pension Plan.

        The investment committee approves asset allocation strategies for the Pension Plan assets. This asset allocation strategy changes over time in response to future changes in the Pension Plan's funded status. Due to the early termination of the Company's pension plan effective December 31, 2013, the Company revised its pension asset allocation strategy during the fourth quarter of 2013 to 100% fixed income. The following table presents the actual allocation of Pension Plan assets in comparison to allowable allocation ranges as of December 31:

	2013		2012
Asset Class	Actual	Allowable	Actual	Allowable
Cash	18%	—	—	0 - 10%
Fixed Income	82%	100%	39%	35 - 45%
U.S. Equity	—	—	31%	25.5 - 35.5%
International Equity	—	—	21%	15.5 - 25.5%
Global Low Volatility	—	—	9%	4 - 14%

Total	100%		100%

        FASB ASC 715-20 requires that the fair value measurements of defined benefit plans be separately disclosed by the levels defined in FASB ASC 820. The following table presents information about the Company's Pension Plan investments at December 31, 2013 and 2012:

		Fair Value Measurements at December 31, 2013 Using
Description	Total December 31, 2013	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investments in collective trusts:
Cash	$9,321	$9,321	—	—
Fixed Income	43,670	—	43,670	—
U.S. Equity	—	—	—	—
International Equity	—	—	—	—
Global Low Volatility	—	—	—	—

Total	$52,991	$9,321	$43,670	—

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

		Fair Value Measurements at December 31, 2012 Using
Description	Total December 31, 2012	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Investments in collective trusts:
Fixed Income	$16,714	—	$16,714	—
U. S. Equity	13,182	—	13,182	—
International Equity	9,281	—	9,281	—
Global Low Volatility	3,978	—	3,978	—

Total	$43,155	—	$43,155	—

Expected Contributions

        During 2014, the Company expects to fund its remaining commitment for its Pension Plan. For the grandfathered Post-Retirement Benefit Plan, the Company expects to contribute approximately $0.7 million for benefit payment during 2014, net of expected Medicare Part D reimbursements. For the post-retirement benefits under the defined contribution approach effective January 1, 2014, the Company expects to contribute approximately $0.5 million during 2014.

        The following table provides the expected benefit payments for each of the plans in each of the next five years, as well as an aggregate amount for the five fiscal years thereafter:

(in 000s)	Pension Benefits	Post-Retirement Benefits
Expected Benefit Payments
2014	$65,595	$663
2015	—	657
2016	—	657
2017	—	656
2018	—	670
2019 - 2023	—	3,379

        The Company does not expect any Medicare Part D reimbursements in any of the next five years nor in the aggregate for the five fiscal years thereafter.

Components of Net Periodic Benefit Cost and Other Amounts Recognized in Other Comprehensive Income/(Loss)

        As permitted under FASB ASC 715, "Compensation—Retirement Benefits," prior service cost is amortized on a straight-line basis over the average remaining service period for the employees expected to receive benefits under the Pension and Post-Retirement Plans.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

        The following table provides the components of net periodic benefit cost, as well as amounts recognized in other comprehensive income, for the Pension and Post-Retirement Plans for the three years ending December 31, 2013:

	Pension Benefits
	2013	2012	2011
	(in 000s)
Service cost	$1,721	$1,562	$1,403
Interest cost	2,130	2,279	2,249
Expected return on plan assets	(3,235)	(2,813)	(2,421)
Amortization of prior service cost	(62)	(190)	(190)
Amortization of net loss	1,643	1,385	798

Net periodic (benefit)/cost	$2,197	$2,223	$1,839

Total recognized in other comprehensive (income)/loss	2,352	4,115	6,788

Total recognized in net periodic benefit cost/(gain) and other comprehensive (income)/ loss	$4,549	$6,338	$8,627

	Post-Retirement Benefits
	2013	2012	2011
Service cost	$171	$197	$208
Interest cost	800	829	863
Amortization of prior service cost	21	96	96
Amortization of unrecognized loss (gain)	975	769	700

Net periodic (benefit)/cost	$1,967	$1,891	$1,867

Total recognized in other comprehensive (income)/loss	(13,513)	633	444

Total recognized in net periodic benefit cost/(gain) and other comprehensive (income)/loss	$(11,546)	$2,524	$2,311

        The estimated actuarial loss and prior service cost for the Pension Plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $18.2 million and $6.9 million, respectively. The estimated actuarial gain/(loss) and prior service cost for the Post-Retirement Benefit Plan that will be amortized from accumulated other comprehensive income into net periodic benefit cost over the next fiscal year is $0.9 million and $0.6 million, respectively.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

Assumptions

        The assumptions used in the measurement of the Company's benefit obligation as of December 31, 2013 and 2012 are shown in the following table:

	Pension Benefits	Post-Retirement Benefits
Weighted-average assumptions as of December 31, 2013
Discount rate	2.8%	4.2%
Rate of compensation increase	4.5%	N/A
Weighted-average assumptions as of December 31, 2012
Discount rate	3.7%	3.9%
Rate of compensation increase	4.5%	N/A

        The discount rates used in the determination of the Company's benefit obligation for pension and post-retirement benefits were based on a yield curve approach. The assumptions used in the determination of the Company's net cost for the three years ended December 31, 2013 are shown in the following table:

	Pension Benefits	Post-Retirement Benefits
Weighted-average assumptions for the year ended December 31, 2013
Discount rate	3.6%	3.9%
Expected long-term rate of return on plan assets	7.8%	N/A
Rate of compensation increase	4.5%	N/A
Weighted-average assumptions for the year ended December 31, 2012
Discount rate	4.6%	4.6%
Expected long-term rate of return on plan assets	7.8%	N/A
Rate of compensation increase	4.5%	N/A
Weighted-average assumptions for the year ended December 31, 2011
Discount rate	5.4%	5.2%
Expected long-term rate of return on plan assets	8.0%	N/A
Rate of compensation increase	4.5%	N/A

        The Company's expected long-term rate of return on plan assets was determined based on the types of investments held as well as their historical returns.

        The discount rates used in the determination of the Company's net cost for pension and post-retirement benefits were based on a yield-curve approach. The discount rates were estimated as the single equivalent rate such that the present value of the Plans' cash flows using the single rate

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

equals the present value of those cash flows using the Company's outside actuaries' proprietary yield curve.

        For purposes of determining the post-retirement benefit obligation at December 31, 2013, a 7.7% annual rate of increase was used in the per capita cost of covered health care benefits for all beneficiaries. These annual rates of increase gradually decline to a 4.5% annual rate of increase by the year 2028 for all beneficiaries.

        For purposes of determining the post-retirement benefit cost for the year ended December 31, 2013, 7.9% (Pre-65) and 8.1% (Post-65) annual rates of increase in the per capita cost of covered health care benefits were assumed. These annual rates of increase gradually decline to 4.5% by the year 2028.

        For purposes of determining the post-retirement benefit cost for the year ended December 31, 2012, 8.1% (Pre-65) and 8.4% (Post-65) annual rates of increase in the per capita cost of covered health care benefits were assumed. These annual rates of increase gradually decline to 4.5% by the year 2028.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

9. RETIREMENT PLANS (Continued)

        Assumed health care trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects:

(in 000s)	1% Increase	1% Decrease
Effect on total service and interest cost	$177	$(142)
Effect on the health care component of the accumulated post-retirement benefit obligation	$253	$(231)

Other

        The Company's 401(k) plan covers all of its employees, including employees of its subsidiaries. Amounts determinable under the 401(k) Plan are contributed to a trust qualified under the Internal Revenue Code. During the years ended December 31, 2013 and 2012, the Company made contributions of approximately $4.8 million and $4.6 million, respectively, to the trust for matching 401(k) employee contributions. The Company's 401(k) plan has been amended to eliminate profit sharing contributions.

10. MUTUAL FUND INCENTIVE PROGRAM

        The Company maintains a multi-year mutual fund incentive program for certain employees that is funded by a secular trust. The secular trust acquires shares of the Nuveen mutual funds supporting the awards of these mutual fund shares under this incentive program. The awards are subject to vesting and certain other restrictions. Expense is recorded over the vesting period, which is the service period. During the years ended December 31, 2013, 2012, and 2011, the Company funded $35.1 million, $15.0 million and $30.3 million, respectively, for this mutual fund incentive program.

        Included in "Investments" on the Company's consolidated balance sheets at December 31, 2013 and 2012 are approximately $36.5 million and $12.9 million, respectively, of investments underlying this mutual fund incentive program. These amounts represent the fair value of the remaining unvested investments for this program. All the investments underlying this incentive program are classified as "available-for-sale," with any change in fair value recorded in accumulated other comprehensive income, a separate component of equity.

        For the years ended December 31, 2013, 2012 and 2011, the Company recorded approximately $14.4 million, $36.3 million and $12.4 million, respectively, of compensation expense for this program, which is reflected in "Compensation and benefits" on the accompanying consolidated statements of operations.

        At December 31, 2013 and 2012, the Company has liabilities of $11.3 million and $8.7 million, respectively, included in "Accrued compensation and other expenses" on its consolidated balance sheets for the mutual fund incentive program.

11. COMMITMENTS AND CONTINGENCIES

        For the years ended December 31, 2013, 2012, and 2011, rent expense for office space and equipment was $16.4 million, $16.6 million, and $16.2 million, respectively. Minimum rental

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

11. COMMITMENTS AND CONTINGENCIES (Continued)

commitments for office space and equipment, including estimated escalation for insurance, taxes and maintenance for the years 2014 through 2025, the last year for which there is a commitment, are as follows:

Year	Commitment
(in 000s)
2014	$16,607
2015	17,515
2016	18,053
2017	17,309
2018	17,286
Thereafter	88,438

Gresham Acquisition

        In connection with Nuveen's acquisition of Gresham in 2011, Nuveen became contingently liable to make additional purchase price payments to the sellers. There is no maximum as it relates to this additional contingent consideration. These payments are contingent upon the growth in Gresham's earnings before interest, taxes, depreciation and amortization during the five years ending 2016. Refer to Note 2, "Gresham Acquisition," for additional information. At December 31, 2013, the Company has $37.2 million recorded as the fair value of this contingent consideration on its consolidated balance sheet.

Private Equity Partnership Investments

        As of December 31, 2013 the Company's remaining unfunded commitment to invest in two outside private equity partnerships was $6.2 million. These private equity partnerships were organized for the purpose of making and managing investments in the asset management industry, including investments in businesses that manage assets on behalf of, or provide advice to, their clients and businesses that provide other products or services related to asset management. As of December 31, 2013, the Company has invested $5.8 million of the total $12.0 million committed. The timing for the remaining investments is dependent on future capital calls.

Other

        From time to time, the Company and its subsidiaries are named as defendants in pending legal matters. In the opinion of management, based on current knowledge and after discussions with legal counsel, the outcome of such litigation will not have a material adverse effect on the Company's financial condition, results of operations or liquidity.

12. NET CAPITAL REQUIREMENT

        Nuveen Securities, LLC, the Company's wholly-owned broker-dealer subsidiary, is a Delaware limited liability company and is subject to the Securities and Exchange Commission Rule 15c3-1, the "Uniform Net Capital Rule," which requires the maintenance of minimum net capital and requires that

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

12. NET CAPITAL REQUIREMENT (Continued)

the ratio of aggregate indebtedness to net capital, as these terms are defined, shall not exceed 15 to 1. At December 31, 2013, Nuveen Securities, LLC's net capital ratio was 0.56 to 1 and its net capital was approximately $29.6 million, which is $28.5 million in excess of the required net capital of $1.1 million.

13. RECENT UPDATES TO AUTHORITATIVE ACCOUNTING LITERATURE

ASU No. 2013-08—Financial Services—Investment Companies (Topic 946):  Amendments to the Scope, Measurement, and Disclosure Requirements

        Accounting Standards Update ("ASU") No. 2013-08, "Financial Services—Investment Companies (Topic 946): Amendments to the Scope, Measurement, and Disclosure Requirements," revises the criteria that define an investment company, clarifies measurement guidance for investment companies, and requires new disclosures. ASU 2013-08 is effective for an entity's interim and annual reporting periods in fiscal years beginning after December 15, 2013. Early adoption is prohibited. The Company is currently in the process of determining the impact ASU 2013-08 will have on its consolidated financial statements.

14. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES

        As discussed in Note 6, "Debt," obligations under the 9 1/8% senior notes due 2017 and the 9 1/2% senior notes due 2020 are guaranteed by the Parent and each of the Company's present and future, direct and indirect, wholly-owned material subsidiaries (excluding broker-dealer subsidiaries, foreign subsidiaries and domestic subsidiaries whose only assets are equity interests in foreign subsidiaries).

        The following tables present consolidating supplementary financial information for the issuer of the notes (Nuveen Investments, Inc.), the issuer's domestic guarantor subsidiaries, and the non-guarantor subsidiaries together with eliminations as of and for the periods indicated. The issuer's Parent is also a guarantor of the notes. The Parent was a newly formed entity with no assets, liabilities or operations prior to the completion of the MDP Transactions on November 13, 2007. Separate complete financial statements of the respective guarantors would not provide additional material information that would be useful in assessing the financial composition of the guarantors.

        As discussed in Note 10, "Mutual Fund Incentive Program," the Company carries approximately $36.5 million of mutual fund incentive program investments at December 31, 2013 on its consolidated balance sheet. Although these investments are included in "Investments" presented under the "Issuer of Notes—Nuveen Investments, Inc." column on the following guarantor consolidating balance sheet, these investments may not be pledged as collateral for the debt obligations under the 9 1/8% senior notes due 2017 and the 9 1/2% notes due 2020. These investments were purchased by a secular trust and the Company does not have access to these investments. The Company would only have access to these investments in the event that an employee receiving an award does not vest in their award.

        Consolidating financial information is as follows:

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

14. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES (Continued)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING BALANCE SHEETS
December 31, 2013
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Intercompany Eliminations	Consolidated excluding Consolidated VIEs and Funds	Consolidated VIEs and Funds	Consolidated VIE and Funds Eliminations	Consolidated
Assets
Cash and cash equivalents	$20	11,663	238,685	73,369	(20)	323,717	430,515	—	$754,232
Cash segregated in compliance with federal and other regulations	—	—	—	1,000	—	1,000	—	—	1,000
Management fees, distribution fees, and reimbursable fund expenses receivable	—	—	115,771	22,427	—	138,198	—	—	138,198
Other receivables	(20)	144,440	(139,220)	11,308	20	16,528	277,402	—	293,930
Furniture, equipment and leasehold improvements*	—	—	86,057	3,899	—	89,956	—	—	89,956
Investments	—	207,124	13,316	405	—	220,845	5,880,598	(15,292)	6,086,151
Investment in subsidiaries	566,683	856,786	439,688	(225)	(1,862,932)	—	—	—	—
Goodwill	—	2,166,302	303,667	329,151	—	2,799,120	—	—	2,799,120
Intangible assets*	—	2,299,271	124,704	249,900	—	2,673,875	—	—	2,673,875
Fair value of open derivatives	—	33,755	—	—	—	33,755	—	—	33,755
Other assets	—	622	12,221	3,645	—	16,488	3,918	—	20,406

Total assets	$566,683	5,719,962	1,194,889	694,879	(1,862,932)	6,313,482	6,592,433	(15,292)	$12,890,623

Liabilities and Equity
Short-Term Obligations:
Current taxes payable	$—	1,721	(436)	1,400	—	2,685	—	—	2,685
Accounts payable	—	2	6,092	9,585	—	15,679	—	—	15,679
Accrued compensation and other expenses	—	32,236	183,027	12,814	—	228,077	—	—	228,077
Other short-term liabilities	—	3,773	30,972	741	—	35,486	465,267	—	500,753

Total Short-Term Obligations	—	37,732	219,655	24,540	—	281,927	465,267	—	747,194

Long-Term Obligations:
Debt	—	4,482,668	—	—	—	4,482,668	5,997,505	(15,274)	10,464,899
Deferred income tax liability, net	—	709,957	(3,821)	702	—	706,838	—	—	706,838
Contingent consideration—Gresham acquisition	—	37,200	—	—	—	37,200	—	—	37,200
Other long-term liabilities	—	—	22,267	—	—	22,267	—	—	22,267

Total Long-Term Obligations	—	5,229,825	18,446	702	—	5,248,973	5,997,505	(15,274)	11,231,204

Total Liabilities	—	5,267,557	238,100	25,242	—	5,530,899	6,462,773	(15,274)	11,978,398
Redeemable noncontrolling interests	—	—	82,610	194,143	—	276,753	—	—	276,753
Nuveen Investments shareholders' equity	566,683	452,405	862,556	433,692	(1,862,932)	452,405	114,278	—	566,683
Noncontrolling interests	—	—	11,623	41,802	—	53,425	15,382	(18)	68,789

Total equity	566,683	452,405	874,179	475,494	(1,862,932)	505,830	129,660	(18)	635,472

Total liabilities, redeemable noncontrolling interests, and equity	$566,683	5,719,962	1,194,889	694,879	(1,862,932)	6,313,482	6,592,433	(15,292)	$12,890,623

*
At cost, less accumulated depreciation and amortization

**
Included in the "Intercompany Eliminations" column above are ($441,008) of eliminations that relate to Guarantor subsidiaries

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

14. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES (Continued)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF OPERATIONS
For the year ended December 31, 2013
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Intercompany Eliminations	Consolidated excluding consolidated VIEs and Funds	Consolidated VIEs and Funds	Consolidated
Operating revenues:
Investment advisory fees from assets under management	$—	—	947,139	57,788	—	1,004,927	(27,513)	$977,414
Income from CLOs/CDO	—	—	—	—	—	—	50,830	50,830
Product distribution	—	—	322	20,303	—	20,625	—	20,625
Performance fees / other revenue	—	—	41,328	129,686	(120,221)	50,793	(23,317)	27,476

Total operating revenues	—	—	988,789	207,777	(120,221)	1,076,345	—	1,076,345

Operating expenses:
Compensation and benefits	—	—	447,939	20,975	—	468,914	—	468,914
Severance	—	—	21,309	—	—	21,309	—	21,309
Advertising and promotional costs	—	—	13,502	141	—	13,643	—	13,643
Occupancy and equipment costs	—	—	47,752	1,725	—	49,477	—	49,477
Amortization of intangible assets	—	12,286	7,476	20,150	—	39,912	—	39,912
Travel and entertainment	—	456	15,950	1,439	—	17,845	—	17,845
Distribution expense	—	—	31,759	25,639	—	57,398	—	57,398
Outside and professional services	—	65	48,216	4,048	—	52,329	—	52,329
Other operating expenses	—	5,296	45,495	111,101	(120,221)	41,671	—	41,671

Total operating expenses	—	18,103	679,398	185,218	(120,221)	762,498	—	762,498

Operating other:
Contingent consideration	—	87,200	—	—	—	87,200	—	87,200
Other income/(expense)	—	(97,332)	433	108	—	(96,791)	—	(96,791)
Net interest income/(expense)	—	(285,576)	1,815	2	—	(283,759)	—	(283,759)
Consolidated VIEs and funds, net	—	—	—	—	—	—	11,862	11,862

Income/(loss) before taxes	—	(313,811)	311,639	22,669	—	20,497	11,862	32,359
Income tax expense/(benefit)
Current	—	35,936	(39,871)	4,700	—	765	—	765
Deferred	—	(38,240)	(3,751)	(1,159)	—	(43,150)	—	(43,150)

Total income tax expense/(benefit)	—	(2,304)	(43,622)	3,541	—	(42,385)	—	(42,385)

Net income/(loss)	—	(311,507)	355,261	19,128	—	62,882	11,862	74,744

Less: net income/(loss) attributable to noncontrolling interests	—	—	15,425	6,954	—	22,379	7,137	29,516

Net income/(loss) attributable to Nuveen Investments	$—	(311,507)	339,836	12,174	—	40,503	4,725	$45,228

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

14. FINANCIAL INFORMATION RELATED TO GUARANTOR SUBSIDIARIES (Continued)

Nuveen Investments, Inc. & Subsidiaries
CONSOLIDATING STATEMENTS OF CASH FLOWS
For the year ended December 31, 2013
(in 000s)

	Parent Windy City Investments, Inc.	Issuer of Notes Nuveen Investments, Inc.	Guarantor Subsidiaries	Non Guarantor Subsidiaries	Consolidated excluding consolidated VIEs and Funds	Consolidated VIEs and Funds	Consolidated
Cash flows from operating activities:
Net income/(loss)	$—	(311,507)	355,261	19,128	62,882	11,862	$74,744
Adjustments to reconcile net income/(loss) to net cash provided by/(used in) operating activities:
Net (income)/loss attributable to noncontrolling interests	—	—	(15,425)	(6,954)	(22,379)	(7,137)	(29,516)
Net (income)/loss attributable to other consolidated variable interest entities	—	—	—	—	—	(4,725)	(4,725)
Deferred income taxes	—	(38,240)	(3,751)	(1,159)	(43,150)	—	(43,150)
Depreciation of office property, equipment, and leaseholds	—	—	28,834	563	29,397	—	29,397
(Gain)/loss on sale of fixed assets and lease abandonment	—	—	909	56	965	—	965
Realized (gains)/losses from available-for-sale investments and other investment related	—	(8,198)	(7,452)	98	(15,552)	—	(15,552)
Amortization of intangible assets	—	12,286	7,476	20,150	39,912	—	39,912
Amortization of debt related items, net	—	10,108	—	—	10,108	—	10,108
Equity based compensation	—	—	35,490	—	35,490	—	35,490
Compensation expense for mutual fund incentive program	—	—	14,398	—	14,398	—	14,398
Loss on debt transactions	—	103,726	—	—	103,726	—	103,726
Contingent consideration	—	(87,200)	—	—	(87,200)	—	(87,200)
Net change in working capital	—	215,652	(190,955)	(7,670)	17,027	—	17,027

Net cash provided by / (used in) operating activities	—	(103,373)	224,785	24,212	145,624	—	145,624

Cash flow from financing activities
Proceeds from loans and notes payable, net of discount/including premium	—	3,061,251	—	—	3,061,251	—	3,061,251
Repayment of notes and loans payable, including call premium	—	(3,096,942)	—	—	(3,096,942)	—	(3,096,942)
Debt issuance costs	—	(13,442)	—	—	(13,442)	—	(13,442)
Purchase of noncontrolling interests	—	—	(4,322)	—	(4,322)	—	(4,322)
Payments to noncontrolling interests less than/(in excess of) income allocation	—	—	301	(10,028)	(9,727)	—	(9,727)
Dividends paid	—	—	(74)	—	(74)	—	(74)
Conversion of right to receive class A units into class A units	—	—	(2,937)	—	(2,937)	—	(2,937)
Deferred and restricted Class A unit payouts	—	—	(86)	—	(86)	—	(86)

Net cash provided by / (used in) financing activities	—	(49,133)	(7,118)	(10,028)	(66,279)	—	(66,279)

Cash flow from investing activities:
Purchase of office property and equipment	—	—	(17,147)	(1,565)	(18,712)	—	(18,712)
Proceeds from sales of investment securities	—	55,866	9,272	1	65,139	—	65,139
Purchases of investment securities	—	(56,974)	(1,000)	(11)	(57,985)	—	(57,985)
Purchases of securities for mutual fund incentive program	—	(35,053)	—	—	(35,053)	—	(35,053)
Distributions from consolidated variable interest entities	—	1,405	—	—	1,405	—	1,405
Net change in consolidated funds	—	—	—	—	—	(26,664)	(26,664)
Other	—	—	180	—	180	—	180

Net cash provided by / (used in) investing activities	—	(34,756)	(8,695)	(1,575)	(45,026)	(26,664)	(71,690)

Effect of exchange rates on cash and cash equivalents	—	—	27	82	109	—	109
Increase/(decrease) in cash and cash equivalents	—	(187,262)	208,999	12,691	34,428	(26,664)	7,764
Cash and cash equivalents
Beginning of year	20	198,925	29,686	61,678	290,289	457,179	747,468
End of period	$20	11,663	238,685	74,369	324,717	430,515	$755,232

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

15. RELATED PARTIES

Management Services Agreement

        Upon the closing of the MDP Transactions, the Company entered into a management services agreement with Madison Dearborn Partners ("MDP"), BAML (as defined below), and certain other equity investors in the Company pursuant to which they agreed to provide the Company with management, consulting, financial and other advisory services. Under this agreement, MDP, BAML, and the other equity investors party to this agreement are entitled to receive fees based on the amount of any future equity financing and the amount of any future debt financing arranged for the Company by them, in addition to reimbursement of out-of-pocket fees and expenses incurred in any such transaction(s). The management services agreement also contains customary indemnification provisions in favor of MDP, BAML, and the other equity investors party thereto. Although no management fees have been paid to MDP at any time since the MDP Transactions, BAML and other equity investors have received various fees in connection with the Company's recent debt transactions (refer to Note 6, "Debt".) As of December 31, 2013, the MDP management services agreement has been terminated.

MDP Investment in a CLO managed by Symphony

        In 2007, an affiliate of MDP purchased approximately $34.2 million of subordinated notes issued by Symphony CLO V. Symphony CLO V is a Cayman Islands limited company formed to issue multiple tranches of securities that are collateralized by a pool of assets that consists primarily of syndicated loans and other debt obligations. (Refer to Note 3, "Consolidated Variable Interest Entities"). The subordinated notes are not entitled to interest at a stated rate, but are entitled to receive all amounts remaining, if any, after all other obligations of Symphony CLO V have been satisfied in accordance with the priority of payments set forth in the Symphony CLO V governing documents.

MDP Profits Interest in Windy City Investments Holdings, LLC

        Upon the consummation of the MDP Transactions in November 2007, MDP received a special $34.2 million profits interest in Windy City Investments Holdings, LLC (which indirectly holds 100% of the equity interests of the Company) ("Holdings") in the form of Class A-Prime Units.

Bank of America Disaffiliation and Related Transactions

        Upon completion of the MDP Transactions, affiliates of BAML Capital Partners (formerly known as Merrill Lynch Global Private Equity) (such affiliates, "BAML") held approximately 32.7% of the equity interests in Holdings. Bank of America Corporation ("Bank of America") is the ultimate parent company of BAML.

        During February 2011, Holdings, MDP (through its affiliated investment funds), BAML, and certain other equity investors in Holdings engaged in a series of transactions pursuant to which, among other things, (i) Holdings issued and sold approximately $82 million in new equity interests to MDP (through its affiliated investment funds), BAML, and certain other equity investors in Holdings and used the proceeds therefrom to purchase BAML's relinquishment of certain control rights it held under Holdings' limited liability company agreement and registration rights agreement and (ii) MDP (through its affiliated investment funds) acquired a portion of BAML's equity interest in Holdings such that

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

15. RELATED PARTIES (Continued)

BAML's equity interest was reduced from approximately 29.5% to approximately 9.5% (together, the "Disaffiliation Transactions"). As a result of the Disaffiliation Transactions, the equity interests in Holdings beneficially owned by MDP (through its affiliated investment funds) increased from approximately 41.6% to approximately 60.6%. Holdings entered into the Disaffiliation Transactions in order to allow the Company to reduce the level of regulatory-based restrictions that had historically limited the Company's ability to engage in business with Bank of America and its affiliates. Following the Disaffiliation Transactions, certain of the Company's directors and officers were given the opportunity to purchase equity interests in Holdings on substantially the same terms as those offered and sold in connection with the Disaffiliation Transactions. On May 11, 2012, BAML sold its remaining 9.5% equity interest in Holdings to Monarch Opportunities Holdings, LLC (an affiliate of Partners Group Holding AG).

Transactions with Bank of America and U.S. Bancorp

        Upon completion of the MDP Transactions, BAML held approximately 32.7% of the equity interests in Holdings. Bank of America is the ultimate parent of BAML. As a result of the Disaffiliation Transactions described above and the subsequent transfer of its remaining equity interests in Holdings, BAML no longer holds any equity interests in Holdings. Throughout the period during which BAML held equity interests in Holdings, the Company regularly engaged in business transactions with Bank of America and its affiliates for the distribution of the Company's open-end funds, closed-end funds, and other products and investment advisory services. The Company continues to engage in such transactions. For example, the Company participated in "wrap-fee" retail managed account and other programs sponsored by Bank of America and its affiliates through which the Company's investment services were made available to high-net-worth and institutional clients. In addition, the Company served as sub-advisor to various funds sponsored by Bank of America and its affiliates.

        As a result of the Company's acquisition of the FAF business in 2010 (the "FAF Transaction"), Firstar Capital Corporation, an affiliate of U.S. Bancorp, acquired approximately 9.5% of the Company's equity interests. Also in connection with the FAF Transaction, the Company entered into a strategic investment services agreement with U.S. Bank National Association, an affiliate of U.S. Bancorp, pursuant to which the Company has an ongoing distribution relationship with U.S. Bancorp for a period of five years following the close of the FAF transaction. The Company agreed to provide certain research and other portfolio services to U.S. Bancorp in exchange for fees, which, for the years ended December 31, 2013 and 2012, totaled approximately $5.3 million and $5.1 million, respectively. U.S. Bank National Association served as the trustee under the Company's 10.5% senior notes and also as the tender agent in the redemption of such notes (refer to Note 6, "Debt"). U.S. Bank National Association also serves as trustee under the Company's 9 1/8% Senior Notes due 2017 and 9 1/2% Senior Notes due 2020.

Nuveen Mutual Funds

        The Company considers its mutual funds to be related parties due to the influence the Company has over such mutual funds as a result of the Company's advisory relationship.

NUVEEN INVESTMENTS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2013

(in thousands, except unit/share and per unit/share data)

16. SUBSEQUENT EVENTS

        The Company has evaluated subsequent events under the provisions of FASB Topic 855-10 and has determined that, through March 13, 2014, the date that these audited consolidated financial statements have first been made available, there were no events occurring subsequent to December 31, 2013, 2012, or 2011 fitting the criteria of FASB Topic 855-10 that needed to be reflected on the Company's consolidated balance sheets as of December 31, 2013 or 2012, or the Company's consolidated statements of operations for the years ended December 31, 2013, 2012 and 2011.

        The following information describes key events that transpired subsequent to December 31, 2013:

Symphony CLO I, Ltd.

        During January 2014, Symphony Asset Management LLC, one of the Company's subsidiaries and Collateral Manager of Symphony CLO I, Ltd. ("CLO I") (refer to Note 3, "Consolidated Variable Interest Entities"), announced that CLO I had been redeemed. The Redemption Date for the Rated Notes was February 18, 2014.

Mutual Fund Program

        On January 31, 2014, the Company distributed $8.2 million related to its Mutual Fund Incentive Program (as further discussed in Note 10, "Mutual Fund Incentive Program").

Winslow Contingent Consideration Payment

        On February 18, 2014, the Company paid $16.3 million to the former owners of Winslow related to the contingent consideration provided for in the Winslow acquisition agreement. This amount was accrued for at December 31, 2013. After this payment, there will no longer be any remaining potential contingent consideration related to the Winslow acquisition.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Delaware Corporations

        Nuveen Investments, Inc., Windy City Investments, Inc., Nuveen Investments Advisers Inc. and Nuveen Investments Holdings, Inc. (collectively, the "Delaware Corporations") are incorporated under the laws of Delaware. Section 145(a) of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

        Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

        Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 145(a) and (b). Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum; or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

        Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

        Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

        The certificate of incorporation and/or bylaws of each of the Delaware Corporations provide for the indemnification of officers and directors and limits the personal liability of directors for monetary damages for breach of their fiduciary duties as a director, in each case, to the fullest extent permitted by the DGCL. From time to time, officers and directors may be provided with indemnification agreements that are consistent with the foregoing provisions. The Delaware Corporations also maintain insurance coverage on behalf of officers and directors.

Delaware Limited Liability Companies

        Nuveen Asset Management, LLC, Nuveen Commodities Asset Management, LLC, Nuveen Fund Advisors, LLC, Nuveen NWQ Holdings, LLC, Nuveen Tradewinds Holdings, LLC, Nuveen WCM Holdings, LLC, NWQ Investment Management Company, LLC, Santa Barbara Asset Management, LLC, Tradewinds Global Investors, LLC and Winslow Capital Management, LLC (collectively, the "Delaware LLCs") are limited liability companies organized under the laws of Delaware. Section 18-108 of the Delaware Limited Liability Company Act ("DLLCA") empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. In accordance with these provisions, the limited liability company agreement of each of the Delaware LLCs provides for the indemnification of officers and managers to the fullest extent authorized by the DLLCA, provided however, that officers and managers are generally not entitled to indemnification for losses arising as a result of gross negligence or willful misconduct. The Delaware LLCs also maintain insurance coverage on behalf of officers and directors.

California Limited Liability Companies

        Symphony Asset Management LLC ("Symphony") is a limited liability company organized under the laws of California. Section 17704.08(a) of the California Revised Uniform Limited Liability Company Act ("RULLCA") provides that a California limited liability company shall indemnify for any debt, obligation, or other liability incurred by a member of a member-managed limited liability company or the manager of a manager-managed limited liability company in the course of the member's or manager's activities on behalf of the limited liability company, if, in making the payment or incurring the debt, obligation, or other liability, the member or manager complied with its fiduciary duties of loyalty and care owed to the limited liability company and to its members. In addition, Section 17701.05(l) of RULLCA provides limited liability companies with the power to indemnify or hold harmless any other person for any other losses. Section 17701.10(g) of RULLCA provides that an operating agreement may alter or eliminate the indemnification for a member or manager provided by Section 17704.08(a) of RULLCA and may eliminate or limit a member or manager's liability to the limited liability company and members for money damages, except for (1) breach of the duty of loyalty, (2) a financial benefit received by the member or manager to which the member or manager is not entitled, (3) a member's liability for excess distributions under Section 17704.06 of RULLCA, (4) intentional infliction of harm on the limited liability company or a member and (5) an intentional violation of criminal law. The operating agreement of Symphony provides for the indemnification of officers and managers to the fullest extent permitted by RULLCA, provided however, that officers and managers are generally not entitled to indemnification for losses arising as a result of gross negligence or willful misconduct. Symphony also maintains insurance coverage on behalf of officers and directors.

Item 21.    Exhibits and Financial Statement.

        (a)   Exhibits.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Nuveen Investments, Inc.
3.2	By-Laws of Nuveen Investments, Inc.
3.3	Certificate of Incorporation of Windy City Investments, Inc.
3.4	By-Laws of Windy City Investments, Inc.
3.5	Certificate of Formation of Nuveen Asset Management, LLC

Exhibit Number	Description
3.6	Certificate of Formation of Nuveen Commodities Asset Management, LLC
3.7	Certificate of Formation of Nuveen Fund Advisors, LLC
3.8	Certificate of Incorporation of Nuveen Investments Advisers Inc.
3.9	By-Laws of Nuveen Investments Advisers Inc.
3.10	Certificate of Incorporation of Nuveen Investments Holdings, Inc.
3.11	By-Laws of Nuveen Investments Holdings, Inc.
3.12	Certificate of Formation of Nuveen NWQ Holdings, LLC
3.13	Certificate of Formation of Nuveen Tradewinds Holdings, LLC
3.14	Certificate of Formation of Nuveen WCM Holdings, LLC
3.15	Certificate of Formation of NWQ Investment Management Company, LLC
3.16	Certificate of Formation of Santa Barbara Asset Management, LLC
3.17	Articles of Organization of Symphony Asset Management LLC
3.18	Certificate of Formation of Tradewinds Global Investors, LLC
3.19	Certificate of Formation of Winslow Capital Management, LLC
4.1
Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017
4.2	Form of Note relating to Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017 (attached as exhibit to Exhibit 4.1)
4.3
Exchange and Registration Rights Agreement, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017
4.4
Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to Nuveen Investments, Inc.'s 9.5% Senior Notes due 2020
4.5	Form of Note relating to Nuveen Investments, Inc.'s 9.5% Senior Notes due 2020 (attached as exhibit to Exhibit 4.4)
4.6
Exchange and Registration Rights Agreement, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of Nuveen Investments, Inc.'s 9.5% Senior Notes due 2020
5.1	Opinion of Winston & Strawn LLP
10.1
Credit Agreement, dated as of November 13, 2007, as amended and restated as of September 19, 2012, and amended as of October 11, 2012, February 28, 2013 and April 29, 2013, among Windy City Investments, Inc., Nuveen Investments, Inc., Deutsche Bank AG New York Branch, as administrative agent, and the various lenders party thereto

Exhibit Number	Description
10.2	Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 13, 2007, as amended and restated as of February 29, 2012, and amended as of April 29, 2013, among Windy City Investments, Inc., Nuveen Investments, Inc., the grantors party thereto, and Deutsche Bank AG New York Branch, as first-lien collateral agent and second-lien collateral agent
10.3	Intercreditor Agreement, dated as of February 29, 2012, as amended as of October 11, 2012, by Deutsche Bank AG New York Branch, as first-lien collateral agent and second-lien collateral agent
10.4	Nuveen Investments 2013 Mutual Fund Investment Plan*
10.5	Form of Time-Vested Deferred Unit Issuance Agreement*
10.6	Form of Performance-Vested Deferred Unit Issuance Agreement*
10.7	Form of Deferred Incentive Unit Issuance Agreement*
10.8	Form of 2007 Class A Unit Purchase Agreement*
10.9	Form of 2011 Class A Unit Purchase Agreement*
10.10	Form of Continuing Deferred Class A Unit Grant Agreement*
10.11	Form of Special Deferred Unit Issuance Agreement*
10.12	Second Amended and Restated Unitholders Agreement, dated as of October 11, 2010*
10.13	Employment Agreement, dated as of November 1, 2002, between Nuveen Investments, Inc. and John P. Amboian, as amended on January 1, 2008 and May 1, 2013*
10.14	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and Glenn R. Richter, as amended on September 30, 2012*
10.15	Employment Agreement, effective as of December 31, 2010, between Nuveen Investments, Inc. and Thomas S. Schreier, Jr.*
10.16	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and William Adams IV*
10.17	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and John L. MacCarthy*
12.1	Computation of Ratio of Earnings to Fixed Charges
21.1	Subsidiaries of Nuveen Investments, Inc.
23.1	Consent of KPMG LLP
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association as trustee, relating to Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017 and the Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association as trustee, relating to Nuveen Investments, Inc.'s 9. 5% Senior Notes due 2020

Exhibit Number	Description
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	Form of Letter to Clients
99.4	Form of Notice of Guaranteed Delivery

*
Identifies exhibits that consist of a management contract or compensatory plan or arrangement.

        (b)   Financial Statement Schedules.

        Financial statement schedules are omitted because they are not applicable or not required, or because the information is included herein in our financial statements and/or the notes related thereto.

Item 22.    Undertakings.

        (a)   Each of the undersigned registrants hereby undertakes:

          (1)   to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2)   that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

          (5)   that, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, each of the undersigned registrants undertakes that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

              (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

             (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (c)   Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the registrants in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN INVESTMENTS, INC.
By:	/s/ JOHN P. AMBOIAN
	Name:	John P. Amboian
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Director and Chief Executive Officer (Principal Executive Officer)	March 13, 2014
/s/ GLENN R. RICHTER Glenn R. Richter	Executive Vice President, Chief Operating Officer and Principal Financial Officer (Principal Financial Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director, Corporate Controller and Principal Accounting Officer (Principal Accounting Officer)	March 13, 2014
/s/ TERRANCE R. DOLAN Terrance R. Dolan	Director	March 13, 2014

Signature	Title	Date

/s/ VAHE A. DOMBALAGIAN Vahe A. Dombalagian	Director	March 13, 2014
/s/ FREDERICK W. EUBANK II Frederick W. Eubank II	Director	March 13, 2014
/s/ TIMOTHY M. HURD Timothy M. Hurd	Director	March 13, 2014
/s/ EDWARD M. MAGNUS Edward M. Magnus	Director	March 13, 2014
/s/ SAMUEL M. MENCOFF Samuel M. Mencoff	Director	March 13, 2014
/s/ EUGENE S. SUNSHINE Eugene S. Sunshine	Director	March 13, 2014
/s/ MARK B. TRESNOWSKI Mark B. Tresnowski	Director	March 13, 2014
/s/ PETER S. VOSS Peter S. Voss	Director	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

WINDY CITY INVESTMENTS, INC.
By:	/s/ JOHN P. AMBOIAN
	Name:	John P. Amboian
	Title:	Chief Executive Officer

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Director and Chief Executive Officer (Principal Executive Officer)	March 13, 2014
/s/ GLENN R. RICHTER Glenn R. Richter	Executive Vice President, Chief Operating Officer and Principal Financial Officer (Principal Financial Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director, Corporate Controller and Vice President (Principal Accounting Officer)	March 13, 2014
/s/ TERRANCE R. DOLAN Terrance R. Dolan	Director	March 13, 2014

Signature	Title	Date

/s/ VAHE A. DOMBALAGIAN Vahe A. Dombalagian	Director	March 13, 2014
/s/ FREDERICK W. EUBANK II Frederick W. Eubank II	Director	March 13, 2014
/s/ TIMOTHY M. HURD Timothy M. Hurd	Director	March 13, 2014
/s/ EDWARD M. MAGNUS Edward M. Magnus	Director	March 13, 2014
/s/ SAMUEL M. MENCOFF Samuel M. Mencoff	Director	March 13, 2014
/s/ EUGENE S. SUNSHINE Eugene S. Sunshine	Director	March 13, 2014
/s/ MARK B. TRESNOWSKI Mark B. Tresnowski	Director	March 13, 2014
/s/ PETER S. VOSS Peter S. Voss	Director	March 13, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN ASSET MANAGEMENT, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Executive Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President and Secretary of Nuveen Fund Advisors, LLC, its Managing Member (Principal Executive Officer)	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN COMMODITIES ASSET MANAGEMENT, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer of Nuveen Investments, Inc., its Managing Member (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc., its Managing Member	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN FUND ADVISORS, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Executive Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer of Nuveen Investments, Inc., its Managing Member (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc., its Managing Member	March 13, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN INVESTMENTS ADVISERS INC.
By:	/s/ JOHN P. AMBOIAN
	Name:	John P. Amboian
	Title:	Chief Executive Officer and President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Director, Chief Executive Officer and President (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director, Vice President and Corporate Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ GLENN R. RICHTER Glenn R. Richter	Director	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Director	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN INVESTMENTS HOLDINGS, INC.
By:	/s/ JOHN P. AMBOIAN
	Name:	John P. Amboian
	Title:	Chief Executive Officer and President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Director, Chief Executive Officer and President (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director and Corporate Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ GLENN R. RICHTER Glenn R. Richter	Director	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Director	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN NWQ HOLDINGS, LLC
By:	/s/ JOHN P. AMBOIAN
	Name:	John P. Amboian
	Title:	Chief Executive Officer and President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer and President (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc., its Managing Member	March 13, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN TRADEWINDS HOLDINGS, LLC
By:	/s/ JOHN P. AMBOIAN
	Name:	John P. Amboian
	Title:	Chief Executive Officer and President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer and President (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc., its Managing Member	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NUVEEN WCM HOLDINGS, LLC
By:	/s/ JOHN P. AMBOIAN
	Name:	John P. Amboian
	Title:	Chief Executive Officer and President

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer and President (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Managing Director and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc., its Managing Member	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

NWQ INVESTMENT MANAGEMENT COMPANY, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer and President of Nuveen NWQ Holdings, LLC, its Managing Member (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Vice President and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President and Secretary of Nuveen NWQ Holdings, LLC, its Managing Member	March 13, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

SANTA BARBARA ASSET MANAGEMENT, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer of Nuveen Investments, Inc., its Managing Member (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Vice President and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc., its Managing Member	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

SYMPHONY ASSET MANAGEMENT, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer and President of Nuveen Investments Holdings, Inc., its Managing Member (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Vice President and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President and Secretary of Nuveen Investments Holdings, its Managing Member	March 13, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

TRADEWINDS GLOBAL INVESTORS, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer of Nuveen Investments, Inc., its Member (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Vice President and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President, Secretary and General Counsel of Nuveen Investments, Inc., its Member	March 13, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois, on March 13, 2014.

WINSLOW CAPITAL MANAGEMENT, LLC
By:	/s/ JOHN L. MACCARTHY
	Name:	John L. MacCarthy
	Title:	Vice President and Secretary

SIGNATURES AND POWERS OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints John P. Amboian and John L. MacCarthy and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOHN P. AMBOIAN John P. Amboian	Chief Executive Officer and President of Nuveen WCM Holdings, LLC, its Managing Member (Principal Executive Officer)	March 13, 2014
/s/ SHERRI A. HLAVACEK Sherri A. Hlavacek	Vice President and Controller (Principal Financial and Accounting Officer)	March 13, 2014
/s/ JOHN L. MACCARTHY John L. MacCarthy	Executive Vice President and Secretary of Nuveen WCM Holdings, LLC, its Managing Member	March 13, 2014

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Nuveen Investments, Inc.
3.2	By-Laws of Nuveen Investments, Inc.
3.3	Certificate of Incorporation of Windy City Investments, Inc.
3.4	By-Laws of Windy City Investments, Inc.
3.5	Certificate of Formation of Nuveen Asset Management, LLC
3.6	Certificate of Formation of Nuveen Commodities Asset Management, LLC
3.7	Certificate of Formation of Nuveen Fund Advisors, LLC
3.8	Certificate of Incorporation of Nuveen Investments Advisers Inc.
3.9	By-Laws of Nuveen Investments Advisers Inc.
3.10	Certificate of Incorporation of Nuveen Investments Holdings, Inc.
3.11	By-Laws of Nuveen Investments Holdings, Inc.
3.12	Certificate of Formation of Nuveen NWQ Holdings, LLC
3.13	Certificate of Formation of Nuveen Tradewinds Holdings, LLC
3.14	Certificate of Formation of Nuveen WCM Holdings, LLC
3.15	Certificate of Formation of NWQ Investment Management Company, LLC
3.16	Certificate of Formation of Santa Barbara Asset Management, LLC
3.17	Articles of Organization of Symphony Asset Management LLC
3.18	Certificate of Formation of Tradewinds Global Investors, LLC
3.19	Certificate of Formation of Winslow Capital Management, LLC
4.1
Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017
4.2	Form of Note relating to Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017 (attached as exhibit to Exhibit 4.1)
4.3
Exchange and Registration Rights Agreement, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017
4.4
Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association, as trustee, relating to Nuveen Investments, Inc.'s 9.5% Senior Notes due 2020
4.5	Form of Note relating to Nuveen Investments, Inc.'s 9.5% Senior Notes due 2020 (attached as exhibit to Exhibit 4.4)

Exhibit Number	Description
4.6	Exchange and Registration Rights Agreement, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the initial purchasers of Nuveen Investments, Inc.'s 9.5% Senior Notes due 2020
5.1	Opinion of Winston & Strawn LLP
10.1
Credit Agreement, dated as of November 13, 2007, as amended and restated as of September 19, 2012, and amended as of October 11, 2012, February 28, 2013 and April 29, 2013, among Windy City Investments, Inc., Nuveen Investments, Inc., Deutsche Bank AG New York Branch, as administrative agent, and the various lenders party thereto
10.2
Second Amended and Restated Guarantee and Collateral Agreement, dated as of November 13, 2007, as amended and restated as of February 29, 2012, and amended as of April 29, 2013, among Windy City Investments, Inc., Nuveen Investments, Inc., the grantors party thereto, and Deutsche Bank AG New York Branch, as first-lien collateral agent and second-lien collateral agent
10.3	Intercreditor Agreement, dated as of February 29, 2012, as amended as of October 11, 2012, by Deutsche Bank AG New York Branch, as first-lien collateral agent and second-lien collateral agent
10.4	Nuveen Investments 2013 Mutual Fund Investment Plan*
10.5	Form of Time-Vested Deferred Unit Issuance Agreement*
10.6	Form of Performance-Vested Deferred Unit Issuance Agreement*
10.7	Form of Deferred Incentive Unit Issuance Agreement*
10.8	Form of 2007 Class A Unit Purchase Agreement*
10.9	Form of 2011 Class A Unit Purchase Agreement*
10.10	Form of Continuing Deferred Class A Unit Grant Agreement*
10.11	Form of Special Deferred Unit Issuance Agreement*
10.12	Second Amended and Restated Unitholders Agreement, dated as of October 11, 2010*
10.13	Employment Agreement, dated as of November 1, 2002, between Nuveen Investments, Inc. and John P. Amboian, as amended on January 1, 2008 and May 1, 2013*
10.14	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and Glenn R. Richter, as amended on September 30, 2012*
10.15	Employment Agreement, effective as of December 31, 2010, between Nuveen Investments, Inc. and Thomas S. Schreier, Jr.*
10.16	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and William Adams IV*
10.17	Employment Agreement, dated as of January 1, 2008, between Nuveen Investments, Inc. and John L. MacCarthy*
12.1	Computation of Ratio of Earnings to Fixed Charges
21.1	Subsidiaries of Nuveen Investments, Inc.
23.1	Consent of KPMG LLP

Exhibit Number	Description
23.2	Consent of Winston & Strawn LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature page)
25.1
Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association as trustee under the Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association as trustee, relating to Nuveen Investments, Inc.'s 9.125% Senior Notes due 2017 and the Indenture, dated September 19, 2012, among Nuveen Investments, Inc., the guarantors named therein and U.S. Bank National Association as trustee, relating to Nuveen Investments, Inc.'s 9. 5% Senior Notes due 2020
99.1	Form of Letter of Transmittal
99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.3	Form of Letter to Clients
99.4	Form of Notice of Guaranteed Delivery

*
Identifies exhibits that consist of a management contract or compensatory plan or arrangement.